UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Under §240.14a-12

Silk Road Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

1213 Innsbruck Drive
Sunnyvale, California 94089
[ ], 2024
Dear Stockholders of Silk Road Medical, Inc.:
You are cordially invited to attend a special meeting of stockholders (which we refer to, including any adjournments or postponements thereof, as the “special meeting”) of Silk Road Medical, Inc. (which we refer to as “Silk Road,” “we,” “our,” “us” or similar words), which will be held at [ ], Pacific Time, on [ ], 2024 via a live interactive webcast at www.virtualshareholdermeeting.com/SILK24SM. You will be able to listen to the special meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.
At the special meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated June 17, 2024 (which we refer to, as it may be amended, modified, supplemented or waived from time to time, as the “merger agreement”), by and among Silk Road, Boston Scientific Corporation, a Delaware corporation (which we refer to as “Boston Scientific”) and Seminole Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Boston Scientific (which we refer to as “Merger Sub”), pursuant to which Merger Sub will merge with and into Silk Road (which we refer to as “merger”), with Silk Road surviving the merger and becoming a wholly owned subsidiary of Boston Scientific. At the special meeting, you will also be asked to consider and vote on (1) a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger, and (2) a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If the merger is completed, you will be entitled to receive $27.50 in cash, without interest and subject to applicable withholding taxes, for each share of Silk Road common stock that you own immediately prior to the time at which the merger will become effective (unless you are entitled to and have properly exercised and not waived, withdrawn, failed to perfect or otherwise lost your appraisal rights). The merger consideration of $27.50 in cash represents a premium of (1) approximately 38 percent to the volume-weighted average share price of our common stock over the 60 days prior to the public announcement of the merger agreement on June 18, 2024, and (2) approximately 27 percent to the closing price of $21.67 of our common stock on June 17, 2024, the last trading day prior to the announcement of the merger agreement.
Silk Road’s Board of Directors, after considering the factors more fully described in the accompanying proxy statement, has unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and fair to, and in the best interest of, Silk Road and its stockholders.
Silk Road’s Board of Directors unanimously recommends, on behalf of Silk Road, that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and (3) “FOR” the approval of a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
The proxy statement to which this notice is attached provides detailed information about the special meeting, the merger agreement, the merger, the actions and determinations of Silk Road’s Board of Directors in connection with its evaluation of the merger agreement and the merger and the other proposals to be considered at the special meeting. A copy of the merger agreement, as well as the certificate of incorporation of the surviving corporation in the merger included as an exhibit to the merger agreement, is attached as Annex A to the proxy statement. All such documents are considered attached to this notice.
Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or attend the special meeting, your shares will not be voted at the special meeting, and that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be voted at the special meeting, and that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
Your vote is very important, regardless of the number of shares that you own.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall St, 22nd Floor
New York, NY 10005
Brokers and Banks Call Collect: (212) 256-9073
All Others Call Toll-Free: (888) 541-9895
Email: SILK@dfking.com
On behalf of Silk Road’s Board of Directors, we thank you for your support and appreciate your consideration of this matter.
Sincerely,
Jack W. Lasersohn	Charles S. McKhann
Chair of the Board	Chief Executive Officer
The accompanying proxy statement is dated [ ], 2024 and, together with the enclosed form of proxy card, is first being sent to our stockholders on [ ], 2024.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

1213 Innsbruck Drive
Sunnyvale, California 94089

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA WEBCAST ON [ ], 2024
Notice is hereby given that a special meeting of stockholders (which we refer to, together with any adjournment, postponement or other delay thereof, as the “special meeting”) of Silk Road Medical, Inc., a Delaware corporation (which we refer to as “Silk Road,” “we,” “our,” “us” and similar words), will be held on [ ], 2024, at [ ], Pacific Time, for the following purposes:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated June 17, 2024 (which we refer to, as it may be amended, modified, supplemented or waived from time to time, as the “merger agreement”), by and among Silk Road, Boston Scientific Corporation, a Delaware corporation (which we refer to as “Boston Scientific”) and Seminole Merger Sub, Inc., a Delaware corporation (which we refer to as “Merger Sub”);

2.
To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger of Merger Sub with and into Silk Road (which we refer to as the “merger”); and

3.
To consider and vote on a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

The proxy statement to which this notice is attached includes a summary of the merger agreement. A copy of the merger agreement, as well as the certificate of incorporation of the surviving corporation in the merger included as an exhibit to the merger agreement, is attached as Annex A to the proxy statement. All such documents are considered attached to this notice. Please read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety, as they contain important information.
The special meeting will be held by means of a live interactive webcast on the internet at www.virtualshareholdermeeting.com/SILK24SM. By accessing that web address and using the control number found on your proxy card, you will be able to listen to the special meeting live and vote online. The special meeting will begin promptly at [ ], Pacific Time. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares).
Only Silk Road stockholders as of the close of business on [ ], 2024, are entitled to notice of, and to vote at, the special meeting. A list of Silk Road stockholders entitled to vote at the special meeting will be available in our principal executive offices located at 1213 Innsbruck Drive, Sunnyvale, CA 94089 during regular business hours for a period of no less than ten (10) days ending on the day before the special meeting.
Silk Road’s Board of Directors unanimously recommends, on behalf of Silk Road, that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and (3) “FOR” a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Silk Road stockholders of record or beneficial owners who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the “fair value” of their shares of our common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest (as described in the accompanying proxy statement), if any, to be paid on the amount determined to be “fair value”) in lieu of receiving $27.50 in cash without interest and subject to applicable withholding taxes, pursuant to the terms of the merger agreement for each share of our common stock that they own if the merger is completed, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as “Section 262” and the “DGCL”). To do so, a Silk Road stockholder of record or beneficial owner must properly demand appraisal before the vote is taken to adopt the merger agreement and comply with all other requirements of the DGCL, and not validly withdraw their demands or lose their appraisal rights under the applicable provisions of the DGCL, and certain other conditions must be met, which are summarized in the accompanying proxy statement. A copy of Section 262, which details the appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Even if you plan to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend and vote at the special meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the special meeting, your shares will not be voted at the special meeting, and that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be voted at the special meeting, and that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
BY ORDER OF THE BOARD OF DIRECTORS

Kevin M. Klemz
Executive Vice President, Chief Legal Officer
and Secretary

Sunnyvale, California
[ ], 2024

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

SILK ROAD MEDICAL, INC.
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA WEBCAST ON [ ], 2024

This proxy statement is dated [ ], 2024, and, together with the enclosed form of proxy card, is first being sent to stockholders on [ ], 2024.
v

YOUR VOTE IS IMPORTANT
EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (A PREPAID REPLY ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE).
You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting.
If you fail to (1) return your proxy card; (2) grant your proxy electronically over the internet or by telephone; or (3) vote by virtual ballot in person at the special meeting, your shares will not be voted at the special meeting and have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If you are a stockholder of record, voting at the special meeting will revoke any proxy that you previously submitted.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the special meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be voted at the special meeting, and that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares in order to vote at the special meeting.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting, that abstention will have the same effect as a vote “AGAINST” all three proposals.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety, as they contain important information. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares, please contact Silk Road’s proxy solicitor:
D.F. King & Co., Inc.
48 Wall St, 22nd Floor
New York, NY 10005
Brokers and Banks Call Collect: (212) 256-9073
All Others Call Toll-Free: (888) 541-9895
Email: SILK@dfking.com

SUMMARY
Except as otherwise specifically noted in this proxy statement, “Silk Road,” “we,” “our,” “us” and similar words refer to Silk Road Medical, Inc. Throughout this proxy statement, the “Silk Road Board” refers to Silk Road’s Board of Directors. Throughout this proxy statement, we refer to Boston Scientific Corporation as “Boston Scientific” and Seminole Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger (as it may be amended, modified, supplemented or waived, in each case from time to time), dated as of June 17, 2024, by and among Boston Scientific, Merger Sub and Silk Road as the “merger agreement.” We refer to the merger of Merger Sub (a wholly owned subsidiary of Boston Scientific) with and into Silk Road, with Silk Road surviving the merger and continuing as a wholly owned subsidiary of Boston Scientific, pursuant to the merger agreement, as the “merger.”
This summary highlights selected information from this proxy statement related to the merger agreement and the merger. This proxy statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this entire proxy statement, including its annexes and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.
Introduction
On June 17, 2024, Silk Road entered into the merger agreement, pursuant to which it agreed to be acquired by Boston Scientific, subject to the terms and conditions set forth therein. If the merger is completed, each share of Silk Road’s common stock, $0.001 par value per share (which we refer to in this proxy statement as our “common stock”), issued and outstanding immediately prior to the effective time of the merger (subject to certain exceptions set forth in the merger agreement), will automatically be cancelled and converted into the right to receive $27.50 per share in cash, without interest and subject to applicable withholding taxes.
Parties Involved in the Merger
Silk Road
Silk Road was incorporated in the state of Delaware in March 2007. Silk Road is a medical device company focused on reducing the risk of stroke and its devastating impact. We believe a key to stroke prevention is minimally-invasive and technologically advanced intervention to safely and effectively treat carotid artery disease, one of the leading causes of stroke. We have pioneered a relatively new approach for the treatment of carotid artery disease called transcarotid artery revascularization, or TCAR, which we seek to establish as the standard of care. Our products are designed to provide direct access to the carotid artery, effective reduction in stroke risk throughout the procedure and long-term restraint of carotid plaque.
Our common stock is listed on the Nasdaq Global Select Market (which we refer to as “Nasdaq”) under the symbol “SILK.” Our principal corporate offices are located at 1213 Innsbruck Drive, Sunnyvale, California 94089, and our telephone number is (408) 720-9002.
Boston Scientific
Boston Scientific is a global developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, such as cardiology, peripheral interventions, endoscopy, urology and neuromodulation. Boston Scientific’s mission is to transform lives through innovative medical solutions that improve the health of patients around the world. Boston Scientific advances science for life by providing a broad range of high performance solutions to address unmet patient needs and reduce the cost of healthcare.
Boston Scientific’s common stock is listed on NYSE under the symbol “BSX.” Boston Scientific’s principal corporate offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, and its telephone number is (508) 683-4000.
Merger Sub
Merger Sub is a Delaware corporation and wholly owned subsidiary of Boston Scientific, formed on June 14, 2024, solely for the purpose of engaging in the merger and the transactions contemplated by the merger agreement and has not engaged in any business activities other than those incident to its formation and in connection with the merger and transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into Silk Road and Merger Sub will cease to exist.
Merger Sub’s principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752 and its telephone number is (508) 683-4000.
Effect of the Merger
Subject to the terms and conditions of the merger agreement and in accordance with the Delaware General Corporation Law (which we refer to as the “DGCL”), at the effective time of the merger, Merger Sub will merge with and into Silk Road. As a result, the separate corporate existence of Merger Sub will cease and Silk Road will survive the merger and continue to exist after the merger as a wholly owned subsidiary of Boston Scientific (we refer to that surviving company as the “surviving corporation”).
The merger will become effective at such day and time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (which we refer to as the “Delaware Secretary of State”) or at a subsequent date and time that Boston Scientific and Silk Road agree and specify in the certificate of merger (which we refer to as the “certificate of merger”). We refer to the date and time at which the merger becomes effective as the “effective time.”
Merger Consideration
At the effective time, each issued and outstanding share of our common stock (subject to certain limited exceptions set forth in the merger agreement) will be automatically canceled and converted into the right to receive $27.50 in cash, without interest and subject to applicable withholding taxes (we refer to such price per share as the “merger consideration”), in accordance with the terms and conditions set forth in the merger agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration.”
After the merger is completed, you will have the right to receive the merger consideration for each share of our common stock that you own (subject to certain limited exceptions set forth in the merger agreement, including if you have properly exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL and certain other conditions under the DGCL are satisfied), and you will no longer have any other rights as a stockholder of Silk Road. Our stockholders who properly and validly exercise and perfect, and do not validly withdraw or otherwise lose, their demand for appraisal or dissenters’ rights under the DGCL will have the right to receive a payment for the “fair value” of their shares of our common stock as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “The Merger—Appraisal Rights.”
The Special Meeting
Date, Time and Place of the Special Meeting
The special meeting will be held on [ ], 2024, at [ ], Pacific Time. We refer to the special meeting, and any adjournment, postponement or other delay of the special meeting, as the “special meeting.”
You may attend the special meeting solely via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/SILK24SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.
Purpose
At the special meeting, stockholders will be asked to consider and vote on:
•	Proposal 1: to adopt the merger agreement;
•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and

•
Proposal 3: to approve a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our common stock as of the close of business on [ ], 2024 (which we refer to as the “record date”).
As of the close of business on the record date, there were [ ] shares of our common stock outstanding and entitled to vote at the special meeting. For each share of our common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.
Quorum
A quorum is the minimum number of shares (or holders of shares) required to be present at the special meeting for it to be properly held under our bylaws and the DGCL. The holders of a majority of the voting power of our common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting.
Vote Required
The proposals to be voted on at the special meeting require the following votes:
•	Proposal 1: The affirmative vote of the holders of a majority of all issued and outstanding shares of our common stock entitled to vote.
•
Proposal 2: The affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal. This vote will be on a non-binding, advisory basis.

•
Proposal 3: The affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Voting of Proxies
Any stockholder of record entitled to vote at the special meeting may vote in any of the following ways:
•	by proxy, by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience);
•	by proxy, by granting a proxy electronically over the internet or by telephone (using the instructions found on the proxy card); or
•	by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you are a beneficial owner and hold your shares of our common stock in “street name” through a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow to submit your voting instructions and have your shares counted at the special meeting. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. The proposals to be considered at the special meeting are all non-routine matters, and banks, brokers and other nominees cannot vote on any of these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or other nominee on how you wish to vote your shares.
For more information, see the section of this proxy statement captioned “The Special Meeting—Voting of Proxies.”
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to our Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies in accordance with the merger agreement, will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting.
The Silk Road Board’s Recommendation and Reasons for the Merger
The Silk Road Board, after considering various factors described in the section of this proxy statement captioned “The Merger—The Silk Road Board’s Recommendation and Reasons for the Merger,” unanimously: (1) authorized and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and (2) declared that it is advisable and fair to, and in the best interests of Silk Road and our stockholders to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement.
The Silk Road Board unanimously recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and (3) “FOR” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Opinion of BofA Securities, Inc.
Silk Road retained BofA Securities, Inc. (“BofA Securities”) to act as its financial advisor in connection with the merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Silk Road selected BofA Securities to act as its financial advisor in connection with the merger on the basis of BofA Securities’ experience in transactions similar to the merger, its reputation in the investment community and its familiarity with Silk Road and its business.
On June 17, 2024, at a meeting of the Silk Road Board, held to evaluate the merger, representatives of BofA Securities delivered to the Silk Road Board the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated June 17, 2024, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the written opinion, the merger consideration to be received in the merger by holders of Silk Road common stock (other than the excluded shares (as defined below)) was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Silk Road Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities delivered its opinion to the Silk Road Board for the benefit and use of the Silk Road Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Silk Road or in which Silk Road might engage or as to the underlying business decision of Silk Road to proceed with or effect the merger. BofA Securities’ opinion does not constitute a recommendation as to how any holder of Silk Road common stock should vote or act in connection with the merger or any other matter.

For more information, see the section of this proxy statement captioned “The Merger—Opinion of BofA Securities, Inc.”
Treatment of Silk Road Equity Awards and the ESPP in the Merger
The merger agreement provides that in connection with the merger, Silk Road’s equity awards and our 2019 Employee Stock Purchase Plan (which we refer to as the “ESPP”) will be treated as described below. For more information, see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration.”
Treatment of Silk Road Options
The merger agreement provides that at the effective time:
•
each outstanding and unexercised option to purchase shares of our common stock (other than rights under the ESPP) (which we refer to as the “Silk Road options”) with an exercise price per share that is less than the merger consideration, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the amount by which the merger consideration exceeds the applicable exercise price per share of such Silk Road option and (ii) the aggregate number of shares remaining issuable upon exercise of such Silk Road option, less applicable taxes and authorized deductions; and

•
each outstanding and unexercised Silk Road option with an exercise price per share that is equal to or greater than the merger consideration (which we refer to as the “underwater Silk Road options”), whether vested or unvested, will be canceled without the payment of any consideration.

Treatment of Silk Road RSUs
The merger agreement provides, that at the effective time, each outstanding Silk Road restricted stock unit award that is subject to time or service-based vesting (which we refer to as the “Silk Road RSUs”), whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the merger consideration and (ii) the aggregate number of shares underlying such Silk Road RSUs, less applicable taxes and authorized deductions.
Treatment of Silk Road PSUs
The merger agreement provides that, at the effective time, each outstanding Silk Road restricted stock unit award that vests based on achievement of any performance condition and service condition (which we refer to as the “Silk Road PSUs”), whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the merger consideration and (ii) the aggregate number of shares underlying such Silk Road PSU determined based on achievement of market or performance conditions in accordance with the applicable award agreement or Silk Road stock plan as of immediately prior to the effective time, less applicable taxes and authorized deductions. Each Silk Road PSU that has not been deemed earned in accordance with the applicable award agreement or Silk Road stock plan as of the effective time will be canceled without the payment of consideration.
Treatment of the ESPP
The merger agreement provides that, following the signing of the merger agreement, Silk Road will continue to operate the ESPP in accordance with its terms and past practice for the offering period in effect as of June 17, 2024, which is the date of the merger agreement, except that no new participants will be able to commence participation in the offering period and current participants will not be permitted to increase their payroll deductions in effect as of June 17, 2024. If the effective time is expected to occur prior to the end of the current offering period, Silk Road will provide for an earlier exercise date for the current offering period as close to the effective time as is administratively practicable. The merger agreement provides that Silk Road will not commence a new offering period after the end of the current offering period, and will terminate the ESPP as of or prior to the effective time.
Employee Benefits Matters
The merger agreement provides that, for a period of one year following the effective time or, if earlier, the date of termination of employment of each Silk Road employee who remains employed with Boston Scientific following the closing of the merger (which we refer to as the “continuing employees”), Boston Scientific will:

•
to the extent permitted by applicable law, provide each continuing employee with base salary, wages, target annual cash bonus opportunity and retirement and health and welfare benefits that are, in the aggregate, no less favorable than those received by the continuing employee from Silk Road, in the aggregate, immediately prior to the effective time, or those provided by Boston Scientific to similarly situated employees of Boston Scientific (as determined in Boston Scientific’s sole discretion); and

•	honor, in accordance with their terms, all contracts of Silk Road as in effect immediately prior to the effective time that are with any continuing employees.
Boston Scientific will use commercially reasonable efforts to cause continuing employees to receive service credit for purposes of eligibility to participate, vesting and benefit accrual (but excluding benefit accruals under any defined benefit pension plan), under any employee benefit plan, program or arrangement established or maintained by Boston Scientific under which each continuing employee may be eligible to participate on or after the effective time to the same extent recognized by Silk Road under comparable plans immediately prior to the effective time, but such crediting of service will not operate to duplicate any benefit or the funding of any such benefit.
In addition, Boston Scientific will use commercially reasonable efforts to waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the extent such conditions are covered immediately prior to the effective time under the applicable plans and to the same extent such limitations are waived under any comparable plan of Boston Scientific and use commercially reasonable efforts to recognize the deductible and out-of-pocket expenses paid by continuing employees in the calendar year in which the effective time occurs.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Employee Benefits Matters.”
Interests of Silk Road’s Directors and Executive Officers in the Merger
When considering the recommendation of the Silk Road Board that you vote to adopt the merger agreement, stockholders should be aware that some of Silk Road’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of stockholders more generally. The Silk Road Board was aware of and considered these interests, among other matters, to the extent that they existed at the time, in (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders. These interests include:
•
at the effective time, each Silk Road option, Silk Road RSU and Silk Road PSU held by Silk Road’s directors and executive officers will receive the cash out treatment described under the section of this proxy statement captioned “The Merger—Interests of Silk Road’s Directors and Executive Officers in the Merger—Payments in Exchange for Silk Road Options, Silk Road RSUs and Silk Road PSUs”;

•
continued eligibility of Silk Road’s executive officers to receive severance payments and benefits under the terms of Change in Control and Severance Agreements entered into with Silk Road in the event of certain qualifying terminations of employment, as described in more detail under the section of this proxy statement captioned “The Merger—Interests of Silk Road’s Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control”; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the surviving corporation.
If the proposal to adopt the merger agreement is approved, the shares of our common stock held by Silk Road’s directors and executive officers will be treated in the same manner as outstanding shares held by all other stockholders. For more information, please see the section of this proxy statement captioned “The Merger—Interests of Silk Road’s Directors and Executive Officers in the Merger.”
Appraisal Rights
Our stockholders and beneficial owners of our common stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262(d) of the DGCL, this proxy statement serves as notice that record or beneficial owners of our common stock may be entitled to appraisal rights under Section 262 of the DGCL (which we refer to as “Section 262”) in connection with the merger. Under Section 262, if the merger is consummated, our stockholders (including beneficial owners of shares of our common stock) will be entitled to seek appraisal of their shares of our common stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares of our common stock through the effective date of the merger; (4) meet certain statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown or as otherwise provided in Section 262) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of our common stock as determined by the Delaware Court of Chancery; and (2) interest accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Persons considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of our common stock.
Only a stockholder of record or a beneficial owner of shares of our common stock may submit a demand for appraisal. To exercise appraisal rights, such person must (1) deliver a written demand for appraisal of such person’s shares to Silk Road before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or beneficially own such person’s shares through the effective date of the merger; (4) otherwise comply with the procedures for exercising appraisal rights under the DGCL; and (5) not withdraw such person’s demand or otherwise lose such person’s right to appraisal. The failure to follow the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Silk Road common stock unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262. You may find an electronic copy of Section 262 at the following website, accessible without subscription or cost, which copy is incorporated in this proxy statement by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement or any of the documents incorporated by reference and the actual text of Section 262, the actual text of Section 262 controls. All references in Section 262 and in this summary to a “stockholder” mean a holder of record of stock, unless otherwise expressly noted. All references in Section 262 and in this summary to a “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted. All references in Section 262 and in this summary to a “person” mean any individual, corporation, partnership, unincorporated association or other entity.
For information on exercising appraisal rights, see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Material U.S. Federal Income Tax Consequences of the Merger
For U.S. federal income tax purposes, the receipt of cash by a U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. holder’s shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. Subject to the discussion relating to the potential application of Section 304 of the Internal Revenue Code of 1986, as amended (the “Code”) under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” a U.S. holder will generally recognize gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. holder receives in the merger and such U.S. holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.
Except in certain specific circumstances (including as a result of the potential application of Section 304 of the Code) described in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” a Non-U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger
Under the merger agreement, the merger cannot be completed until the waiting period (and any extension thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), has expired or been terminated.
Each of Boston Scientific and Silk Road filed a Premerger Notification and Report Form under the HSR Act with the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) and the U.S. Federal Trade Commission (which we refer to as the “FTC”) in connection with the merger on July 10, 2024. The initial waiting period is 30 days and would therefore expire at 11:59 p.m., Eastern time, on August 9, 2024, though this period may be shortened if the reviewing agency grants “early termination,” may be restarted if Boston Scientific voluntarily withdraws and re-files its Notification and Report Form, and may be extended if the reviewing agency issues a “second request.”
There can be no assurance that Boston Scientific and Silk Road will be able to obtain regulatory clearance (as described in the previous paragraph or with respect to any other regulatory clearances and approvals that may be necessary to complete the merger under applicable law) in the timeframe required or at all. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Regulatory Filings.”
Boston Scientific will be required to pay Silk Road a termination fee of $69,500,000 if the merger agreement is terminated under certain circumstances in which required regulatory approvals have not been obtained or if a governmental authority enacts or enforces any final and nonappealable law or order on regulatory grounds permanently enjoining or otherwise permanently preventing the consummation of the merger, subject to the additional terms and conditions set forth in the merger agreement. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Termination Fees—Boston Scientific Termination Fee.”
No Solicitation of Takeover Proposals
The merger agreement provides that Silk Road will be subject to customary “no-shop” restrictions between the signing date and the earlier of the effective time and the termination of the merger agreement in accordance with its terms (which we refer to as the “pre-closing period”) prohibiting Silk Road and its representatives from soliciting alternative acquisition proposals from or participating in discussions or negotiations with regarding alternative acquisition proposals (subject to limited exceptions).
Except as expressly permitted by the merger agreement, during the pre-closing period, Silk Road has agreed that it will not, will cause each of its directors, executive officers, legal counsel or financial advisors not to, and will not authorize the other representatives of Silk Road to, directly or indirectly:
•
solicit, initiate, knowingly facilitate or knowingly encourage any inquiries or the implementation or submission of any acquisition proposal, or any proposals or offers that would be reasonably expected to lead to an acquisition proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an acquisition proposal except to notify such person of the existence of applicable restrictions contained in the merger agreement and to seek to clarify the terms of any such acquisition proposal;

•
otherwise knowingly facilitate or knowingly encourage any effort or attempt to make an acquisition proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an acquisition proposal; or

•	execute or enter into any acquisition agreement,
However, prior to the receipt of the Silk Road stockholder approval, Silk Road may furnish information to, or engaging in negotiations or discussions with, any person that has made a bona fide written acquisition proposal, which acquisition proposal did not result from a breach (or a deemed breach pursuant to the provisions of the merger agreement) of the no shop provisions of the merger agreement, if the Silk Road Board determines in good faith (after consultation with its advisors) that (1) such acquisition proposal is, or would reasonably be expected to lead to, a superior proposal and (2) its failure to take such actions would be inconsistent with its fiduciary duties under applicable law, subject to the additional terms and conditions set forth in the merger agreement.
For more information, please see the section of this proxy statement captioned “The Merger Agreement—No Solicitation of Takeover Proposals.”
Adverse Recommendation Change
Silk Road has agreed that the Silk Road Board will not withhold, withdraw, qualify or modify in any manner adverse to Boston Scientific or Merger Sub its recommendation that our stockholders vote to adopt the merger agreement or take certain similar actions (which we refer to as an “adverse recommendation change”) other than, under certain circumstances, if the Silk Road Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that failure to do so would be inconsistent with its fiduciary duties under applicable law.
Moreover, the Silk Road Board cannot effect an adverse recommendation change unless it complies with certain procedures in the merger agreement, including engaging in good faith discussions and negotiations with Boston Scientific during a specified period. If Silk Road or Boston Scientific terminates the merger agreement under certain circumstances, including because the Silk Road Board withdraws its recommendation that our stockholders adopt the merger agreement, then Silk Road must pay to Boston Scientific a termination fee.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Adverse Recommendation Change.”
Conditions to the Closing of the Merger
The respective obligations of Boston Scientific, Merger Sub and Silk Road to consummate the merger are subject to the satisfaction or written waiver of the following conditions:
•	adoption of the merger agreement by Silk Road’s stockholders (which we refer to as the “Silk Road stockholder approval”);
•	the absence of any law or order that enjoins or otherwise prohibits or makes illegal the consummation of the merger (which we refer to as the “no governmental order” closing condition); and
•
the expiration or termination of any waiting period applicable to the merger under the HSR Act or certain other regulatory clearances and approvals if such clearances or approvals are or become necessary to complete the merger under applicable law (which we refer to as the “regulatory approval closing conditions”).

Further, the obligations of Boston Scientific and Merger Sub to consummate the merger, on one hand, and the obligations of Silk Road to consummate the merger, on the other hand, are subject to separate additional conditions.

Additionally, the obligations of Boston Scientific and Merger Sub to consummate the merger are further subject to the satisfaction or waiver (where permissible under applicable law) of the following conditions:
•
the representations and warranties of Silk Road set forth in the merger agreement being true and correct, subject to applicable materiality or other qualifiers, as of the closing date (or the earlier date as of which such representation or warranty was specifically made);

•
Silk Road must have performed or complied in all material respects with each of the agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time;

•	since the signing date, there must not have occurred a Silk Road material adverse effect that is continuing; and
•
Silk Road will have delivered to Boston Scientific a certificate, dated the closing date, signed by a duly authorized officer of Silk Road, certifying as to the satisfaction of the conditions specified in the three immediately preceding bullets above.

The obligations of Silk Road to consummate the merger are subject to the satisfaction or waiver (where permissible under applicable law) of the following additional conditions:
•
the representations and warranties of Boston Scientific and Merger Sub set forth in the merger agreement being true and correct as of the closing date (or the earlier date as of which such representation or warranty was specifically made), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to (x) prevent Boston Scientific and Merger Sub from consummating the merger and the other transactions or (y) delay the consummation of the merger beyond the outside date;

•
each of Boston Scientific and Merger Sub must have performed or complied with, in all material respects, each of the agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time; and

•
Boston Scientific will have delivered to Silk Road a certificate, dated the closing date, signed by a duly authorized officer of Boston Scientific, certifying as to the satisfaction of the conditions specified in the two immediately preceding bullets above.

There is no financing condition to the merger. For more information, see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”
Termination of the Merger Agreement
The merger agreement may be terminated and the transactions may be abandoned at any time prior to the effective time by action taken or authorized by the Silk Road Board or Boston Scientific’s board of directors (as applicable) of the terminating party or parties as follows, and subject to the additional terms and conditions of the merger agreement (we refer to the date of any such termination as the “termination date”):
•	by mutual written consent of Boston Scientific and Silk Road;
•	by either Boston Scientific or Silk Road:
○
if the effective time has not occurred on or before June 17, 2025, which will be automatically extended to June 17, 2026 in the event that all conditions to closing, other than the no governmental order closing condition (to the extent relating to an antitrust or foreign investment law) or the regulatory approvals closing condition, have been satisfied (we refer to the date, including if and as extended, as the “outside date”);

○	if any law or order permanently enjoining or otherwise permanently preventing or making illegal the consummation of the merger has become final and nonappealable;
○	if the special meeting has concluded and the Silk Road stockholder approval has not been obtained;
•	by Boston Scientific:

○	at any time prior to the time at which Silk Road stockholder approval is obtained, if the Silk Road Board has effected an adverse recommendation change;
○
if Silk Road has breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in the merger agreement, such that any of the applicable closing conditions for the benefit of Boston Scientific would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable); or

•	by Silk Road:
○
at any time prior to receipt of the Silk Road stockholder approval, if the Silk Road Board determines to enter into an acquisition agreement to effect a superior proposal (as defined below) in accordance with the terms and conditions of the merger agreement, including the payment by Silk Road of the termination fee;

○
if Boston Scientific has breached any of its representations or warranties, or Boston Scientific or Merger Sub has failed to perform any of its covenants or agreements set forth in the merger agreement, such that any of the applicable closing conditions for the benefit of Silk Road would not be satisfied and the breach or failure to perform is not cured within the requisite period (if applicable).

Termination Fees
Upon termination of the merger agreement under specified circumstances, Silk Road will be required to pay Boston Scientific a termination fee of $37,900,000. Specifically, this termination fee will be payable by Silk Road if (i) Silk Road terminates the merger agreement to allow Silk Road to enter into an acquisition agreement to effect a superior proposal or (ii) Boston Scientific terminates the merger agreement because the Silk Road Board has effected an adverse recommendation change. This termination fee will also be payable by Silk Road if (i) the merger agreement is terminated under certain circumstances; (ii) prior to such termination a proposal to acquire at least 50 percent of Silk Road is made public and not publicly withdrawn; and (iii) within one year of such termination, Silk Road consummates an acquisition agreement or enters into a definitive agreement to effect an alternative acquisition of at least 50 percent of Silk Road.
Additionally, Boston Scientific will be required to pay Silk Road a termination fee of $69,500,000 if the merger agreement is terminated under certain circumstances in which required regulatory approvals have not been obtained or if a governmental authority enacts or enforces any final and nonappealable law or order on regulatory grounds permanently enjoining or otherwise permanently preventing the consummation of the merger, subject to the additional terms and conditions set forth in the merger agreement.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”
Delisting and Deregistration of Silk Road’s Common Stock
If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) with respect to our common stock.
Effect on Silk Road if the Merger is Not Completed
If the merger is not completed for any reason, our stockholders will not receive or be entitled to any payment for their shares of our common stock in connection with the merger. Instead:
•	Silk Road will remain an independent public company;
•	our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and
•	we will continue to file periodic reports with the SEC.
For more information, see the section of this proxy statement captioned “The Merger—Effect on Silk Road if the Merger is Not Completed.”

In specified circumstances in which the merger agreement is terminated, Silk Road may be required to pay Boston Scientific a termination fee. And in other specified circumstances in which the merger agreement is terminated, Boston Scientific may be required to pay Silk Road a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which we refer in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Q:	Why am I receiving these materials?
A:
On June 17, 2024, Silk Road, Boston Scientific and Merger Sub entered into the merger agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Boston Scientific, with and into Silk Road, with Silk Road surviving the merger and continuing as a wholly owned subsidiary of Boston Scientific. Under the merger agreement, Boston Scientific will acquire Silk Road for $27.50 in cash per share of our common stock, without interest and subject to applicable withholding taxes. In order to complete the merger, our stockholders must vote to approve the proposal to adopt the merger agreement at the special meeting. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Silk Road Board is furnishing this proxy statement and form of proxy card to the holders of shares of our common stock in connection with the solicitation of proxies of our stockholders to be voted at the special meeting.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting and the matters to be voted on at the special meeting. The enclosed materials allow you to submit a proxy to vote your shares of our common stock without attending the special meeting and to ensure that your shares of our common stock are represented and voted at the special meeting.
Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.
Q:	What is the proposed merger and what effects will it have on Silk Road?
A:
The proposed merger will result in the acquisition of Silk Road by Boston Scientific. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, then Merger Sub will merge with and into Silk Road, with Silk Road continuing as the surviving corporation. As a result of the merger, Silk Road will become a wholly owned subsidiary of Boston Scientific, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports, current reports and proxy statements with the SEC. If the merger is completed, holders of our common stock will not own any shares of common stock of the surviving corporation.

Q:	What will I receive if the merger is completed?
A:
Upon completion of the merger, you will be entitled to receive $27.50 in cash, without interest and subject to applicable withholding taxes, for each share of our common stock that you own immediately prior to the effective time, subject to limited exceptions set forth in the merger agreement, including if you have properly exercised, and not waived, validly withdrawn or otherwise lost, your appraisal rights under Section 262 and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of our common stock immediately prior to the effective time and do not properly exercise your appraisal rights under the DGCL, you will receive $2,750.00 in cash in exchange for such shares of our common stock, without interest and subject to applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or Boston Scientific as a result of the merger.

Q:	How does the merger consideration compare to the market price of Silk Road’s common stock?
A:
The merger consideration of $27.50 in cash represents a premium of (1) approximately 38 percent to the volume-weighted average share price of our common stock over the 60 days prior to the public announcement of the merger agreement on June 18, 2024, and (2) approximately 27 percent to the closing price of $21.67 of our common stock on June 17, 2024, the last trading day prior to the announcement of the merger agreement.

Q:	What will happen to Silk Road’s equity awards?
A:	Generally speaking, outstanding Silk Road equity awards will be treated as follows at the effective time:
•	Silk Road options.
○
each Silk Road option, other than an underwater Silk Road option, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the amount by which the merger consideration exceeds the applicable exercise price per share of such Silk Road option and (ii) the aggregate number of shares remaining issuable upon exercise of such Silk Road option, less applicable taxes and authorized deductions; and

○	each underwater Silk Road option, whether vested or unvested, will be canceled without the payment of any consideration.
•
Silk Road RSUs. Each award of Silk Road RSUs, whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the merger consideration and (ii) the aggregate number of shares underlying such award of Silk Road RSUs, less applicable taxes and authorized deductions.

•
Silk Road PSUs. Each award of Silk Road PSU, whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the merger consideration and (ii) the aggregate number of shares underlying such award of Silk Road PSU determined based on achievement of market or performance conditions in accordance with the applicable award agreement or Silk Road stock plan as of immediately prior to the effective time, less applicable taxes and authorized deductions. Each Silk Road PSU that has not been deemed earned in accordance with the applicable award agreement or Silk Road stock plan as of the effective time will be canceled without the payment of consideration.

For more information, please see “The Merger Agreement—Merger Consideration—Treatment of Silk Road Equity Awards and the ESPP in the Merger.”
Q:	What will happen to the ESPP?
A:
Under the merger agreement, following the signing of the merger agreement, Silk Road will continue to operate the ESPP in accordance with its terms and past practice for the offering period in effect as of June 17, 2024, which is the date of the merger agreement, except that no new participants will be able to commence participation in the offering period and current participants will not be permitted to increase their payroll deductions in effect as of June 17, 2024. If the effective time is expected to occur prior to the end of the current offering period, Silk Road will provide for an earlier exercise date for the current offering period as close to the effective time as is administratively practicable. The merger agreement provides that Silk Road will not commence a new offering period after the end of the current offering period, and will terminate the ESPP as of or prior to the effective time.

Q:	What am I being asked to vote on at the special meeting?
A:	You are being asked to vote on the following proposals:
•	Proposal 1: to adopt the merger agreement;
•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and

•
Proposal 3: to approve a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	When and where is the special meeting?
A:
The special meeting will take place on [ ], 2024, at [ ], Pacific Time. You may attend the special meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/SILK24SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares at the special meeting).

Q:	Who is entitled to vote at the special meeting?
A:
Only holders of record of our common stock as of the close of business on [ ], 2024, which is the record date for the special meeting, are entitled to vote their shares of our common stock at the special meeting. As of the close of business on the record date, there were [ ] shares of our common stock outstanding and entitled to vote at the special meeting. Each share of our common stock outstanding as of the record date is entitled to one vote per share on each matter properly brought before the special meeting.

Q:	What is a quorum?
A:
A quorum is the minimum number of shares (or holders of shares) required to be present at the special meeting for it to be properly held under our bylaws and the DGCL. The holders of a majority of the voting power of our common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting. If, however, a quorum is not present or represented at the special meeting, then either (i) the chairperson of the meeting, or (ii) if the chairperson does not act, the stockholders entitled to vote at the special meeting, present in person or represented by proxy, may adjourn the special meeting, without notice other than announcement at the special meeting, until a quorum is present or represented.

Q:	What vote is required to approve the proposal to adopt the merger agreement?
A:	The affirmative vote of the holders of a majority of all issued and outstanding shares of our common stock entitled to vote is required to adopt the merger agreement.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting will, in each case, have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting, that abstention will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. However, abstentions are counted as shares of our common stock present or represented by proxy at the special meeting for purposes of determining whether a quorum is present at the special meeting.
Q:	What vote is required to approve the other proposals at the special meeting?
A:
Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Approval of a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not have any effect on the outcome of either of the proposals described above, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on these proposals, except to the extent that such failure affects obtaining a quorum at the meeting.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting, that abstention will have the same effect as a vote “AGAINST” these proposals. However, abstentions are counted as shares of our common stock present or represented by proxy at the special meeting for purposes of determining whether a quorum is present at the special meeting.
Q:	What do I need to do now?
A:
We encourage you to read this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents that we refer to or incorporate by reference in this proxy statement carefully and in their entirety and consider how the merger affects you.

Then, even if you expect to attend the special meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
Q:	How does the Silk Road Board recommend that I vote?
A:
The Silk Road Board unanimously recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and (3) “FOR” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:	What happens if the merger is not completed?
A:
If the merger is not completed for any reason, our stockholders will not receive or be entitled to any payment for their shares of our common stock in connection with the merger. Instead: (1) we will remain an independent public company; (2) our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, Silk Road has agreed to pay Boston Scientific a termination fee. And in other specified circumstances in which the merger agreement is terminated, Boston Scientific has agreed to pay Silk Road a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”
Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger?
A:
The compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger is certain compensation that is tied to or based on the merger and payable to certain of our named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Silk Road is required pursuant to Section 14A of the Exchange Act to seek stockholder approval, on a non-binding, advisory basis, of compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger. For further information, see the section of this proxy statement captioned “Proposal No. 2: Advisory Approval of Merger-Related Executive Compensation.”

Q:	What will happen if Silk Road’s stockholders do not approve the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger?
A:
Approval of the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger is not a condition to consummation of the merger. This is an advisory vote and will not be binding on Silk Road or Boston Scientific. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the merger agreement is adopted by our stockholders and the merger is consummated, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger will or may be paid to Silk Road’s named executive officers even if our stockholders do not approve such compensation.
For further information, see the section of this proxy statement captioned “Proposal No. 2: Advisory Approval of Merger-Related Executive Compensation.”
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Silk Road. As a stockholder of record, you may attend the special meeting and vote your shares at the special meeting using the control number on the enclosed proxy card. You may also vote by proxy, which involves granting your voting rights directly to Silk Road or to a third party as described on the proxy card.

If your shares of common stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” If you are a beneficial owner of shares of our common stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:	If my broker holds my shares in “street name,” will my bank, broker or other nominee automatically vote my shares for me?
A:
No. Your bank, broker or other nominee is only permitted to vote your shares of common stock on any proposal currently scheduled to be considered at the special meeting if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares of common stock. Without your instructions, your shares will not be counted for the purpose of obtaining a quorum and your shares will not be voted on any of the proposals, which will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement but will have no effect on the (1) proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to Silk Road’s named executive officers in connection the merger, and (2) proposal to adjourn the special meeting., from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting.

Q:	How can I vote?
A:	If you are a stockholder of record (that is, if your shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC), there are four ways to vote:
•	by proxy, by completing, signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);
•	by proxy, by visiting the internet address on your proxy card and granting your proxy;

•	by proxy, by calling the toll-free (within the United States or Canada) phone number on your proxy card and granting your proxy; or
•	by attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals.
The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of our common stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a stockholder of record or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock at the special meeting even if you have previously voted by proxy. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
If your shares of common stock are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or other nominee. However, because you are not the stockholder of record, you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:	May I attend the special meeting and vote at the special meeting?
A:
Yes. If you are a stockholder of record entitled to vote at the special meeting, you may attend the special meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/SILK24SM. You will be able to listen to the special meeting live and vote online. The special meeting will begin at [ ], Pacific Time, on [ ], 2024. Online check-in will begin a few minutes prior to the special meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares of common stock). As the special meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the special meeting, to ensure that your shares will be represented at the special meeting, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the special meeting and vote at the special meeting, your vote will revoke any proxy previously submitted.
If, as of the record date, you are a beneficial owner of shares held in “street name,” you may not vote your shares at the special meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the special meeting without your instructions. Without your instructions, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting, and, if a quorum is present, that will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement but will have no effect on the (1) proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to Silk Road’s named executive officers in connection the merger, and (2) proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting.

Q:	Why did Silk Road choose to hold a virtual special meeting?
A:
The Silk Road Board decided to hold the special meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. A virtual special meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving us and our stockholders time and money. We also believe that the online tools that we have selected will increase stockholder communication. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the internet or by signing, dating and returning the proxy card. Charles McKhann, Lucas Buchanan and Kevin Klemz, each with full powers of substitution, have been designated as Silk Road’s proxy holders for the special meeting.

Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:	Yes. If you are a stockholder of record entitled to vote at the special meeting, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to 1213 Innsbruck Drive, Sunnyvale, California 94089, Attention: Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you hold your shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting.
Q:	If a stockholder gives a proxy, how are the shares voted?
A:	Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you direct.
If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Silk Road Board with respect to that matter. This means that, as applicable, they will be voted: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and (3) “FOR” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Q:	Should I send in my stock certificates now?
A:
No. After the merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the paying agent in order to receive the appropriate cash payment for the shares of our common stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card.
If you hold your shares of our common stock in book-entry form, you will not receive a letter of transmittal. Instead, the paying agent will pay you the appropriate portion of the merger consideration in a process that is expected to be automatic to you.
Q:	What happens if I sell or transfer my shares of common stock after the record date but before the special meeting?
A:
The record date for the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares of common stock and each of you notifies Silk Road in writing of such special arrangements, you will transfer the right to receive an amount in cash equal to the merger consideration with respect to such shares, if the merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the special meeting. Even if you sell or transfer your shares of our common stock after the record date, we encourage you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?
A:
Please complete, sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote with respect to each proxy card and voting instruction card that you receive.

Q:	Where can I find the voting results of the special meeting?
A:
Silk Road intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that Silk Road files with the SEC are publicly available when filed. For more information, see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the merger?
A:
If you are a U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Subject to the discussion relating to the potential application of Section 304 of the Code in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” a U.S. holder will generally recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by such U.S. holder in the merger and such U.S. holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.

Except in certain specific circumstances (including as a result of the potential application of Section 304 of the Code) described in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger,” a Non-U.S. holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
You should consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction. This discussion is provided for general information only and does not constitute legal or tax advice to any holder. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
Q:	When do you expect the merger to be completed?
A:
Consummation of the merger is subject to various closing conditions, including, among others, adoption of the merger agreement by the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote thereon as of the record date, the expiration or termination of the required waiting period applicable to the consummation of the merger under the HSR Act, and certain other conditions.

The merger is currently expected to be completed in the second half of 2024, subject to the satisfaction of the closing conditions under the merger agreement. Because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control, it is possible that the merger will be consummated at a later time or not at all.
Q:	What governmental and regulatory approvals are required?
A:	Under the merger agreement, the merger cannot be completed until the waiting period (and any extension thereof) applicable to the merger under the HSR Act has expired or been terminated.
Each of Boston Scientific and Silk Road filed a Premerger Notification and Report Form under the HSR Act with the Antitrust Division of the Department of Justice (which we refer to as the “DOJ”) and the U.S. Federal Trade Commission (which we refer to as the “FTC”) in connection with the merger on July 10, 2024. The initial waiting period is 30 days and would therefore expire at 11:59 p.m., Eastern time, on August 9, 2024, though this period may be shortened if the reviewing agency grants “early termination,” may be restarted if Boston Scientific voluntarily withdraws and re-files its Notification and Report Form and may be extended if the reviewing agency issues a “second request.”
In addition to the U.S. antitrust-related clearance discussed above, Silk Road and Boston Scientific may be required to obtain other regulatory clearances and approvals if such clearances or approvals are or become necessary to complete the merger under applicable law.
Q:	Am I entitled to appraisal rights under the DGCL?
A:
Yes. As a holder of our common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the merger if you take certain actions and meet certain conditions. If the merger is consummated, our stockholders (including beneficial owners of shares of our common stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) continuously hold of record or beneficially own their shares of our common stock through the effective date; (3) properly demand appraisal of their shares of common stock; (4) meet certain other conditions and statutory requirements as described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares of common stock in connection with the merger under Section 262, provided that, with respect to shares of our common stock, certain conditions set forth in Section 262(g) of the DGCL are satisfied. This means that these persons will be entitled to have their shares of common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown or as otherwise provided in Section 262) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of common stock as determined by the Delaware Court of Chancery; and (2) interest accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Persons who wish to seek appraisal of their shares of common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Q:	Do any of Silk Road’s directors or officers have interests in the merger that may differ from those of Silk Road stockholders generally?
A:
Yes. In considering the recommendation of the Silk Road Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Silk Road Board was aware of and considered these interests to the extent that they existed at the time, among other matters, in (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) unanimously recommending that the merger agreement be adopted by our stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of Silk Road’s Directors and Executive Officers in the Merger.”

Q:	I share an address with another stockholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:
The SEC rules permit brokers to participate in a practice known as “householding,” which means that only one copy of the proxy materials will be sent to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. Householding is designed to reduce printing and postage costs, and results in cost savings for us. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you receive a householding mailing this year and would like to have additional copies of this proxy statement mailed to you, or if you would like to opt out of this practice for future mailings, please contact your broker or submit your request to the attention of our Corporate Secretary at Silk Road Medical, Inc., 1213 Innsbruck Drive, Sunnyvale, California 94089. Upon receipt of any such request, we agree to promptly deliver a copy of this proxy statement to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above.

Q:	Who can help answer my questions?
A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.
48 Wall St, 22nd Floor
New York, NY 10005
Brokers and Banks Call Collect: (212) 256-9073
All Others Call Toll-Free: (888) 541-9895
Email: SILK@dfking.com

FORWARD-LOOKING STATEMENTS
This proxy statement, the documents to which we refer you in this proxy statement and the information included in oral statements or other written statements made or to be made by us or on Silk Road’s behalf may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include: (1) statements relating to the merger, including the expected timing of the closing of the merger; (2) considerations taken into account by the Silk Road Board in approving the merger; (3) the value of the merger to our stockholders; and (4) expectations for us following the closing or termination of the merger agreement. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “anticipates,” “assumes,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “ongoing” “plans,” “potential,” “predicts,” “positioned,” “projects,” “seeks,” “should,” “target,” “will,” “would” or similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, or the use of future dates. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. There can be no assurance that the merger will in fact be consummated.
These forward-looking statements involve risks and uncertainties, and if any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include those associated with:
•
the possibility that the conditions to the closing of the merger are not satisfied (or waived), including the risk that required approvals from our stockholders for the merger or required regulatory approvals to consummate the merger are not obtained, on a timely basis or at all;

•
the occurrence of any event, change or other circumstance that could give rise to the right to terminate the merger agreement, including in circumstances requiring us to pay a termination fee to Boston Scientific, on one hand, or requiring Boston Scientific to pay a termination fee to us, on the other hand;

•	risks that the benefits of the merger are not realized when or as expected;
•	the restraints on our ability to solicit other acquisition proposals from third parties during the pendency of the merger;
•	the nature, cost and outcome of any legal proceeding that has or may be instituted against us and others relating to the merger;
•	our plans to conduct clinical trials and anticipated enrollment, clinical sites, completion, results and timing thereof;
•
our plans and expected timeline related to our products, including timing of commercial launch, or developing new products, to address additional indications or to obtain regulatory approvals or clearances or otherwise;

•	the expected use of our products by physicians, including market awareness, acceptance and adoption of our products, and anticipated increased utilization of our products and market penetration;
•	our expectations regarding the number of procedures that will be performed with our products, the number of physicians we expect to train, and the number of our sales territories;
•	our ability to obtain, maintain and expand regulatory approvals and clearances for our current products and any new products we create;
•	the expected growth of our business and our organization;
•	our expectations regarding government and third-party payer coverage and reimbursement and the anticipated effect of such decisions;
•	our ability to obtain an adequate supply of materials, components and finished goods for our products from our third-party suppliers, most of whom are single-source suppliers;

•	our ability to obtain and maintain intellectual property protection for our products and our business;
•	uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger;
•
the effect of the announcement or pendency of the merger on our business partners or other business relationships, customers, operating results and business generally, and the response of competitors to the merger;

•
possible disruption related to the merger to our ongoing business operations and opportunities, including risks related to the diversion of the time and attention of our management or employees during the pendency of the merger;

•	risks that the pendency of the merger affects our current operations or our ability to retain or recruit employees;
•	the risk that our stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed on the terms reflected in the merger agreement, or at all;
•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;
•	the reality that we will forgo the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent company if the merger is completed; and
•
uncertainties relating to global economic volatility, macroeconomic, political, legislative and regulatory developments, health epidemics or other outbreaks, geopolitical conflict or competitive pressures, or changes in such conditions;

•
other risks and uncertainties detailed in the periodic reports that we file with the SEC, including our most recent Annual Report on Form 10-K filed with the SEC on February 28, 2024, and our most recent Quarterly Report on Form 10-Q filed with the SEC on May 7, 2024 (which we refer to as our “10-Q”).

All forward-looking statements contained or referred to in this proxy statement are based on information available to us as of the date of this proxy statement, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this proxy statement, except as required by law. We expressly qualify in their entirety all forward-looking statements attributable to either us or any person acting on our behalf by the cautionary statements contained or referred to in this proxy statement.

THE SPECIAL MEETING
Date, Time and Place
We will hold the special meeting on [ ], 2024, at [ ], Pacific Time. You may attend the special meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/SILK24SM. You will be able to listen to the special meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.
If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Purpose of the Special Meeting
At the special meeting, we will ask stockholders to vote on the following proposals:
•	Proposal 1: to adopt the merger agreement;
•	Proposal 2: to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and
•
Proposal 3: to approve a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of our common stock as of the close of business on the record date.
As of the close of business on the record date, there were [ ] shares of our common stock outstanding and entitled to vote at the special meeting. For each share of our common stock that you owned as of the close of business on the record date, you will have one vote on each matter submitted for a vote at the special meeting.
A list of our stockholders entitled to vote at the special meeting will be available in our principal executive offices located at 1213 Innsbruck Drive, Sunnyvale, CA 94089 during regular business hours for a period of 10 days ending on the day before the special meeting.
Quorum
A quorum is the minimum number of shares (or holders of shares) required to be present at the special meeting for it to be properly held under our bylaws and the DGCL. The holders of a majority of the voting power of our common stock issued and outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum at the special meeting.
Attending the Special Meeting
The special meeting will begin at [ ], Pacific Time, on [ ], 2024. Online check-in will begin a few minutes prior to the special meeting. We encourage you to access the meeting prior to the start time. As the special meeting is virtual, there will be no physical meeting location.
To attend the special meeting, log in at www.virtualshareholdermeeting.com/SILK24SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the special meeting (including voting your shares). If you encounter technical difficulties accessing the special meeting or during the special meeting, a support line will be available on the login page of the special meeting website.
Once online access to the special meeting is open, stockholders may submit questions pertinent to special meeting matters through the special meeting website. You may need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to special meeting matters will be answered during the meeting, subject to time constraints and any rules of conduct adopted with respect to the special meeting.

Vote Required; Abstentions and Broker Non-Votes
Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of all issued and outstanding shares of our common stock entitled to vote. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.
Approval, on a non-binding, advisory basis, of the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
Approval of a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” all three proposals being considered at the special meeting. However, abstentions are counted as shares of our common stock present or represented by proxy at the special meeting for purposes of determining whether a quorum is present at the special meeting.
A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote your shares of our common stock. Because brokers do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, broker non-votes cannot occur with respect to any of these proposals to be considered at the special meeting. Your bank, broker or other nominee is only permitted to vote your shares of common stock on any proposal currently scheduled to be considered at the special meeting if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares of common stock. Without your instructions, your shares will not be counted for the purpose of obtaining a quorum and your shares will not be voted on any of the proposals, which will have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement but, will have no effect on (1) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger and (2) a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting, except to the extent that such failure affects obtaining a quorum at the meeting.
Shares Held by Silk Road’s Directors and Executive Officers
As of the record date, Silk Road’s directors and executive officers who hold shares of our common stock beneficially owned and were entitled to vote, in the aggregate, [ ] shares of our common stock, representing approximately [ ] percent of all of the shares of our common stock outstanding and entitled to vote at the special meeting.
As of the date of this proxy statement, Silk Road has not been informed that any of our directors or officers intend to vote their shares of our common stock other than: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and (3) “FOR” a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Voting of Proxies
If your shares are held “of record” and registered in your name with Silk Road’s transfer agent, Equiniti Trust Company, LLC, you may vote your shares by returning a signed and dated proxy card (a prepaid reply envelope is provided for your convenience), or you may vote at the special meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone.
If you attend the special meeting and wish to vote at the special meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” will also need to present proof of ownership of shares of our common stock (such as a bank or brokerage account statement) and must also provide a “legal proxy” from their bank, broker or other nominee in order to vote at the special meeting. You are encouraged to vote by proxy even if you plan to attend the special meeting. If you attend the special meeting and vote at the special meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the special meeting, be voted at the special meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and (3) “FOR” a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote by completing and returning the voting instruction form provided by your bank, broker or other nominee. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. You may also attend the special meeting and vote at the special meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the special meeting. If your shares are held in “street name” and you do not (1) return the voting instruction form provided by your bank, broker or other nominee; (2) vote over the internet or by telephone through your bank, broker or other nominee, if available; or (3) attend the special meeting and vote at the special meeting with a “legal proxy” from your bank, broker or other nominee, it will, in each case, have the same effect as if you voted “AGAINST” the proposal to adopt the merger agreement. It will not, however, have any effect on the outcome of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger or a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters, but not on non-routine matters. The proposals to be considered at the special meeting are all non-routine matters, and banks, brokers and other nominees cannot vote on any of these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or other nominee on how you wish to vote your shares.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:
•	signing another proxy card with a later date and returning it to us prior to the special meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to our Corporate Secretary; or
•	attending the special meeting and voting at the special meeting using the control number on the enclosed proxy card.
If you have submitted a proxy, your attendance at the special meeting, in the absence of voting at the special meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

Any adjournment, postponement or other delay of the special meeting, including for the purpose of soliciting additional proxies in accordance with the merger agreement, will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting.
The Silk Road Board’s Recommendation
The Silk Road Board, after considering various factors described in the section of this proxy statement captioned “The Merger—The Silk Road Board’s Recommendation and Reasons for the Merger,” unanimously: (1) authorized and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and (2) declared that it is advisable and fair to, and in the best interests of Silk Road and our stockholders to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement.
The Silk Road Board unanimously recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and (3) “FOR” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Adjournment
In addition to (1) the proposal to adopt the merger agreement and (2) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger, our stockholders are being asked to approve a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If a quorum is not present, then either (1) the chairperson of the special meeting or (2) if the chairperson does not act, our stockholders entitled to vote at the special meeting, present in person or represented by proxy, will have power to adjourn the special meeting, from time to time, without notice other than announcement at the special meeting, until a quorum is present or represented. The chairperson may also adjourn the special meeting, from time to time, to another place, if any, date or time, whether or not a quorum is present, regardless of the outcome of the vote on any proposal to adjourn the special meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, our stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the special meeting.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Silk Road. We have retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies and provide related advice and informational support during the solicitation process, for a fee of up to $17,500 plus reasonable out-of-pocket expenses. Generally, we will indemnify this firm against losses arising out of its provision of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by Silk Road’s directors, officers and employees, personally or by telephone, mail, email, fax or over the internet. No additional compensation will be paid to such directors, officers and employees for such services.
Anticipated Date of Consummation of the Merger
Consummation of the merger is subject to various closing conditions, including, among others, adoption of the merger agreement by the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote thereon as of the record date, the expiration or termination of the required waiting period applicable to the consummation of the merger under the HSR Act, and certain other conditions.
The merger is currently expected to be completed in the second half of 2024, subject to the satisfaction of the closing conditions under the merger agreement. Because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control, it is possible that the merger will be consummated at a later time or not at all.

Appraisal Rights
Our stockholders and beneficial owners of our common stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262, this proxy statement serves as notice that record or beneficial owners of our common stock may be entitled to appraisal rights in connection with the merger. Under Section 262, if the merger is consummated, our stockholders (including beneficial owners of shares of our common stock) will be entitled to seek appraisal of their shares of our common stock if they (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares of our common stock through the effective date of the merger; (4) meet certain statutory requirements described in this proxy statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown or as otherwise provided in Section 262) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of our common stock as determined by the Delaware Court of Chancery; and (2) interest accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Persons considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of our common stock.
Only a stockholder of record or a beneficial owner of shares of our common stock may submit a demand for appraisal. To exercise appraisal rights, such person must (1) deliver a written demand for appraisal of such person’s shares to Silk Road before the vote is taken on the proposal to adopt the merger agreement; (2) not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or beneficially own such person’s shares through the effective date of the merger; (4) otherwise comply with the procedures for exercising appraisal rights under the DGCL; and (5) not withdraw such person’s demand or otherwise lose such person’s right to appraisal. The failure to follow the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of Silk Road common stock unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 for exercising appraisal rights are described in further detail in this proxy statement, which description is qualified in its entirety by Section 262. You may find an electronic copy of Section 262 at the following website, accessible without subscription or cost, which copy is incorporated in this proxy statement by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this proxy statement or any of the documents incorporated by reference and the actual text of Section 262, the actual text of Section 262 controls. All references in Section 262 and in this summary to a “stockholder” mean a holder of record of stock, unless otherwise expressly noted. All references in Section 262 and in this summary to a “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted. All references in Section 262 and in this summary to a “person” mean any individual, corporation, partnership, unincorporated association or other entity.
For information on exercising appraisal rights, see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Other Matters
At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting and you deliver a proxy to us, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [ ], 2024
This proxy statement is available at Silk Road’s investor relations website at https://investors.silkroadmed.com/sec-filings. The information included on Silk Road’s website is not incorporated by reference into this proxy statement.
Householding of Special Meeting Materials
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card. If you wish to receive a separate set of Silk Road’s disclosure documents at this time, please notify us by sending a written request to Silk Road Medical, Inc., 1213 Innsbruck Drive, Sunnyvale, California 94089, Attention: Investor Relations, or contact Investor Relations by telephone at (855) 410-TCAR (8227).
If you are a stockholder who has multiple accounts in your name or you share an address with other stockholders and would like to receive a single set of Silk Road’s disclosure documents for your household, you may notify your broker, if your shares are held in a brokerage account, or you may contact Silk Road’s Corporate Secretary using the contact method above, if you hold registered shares.
Questions and Additional Information
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of our common stock, please contact our proxy solicitor at:
D.F. King & Co., Inc.
48 Wall St, 22nd Floor
New York, NY 10005
Brokers and Banks Call Collect: (212) 256-9073
All Others Call Toll-Free: (888) 541-9895
Email: SILK@dfking.com

THE MERGER
The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this proxy statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Parties Involved in the Merger
Silk Road
Silk Road was incorporated in the state of Delaware in March 2007. Silk Road is a medical device company focused on reducing the risk of stroke and its devastating impact. We believe a key to stroke prevention is minimally-invasive and technologically advanced intervention to safely and effectively treat carotid artery disease, one of the leading causes of stroke. We have pioneered a relatively new approach for the treatment of carotid artery disease called transcarotid artery revascularization, or TCAR, which we seek to establish as the standard of care. Our products are designed to provide direct access to the carotid artery, effective reduction in stroke risk throughout the procedure and long-term restraint of carotid plaque.
Our common stock is listed on Nasdaq under the symbol “SILK.” Our principal corporate offices are located at 1213 Innsbruck Drive, Sunnyvale, California 94089, and our telephone number is (408) 720-9002.
Boston Scientific
Boston Scientific is a global developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties, such as cardiology, peripheral interventions, endoscopy, urology and neuromodulation. Boston Scientific’s mission is to transform lives through innovative medical solutions that improve the health of patients around the world. Boston Scientific advances science for life by providing a broad range of high performance solutions to address unmet patient needs and reduce the cost of healthcare.
Boston Scientific’s common stock is listed on NYSE under the symbol “BSX.” Boston Scientific’s principal corporate offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, and its telephone number is (508) 683-4000.
Merger Sub
Merger Sub is a Delaware corporation and wholly owned subsidiary of Boston Scientific, formed on June 14, 2024, solely for the purpose of engaging in the merger and the transactions contemplated by the merger agreement and has not engaged in any business activities other than those incident to its formation and in connection with the merger and transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into Silk Road and Merger Sub will cease to exist.
Merger Sub’s principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752 and its telephone number is (508) 683-4000.
Effects of the Merger
Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into Silk Road. As a result, the separate corporate existence of Merger Sub will cease and Silk Road will survive the merger and continue to exist after the merger as a wholly owned subsidiary of Boston Scientific.
The merger will become effective at such day and time as the certificate of merger is duly filed with the Delaware Secretary of State or at a subsequent date and time that Boston Scientific and Silk Road agree and specify in the certificate of merger.

Effect on Silk Road if the Merger is Not Completed
If the merger is not completed for any reason, our stockholders will not receive or be entitled to any payment for their shares of our common stock in connection with the merger. Instead:
•	we will remain an independent public company;
•	our common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and
•	we will continue to file periodic reports with the SEC.
In addition, if the merger is not completed, we expect that:
•	we will continue to operate the business as it is currently being operated; and
•
our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. For more information on these risks, see the section of our 10-Q captioned “Risk Factors.”

Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, there can be no assurance as to the price at which our common stock may trade, and the price of our common stock may decline significantly.
Accordingly, there can be no assurance as to the effect of the merger not being completed on the future value of your shares of our common stock. If the merger is not completed, the Silk Road Board will continue to evaluate and review, among other things, Silk Road’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the merger is not completed for any reason, Silk Road’s business, prospects or results of operation may be adversely impacted.
In specified circumstances in which the merger agreement is terminated, Silk Road has agreed to pay Boston Scientific a termination fee. And in other specified circumstances in which the merger agreement is terminated, Boston Scientific has agreed to pay Silk Road a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”
Effect of the Merger on Silk Road’s Capital Stock
At the effective time, each issued and outstanding share of our common stock (subject to certain limited exceptions set forth in the merger agreement and described below) will be automatically canceled and converted into the right to receive the merger consideration, in accordance with the terms and conditions set forth in the merger agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration—Common Stock.”
Dissenting shares will be treated as described under the section of this proxy statement captioned “—Appraisal Rights.” All shares of our common stock held in the treasury of Silk Road, or owned by Merger Sub, Boston Scientific or any direct or indirect wholly owned subsidiary of Boston Scientific will automatically be canceled and no payment or distribution will be made with respect thereto.
Prior to the effective time, Boston Scientific will appoint a bank or trust company approved by Silk Road (which we refer to as the “paying agent”) for the payment of the merger consideration to holders of our common stock upon surrender of their certificates. At or prior to the effective time, Boston Scientific or Merger Sub will deposit with the paying agent, for the benefit of the holders of our common stock, cash in a sufficient amount to pay the aggregate merger consideration required to be paid to our stockholders in the merger.
Background of the Merger
The Silk Road Board, together with Silk Road management, regularly evaluates Silk Road’s strategic direction, short-term and long-term business objectives and ongoing business plans with a view toward enhancing stockholder value and furthering Silk Road’s mission of safely and effectively treating carotid artery disease by establishing transcarotid artery revascularization, or TCAR, as the standard of care. As part of this evaluation, the Silk Road Board has, from time to time, considered a variety of strategic alternatives. These have included, among others: (1) the continuation of, and potential improvements to, our current business plan, with Silk Road remaining an independent company; (2) the continued investment in, and development of, Silk Road’s product portfolio, including through expansion into new markets; (3) potential investments, partnerships or other commercial and strategic relationships; (4) operational initiatives; (5) various capital raising and capital allocation alternatives; and (6) business combinations and other financial and strategic alternatives, including the sale of Silk Road.
As part of its business strategy, Silk Road management has from time to time engaged in discussions with participants in Silk Road’s industry regarding potential commercial and strategic opportunities; Silk Road management updates the Silk Road Board regularly on such discussions. From time to time, the Silk Road Board and Silk Road management have also had discussions with and received from representatives of BofA Securities market perspectives on Silk Road, our competitive and strategic positioning, and potential strategic alternatives available to Silk Road. The Silk Road Board invited BofA Securities’ perspectives on these matters based on its qualifications, expertise and reputation, including its experience serving as financial advisor to companies in Silk Road’s industry in connection with strategic transactions, as well as its knowledge of Silk Road’s business and the industry in which it operates.
On January 15, 2023, Erica Rogers, who was Silk Road’s former president and chief executive officer and a member of the Silk Road Board at that time, met with Michael Mahoney, Boston Scientific’s chief executive officer. During this meeting, Mr. Mahoney and Ms. Rogers discussed, on a preliminary, non-specific basis, the possibility of an acquisition of Silk Road by Boston Scientific. The terms of a potential acquisition, including price, were not discussed, and Mr. Mahoney did not make an acquisition proposal at that meeting.
Over the subsequent month, Ms. Rogers and other members of Silk Road management met with representatives of BofA Securities to discuss whether Boston Scientific could be interested in pursuing a potential acquisition of Silk Road, including perspectives on the strategic rationale of an acquisition and potential synergies in a transaction based on Silk Road’s and Boston Scientific’s publicly available information, with Silk Road’s understanding and expectation that BofA Securities would share these perspectives with Boston Scientific with the objective of assessing its interest in a potential acquisition.
On February 13, 2023, representatives of BofA Securities met with representatives of Boston Scientific. The representatives of BofA Securities discussed with representatives of Boston Scientific, based solely on publicly available information, the strategic rationale of a potential acquisition of Silk Road by Boston Scientific and potential synergies in a transaction. No non-public information of Silk Road was shared as part of these discussions.
On March 9, 2023, the Silk Road Board held a regularly scheduled meeting, with members of Silk Road management in attendance. The members of Silk Road management discussed trends and expectations for Silk Road’s operating results and budget for 2023 and presented a financial plan for Silk Road prepared by Silk Road management that reflected current results, trends and expectations in Silk Road’s business and industry. The Silk Road Board discussed the continued execution of Silk Road’s business plan and strategic alternatives and opportunities available to Silk Road, including a potential strategic transaction. Members of Silk Road management reported on the preliminary discussions with Boston Scientific and BofA Securities described above. The Silk Road Board authorized management and representatives of BofA Securities to continue engaging with Boston Scientific to assess its interest in a potential acquisition of Silk Road.
On June 2, 2023, representatives of BofA Securities met with representatives of Boston Scientific again. During this meeting, the representatives of Boston Scientific expressed a preliminary interest in exploring a potential acquisition of Silk Road. The terms of a potential acquisition, including price, were not discussed, and representatives of Boston Scientific did not make an acquisition proposal at this meeting. The representatives of Boston Scientific requested to learn more about Silk Road’s business and enter into a confidentiality agreement with Silk Road to facilitate these discussions. The representatives of BofA Securities informed Silk Road of Boston Scientific’s interest and its request.
On June 12, 2023, Silk Road entered into a mutual confidentiality agreement with Boston Scientific, which contained customary “standstill” provisions restricting Boston Scientific from making public proposals with respect to an acquisition of Silk Road without Silk Road’s prior consent (which restrictions would terminate on June 12, 2024 or earlier upon the occurrence of, among other things, Silk Road’s execution of a definitive agreement with a third party to acquire more than 50 percent of Silk Road’s outstanding voting securities). This confidentiality agreement did not (1) restrict Boston Scientific from making confidential acquisition proposals to Silk Road; or (2) include “don’t ask, don’t waive” provisions prohibiting Boston Scientific from requesting that Silk Road release Boston Scientific from its “standstill” restrictions.

On June 14, 2023, Ms. Rogers, other members of Silk Road management and representatives of BofA Securities met with Boston Scientific management to provide an overview of Silk Road’s business.
On June 30, 2023, representatives of Boston Scientific informed representatives of BofA Securities that Boston Scientific remained interested in potentially acquiring Silk Road but planned to first consider and evaluate the Centers for Medicare & Medicaid Services’ (which we refer to as the “CMS”) final published decision regarding a potential expansion of Medicare coverage for carotid artery stenting procedures. The representatives of BofA Securities informed Silk Road of Boston Scientific’s continued assessment of a potential acquisition.
On July 11, 2023, the CMS issued its decision memo proposing the expansion of Medicare’s coverage of carotid artery stenting, including for procedures that might be competitive with TCAR. The trading price of Silk Road common stock declined approximately 29 percent following the announcement to a price of $23.32 per share at the close of trading on July 12, 2023, from a price of $32.65 per share at the close of trading on July 11, 2023.
On July 20, 2023, the Silk Road Board held a regularly scheduled meeting, with members of Silk Road management in attendance. The members of Silk Road management provided an update on discussions with Boston Scientific. The members of Silk Road management discussed trends and expectations for Silk Road for 2023 and presented an updated financial plan for Silk Road that reflected current results, trends and expectations in Silk Road’s business and industry. Ms. Rogers reviewed the CMS decision memo issued on July 11, 2023. The Silk Road Board discussed the potential impact of the CMS decision memo on Silk Road’s business; it was the perspective of the Silk Road Board that the adoption of TCAR could continue notwithstanding the CMS decision memo. Ms. Rogers also discussed with the Silk Road Board her desire to engage in succession planning as she considered retirement. The Silk Road Board discussed the continued execution of Silk Road’s business plan and organizational changes that might be appropriate to position Silk Road to successfully execute its business plan, including (1) leadership changes and succession planning and (2) compensation changes to incentivize and retain Silk Road management and employees; from time to time thereafter, the Silk Road Board, the nominating and corporate governance committee of the Silk Road Board and the compensation committee of the Silk Road Board met to discuss these matters.
On July 24, 2023, representatives of Boston Scientific informed representatives of BofA Securities that Boston Scientific remained interested in pursuing a possible acquisition of Silk Road. The representatives of BofA Securities informed Silk Road of Boston Scientific’s continued interest.
On August 9, 2023, senior management representatives of Boston Scientific informed representatives of BofA Securities that Boston Scientific intended to make an all-cash proposal to acquire Silk Road after the close of stock market trading hours. The representatives of BofA Securities informed Silk Road of Boston Scientific’s intention.
Later, on August 9, 2023, Boston Scientific submitted a non-binding written proposal to acquire Silk Road for $33.00 in cash per share of Silk Road common stock. We refer to this as the “2023 Proposal.” Later that day, representatives of Boston Scientific followed up with Ms. Rogers to describe the terms of the 2023 Proposal. Ms. Rogers acknowledged receipt of the 2023 Proposal but did not negotiate or accept the terms of the acquisition proposal.
On August 11, 2023, the Silk Road Board met, with members of Silk Road management and representatives of each of BofA Securities and Wilson Sonsini Goodrich & Rosati, Professional Corporation, our outside legal counsel (which we refer to as “Wilson Sonsini”), in attendance. Ms. Rogers described the 2023 Proposal and reviewed the discussions with Boston Scientific. The representatives of Wilson Sonsini reviewed with the members of the Silk Road Board their fiduciary duties under Delaware law. The representatives of BofA Securities provided their preliminary financial analyses of the 2023 Proposal. Market and trading perspectives for Silk Road were discussed; it was noted that the price of Silk Road common stock was trading at a discount relative to valuation of other participants in Silk Road’s industry at that time. Following discussion, the Silk Road Board (1) determined that the 2023 Proposal undervalued Silk Road and was inadequate, and (2) directed Silk Road management to respond to Boston Scientific that Silk Road was not interested in pursuing a transaction on the terms presented in the 2023 Proposal.
Also on August 11, 2023, Ms. Rogers informed representatives of Boston Scientific of the Silk Road Board’s determination that Silk Road had no interest in pursuing a transaction on those terms.

On August 12, 2023, representatives of Guggenheim Securities, LLC, financial advisor to Boston Scientific (“Guggenheim”), informed representatives of BofA Securities that Boston Scientific was no longer interested in having further discussions regarding an acquisition at that time given Silk Road’s response. The representatives of BofA Securities informed Silk Road of Boston Scientific’s response.
On September 18, 2023, the Silk Road Board met, with members of Silk Road management and representatives of each of BofA Securities and Wilson Sonsini in attendance. Silk Road management presented an updated financial plan for Silk Road that reflected current results, trends and expectations in Silk Road’s business and industry. The Silk Road Board discussed with Silk Road management various assumptions underlying the financial plan and growth and profitability objectives implied by the financial plan. Representatives of BofA Securities presented a preliminary financial analysis of Silk Road based on the financial plan presented at the meeting.
On September 20, 2023, the Silk Road Board met, with members of Silk Road management and representatives of each of BofA Securities and Wilson Sonsini in attendance. It was noted that Ms. Rogers and a representative of Boston Scientific were both scheduled to present at an industry conference the following day, and the Silk Road Board discussed the possibility that the representative of Boston Scientific would seek to engage with Ms. Rogers with respect to a potential acquisition.
On September 21, 2023, in a conversation at the industry conference, a representative of Boston Scientific informed Ms. Rogers that Boston Scientific was not interested in pursuing an acquisition of Silk Road at that time.
On October 10, 2023, Silk Road publicly announced (1) its preliminary revenue results for the third quarter of 2023, which was $0.6 million below Wall Street consensus estimates for third quarter 2023 revenue; (2) updated revenue guidance for full year 2023, the midpoint of which represented a 5.5 percent decline in the midpoint of its prior revenue guidance for full year 2023 previously disclosed on August 1, 2023; and (3) Ms. Rogers’ intent to retire from Silk Road following the completion of Silk Road’s chief executive officer succession process. The trading price of Silk Road common stock declined approximately 49 percent following the announcement to a price of $7.13 per share at the close of trading on October 11, 2023, from a price of $13.99 per share at the close of trading on October 10, 2023, which was the last full trading day prior to the announcement.
On October 12, 2023, representatives of Guggenheim contacted Elizabeth Weatherman, a member of the Silk Road Board who was acquainted with the representatives of Guggenheim through industry relationships, to inquire whether, in light of the decline in Silk Road’s stock price, Silk Road would be interested in re-engaging in discussions with Boston Scientific regarding a potential acquisition of Silk Road at a valuation in the “$20 range” in cash per share of Silk Road common stock. Ms. Weatherman replied that she would discuss the matter with the Silk Road Board.
On October 18 and 19, 2023, the Silk Road Board met, with members of Silk Road management in attendance. The Silk Road Board interviewed candidates to succeed Ms. Rogers as Silk Road’s chief executive officer. Silk Road management reviewed Silk Road’s operational and financial results for the third quarter of 2023 and year to date, including the commercial challenges Silk Road experienced throughout the year, and may continue to experience, as a result of the disruption caused by various changes to Silk Road’s sales organization implemented in 2023. Silk Road management also discussed trends and expectations for operational and financial results for the remainder of 2023, as well as expectations for Silk Road’s long-term sources and uses of capital. Silk Road management discussed the activist shareholders in the market generally and Silk Road’s vulnerability to, and preparedness against, any potential, proposed or actual activist campaign against Silk Road, including based on the decline in the price of Silk Road common stock. Ms. Weatherman described her recent conversation with representatives of Guggenheim. The Silk Road Board discussed potential responses to this inquiry and the potential impact of engaging in discussions with Boston Scientific or conducting a broader review of strategic alternatives at that time may have on Silk Road’s ongoing chief executive officer succession process. After discussion, it was the consensus of the Silk Road Board that (i) the Silk Road Board should meet again with representatives of BofA Securities and Wilson Sonsini in attendance to further discuss the possibility of re-engaging with Boston Scientific and (ii) defer a decision on the selection of a new chief executive officer until such discussion took place.
On October 25, 2023, the Silk Road Board met, with Silk Road management and representatives of Wilson Sonsini and BofA Securities in attendance. The members of Silk Road management (1) discussed trends and expectations for Silk Road’s operating results and budget for 2023 and (2) presented an updated financial plan for Silk Road that reflected current results, trends and expectations in Silk Road’s business and industry, including regulatory developments affecting Silk Road’s business and products (including the CMS decision memo). Representatives of BofA Securities presented a preliminary financial analysis of Silk Road. The representatives of BofA Securities also provided market and trading perspectives on Silk Road; it was noted that the share prices of other participants in Silk Road’s industry had also declined since the date of the 2023 Proposal in light of industry-wide challenges. Ms. Weatherman described her conversation with representatives of Guggenheim, noting in particular that Boston Scientific would need to complete additional analysis regarding a potential acquisition of Silk Road before re-engaging in discussions with Silk Road at that time. The representatives of Wilson Sonsini discussed with the Silk Road Board preliminary regulatory and closing certainty considerations with respect to an acquisition by Boston Scientific. The representatives of Wilson Sonsini reviewed with the members of the Silk Road Board their fiduciary duties under Delaware law. Following discussion, in light of the indication of value in the “$20 range” per share indicated by representatives of Guggenheim and Boston Scientific’s need for additional time before re-engaging in discussions regarding a potential acquisition, the Silk Road Board determined to proceed with its chief executive officer succession process, and to not delay the succession process to seek to re-engage with Boston Scientific at that time. It was also the belief of the Silk Road Board that new leadership and other organizational changes could help position Silk Road to successfully execute its business plan and enhance stockholder value as an independent company. The Silk Road Board also met in executive session, without members of Silk Road management or representatives of BofA Securities in attendance, to discuss these matters.
On November 2, 2023, Silk Road publicly announced that Mr. McKhann had been appointed chief executive officer of Silk Road. The Silk Road Board selected Mr. McKhann to succeed as chief executive officer of Silk Road based on his qualifications and experience serving as an executive officer of companies in the medical device industry, including his experience leading the growth of these companies in that capacity; Mr. McKhann was not selected specifically to facilitate a sale of Silk Road to Boston Scientific based on his experience serving as chief executive officer of a company that was acquired by Boston Scientific in 2023 or his prior employment role with Boston Scientific.
On or about April 15, 2024, a representative of Guggenheim met with Ms. Weatherman to and discussed, among other topics, whether Silk Road would be interested in re-engaging in discussions regarding a potential acquisition of Silk Road by Boston Scientific. The representatives of Guggenheim did not provide an indication of the valuation of a potential acquisition to Ms. Weatherman. During the discussion, Ms. Weatherman stated that she would discuss the matter with the Silk Road Board.
On April 18, 2024, the Silk Road Board held a regularly scheduled meeting, with members of Silk Road management and representatives of Wilson Sonsini in attendance. Ms. Weatherman described her recent conversation with representatives of Guggenheim at that meeting. The members of Silk Road management reviewed trends and expectations for Silk Road’s operating results and budget for 2024. The Silk Road Board discussed the risks and challenges to achieving Silk Road’s financial plan based on industry-wide headwinds and the disruption resulting from the leadership and organizational changes that had been implemented. Following discussion, the Silk Road Board determined that it could be appropriate to explore and evaluate a potential sale of Silk Road relative to the continued execution of Silk Road’s financial plan in this context, and directed Silk Road management, with assistance from representatives of BofA Securities, to re-engage with the representatives of Boston Scientific with the objective of soliciting an acquisition proposal. The Silk Road Board also met in executive session, without members of Silk Road management in attendance, to discuss these matters.
On April 22, 2024, Mr. McKhann met with a Boston Scientific executive. During this meeting, Mr. McKhann and the Boston Scientific executive discussed Boston Scientific’s general interest in exploring a potential acquisition of Silk Road. The terms of a potential acquisition, including price, were not discussed, and Boston Scientific did not make an acquisition proposal at that meeting. Mr. McKhann informed Jack W. Lasersohn of the meeting and, following discussions among Mr. Lasersohn, Mr. McKhann and other members of the Silk Road Board, together with Silk Road management and representatives of BofA Securities, the Silk Road Board instructed BofA Securities to seek to re-engage with Boston Scientific on Silk Road’s behalf.
On May 2, 2024, representatives of BofA Securities informed Boston Scientific that Silk Road would be interested in re-engaging in discussions regarding a potential acquisition of Silk Road.

On May 13, 2024, a Boston Scientific executive contacted Mr. McKhann to inform him that Boston Scientific intended to make a proposal to acquire Silk Road. Later on May 13, 2024, Boston Scientific submitted a revised non-binding written proposal to acquire Silk Road for $26.00 in cash per share of Silk Road common stock. We refer to this proposal as the “Initial 2024 Proposal.”
On May 15, 2024, the Silk Road Board met, with members of Silk Road management and representatives of Wilson Sonsini and BofA Securities in attendance. Mr. McKhann provided an update on discussions with Boston Scientific and reviewed the terms of the Initial 2024 Proposal. The representatives of Wilson Sonsini reviewed with the members of the Silk Road Board their fiduciary duties under Delaware law. The representatives of BofA Securities presented a preliminary financial analysis of the Initial 2024 Proposal. It was noted that the share prices of participants in Silk Road’s industry had consistently declined since the receipt of the 2023 Proposal in light of industry-wide challenges. The Silk Road Board discussed the risks and challenges to achieving Silk Road’s business plan based on these industry-wide challenges and the disruption resulting from the leadership and organizational changes that had been implemented. It was the consensus of the Silk Road Board that the Initial 2024 Proposal had the potential to lead to a transaction that would be attractive to Silk Road and its stockholders in this context. Following discussion, the Silk Road Board instructed Silk Road management to make a counterproposal to Boston Scientific for an acquisition of Silk Road for $33.00 in cash per share of Silk Road common stock. The Silk Road Board discussed whether to contact other potential counterparties at that time to explore a potential interest in an acquisition of Silk Road. The representatives of BofA Securities reviewed other potential acquirers who might potentially be interested in exploring an acquisition of Silk Road based, among other things, on their perceived potential interest in an acquisition of Silk Road, the strategic rationale of a transaction and the possibility that such acquirers would be in a position to make an acquisition proposal at a higher valuation. Various risks of such contacts were identified and discussed, including the potential for public speculation that Silk Road was pursuing a sale, management and employee distraction and other adverse impacts on Silk Road’s business. It was noted that a broader process was likely to magnify those risks relative to a more narrow, targeted process that focused on the potential counterparties most likely to be interested in exploring an acquisition of Silk Road. Following discussion, the Silk Road Board instructed BofA Securities and Silk Road management to contact five additional potential strategic acquirers (which we refer to as “Party A,” “Party B,” “Party C,” “Party D” and “Party E,” respectively) regarding their interest in a potential acquisition of Silk Road with the objective of soliciting acquisition proposals. These additional potential acquirers were selected based on the view that these parties, among alternative potential acquirers, would be most likely to be interested in exploring an acquisition of Silk Road on terms that would be competitive with Boston Scientific’s proposal.
To provide assistance to, and oversight of, Silk Road management in its discussions with Boston Scientific, as well as in view of the possibility that the Silk Road Board could elect to undertake a broader review of strategic alternatives in connection with discussions with Boston Scientific, the Silk Road Board established a Transaction Committee of the Silk Road Board (which we refer to as the “Transaction Committee”) composed of Kevin Ballinger, Mr. Lasersohn and Ms. Weatherman (with Mr. Lasersohn serving as the chairman of the Transaction Committee). The Transaction Committee was formed in the light of the benefits, convenience and efficiency of having a subset of directors oversee any process of considering strategic alternatives in the context of (1) the potentially significant workload that could be involved in any decision by Silk Road to evaluate strategic alternatives; and (2) the possibility that Silk Road management and Silk Road’s advisers would need feedback and direction on relatively short notice. The Transaction Committee was not formed due to any actual or perceived conflict of interest of any director or officer of Silk Road. The Silk Road Board delegated to the Transaction Committee, on a non-exclusive basis, the authority to, among other things, explore, review, evaluate and negotiate a possible sale of Silk Road. The Silk Road Board retained the authority to approve any definitive agreements with respect to a possible sale of Silk Road. The Silk Road Board did not condition a sale of Silk Road on the affirmative recommendation or approval of the Transaction Committee. It was also understood that the Silk Road Board would continue to have an active role in the consideration of strategic alternatives, and that the Transaction Committee would update and seek input from the Silk Road Board as appropriate. The Silk Road Board did not provide for the payment of any compensation to the members of the Transaction Committee in consideration of their service on the committee (other than their ordinary course compensation as members of the Silk Road Board).

Over the course of the subsequent days, and consistent with the direction of the Transaction Committee, BofA Securities separately contacted representatives of each of Party A, Party B, Party C, Party D and Party E to assess their interest in a strategic transaction involving Silk Road. None of these parties requested to enter into a confidentiality agreement with Silk Road as part of these discussions.
On May 16, 2024, representatives of Party A informed representatives of BofA Securities that Party A was not interested in pursuing a strategic transaction involving Silk Road, indicating that the carotid space was not currently a priority for Party A.
On May 17, 2024, Mr. McKhann and representatives of BofA Securities met with representatives of Boston Scientific and delivered the counterproposal for an acquisition of Silk Road for $33.00 in cash per share of Silk Road common stock.
On May 18, 2024, representatives of Party B informed representatives of BofA Securities that Party B was not interested in pursuing a strategic transaction involving Silk Road due to competing priorities.
On May 20, 2024, Mr. McKhann and representatives of BofA Securities met with representatives of Boston Scientific. During the meeting, representatives of Boston Scientific delivered a non-binding proposal for an acquisition of Silk Road by Boston Scientific at $27.50 in cash per share of Silk Road common stock. We refer to this proposal as the “Final Proposal.” As part of the Final Proposal, (1) Boston Scientific requested that Silk Road agree to negotiate exclusively with Boston Scientific regarding a potential strategic transaction for 30 days and (2) requested that Silk Road accept the Final Proposal by no later than May 22, 2024. Following this meeting, Boston Scientific delivered the Final Proposal in writing.
Later on May 20, 2024, representatives of Party C informed representatives of BofA Securities that Party C was not interested in pursuing a strategic transaction involving Silk Road due to competing priorities.
Also on May 20, 2024, the Transaction Committee met, with the other members of the Silk Road Board, members of Silk Road management and representatives of each of BofA Securities and Wilson Sonsini in attendance. Mr. McKhann and representatives of BofA Securities provided an update on discussions with Boston Scientific and reviewed the terms of the Final Proposal, including their assessment that (1) the valuation of the Final Proposal represented the highest price Boston Scientific would be prepared to pay in an acquisition of Silk Road and (2) attempts to further negotiate the value of an acquisition proposal could jeopardize the successful execution of a transaction at that time. Boston Scientific’s request that Silk Road enter into exclusive negotiations with respect to a sale was also noted. The representatives of BofA Securities provided an update on discussions with the additional potential acquirers. The Transaction Committee discussed potential responses to Boston Scientific. Following discussion, the Transaction Committee instructed BofA Securities to (1) continue to engage with Boston Scientific’s representatives to obtain additional context for the Final Proposal, including Boston Scientific’s willingness to further improve the Final Proposal and (2) continue to engage with the remaining additional potential counterparties to assess their interest in an acquisition of Silk Road.
Also on May 20, 2024, representatives of BofA Securities contacted representatives of Party D suggesting that Party D should quickly make a determination on whether to pursue a strategic transaction involving Silk Road. In response, representatives of Party D requested a meeting with senior management of Silk Road.
On May 21, 2024, members of Silk Road management met with representatives of Party D to provide an overview of Silk Road’s business based on publicly available information.
Also on May 21, 2024, representatives of Party E informed representatives of BofA Securities that Party E was not interested in pursuing a strategic transaction involving Silk Road, indicating that the transaction was not a strategic fit for Party E.
Also on May 21, 2024, representatives of BofA Securities contacted representatives of Guggenheim on behalf of Silk Road to inquire whether Boston Scientific was willing to improve the value of its proposal above $27.50 per share. The representatives of Guggenheim responded that, following consultation with Boston Scientific, Boston Scientific was not willing to negotiate the valuation of an acquisition further, and any counterproposal from Silk Road could result in Boston Scientific discontinuing further discussions with respect to an acquisition of Silk Road. The representatives of Guggenheim also noted that Boston Scientific requested that Silk Road accept the Final Proposal by no later than May 22, 2024 and, absent that, Boston Scientific may discontinue further discussions.

On May 22, 2024, representatives of Party D informed representatives of BofA Securities that Party D would require additional time to consider its interest in an acquisition of Silk Road, and that Party D was not in a position to submit an acquisition proposal in the near term. Party D did not engage further with the representatives of Silk Road or BofA Securities regarding a strategic transaction following this communication.
Later on May 22, 2024, the Transaction Committee met, with other members of the Silk Road Board, members of Silk Road management and representatives of each of BofA Securities and Wilson Sonsini in attendance. The representatives of BofA Securities provided an update on discussions with the additional potential acquirers, noting (1) that all the additional potential acquirers other than Party D had declined to engage in discussions with Silk Road with respect to a transaction and (2) their assessment that Party D would not be in a position to submit an acquisition proposal in the near term. Mr. McKhann and the representatives of BofA Securities provided an update on discussions with Guggenheim. The Transaction Committee concurred with the assessment that (1) the valuation of the Final Proposal represented the highest price Boston Scientific would be prepared to pay in an acquisition of Silk Road and (2) attempts to further negotiate the value of an acquisition proposal or seek to delay entering into exclusive negotiations with Boston Scientific to allow Party D additional time to consider its interest in an acquisition could jeopardize the successful execution of a transaction with Boston Scientific at that time. The Transaction Committee discussed scenarios in which Party D could seek to pursue an acquisition of Silk Road after Silk Road had entered into a transaction with Boston Scientific. The representatives of BofA Securities provided preliminary financial analyses of the Final Proposal. Changes in market and trading conditions in Silk Road’s industry since the receipt of the 2023 Proposal were discussed. The Transaction Committee discussed the risks and challenges to achieving Silk Road’s business plan based on industry-wide headwinds and the disruption resulting from the leadership and organizational changes that had been implemented. Following discussion, in this context, the Transaction Committee determined that a sale of Silk Road on the terms reflected in the Final Proposal could be in the best interests of Silk Road and its stockholders relative to the continued execution of Silk Road’s business plan as an independent company and other strategic alternatives. Accordingly, the Transaction Committee approved accepting the Final Proposal and the entry into exclusive negotiations with Boston Scientific on the terms discussed at the meeting, and instructed Silk Road management to work with BofA Securities, Wilson Sonsini and our other advisors to provide additional due diligence to Boston Scientific and to begin negotiations with Boston Scientific and its representatives on definitive transaction agreements. The Transaction Committee also met in executive session, without members of Silk Road management or representatives of BofA Securities in attendance, to discuss these matters. In executive session, the Transaction Committee reviewed the payments that may be received by Silk Road’s senior executives in consideration of their equity awards in connection with the consummation of the merger, as described in further detail in the section of this proxy statement captioned “—Interests of Silk Road’s Directors and Executive Officers in the Merger.” Also in executive session, the Transaction Committee discussed BofA Securities’ formal engagement as financial advisor to Silk Road, and directed management to negotiate the terms of an engagement letter with BofA Securities; the Transaction Committee selected BofA Securities to serve in this role based on its qualifications, expertise and reputation, as well as its knowledge of Silk Road’s business and industry and its advocacy on behalf of Silk Road in discussions with Boston Scientific to date.
Later on May 22, 2024, consistent with the Transaction Committee’s approval, Silk Road accepted the Final Proposal and entered into an exclusivity arrangement with Boston Scientific, pursuant to which Silk Road agreed to negotiate exclusively with Boston Scientific with respect to a potential acquisition of Silk Road until June 21, 2024.
Beginning on May 29, 2024, Boston Scientific and its representatives, including Latham & Watkins LLP, Boston Scientific’s outside legal counsel (which we refer to as “Latham”) were granted access to due diligence information regarding Silk Road in a virtual data room. Over subsequent weeks and prior to the signing of the merger agreement, Boston Scientific and its legal and financial representatives conducted operational, product, financial, legal, employment, regulatory, intellectual property and other due diligence on Silk Road, and from time to time met with members of Silk Road management, other Silk Road employees and its advisors regarding the due diligence information.
On May 30, 2024, Latham, on behalf of Boston Scientific, delivered an initial draft merger agreement to Silk Road and Wilson Sonsini.
On June 4, 2024, the Transaction Committee met, with other members of the Silk Road Board, members of Silk Road management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The members of Silk Road management and representatives of BofA Securities provided an update on the status of Boston Scientific’s due diligence of Silk Road. The representatives of Wilson Sonsini reviewed the key terms of the merger agreement to be negotiated with Boston Scientific. The Silk Road Board also discussed with the representatives of Wilson Sonsini regulatory and closing certainty risks related to the transaction, and the terms of the merger agreement related to these matters. The Transaction Committee instructed Silk Road management to work with Wilson Sonsini to negotiate the merger agreement consistent with the terms discussed at the meeting.
On June 6, 2024, Wilson Sonsini delivered a revised draft of the merger agreement to Latham. Over the subsequent weeks, representatives of each of Silk Road and Boston Scientific exchanged drafts and negotiated the terms of the merger agreement. Key terms negotiated included: (1) the conditions to each party’s obligations to complete the merger; (2) the efforts required by Boston Scientific and Silk Road to obtain the required regulatory clearances to consummate the merger; (3) the amount of the reverse termination fee payable by Boston Scientific to Silk Road and the circumstances in which it would be payable; (4) the terms of the “no-shop” restrictions applicable to Silk Road, including the terms pursuant to which Silk Road would be able to accept a superior proposal; (5) the amount of the termination fee payable by Silk Road to Boston Scientific and the circumstances in which it would be payable; (6) the circumstances in which the parties could terminate the merger agreement; (7) the definition of “material adverse effect”; and (8) the restrictions on the operation of Silk Road’s business between signing and closing of the merger and related exceptions for matters such as employee retention and compensation.
On June 7, 2024, the Silk Road Board met, with members of Silk Road management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The members of Silk Road management and representatives of BofA Securities provided an update on the status of Boston Scientific’s due diligence of Silk Road. The representatives of Wilson Sonsini reviewed the key terms of the merger agreement being negotiated with Boston Scientific, including the terms related to regulatory and closing certainty matters. The Transaction Committee discussed with Silk Road management and the representatives of Wilson Sonsini regulatory and closing certainty risks of a transaction, and potential ways to address these risks through reverse due diligence of Boston Scientific and the terms of the merger agreement being negotiated. The status of discussions with Boston Scientific was reviewed. The Silk Road Board discussed an illustrative timeline for the execution and announcement of a transaction. The members of Silk Road management presented a long-range operating and financial plan for Silk Road for 2024 through 2026 that reflected current results, trends and expectations in Silk Road’s business and industry. The Silk Road Board discussed with Silk Road management the growth and profitability assumptions underlying the long-range plan. The members of Silk Road management also presented extrapolations of the long-range plan for 2027 through 2033, and reviewed with the Silk Road Board the assumptions underlying these extrapolations, including potential addressable markets for Silk Road’s products and other growth and profitability drivers. The Silk Road Board adopted this long-range operating and financial plan and the extrapolations of the plan, including for use and reliance by BofA Securities for purposes of performing its financial analyses in connection with rendering an opinion to the Silk Road Board. We refer to this long-term operating and financial plan and the extrapolations of the plan, as adopted by the Silk Road Board at this meeting, as the “Silk Road Long-Range Plan.” Additional information about the preparation and substance of the Silk Road Long-Range Plan is contained in the section of this proxy statement captioned “—Financial Projections.” The Silk Road Board approved sharing the business plan for 2024 through 2026 included in the Silk Road Long-Range Plan with Boston Scientific. The Silk Road Board also met in executive session, without members of Silk Road management or representatives of BofA Securities in attendance, to discuss these matters. Without representatives of BofA Securities in attendance, the members of Silk Road management reviewed the terms of the engagement letter being negotiated with BofA Securities, and the Silk Road Board directed Silk Road management to finalize, and enter into, the engagement letter consistent with the terms discussed at the meeting. Following the meeting, Silk Road provided the business plan for 2024 through 2026 included in the Silk Road Long-Range Plan to Boston Scientific.
On June 12, 2024, as directed by the Silk Road Board, Silk Road entered into an engagement letter with BofA Securities.
Also on June 12, 2024, the Transaction Committee met, with other members of the Silk Road Board, members of Silk Road management and representatives of each of Wilson Sonsini and BofA Securities in attendance. The members of Silk Road management and representatives of BofA Securities provided an update on the status of

Boston Scientific’s due diligence of Silk Road. The representatives of Wilson Sonsini reviewed the key terms of the merger agreement being negotiated with Boston Scientific, including the terms related to regulatory and closing certainty matters. The Silk Road Board discussed with the representatives of Wilson Sonsini regulatory and closing certainty risks related to the transaction, including the results of the reverse due diligence of Boston Scientific. The Transaction Committee also discussed with the representatives of Wilson Sonsini and Silk Road management (1) the restrictions on the operation of Silk Road’s business between signing and closing contemplated by the merger agreement; (2) the need for Silk Road to retain executives and employees during the pendency of the merger; and (3) the exceptions to the restrictions for employee retention and compensation matters (including retention payments and equity award grants) to be proposed to, and negotiated with, Boston Scientific. The Transaction Committee instructed Silk Road management to work with Wilson Sonsini to continue negotiating the merger agreement consistent with the terms discussed at the meeting. The Transaction Committee also met in executive session, without members of Silk Road management or representatives of BofA Securities in attendance, to discuss these matters.
On June 16, 2024, the Silk Road Board met, with members of Silk Road management and representatives of each of Wilson Sonsini and BofA Securities in attendance. Mr. McKhann updated the Silk Road Board on the status of the potential sale of Silk Road. The representatives of Wilson Sonsini reviewed with the members of the Silk Road Board their fiduciary duties under Delaware law. The representatives of BofA Securities reviewed their financial analysis of the merger consideration and confirmed that if requested by the Silk Road Board, BofA Securities would be prepared to deliver a fairness opinion, based on the financial analysis presented at the meeting. BofA Securities also provided the Silk Road Board with a customary disclosure letter with respect to BofA Securities’ material relationships with Boston Scientific. The Silk Road Board did not identify in BofA Securities’ relationship disclosure any potential or actual matter in its view that would affect the ability of BofA Securities to fulfill its responsibilities as financial advisor to Silk Road. The representatives of Wilson Sonsini reviewed the key terms of the merger agreement and the terms still being negotiated with Boston Scientific. The Silk Road Board instructed the representatives of Wilson Sonsini to finalize the merger agreement. The Silk Road Board also met in executive session, without members of Silk Road management or representatives of BofA Securities in attendance, to discuss these matters.
Over the subsequent day, representatives of each of Wilson Sonsini and Latham finalized the form of the merger agreement.
On June 17, 2024, the Silk Road Board met, with members of Silk Road management and representatives of each of BofA Securities and Wilson Sonsini in attendance. The final form of the merger agreement was provided to, and reviewed with, the Silk Road Board by representatives of Wilson Sonsini, including changes relative to the terms reviewed at the meeting of the Silk Road Board the prior day. The representatives of Wilson Sonsini reviewed with the members of the Silk Road Board their fiduciary duties under Delaware law. At the request of the Silk Road Board, representatives of BofA Securities, after reviewing with the Silk Road Board their financial analyses of the merger consideration, rendered BofA Securities’ oral opinion, subsequently confirmed by delivery of a written opinion dated June 17, 2024, to the effect that, as of that date and based upon and subject to various qualifications, limitations and assumptions described in BofA Securities’ opinion, the per share consideration of $27.50 in cash to be received in the merger by holders of shares of Silk Road common stock (other than excluded shares), was fair, from a financial point of view to such holders. BofA Securities’ opinion is more fully described in the section of this proxy statement captioned “—Opinion of BofA Securities, Inc.”
The Silk Road Board, after considering the factors more fully described in the section of this proxy statement captioned “—The Silk Road Board’s Recommendation and Reasons for the Merger,” unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and fair to, and in the best interests of, Silk Road and its stockholders; and (2) authorized and approved the execution and delivery of the merger agreement and performance by Silk Road of the transactions contemplated by the merger agreement, including the merger; (3) resolved to recommend adoption of the merger agreement by Silk Road’s stockholders; and (4) directed that the adoption of the merger agreement be submitted to a vote of Silk Road’s stockholders.
Later on June 17, 2024, Silk Road and Boston Scientific executed the merger agreement.
On June 18, 2024, before the opening of trading on Nasdaq, Silk Road and Boston Scientific publicly announced the merger agreement.

The Silk Road Board’s Recommendation and Reasons for the Merger
The Silk Road Board’s Recommendation
On June 17, 2024, the Silk Road Board unanimously: (1) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement were advisable and fair to, and in the best interests of, Silk Road and its stockholders; and (2) authorized and approved the execution and delivery of the merger agreement and performance by Silk Road of the transactions contemplated by the merger agreement, including the merger; (3) resolved to recommend adoption of the merger agreement by Silk Road’s stockholders; and (4) directed that the adoption of the merger agreement be submitted to a vote of Silk Road’s stockholders.
The Silk Road Board unanimously recommends that you vote: (1) “FOR” the proposal to adopt the merger agreement; (2) “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger; and (3) “FOR” the proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
Reasons for the Merger
In evaluating the merger agreement and the merger, the Silk Road Board consulted with Silk Road management, as well as representatives of each of Wilson Sonsini and BofA Securities. In recommending that our stockholders vote “FOR” the adoption of the merger agreement, the Silk Road Board considered and analyzed a number of factors, including the following (which factors are not necessarily presented in order of relative importance). Based on these consultations, considerations and analyses, and the factors discussed below, the Silk Road Board concluded that entering into the merger agreement was advisable and in our best interests and in the best interests of our stockholders.
The Silk Road Board believed that the following material factors and benefits supported its determination and recommendation:
•
Business, Financial Condition, Prospects and Execution Risks. A consideration of Silk Road’s then-current and historical operating and financial performance, as well as our prospects and risks if we were to remain an independent company were taken into account. In particular, the Silk Road Board considered Silk Road management’s then-current business plans, including the Silk Road Long-Range Plan. Additional information about the preparation and substance of the Silk Road Long-Range Plan is contained in the section of this proxy statement captioned “—Financial Projections.” The Silk Road Board considered Silk Road management’s business plans and strategies, including the Silk Road Long-Range Plan, and the potential opportunities that these plans and strategies presented against, among other things, various execution and other risks to achieving these business plans, including (1) whether these business plans could be achieved in the face of operational and execution risks in the short and long term; (2) the impact of market, industry, regulatory and competitive trends on Silk Road’s business; and (3) market volatility and the general risks related to market conditions that could reduce the price of our common stock. Among the potential risks identified by the Silk Road Board were:

○	Our prospects and competitive position as an independent company. Included among these risks were consideration of:
•	our size, as well as our financial resources and access to capital on a cost-effective basis, relative to those of our competitors;
•	the evolving regulatory, reimbursement and care standards that characterize our industry;
•	our ability to continue to drive adoption of TCAR and our other products, as well as demographic and epidemiologic trends that may affect the market for our products;
•	our ability to expand into new non-U.S. markets and execute new product launches, including the receipt of necessary regulatory approvals;
•	the scale, efficiencies and performance of our manufacturing and sales operations, including relative to our larger competitors, and our ability to execute ongoing and planned operational initiatives;

•	the disruption to our business related to our chief executive officer succession and other leadership and organizational changes;
•	other factors affecting the revenues, operating costs and profitability of companies in our industry generally;
•	risks relating to our ability to sustain our historical revenue growth; and
•	the other risk factors described in our other filings with the SEC, as listed in the section of this proxy statement captioned “Where You Can Find More Information.”
○	The ability to accurately forecast our future financial performance and the historical execution of our business plan by Silk Road’s management.
○
Market volatility and the current and prospective business environment in which Silk Road operates, as well as risks and challenges facing our business and industry-wide headwinds more generally and the impact of evolving regulatory, reimbursement and care standards, including changes in these factors since the receipt of the 2023 Proposal from Boston Scientific.

○	The historical market prices, volatility and trading information with respect to shares of our common stock.
○
The need to attract and retain talented senior management to execute our business plan. The Silk Road Board considered leadership and organizational changes that might be appropriate if we were to remain an independent company, and the potential costs and operational disruption that could result from those changes and the likely impact on the price of our common stock.

•
Results of Strategic Review Process. The merger was the result of a reasoned, fully informed process overseen by the Silk Road Board. For more information on this process, see the section of this proxy statement captioned “—Background of the Merger.” Among the process considerations identified by the Silk Road Board were:

○
Silk Road, through its representatives, engaged with five potential acquirers (other than Boston Scientific) concerning their interest in participating in an acquisition of Silk Road, which were selected based on the view that these parties, among alternative potential acquirers, would be most likely to be interested in pursuing a transaction on terms that would be competitive with Boston Scientific’s proposals. The Silk Road Board considered the nature of the engagement by each of these potential acquirors, and that, of these potential acquirors, only Boston Scientific made a proposal for an acquisition of Silk Road that was capable of being accepted.

○
The potential risk of losing the favorable opportunity with Boston Scientific if the Silk Road Board sought to continue to pursue discussions with other third parties, and the potential negative effect that a further expanded or extended sale process might have on our business.

○
Our rights under the merger agreement to respond to unsolicited acquisition proposals from third parties, and, subject to compliance with the terms of the merger agreement, to terminate the merger agreement to accept a superior proposal from a third party.

•
Cash Consideration and Certainty of Value. The consideration to be received by our stockholders in the merger consists entirely of cash. The receipt of cash consideration provides certainty of value and eliminates uncertainty and risk for our stockholders related to the continued execution of Silk Road’s business as well as risks related to the financial markets generally.

•
Best Value Reasonably Obtainable. The belief of the Silk Road Board that the price of $27.50 per share in cash set forth in the Final Proposal represents the best value reasonably obtainable for the shares of our common stock after negotiations with Boston Scientific and engagement with other potential acquirers, taking into account the Silk Road Board’s familiarity with our business, operations, prospects, business strategy, assets, liabilities and general financial condition on a historical and prospective basis. In addition, the Silk Road Board believed that, measured against our longer-term execution risks, merger consideration reflects a fair and favorable price for the shares of our common stock. The Silk Road Board also considered that the merger consideration constitutes a premium of (1) approximately 38 percent to the volume-weighted average share price of our common stock over the 60 days prior to the public announcement of the merger agreement on June 18, 2024, and (2) approximately 27 percent to the closing price of $21.67 of our common stock on June 17, 2024, the last trading day prior to the announcement of the merger agreement.
•
Potential Strategic Alternatives. The assessment of the Silk Road Board that none of the possible alternatives to the merger (including the possibility of continuing to operate Silk Road as an independent public company or pursuing a different transaction or strategic or operational initiatives, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to our stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for us to create greater value for our stockholders, taking into account execution risks as well as business, financial, industry, legal, market and regulatory considerations and risks.

•
Fairness Opinion of BofA Securities. The oral opinion of BofA Securities, which was subsequently confirmed by delivery of a written opinion dated June 17, 2024, to the Silk Road Board to the effect that, as of the date of the opinion and based upon and subject to various qualifications, limitations and assumptions described in its opinion, the per share consideration of $27.50 in cash to be received in the merger by holders of shares of our common stock (other than as specified in the merger agreement) pursuant to, and in accordance with, the terms of the merger agreement was fair from a financial point of view to such holders, as more fully described in the section of this proxy statement captioned “—Opinion of BofA Securities.” The full text of the opinion is attached as Annex B to this proxy statement.

•
Negotiations with Boston Scientific and Terms of the Merger Agreement. The terms of the merger agreement, as more fully described in the section of this proxy statement captioned “The Merger Agreement,” which was the product of arm’s-length negotiations. The factors considered included:

○	Our ability, under certain circumstances, to respond to third parties regarding unsolicited alternative acquisition proposals.
○	The Silk Road Board’s belief that the terms of the merger agreement would not preclude third parties from making a superior proposal.
○	The Silk Road Board’s ability, under certain circumstances, to withdraw or modify its recommendation that our stockholders vote in favor of the adoption of the merger agreement.
○
Our ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the Silk Road Board believed that the termination fee payable by us in such instance was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

○	The limited conditions to Boston Scientific’s obligation to consummate the merger, including that the consummation of the merger was not subject to a financing condition.
○	Our ability to specifically enforce Boston Scientific’s obligation to cause the merger to be completed in accordance with the terms of the merger agreement.
○
The efforts required by Boston Scientific and Silk Road to obtain the required regulatory clearances to consummate the merger, and the termination fee of $69,500,000 payable by Boston Scientific to Silk Road under certain circumstances following termination of the merger agreement in which, generally, regulatory approvals required to consummate the merger have not been obtained.

•
Reasonable Likelihood of Consummation. The belief of the Silk Road Board that an acquisition by Boston Scientific has a reasonable likelihood of closing, based on the terms of the merger agreement, business reputation and financial resources of Boston Scientific, and that Boston Scientific would not be required to obtain approval from its stockholders in connection with the merger.

•	Appraisal Rights. The appraisal rights in connection with the merger available to our stockholders.
The Silk Road Board also considered a number of uncertainties and risks and other potentially negative factors related to its recommendation, including the following:

•
Uncertain Regulatory Approval Process. The possibility that regulatory agencies may delay, object to or challenge the merger or may seek to impose terms and conditions on their approvals that are not acceptable to Boston Scientific and that could ultimately result in the merger not occurring. In this regard, the Silk Road Board was aware that the regulatory approval process could be prolonged and could have an impact on our business.

•
Risks Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) our directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of Silk Road during the pendency of the merger; (2) we will have incurred significant transaction and other costs; (3) our business relationships with current or prospective customers, business partners and employees and investors may be adversely affected, which could cause an adverse impact on our operating results; (4) a failed transaction could damage our brand and our reputation with our customers and the communities that we serve; (5) the trading price of our common stock could be adversely affected; and (6) the other contractual and legal remedies available to us in the event of the termination of the merger agreement may be insufficient from a variety of perspectives, costly to pursue, or both.

•
No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that our stockholders will not participate in our future earnings or growth and will not benefit from any appreciation in value of the surviving corporation following the merger. The Silk Road Board also considered the other potential alternative strategies available to us as an independent company, which, despite significant uncertainty, could result in a more successful and valuable company.

•	No Ability to Solicit an Alternative Transaction. The restrictions in the merger agreement on our ability to solicit alternative acquisition proposals.
•
Termination Fee Payable by Silk Road. The requirement that we pay Boston Scientific a termination fee of $37,900,000 under certain circumstances following termination of the merger agreement, including if the Silk Road Board terminates the merger agreement to accept a superior proposal. The Silk Road Board considered the potentially dampening effect that this termination fee could have on a third party’s interest in making a proposal to acquire us.

•
Impact of Interim Restrictions on Silk Road’s Business Pending the Completion of the Merger. The restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, which may delay or prevent us from undertaking strategic initiatives before the completion of the merger that, absent the merger agreement, we might have pursued.

•
Effects of the Announcement of the Merger. The effects of the public announcement of the merger, including the: (1) effects on our employees, partners, suppliers, vendors, operating results and stock price; (2) impact on our ability to attract and retain management, sales and marketing and technical personnel; and (3) potential for litigation in connection with the merger.

•
Taxable Consideration. The receipt of cash in exchange for shares of our common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes for our stockholders that are U.S. persons.

•
Interests of Silk Road’s Directors and Executive Officers. Interests that our directors and executive officers may have in the merger, which may be different from, or in addition to, those of our other stockholders. For more information regarding the interests our directors and named executive officers may have in the merger, see the section of this proxy statement captioned “—Interests of Silk Road’s Directors and Executive Officers in the Merger.”

•
Costs and Time Required. The significant costs involved in connection with entering into the merger agreement and consummating the merger (many of which are payable whether or not the merger is consummated) and the substantial time and effort of Silk Road’s management required to complete the merger.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the Silk Road Board in its consideration of the merger, and such reasons and factors are not necessarily presented in order of importance. After considering these and other factors, the Silk Road Board concluded that the potential benefits of entering into the merger agreement outweighed the uncertainties and risks. In light of the variety of factors considered by the Silk Road Board and the complexity of these factors, the Silk Road Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Silk Road Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The Silk Road Board adopted and approved the merger agreement based upon the totality of the information presented to, and considered by, the Silk Road Board. The explanation of the factors and reasoning set forth above may contain forward-looking statements, which should be read in conjunction with the section of this proxy statement captioned “Forward-Looking Statements.”
Opinion of BofA Securities, Inc.
Silk Road retained BofA Securities to act as its financial advisor in connection with the merger. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Silk Road selected BofA Securities to act as its financial advisor in connection with the merger on the basis of BofA Securities’ experience in transactions similar to the merger, its reputation in the investment community and its familiarity with Silk Road and its business.
On June 17, 2024, at a meeting of the Silk Road Board held to evaluate the merger, representatives of BofA Securities delivered to the Silk Road Board the oral opinion of BofA Securities, which was confirmed by delivery of a written opinion dated June 17, 2024, to the effect that, as of the date of the opinion and based on and subject to the factors and assumptions set forth in the written opinion, the merger consideration to be received in the merger by holders of Silk Road common stock (other than holders of excluded shares) was fair, from a financial point of view, to such holders.
The full text of BofA Securities’ written opinion to the Silk Road Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the written opinion. BofA Securities delivered its opinion to the Silk Road Board for the benefit and use of the Silk Road Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger. BofA Securities expressed no opinion or view as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in such opinion) and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Silk Road or in which Silk Road might engage or as to the underlying business decision of Silk Road to proceed with or effect the merger. BofA Securities’ opinion does not constitute a recommendation as to how any holder of Silk Road common stock should vote or act in connection with the merger or any other matter.
In connection with rendering its opinion, BofA Securities has, among other things:
(i)	reviewed certain publicly available business and financial information relating to Silk Road;
(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Silk Road furnished to or discussed with BofA Securities by the management of Silk Road, including the Silk Road Long-Range Plan summarized below in the section of this proxy statement captioned “—Financial Projections”;

(iii)
reviewed and discussed with members of senior management of Silk Road their assessments as to the product candidates of Silk Road, including the likelihood of technical, clinical and regulatory success of such product and product candidates;

(iv)
reviewed and discussed with members of senior management of Silk Road estimates of the amount and utilization of certain net operating losses, research tax credits and other tax attributes of Silk Road prepared by the management of Silk Road (the “Tax Attributes”);

(v)	discussed the past and current business, operations, financial condition and prospects of Silk Road with members of senior management of Silk Road;

(vi)	reviewed the trading history for Silk Road common stock and a comparison of that trading history with the trading histories of other companies BofA Securities deemed relevant;
(vii)	compared certain financial and stock market information of Silk Road with similar information of other companies BofA Securities deemed relevant;
(viii)	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;
(ix)
considered the results of BofA Securities’ efforts on behalf of Silk Road to solicit, at the direction of Silk Road, indications of interest from third parties with respect to a possible acquisition of Silk Road;

(x)	reviewed an execution version, provided to BofA Securities on June 17, 2024, of the merger agreement; and
(xi)	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.
In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of Silk Road that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Silk Road Long-Range Plan, BofA Securities was advised by Silk Road, and assumed, that it was reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Silk Road as to the future financial performance of Silk Road. BofA Securities relied upon, at the direction of Silk Road, the assessments of the management of Silk Road as to the ability of Silk Road to utilize the Tax Attributes and was advised by Silk Road, and assumed, at the direction of Silk Road, that such Tax Attributes will be utilized in the amounts and at the times projected. BofA Securities relied, at the direction of Silk Road, on the assessments as to the product and product candidates of Silk Road, including the likelihood of technical, clinical and regulatory success of such product and product candidates. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Silk Road or any other entity, nor did it make any physical inspection of the properties or assets of Silk Road. BofA Securities did not evaluate the solvency or fair value of Silk Road, Boston Scientific or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of Silk Road, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Silk Road, Boston Scientific, or any other entity or the merger (including the contemplated benefits thereof). BofA Securities also assumed, at the direction of Silk Road, that the final executed merger agreement would not differ in any material respect from the execution version of the merger agreement reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, any related transaction or any terms, aspects, or implications of any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of Silk Road common stock (other than holders of excluded shares) and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Silk Road or in which Silk Road might engage or as to the underlying business decision of Silk Road to proceed with or effect the merger. In addition, BofA Securities expressed no view or opinion with respect to, and BofA Securities relied, with the consent of Silk Road, upon the assessments of representatives of Silk Road regarding legal, regulatory, accounting, tax and similar matters relating to Silk Road or any other entity or the merger (including the contemplated benefits thereof) as to which matters BofA Securities understood that Silk Road obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any other matter.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. The credit, financial and stock markets were experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Silk Road, Boston Scientific or the merger. It should be understood that subsequent developments may affect BofA Securities’ opinion, and BofA Securities does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities. Silk Road imposed no instructions or limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
The discussion set forth below in the section entitled “Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Silk Road Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Summary of Material Company Financial Analyses
Selected Publicly Traded Companies Analyses
BofA Securities reviewed publicly available financial and stock market information for Silk Road and the following seven selected publicly traded medical device companies:
•	iRhythm Technologies, Inc.
•	Tandem Diabetes Care, Inc.
•	Inari Medical, Inc.
•	AtriCure, Inc.
•	Si-Bone, Inc.
•	Paragon 28, Inc.
•	Treace Medical Concepts, Inc.
BofA Securities reviewed, among other information, enterprise values for each of the selected publicly traded companies and for Silk Road (calculated for each as equity value based on closing share prices of the applicable selected company on June 17, 2024, plus debt and debt-like items, preferred equity and non-controlling interest (as applicable), and less cash and cash equivalents (each, as applicable)) as a multiple of estimated revenue for calendar years 2024 and 2025, for the applicable company. Financial data of the selected publicly traded companies were based on public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of June 17, 2024. Financial data of Silk Road was derived from the Silk Road Long-Range Plan and equity information provided by Silk Road management, as well as publicly available Wall Street research analysts’ estimates published by FactSet as of June 17, 2024.
The overall low to high enterprise value to estimated revenue multiples for calendar year 2024 observed for the selected publicly traded companies were 1.62x to 5.73x (with a mean of 3.11x and a median of 2.62x). The overall low to high enterprise value to estimated revenue multiples for calendar year 2025 observed for the selected publicly traded companies were 1.45x to 4.85x (with a mean of 2.68x and a median of 2.22x). BofA Securities noted that the enterprise value to estimated revenue multiple for calendar year 2024 observed for

Silk Road was (i) 4.53x based on Wall Street research analysts’ estimates and the closing price per share of Silk Road common stock on June 17, 2024, which was the last trading day before the announcement of the merger, (ii) 4.22x based on the Silk Road Long-Range Plan and the closing price per share of Silk Road common stock on June 17, 2024, (iii) 5.91x based on Wall Street research analysts’ estimates and the merger consideration and (iv) 5.51x based on the Silk Road Long-Range Plan and the merger consideration. BofA Securities also noted that the enterprise value to estimated revenue multiple for calendar year 2025 observed for Silk Road was (i) 4.07x based on Wall Street research analysts’ estimates and the closing price per share of Silk Road common stock on June 17, 2024, (ii) 3.57x based on the Silk Road Long-Range Plan and the closing price per share of Silk Road common stock on June 17, 2024, (iii) 5.31x based on Wall Street research analysts’ estimates and the merger consideration and (iv) 4.66x based on the Silk Road Long-Range Plan and the merger consideration.
Based on BofA Securities’ review of the enterprise values to estimated revenue multiples observed for the selected publicly traded companies and on its professional judgment and experience, BofA Securities applied (i) a multiple reference range of 2.50x to 5.00x to the estimate of calendar year 2024 revenue for Silk Road reflected in the Silk Road Long-Range Plan and (ii) a multiple reference range of 2.00x to 4.25x to the estimate of calendar year 2025 revenue for Silk Road reflected in the Silk Road Long-Range Plan, in each case, to calculate ranges of implied enterprise values for Silk Road. BofA Securities then calculated implied equity value per share reference ranges for Silk Road (rounded to the nearest $0.05) by adding to these ranges of implied enterprise values an estimate of Silk Road’s net cash as of June 30, 2024, as provided by Silk Road management, and dividing the results by a number of fully-diluted shares of Silk Road common stock outstanding (calculated on a treasury stock method basis, based on information provided by Silk Road management).
This analysis indicated the following approximate implied equity value reference ranges per share, as compared to the merger consideration and the closing price per share of Silk Road common stock on June 17, 2024, which was the last trading day before the announcement of the merger:
Implied Equity Value Reference Range Per Share
EV / 2024E Revenue	EV / 2025E Revenue	Merger Consideration	June 17, 2024 Closing Share Price
$13.80 – $25.20	$13.20 – 25.30	$27.50	$21.67
No selected publicly traded company used in this analysis is identical or directly comparable to Silk Road. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Silk Road was compared.
Selected Precedent Transactions Analysis
BofA Securities reviewed, to the extent publicly available, financial information relating to the following selected transactions involving acquisitions of publicly traded companies in the medical device industry announced since 2016:
Announcement Date	Acquiror	Target
January 12, 2021	Steris plc	Cantel Medical Corporation
December 18, 2020	Koninklijke Philips N.V.	Biotelemetry, Inc.
November 4, 2019	Stryker Corporation	Wright Medical Group N.V.
August 7, 2017	Fresenius Medical Care AG	NxStage Medical, Inc.
December 2, 2016	Teleflex Incorporated	Vascular Solutions, Inc.
June 7, 2016	Zimmer Biomet Holdings, Inc.	LDR Holding Corporation
February 1, 2016	Stryker Corporation	Sage Products LLC
BofA Securities reviewed the enterprise values implied for each target company (calculated as equity value based on the consideration payable in the selected transaction, plus debt and non-controlling interest (each, as applicable), and less cash and cash equivalents (as applicable) each as publicly disclosed prior to the announcement of the applicable transaction), as a multiple of the target company’s revenues for the twelve months immediately following the applicable transaction (the “NTM Revenue”). Financial data relating to each of the selected transactions and target companies were based on public filings and publicly available Wall Street research analysts’ estimates. The overall low to high enterprise value to NTM Revenue multiples of the target companies in the selected transactions were 3.65x to 5.40x (with a mean of 4.83x and a median of 4.94x). BofA Securities noted that the enterprise value to estimated NTM Revenue multiple observed for Silk Road based on the merger consideration was (i) 5.62x based on Wall Street research analysts’ estimates and (ii) 5.06x based on the Silk Road Long-Range Plan
Based on BofA Securities’ review of the enterprise value to NTM Revenue multiples for the selected transactions and on its professional judgment and experience, BofA Securities applied an enterprise value to NTM Revenue multiple reference range of 3.50x to 5.50x to Silk Road’s estimated revenues for the twelve months following June 30, 2024, based on the Silk Road Long-Range Plan to calculate ranges of implied enterprise values for Silk Road. BofA Securities then calculated an implied equity value per share reference range for Silk Road (rounded to the nearest $0.05) by adding from this range of implied enterprise values an estimate of Silk Road’s net cash as of June 30, 2024, as provided by Silk Road management, and dividing the results by a number of fully-diluted shares of Silk Road common stock outstanding (calculated on a treasury stock method basis, based on information provided by Silk Road management).
This analysis indicated the following approximate implied equity value reference range per share for Silk Road, as compared to the merger consideration and the closing price per share of Silk Road common stock on June 17, 2024, which was the last trading day before the announcement of the merger:
Implied Equity Value Reference Range Per Share	Merger Consideration	June 17, 2024 Closing Share Price
$19.80 – $29.70	$27.50	$21.67
No selected precedent transaction used in this analysis or the applicable target company is identical or directly comparable to Silk Road or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics, market conditions and other factors that could affect the acquisition or other values of the companies or transactions to which Silk Road and the merger were compared.
Discounted Cash Flow Analysis
BofA Securities performed a discounted cash flow analysis of Silk Road to calculate a range of implied present values per share of Silk Road common stock utilizing estimates of the standalone, unlevered, after-tax free cash flows Silk Road was expected to generate over the period from July 1, 2024 through December 31, 2033, based on the Silk Road Long-Range Plan. BofA Securities calculated a terminal value for Silk Road by applying a selected perpetuity growth rate range of 4.0% to 5.0%, based on BofA Securities’ professional judgment and experience, to the terminal year unlevered free cash flows based on the Silk Road Long-Range Plan. The unlevered free cash flows, the terminal values and the estimated benefits from the Tax Attributes, as of June 30, 2024, as provided by Silk Road management, were discounted to June 30, 2024, utilizing the mid-year discounting convention, and using discount rates ranging from 11.7% to 14.5%, which were based on an estimate of Silk Road’s weighted average cost of capital, derived using the capital asset pricing model.
BofA Securities then calculated an implied equity value per share reference range for Silk Road (rounded to the nearest $0.05) by adding to this range of implied enterprise values an estimate of Silk Road’s net cash as of June 30, 2024, as provided by Silk Road management, and dividing the results by a number of fully-diluted shares of Silk Road common stock outstanding (calculated on a treasury stock method basis, based on information provided by Silk Road management).
This analysis indicated the following approximate implied equity value reference range per share for Silk Road, as compared to the merger consideration and the closing price per share of Silk Road common stock on June 17, 2024, which was the last trading day before the announcement of the merger:
Implied Equity Value Reference Range Per Share	Merger Consideration	June 17, 2024 Closing Share Price
$15.45 – $25.15	$27.50	$21.67

Other Factors
BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ financial analyses with respect to its opinion but were referenced solely for informational purposes, including, among other things the following:
52-Week Trading Range. BofA Securities reviewed the trading range of Silk Road common stock for the 52-week period ended on June 17, 2024, which was $6.29 to $33.79.
Wall Street Analysts Price Targets. BofA Securities reviewed certain publicly available equity research analyst price targets for shares of Silk Road common stock, which indicated a present value of $17.24 to $24.76 when discounted by one year at Silk Road’s estimated mid-point cost of equity of 13.1%, derived using the capital asset pricing model.
Premia Calculations. BofA Securities reviewed, among other things, the premia paid in all-cash acquisition transactions announced since January 1, 2014 involving a public company based in the United States as the target where the disclosed enterprise value for the transaction was greater than $500 million, in relation to each target company’s closing share price on the day prior to announcement of the applicable transaction. Based on this review and its professional judgment and experience, BofA Securities applied an illustrative premia reference range of 25.0% to 55.0% to the closing price per share of Silk Road common stock on June 17, 2024, which was the last trading day before the announcement of the merger, of $21.67, to derive an implied equity value reference range per share for Silk Road of $27.09 to $33.59.
Miscellaneous
As noted above, the discussion set forth above in the section entitled “Summary of Material Company Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the Silk Road Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Silk Road. The estimates of the future performance of Silk Road in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to the holders of shares of Silk Road common stock (other than holders of excluded shares) of the merger consideration to be received by such holders in the merger and were provided to the Silk Road Board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Silk Road or Silk Road common stock.
The type and amount of consideration payable in the merger was determined through negotiations between Silk Road and Boston Scientific, rather than by any financial advisor, and was approved by the Silk Road Board. The decision to enter into the merger was that of the Silk Road Board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Silk Road Board in its evaluation of the merger and should not be viewed as determinative of the views of the Silk Road Board, Silk Road management or any other party with respect to the merger or the merger consideration.

Silk Road has agreed to pay BofA Securities for its services in connection with the merger an aggregate fee of approximately $25 million, $2.5 million of which was payable upon delivery of BofA Securities’ opinion and the remainder of which is payable contingent upon consummation of the merger. In addition, Silk Road has agreed to reimburse certain of BofA Securities’ expenses arising, and to indemnify BofA Securities against certain liabilities that may arise, out of BofA Securities’ engagement.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Silk Road, Boston Scientific and certain of their respective affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Silk Road and have received or in the future may receive compensation for the rendering of these services, including having acted as joint bookrunning manager and/or underwriter for a certain equity offering of Silk Road. From May 1, 2022, through April 30, 2024, BofA Securities and its affiliates derived aggregate revenues from Silk Road of approximately $2 million for corporate and/or investment banking services.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Boston Scientific, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as manager and/or underwriter for certain debt offerings of Boston Scientific and/or its subsidiaries, (ii) having acted or acting as joint lead arranger and/or lender under certain letters of credit and credit and leasing facilities for Boston Scientific, (iii) having provided or providing certain treasury management services and products to Boston Scientific and (iv) having provided or providing certain derivatives and foreign exchange trading services to Boston Scientific. From May 1, 2022, through April 30, 2024, BofA Securities and its affiliates derived aggregate revenues from Boston Scientific of approximately $5 million for corporate and/or investment banking services.
As of June 17, 2024, BofA Securities and its affiliates held on a non-fiduciary basis (i) outstanding common stock of Silk Road having a market value of approximately $5 million as of such date, representing less than 1% of the outstanding common stock of Silk Road as of such date and (ii) outstanding common stock of Boston Scientific having a market value of approximately $150 million as of such date, representing less than 0.5% of the outstanding common stock of Boston Scientific as of such date.
Financial Projections
Other than in connection with Silk Road’s regular earnings press releases and related investor materials, Silk Road does not, as a matter of course, make public its prospective or projected operational or financial plans, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, Silk Road management regularly prepares, and the Silk Road Board regularly evaluates, prospective financial information concerning Silk Road’s future performance as part of its operating budget and strategic planning processes. Silk Road management regularly makes and reviews with the Silk Road Board updates to its annual operating budget and long-range operating and financial plan, including to reflect actual results, trends in Silk Road’s business and industry and then-current expectations for the future performance of Silk Road’s business.
As part of Silk Road’s exploration and evaluation of a sale of Silk Road and other strategic alternatives available to Silk Road (including continuing as an independent company), Silk Road management prepared and reviewed with the Silk Road Board the Silk Road Long-Range Plan. The Silk Road Long-Range Plan was provided to, and approved by the Silk Road Board for use and reliance by, BofA Securities for purposes of performing its financial analyses in connection with rendering its opinion to the Silk Road Board, as described in the section of this proxy statement captioned “—Opinion of BofA Securities, Inc.” Prospective financial information for Silk Road’s fiscal years 2024 through 2026 included in the Silk Road Long-Range Plan was provided to, and discussed with, Boston Scientific as part of its due diligence review of Silk Road. For purposes of this section of the proxy statement, we refer to the Silk Road Long-Range Plan as the “Financial Projections.” For more information on the preparation, review and use of the Financial Projections, see the section of this proxy statement captioned “—Background of the Merger.”
The Financial Projections were developed by Silk Road management for internal use as then-current estimates of Silk Road’s future performance as an independent company. The Financial Projections do not give effect to the merger, including (1) any impact of the negotiation or execution of the merger agreement or the merger; (2) the expenses that have already and will be incurred in connection with completing the merger; or (3) any changes to Silk Road’s operations or strategy that may be implemented in connection with the pendency, or following the consummation, of the merger. The Financial Projections also do not consider the effect of any failure of the merger to be completed, and the Financial Projections should not be viewed as accurate or continuing in that context.
The Financial Projections are not included in this proxy statement to influence any decision on whether to vote in favor of the adoption of the merger agreement or any other proposal presented at the special meeting, but rather are included in this proxy statement to give stockholders access to certain non-public information that was provided to the Silk Road Board, BofA Securities and Boston Scientific. By including the Financial Projections in this proxy statement, none of Silk Road, the Silk Road Board, BofA Securities, Boston Scientific or any of our or their respective officers, directors, advisors or other representatives or any other person has made or makes any representation to any person regarding Silk Road’s ultimate performance as compared to the information contained in the Financial Projections. The inclusion of the Financial Projections should not be regarded as an indication that Silk Road, the Silk Road Board, BofA Securities or any other person considered, or now considers, them to be necessarily predictive of actual future results, and such information should not be relied on as such. Further, the inclusion of the Financial Projections in this proxy statement does not constitute an admission or representation by Silk Road that the information presented is material.
The Financial Projections were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (which we refer to as “GAAP”). In addition, the Financial Projections were not prepared with a view toward compliance with published guidelines of the SEC with respect to forward-looking information or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Financial Projections were prepared by, and are the responsibility of, Silk Road management. Neither Silk Road’s independent registered public accounting firm, PricewaterhouseCoopers LLP, nor any other independent accountants have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Financial Projections, and accordingly, neither PricewaterhouseCoopers LLP nor any other independent accountants express an opinion or any other form of assurance with respect thereto. The report of PricewaterhouseCoopers LLP incorporated by reference into this proxy statement relates solely to Silk Road’s previously issued financial statements. It does not extend to the Financial Projections and should not be read to do so.
Although the Financial Projections are presented with numerical specificity, they reflect numerous assumptions, estimates and uncertainties as to future events made by Silk Road management that Silk Road management believed in good faith were reasonable at the time that the Financial Projections were prepared, including as described below. Silk Road’s ability to achieve the financial results contemplated by the Financial Projections will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods, and will be subject to industry, operational and execution risks. The Financial Projections are forward-looking information and are subject to many risks and uncertainties and reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Financial Projections not to be achieved can be found in the risk factors included in Silk Road’s periodic filings with the SEC. These factors are difficult to predict, and may be outside of Silk Road’s control. As a result, there can be no assurance that the Financial Projections will be realized and our actual results may be materially better or worse than those implied by the Financial Projections. For information on factors that may cause our future results to materially vary, see the section of this proxy statement captioned “Forward-Looking Statements.”
The Financial Projections may differ from publicized estimates, guidance and forecasts with respect to Silk Road’s future financial performance. Stockholders should evaluate the Financial Projections, if at all, in conjunction with our historical financial statements and other information regarding Silk Road contained in our public filings with the SEC. The Financial Projections may not be comparable with our historical operating data as a result of the assumptions utilized in preparing such information. The Financial Projections do not include any updates or revisions to reflect information or results as of any date subsequent to their preparation. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Financial Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. We may have reported, and may continue to report, results of operations for periods included in the Financial Projections that were or will be completed following the preparation of the Financial Projections. Stockholders and investors are urged to refer to our periodic filings with the SEC for information on our actual historical results.
Because the Financial Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Financial Projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The Financial Projections are not, and should not be considered to be, a guarantee of future operating results. Further, the Financial Projections are not fact and should not be relied upon as being necessarily indicative of Silk Road’s future results or for purposes of making any investment decision. In light of the foregoing factors and the uncertainties inherent in the Financial Projections, stockholders and investors are cautioned not to place undue, if any, reliance on the Financial Projections.
Certain of the financial measures included in the Financial Projections are non-GAAP financial measures (which we refer to as “non-GAAP financial measures”). These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Financial Projections, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not presented to or relied upon by the Silk Road Board, BofA Securities or any other person, and were not presented to Boston Scientific or any other potential acquirer. Accordingly, no reconciliation of the financial measures included in the Financial Projections is provided in this proxy statement.
The following table summarizes the Silk Road Long-Range Plan. Silk Road management made various estimates and assumptions when preparing the Financial Projections, including: (1) estimated growth in the TCAR total addressable market in the U.S. between 2024 and 2033 based on third party demographic and epidemiology estimates; (2) estimated revenue growth driven by continued adoption of TCAR in the U.S., with additional contributions from expansion into non-U.S. markets and new product launches; (3) expected improving profitability and cash flow generation over time based on manufacturing and sales efficiencies from increased volume of sales of existing and new products, planned operational initiatives and fixed growth of R&D and G&A costs; and (4) a long-term effective tax rate of 25%.
(dollars in millions)	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue	$212	$251	$293	$345	$391	$439	$503	$567	$619	$651
EBIT(1)	$(49)	$(31)	$(11)	$32	$58	$89	$127	$156	$178	$191
Less: Taxes	—	—	—	$9	$15	$22	$31	$39	$45	$48
Plus: Depreciation & Amortization	$3	$3	$4	$3	$3	$3	$3	$3	$3	$3
Plus: Change in Net Working Capital	$(9)	$(8)	$(8)	$(7)	$(7)	$(7)	$(9)	$(9)	$(7)	$(5)
Less: Capital Expenditures	$(4)	$(5)	$(5)	$(3)	$(3)	$(3)	$(3)	$(4)	$(4)	$(4)
Unlevered Free Cash Flow(2)	$(58)	$(40)	$(20)	$15	$36	$59	$86	$107	$125	$138
(1)	EBIT is defined as revenue minus cost of goods sold and operating expenses.
(2)
Unlevered Free Cash Flow used by BofA Securities, with the approval of the Silk Road Board, in its financial analyses (as described in more detail in the section of this proxy statement captioned “—Opinion of BofA Securities”), is calculated as EBIT (as defined above) subtracting the impact of assumed applicable taxes, and adding or subtracting (as applicable) the impact of depreciation and amortization, change in net working capital and capital expenditures. For purposes of these financial analyses, BofA Securities used Unlevered Free Cash Flow for 2024 of $(17) million, representing the amount estimated by Silk Road management for the second half of 2024 only.
Interests of Silk Road’s Directors and Executive Officers in the Merger
When considering the recommendation of the Silk Road Board that you vote to adopt the merger agreement, you should be aware that some of our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of stockholders more generally, as more fully described below. The Silk Road Board was aware of and considered these interests, among other matters, to the extent that they existed at the time, in (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) recommending that the merger agreement be adopted by our stockholders.
Employment Arrangements Following the Merger
No acquisition proposal submitted by Boston Scientific contemplated specific roles or compensation arrangements for any officer or employee of Silk Road. As of the date of this proxy statement, none of our executive officers has entered into any arrangement or agreement with Boston Scientific or any of its subsidiaries regarding employment or service with Boston Scientific after the completion of the merger, nor have any discussions been held between any of our executive officers and Boston Scientific with respect to any such agreement, arrangement or understanding. However, prior to and following the completion of the merger, Boston Scientific may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of our officers or employees to be effective as of the effective time.
Insurance and Indemnification of Directors and Executive Officers
Under the merger agreement, Boston Scientific has agreed that, from and after the effective time, the surviving corporation will, to the fullest extent permitted under the DGCL, honor and fulfill in all respects the obligations of Silk Road under Silk Road’s certificate of incorporation and bylaws and any and all indemnification agreements between Silk Road and any of their respective present or former directors and officers (and any person who becomes a director or officer of Silk Road prior to the effective time) (collectively, the “indemnified parties”). Boston Scientific has also agreed that the certificate of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses for the benefit of Silk Road’s directors and officers than are set forth in Silk Road’s certificate of incorporation and bylaws.
In addition, Boston Scientific has agreed that, for a period of six years after the effective time, the surviving corporation will to the fullest extent permitted under applicable law, indemnify and hold harmless each indemnified party against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any action (whether arising before or after the effective time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as a director or officer of Silk Road, occurring on or before the effective time, and to the fullest extent permitted by law, the surviving corporation will pay all expenses of each indemnified party in advance of the final disposition of any such action, subject to receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable law that such indemnified party is not entitled to indemnification described in this paragraph, subject to the additional terms and conditions of the merger agreement.
Further, under the merger agreement, Silk Road has agreed to either (i) cause to be obtained, effective as of the effective time, “tail” insurance policies with a claims period of at least six years from the effective time with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as Silk Road’s existing policies as of immediately prior to the effective time for claims arising from facts or events that occurred on or prior to the effective time, and the surviving corporation will maintain in effect such insurance policies for six years from the effective time; provided that, if for any reason the surviving corporation fails to maintain such policies in effect the surviving corporation will substitute such policies with policies of at least the same coverage containing terms and conditions that are no less favorable to the indemnified parties with respect to matters occurring prior to the effective time; provided, however, that in no event will the surviving corporation be required to expend more than an amount per year equal to 300% of current annual premiums paid by Silk

Road for such insurance; provided further that in the event of an expiration, termination or cancellation of such current policies, Boston Scientific or the surviving corporation will be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.
For more information, please see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”
Payments in Exchange for Silk Road Options, Silk Road RSUs and Silk Road PSUs
The merger agreement provides that in connection with the merger, Silk Road’s equity awards and the ESPP will be treated as described below. For more information, see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration—Treatment of Silk Road Equity Awards and the ESPP in the Merger.”
Treatment of Silk Road Options
The merger agreement provides that at the effective time:
•
each Silk Road option that is not an underwater Silk Road option, whether vested or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the amount by which the merger consideration exceeds the applicable exercise price per share of such Silk Road option and (ii) the aggregate number of shares remaining issuable upon exercise of such Silk Road option, less applicable taxes and authorized deductions; and

•	each underwater Silk Road option, whether vested or unvested, will be canceled without the payment of any consideration.
Treatment of Silk Road RSUs
The merger agreement provides, that at the effective time, each Silk Road RSU, whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the merger consideration and (ii) the aggregate number of shares underlying such Silk Road RSU, less applicable taxes and authorized deductions.
Treatment of Silk Road PSUs
The merger agreement provides that, at the effective time, each Silk Road PSU, whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the merger consideration and (ii) the aggregate number of shares underlying such Silk Road PSU determined based on achievement of market or performance conditions in accordance with the applicable award agreement or Silk Road stock plan as of immediately prior to the effective time, less applicable taxes and authorized deductions. Each Silk Road PSU that has not been deemed earned in accordance with the applicable award agreement or Silk Road stock plan as of the effective time will be canceled without the payment of consideration.
Boston Scientific will cause the surviving corporation to make the payments described above with respect to Silk Road equity awards as promptly as practicable (and in no event later than 30 calendar days) following the effective time.
For more information, see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration—Treatment of Silk Road Equity Awards and the ESPP in the Merger.”
Treatment of the ESPP
The merger agreement provides that, following the signing of the merger agreement, Silk Road will continue to operate the ESPP in accordance with its terms and past practice for the offering period in effect as of June 17, 2024, which is the date of the merger agreement, except that no new participants will be able to commence participation in the offering period and current participants will not be permitted to increase their payroll deductions in effect as of June 17, 2024. If the effective time is expected to occur prior to the end of the current offering period, Silk Road will provide for an earlier exercise date for the current offering period as close to the effective time as is administratively practicable. The merger agreement provides that Silk Road will not commence a new offering period after the end of the current offering period, and will terminate the ESPP as of or prior to the effective time.

Payments Upon Termination at or Following Change in Control
Change in Control and Severance Agreements
Silk Road has entered into change in control and severance agreements (which we refer to as the “severance agreements”) with each of its executive officers. As described below, Erica Rogers, the former CEO of Silk Road, retired in November 2023, and she is no longer eligible for severance benefits under any severance agreement. Payments and benefits to all executive officers described below in the event of a qualifying termination are subject in each case to the executive’s execution and non-revocation of a general release of claims against Silk Road and certain related parties, as well as satisfaction of certain other terms and conditions, including the return of all Silk Road property and continued compliance with the terms of any invention, confidential information and non-competition or similar agreement with Silk Road.
Under each severance agreement, if, within the period three months prior to or 12 months following a “change in control” (we refer to such period as the “change in control period”), Silk Road terminates the employment of the applicable executive officer without “cause” (excluding by reason of the executive officer’s death or disability) or the executive officer resigns for “good reason” (as such terms are defined in the executive officer’s change of control and severance agreement) and the executive officer executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following the executive officer’s termination, the executive officer is entitled to receive:
•
a lump sum severance payment, less applicable withholdings, equal to the payment of the executive’s base salary, as then in effect, except in the case of Mr. McKhann where the severance payment is equal to 24 months base salary;

•
a lump sum payment, less applicable withholdings, equal to the executive’s annual target bonus for the year in which the termination occurs, except in the case of Mr. McKhann where such bonus payment is equal to 200% of annual target bonus;

•
reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the executive and the executive’s dependents for a period of up to 12 months (18 months in the case of Mr. McKhann); and

•	accelerated vesting as to 100% of the executive’s outstanding unvested equity awards, assuming target performance in the case of equity awards with performance-based vesting.
In addition, under each of these agreements, if, outside of the change in control period, Silk Road terminates the employment of the applicable executive officer without cause (excluding by reason of the executive officer’s death or disability), or, with respect to Mr. McKhann and Mr. Klemz’s new hire award equity acceleration (discussed below), the executive officer resigns for good reason, and the executive officer executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following the executive officer’s termination, the executive officer is entitled to receive:
•
a lump sum severance payment, less applicable withholdings, equal to 18 months base salary in the case of Mr. McKhann, 12 months base salary in the case of Messrs. Buchanan, Davis and Klemz, and 9 months base salary in the case of Mr. Ruedy;

•
reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the executive officer and the executive officer’s dependents for up to 18 months in the case of Mr. McKhann, up to 12 months in the case of Messrs. Buchanan, Davis and Klemz, and up to 9 months in the case of Mr. Ruedy; and

•
accelerated vesting as to any equity awards subject solely to time-based vesting that otherwise would have vested during the 12 months after termination of employment for Mr. McKhann and accelerated vesting as to 100% of the new hire equity grant for Mr. Klemz (consisting of Mr. Klemz’s stock options and RSU awards granted in 2022) if Mr. Klemz is terminated without cause or employment is terminated for “good reason” within one year following a change in our Chief Executive Officer that occurs prior to August 15, 2024.

Under each severance agreement, in the event any payment to the applicable executive officer pursuant to such executive officer’s severance agreement would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the executive officer will receive such payment as would entitle the executive officer to receive the greatest after-tax benefit, even if it means that we pay the executive officer a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
For purposes of these agreements, “change in control” has the meaning ascribed to such term in the Silk Road Medical, Inc. 2019 Equity Incentive Plan. The merger will constitute a change in control for this purpose.
Outside Director compensation policy
Under our outside director compensation policy (which we refer to as the “outside director compensation policy”), which describes the compensation received by directors who are not employees of Silk Road (whom we refer to as “outside directors”) in the event of a change in control, each outside director will fully vest in his or her outstanding Silk Road equity awards provided that the outside director continues to be an outside director through the date of such change in control. For the avoidance of doubt, the treatment of equity awards described in the previous sentence is consistent with the terms of the merger agreement and all such equity awards will be treated in accordance with the merger agreement. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration—Treatment of Silk Road options, Silk Road RSUs and Silk Road PSUs.”
Quantification of Potential Payments to Certain Silk Road Executive Officers in Connection with the Merger
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the merger that will or may become payable by Silk Road to our named executive officers in connection with the merger. For more information, please see the section of this proxy statement captioned “—Interests of Silk Road’s Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control.” This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the merger-related compensation payable to Silk Road’s named executive officers. Silk Road’s “named executive officers” for purposes of the disclosure in this proxy statement are (i) Charles S. McKhann, Chief Executive Officer; (ii) Erica J. Rogers, former President and Chief Executive Officer, (iii) Lucas W. Buchanan, Chief Operating Officer and Chief Financial Officer; (iv) Andrew S. Davis, Chief Commercial Officer; (v) Kevin M. Klemz, Executive Vice President, Chief Legal Officer and Secretary; and (vi) Richard M. Ruedy, Executive Vice President of Regulatory and Clinical Affairs and Quality Assurance. Ms. Rogers retired as our President and Chief Executive Officer, effective November 2, 2023, and currently serves and will serve as an independent consultant through November 1, 2024 and is not entitled to receive any benefits in connection with, or following, the merger, other than the merger consideration payable in respect of her shares and the acceleration of Silk Road options and Silk Road RSUs held by her as of the assumed closing on June 30, 2024.
The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the merger.
The table below assumes that:
•	the closing occurs on June 30, 2024 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);
•
the number of shares covered by Silk Road equity awards held by the named executive officers is as of June 30, 2024, the latest practicable date to determine such amounts before the filing of this proxy statement;

•
pursuant to applicable proxy disclosure rules, the value of the equity awards below is calculated based on the number of shares covered by the applicable Silk Road options, Silk Road RSUs and Silk Road PSUs that are unvested and are being canceled and converted into the right to receive an amount in cash (as described in the section of this proxy statement captioned “—Interests of Silk Road’s Directors and Executive Officers in the Merger—Payments in Exchange for Silk Road Options, Silk Road RSUs and Silk Road PSUs”) multiplied by the merger consideration (less the applicable exercise price per share in the case of Silk Road options);

•
excluding Ms. Rogers, each named executive officer is employed with Silk Road as of the effective time, and the employment of each named executive officer will be terminated by Boston Scientific or the surviving corporation without cause or by the named executive officer’s resignation for good reason (each as defined in the named executive officer’s change in control and severance agreement) immediately following the closing or otherwise impacted in a manner entitling the named executive officer to receive the maximum possible severance benefits described under “—Interests of Silk Road’s Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control”;
•	the named executive officer’s base salary rate and annual target bonus as of the closing are those in effect as of the date of this filing, and 2024 annual bonuses will pay out at target;
•
no named executive officer enters into a new agreement or is otherwise legally entitled to, prior to the assumed closing on June 30, 2024, additional compensation or benefits and no named executive officer receives any additional equity grants or other awards on or prior to the assumed closing on June 30, 2024; and

•
the Silk Road PSUs granted in November 2023 and March 2024 that are subject to a relative total stockholder return metric will have achieved performance at 200% of target and any other Silk Road PSUs will have achieved performance at 0%.

In addition to the assumptions described in the preceding paragraph, the amounts set forth in the table below are based on certain other assumptions that are described in the footnotes accompanying the table below. These assumptions may or may not actually be correct. Accordingly, the ultimate amounts to be received by Silk Road’s named executive officers in connection with the merger may differ from the amounts set forth below. For purposes of the footnotes to the table below, “double-trigger” refers to benefits that require two conditions, which are a change in control and a qualifying termination. For more information, please see the information under the section of this proxy statement captioned “—Interests of Silk Road’s Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control” for a quantification of the amounts that Silk Road’s named executive officers will receive in respect of vested equity awards at the assumed closing on June 30, 2024.
Golden Parachute Compensation Table
Name	Cash(2) ($)	Equity(3) ($)	Perquisites/ Benefits(4) ($)	Other ($)	Total ($)
Charles S. McKhann Chief Executive Officer	2,700,000	55,589,545	43,184	—	58,332,729
Erica J. Rogers(1) Former President and Chief Executive Officer	—	2,597,155	—	—	2,597,155
Lucas W. Buchanan Chief Operating Officer and Chief Financial Officer	893,010	11,260,315	28,817	—	12,182,142
Andrew S. Davis Chief Commercial Officer	2,040,480	7,216,220	23,768		9,280,468
Kevin M. Klemz Executive Vice President, Chief Legal Officer and Secretary	708,642	5,175,748	28,889	—	5,913,278
Richard Ruedy Executive Vice President of Regulatory and Clinical Affairs and Quality Assurance	504,702	3,116,685	23,768	—	3,645,155
(1)
Ms. Rogers retired from Silk Road effective as of November 2, 2023 and will not be eligible to receive severance or any other payments or benefits in connection with the merger, other than payment of merger consideration for her shares and the acceleration of unvested Silk Road options and unvested Silk Road RSUs held by her as of the assumed closing on June 30, 2024. If the closing occurs after November 2, 2024, Ms. Rogers will not receive the benefit of the acceleration of unvested Silk Road options and unvested Silk Road RSUs.

(2)
The amounts set forth in this column represent cash severance payments and cash in lieu of annual bonus payments and, for Mr. Davis, the assumed acceleration of payment of the retention bonuses otherwise payable to Mr. Davis in the amounts of $400,000 and $800,000 on December 31, 2024 and June 20, 2025, respectively, pursuant to Mr. Davis’ letter agreement with Silk Road dated September 15, 2023. For each named executive officer, the amount equals the sum of 12 months of the executive’s base salary (24 months in the case of Mr. McKhann) and annual target bonus for the year in which the termination occurs, except in the case of Mr. McKhann where such bonus payment is equal to 200% of annual target bonus, and in the case of Mr. Davis, where such sum also includes retention bonuses in the aggregate amount of $1,200,000, as described in the preceding sentence. Each named executive officer will become entitled to the cash severance if Silk Road or the surviving corporation terminates the applicable named executive officer’s employment without “cause” or such named executive officer resigns for “good reason”, in each case as set forth in the named executive officer’s Severance Agreement (and with respect to Mr. Davis, assuming Mr. Davis’ Severance Agreement is amended to provide for the acceleration of the retention bonuses), and provided the named executive officer executes and does not a revoke a release of claims in favor of Silk Road. Such amounts will be paid in the form of a lump sum payment. The amounts in this column are double-trigger payments.
(3)
The amounts set forth in this column represent the value of acceleration of Silk Road options, Silk Road RSUs and Silk Road PSUs held by Silk Road’s named executive officers based on the merger consideration. The value of the accelerated stock options is calculated by multiplying (x) the number of shares subject to acceleration for each stock option by (y) the per share merger consideration of $27.50 minus the applicable exercise price per share, which for each named executive officer results in an applicable value of $0. The value of the accelerated RSUs and PSUs in this table are calculated by multiplying the number of shares subject to acceleration by the merger consideration. For PSUs, the number of shares subject to acceleration is determined based on the actual level of achievement of all relevant performance goals in accordance with the applicable award agreement relating thereto as of June 30, 2024, which, when taking into account the merger consideration, would result in 200% achievement for Silk Road PSUs granted in November 2023 and March 2024 and 0% achievement for all other Silk Road PSUs. The amounts in this column are “single-trigger” For further details regarding these benefits, see the sections of this proxy statement captioned “—Interests of Silk Road’s Directors and Executive Officers in the Merger—Payments Upon Termination at or Following Change in Control” and “The Merger Agreement—Merger Consideration—Treatment of Silk Road Equity Awards and the ESPP in the Merger.” The estimated values of such payments are shown in the following table:

	Unvested Silk Road Options		Unvested Silk Road RSUs		Unvested Silk Road PSUs
Name	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)	Total ($)
Charles S. McKhann	—	—	722,396	19,865,890	1,299,042	35,723,655	55,589,545
Erica J. Rogers(1)	117,154	—	94,442	2,597,155	—	—	2,597,155
Lucas W. Buchanan	34,458	—	358,590	9,861,225	50,876	1,399,090	11,260,315
Andrew S. Davis	18,519	—	220,190	6,055,225	42,218	1,160,995	7,216,220
Kevin M. Klemz	21,417	—	159,147	4,376,543	29,062	799,205	5,175,748
Richard Ruedy	8,887	—	87,084	2,394,810	26,250	721,875	3,116,685
(4)
The amounts set forth in the table above for each named executive officer represent the value of reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the named executive officer and the named executive officer’s dependents for a period of up to 12 months, or 18 months in the case of Mr. McKhann, provided the named executive officer executes and does not a revoke a release of claims in favor of Silk Road. The amounts in this column are double-trigger payments.

Equity Interests of Executive Officers and Outside directors
The following table sets forth the number of shares and the number of shares underlying outstanding Silk Road options, Silk Road RSUs and Silk Road PSUs held by each of Silk Road’s executive officers and outside directors as of June 30, 2024. The table also sets forth the values of these shares and Silk Road equity awards, determined as the number of shares (or shares subject to the equity awards) multiplied by the merger consideration (less the applicable per share exercise price, in the case of any Silk Road options with an exercise price less than the merger consideration). Except for the shares and equity awards described herein, no additional shares or equity awards have been or are expected to be issued or granted, as applicable, to any executive officer or outside director in contemplation of the merger.
Name	Shares (#)	Shares ($)	Options(2) (#)	Options ($)	RSUs(3) (#)	RSUs(3) ($)	PSUs(4) (#)	PSUs(4) ($)	Total ($)
Charles S. McKhann	—	—	—	—	722,396	19,865,890	1,299,042	35,723,655	55,589,545
Erica J. Rogers(1)	257,389	6,682,411	386,070	—	94,442	2,597,155	—	—	9,279,566
Lucas W. Buchanan	157,853	4,012,704	163,960	39,983	358,590	9,861,225	50,876	1,399,090	15,313,002
Andrew S. Davis	69,583	1,745,899	213,069	2,292,994	220,190	6,055,225	42,218	1,160,995	11,255,113
Kevin M. Klemz	6,047	166,293	39,539	—	159,147	4,376,543	29,062	799,205	5,342,041
Richard Ruedy	118,697	3,095,328	194,077	2,009,864	87,084	2,394,810	26,250	721,875	8,221,877
Rick D. Anderson	6,107	167,943	22,283	—	5,859	161,123	—	—	329,066
Kevin J. Ballinger	17,807	290,910	26,333	—	5,859	161,123	—	—	452,033
Tanisha V. Carino, Ph.D.	5,537	152,268	20,338	—	5,859	161,123	—	—	313,391
Tony M. Chou, M.D.	79,392	2,098,448	34,338	66,825	5,859	161,123	—	—	2,326,396
Jack W. Lasersohn	10,876	285,689	44,665	66,825	5,859	161,123	—	—	513,637
Elizabeth H. Weatherman	149,145	3,231,084	71,706	978,117	5,859	161,123	—	—	4,370,324
Donald J. Zurbay	6,751	185,653	197,890	3,638,740	5,859	161,123	—	—	3,985,516

(1)
Ms. Rogers retired from Silk Road effective as of November 2, 2023 and will not be eligible to receive severance or any other payments or benefits in connection with the merger, other than the merger consideration payable in respect of her shares and acceleration of unvested Silk Road options and unvested Silk Road RSUs held by her as of the assumed closing on June 30, 2024. If the closing occurs after November 2, 2024, Ms. Rogers will not receive the benefit of the acceleration of unvested Silk Road options and unvested Silk Road RSUs.

(2)
The number of shares subject to Silk Road options includes both vested and unvested Silk Road options as of June 30, 2024. The value of the vested and unvested portions of the Silk Road options are provided in the table below, and with respect to each Silk Road option, such value is calculated by multiplying (x) the number of shares subject to each such Silk Road option by (y) the per share merger consideration of $27.50 minus the applicable exercise price per share (or zero if such exercise price is greater than $27.50):

Name	Vested Silk Road Options (#)	Vested Silk Road Options ($)	Unvested Silk Road Options (#)	Unvested Silk Road Options ($)	Total Amount Payable for Vested and Unvested Silk Road Options ($)
Charles S. McKhann	—	—	—	—	—
Erica J. Rogers(1)	268,916	—	117,154	—	—
Lucas W. Buchanan	129,502	39,983	34,458	—	39,983
Andrew S. Davis	194,550	2,292,994	18,519	—	2,292,994
Kevin M. Klemz	18,122	—	21,417	—	—
Richard Ruedy	185,190	2,009,864	8,887	—	2,009,864
Rick D. Anderson	22,283	—	—	—	—
Kevin J. Ballinger	26,333	—	—	—	—
Tanisha V. Carino, Ph.D.	17,508	—	2,830	—	—
Tony M. Chou, M.D.	34,338	66,825	—	—	66,825
Jack W. Lasersohn	44,665	66,825	—	—	66,825
Elizabeth H. Weatherman	71,706	978,117	—	—	978,117
Donald J. Zurbay	197,890	3,638,740	—	—	3,638,740
(3)
The amounts set forth in this column represent the number of unvested Silk Road RSUs as of June 30, 2024. For clarity, the dollar values shown are determined as the product of an individual’s unvested Silk Road RSUs, multiplied by the merger consideration. No individual holds vested but unsettled Silk Road RSUs as of June 30, 2024.

(4)
The amounts set forth in this column represent the estimated number of Silk Road PSUs as of June 30, 2024. For clarity, the dollar values shown are determined as the product of the number of Silk Road PSUs, multiplied by the merger consideration. The number of Silk Road PSUs is determined based on the actual level of achievement of all relevant performance goals in accordance with the applicable award agreement relating thereto as of June 30, 2024, which, when taking into account the merger consideration, would result in 200% achievement for Silk Road PSUs granted in November 2023 and March 2024 and 0% achievement for all other Silk Road PSUs.

Arrangement with Erica Rogers
On November 2, 2023, Erica Rogers, the former CEO of Silk Road, retired from Silk Road. In connection with Ms. Rogers’ retirement, Silk Road entered into an executive retirement and transition agreement and consulting agreement with her pursuant to which she agreed to assist with the transition of her role and consult as an advisor to the Silk Road Board for one year and execute a release of claims in favor of Silk Road in exchange for a $55,000 monthly consulting fee, continued vesting during the one-year consulting period of her unvested stock options, an up to two-year extension of the post-termination exercise period of her options that are vested at the end of her one-year consulting period and acceleration of vesting on unvested restricted stock units which otherwise would have vested during the one-year consulting period. Ms. Rogers’ unvested performance-based restricted stock units terminated immediately as of her retirement date. Silk Road also agreed to pay Ms. Rogers her full 2023 annual bonus as calculated based on achievement of the corporate performance goals and reimburse her for premiums paid to maintain her group health insurance under COBRA for her and her dependents for up to 18 months. No severance or other payments were made to Ms. Rogers in connection with her retirement.
Employment Arrangements Following the Merger
No acquisition proposal submitted by Boston Scientific contemplated specific roles or compensation arrangements for any officer or employee of Silk Road. As of the date of this proxy statement, none of our executive officers has entered into any arrangement or agreement with Boston Scientific or any of its subsidiaries regarding employment or service with Boston Scientific after the completion of the merger, nor have any discussions been held between any of our executive officers and Boston Scientific with respect to any such agreement, arrangement or understanding. However, prior to and following the completion of the merger, Boston Scientific may initiate discussions regarding employment or other retention terms and may enter into definitive agreements regarding employment or retention for certain of our officers or employees to be effective as of the effective time.
Closing and Effective Time
The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into Silk Road. As a result, the separate corporate existence of Merger Sub will cease and Silk Road will survive the merger and continue to exist after the merger as a wholly owned subsidiary of Boston Scientific.
The merger will take place no later than the fourth business day after satisfaction or waiver of all conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger,” (other than those conditions that by their terms are to be satisfied or waived at the closing, it being understood that the occurrence of closing will remain subject to the satisfaction or waiver of such conditions at the closing) or on a different date that Boston Scientific and Silk Road agree to.
At the closing, the parties will file a certificate of merger with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL. The merger will become effective upon the filing of the certificate of merger, or at a later time that Silk Road and Boston Scientific agree and specify in the certificate of merger.
Anticipated Date of Consummation of the Merger
Consummation of the merger is subject to various closing conditions, including, among others, adoption of the merger agreement by the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote thereon as of the record date, the expiration or termination of the required waiting period applicable to the consummation of the merger under the HSR Act, and certain other conditions.
The merger is currently expected to be completed in the second half of 2024, subject to the satisfaction of the closing conditions under the merger agreement. Because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control, it is possible that the merger will be consummated at a later time or not at all.
Appraisal Rights
If the merger is consummated, our stockholders (including beneficial owners of shares of our common stock) who (1) do not vote in favor of the adoption of the merger agreement; (2) properly demand appraisal of their shares of common stock; (3) continuously hold of record or beneficially own their shares of common stock through the effective date of the merger; (4) otherwise comply with the procedures of Section 262; and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares of common stock in connection with the merger under Section 262. Unless otherwise expressly noted, all references in Section 262 and in this summary to a “stockholder” mean a holder of record of stock, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity, in each case, unless otherwise expressly noted.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders or beneficial owners of our common stock exercise their appraisal rights under Section 262.
STOCKHOLDERS AND BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED HEREIN.
Under Section 262, if the merger is completed, holders of record of shares of our common stock or beneficial owners who (1) deliver a written demand for appraisal of such person’s shares of our common stock to Silk

Road prior to the vote on the adoption of the merger agreement; (2) do not vote, in person or by proxy, in favor of the adoption of the merger agreement; (3) continuously hold of record or beneficially own such shares of common stock on the date of making the demand for appraisal through the effective date of the merger; (4) otherwise comply with the procedures and satisfy certain ownership thresholds, as applicable, set forth in Section 262; and (5) do not withdraw such person's demand or otherwise lose such person's right to appraisal, may be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the “fair value” of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown or as otherwise provided in Section 262) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders of shares of a class or series of stock that, immediately prior to the closing, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (1) the total number of shares of such class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262 or (2) the value of the aggregate merger consideration provided as consideration in the merger in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of our common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), then the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied with respect to such shares.
Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown or as otherwise provided in Section 262, interest, if any, on the amount determined to be the fair value of the shares of common stock subject to appraisal will accrue and compound quarterly from the effective date of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares of common stock as determined by the Delaware Court of Chancery and (y) interest accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Silk Road’s notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any holder of record or beneficial owner of shares of our common stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the merger consideration described in the merger agreement, without interest, less any applicable withholding taxes in respect of each share of common stock they hold. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, Silk Road believes that if a person is considering exercising such rights, such person should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•	such person must not vote in favor of the proposal to adopt the merger agreement;

•	such person must deliver to Silk Road a written demand for appraisal before the vote on the merger agreement at the special meeting; and
•
such person must continuously hold of record or beneficially own the shares of our common stock from the date of making the demand through the effective date of the merger (a person will lose appraisal rights if the person transfers the shares before the effective date of the merger).

As described below, within 120 days after the effective date of the merger, but not thereafter, an appraisal proceeding must be commenced by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by all persons entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of our common stock unless one of the ownership thresholds is met with respect to such shares.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, each person who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the merger agreement or abstain.
Filing Written Demand
A person wishing to exercise appraisal rights must deliver to Silk Road, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of such person’s shares of common stock. In addition, that person must not vote or submit a proxy in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, in person at the special meeting or by proxy (whether by mail or via the internet or telephone), will constitute a waiver of your appraisal rights in respect of the shares of common stock so voted and will nullify any previously filed written demands for appraisal. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares of common stock on the date the written demand for appraisal is delivered and must continue to hold or own, as applicable, the shares of common stock through the effective date of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of such person’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the merger agreement. A proxy or vote against the adoption of the merger agreement will not constitute a demand for appraisal. A person’s failure to make the written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights.
In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform Silk Road of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares of common stock. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares of common stock for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below).
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Silk Road Medical, Inc.
1213 Innsbruck Drive
Sunnyvale, California 94089
Attention: Corporate Secretary

At any time within 60 days after the effective date of the merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the merger agreement, by delivering to Silk Road, as the surviving corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application (as defined below) to the Delaware Court of Chancery; provided, however, that this will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration within 60 days after the effective date of the merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding, which value could be less than, equal to or more than the merger consideration being offered pursuant to the merger agreement.
Notice by the Surviving Corporation
If the merger is completed, within 10 days after the effective date of the merger, the surviving corporation will notify each stockholder (including any beneficial owner) of each constituent corporation who has submitted a demand for appraisal in accordance with Section 262, and who has not voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares of common stock held by all persons entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any persons who desire to have their shares of common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the merger, any person who has complied with the requirements for an appraisal of such person’s shares of common stock pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of common stock not voted in favor of the adoption of the merger agreement and with respect to which Silk Road has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares will not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within 10 days after receipt by the surviving corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares of common stock and with whom agreements as to the value of their shares of common stock have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares of common stock and who hold common stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares of common stock are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
Given that the shares of our common stock are listed on Nasdaq (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of shares of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met with respect to such shares of our common stock.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to our common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown or as otherwise provided in Section 262, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (a) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares of common stock as determined by the Delaware Court of Chancery and (b) interest accrued before such voluntary cash payment, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that “throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares of common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262.
ALTHOUGH SILK ROAD BELIEVES THAT THE MERGER CONSIDERATION IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS AND BENEFICIAL OWNERS SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE MERGER CONSIDERATION.
Neither Silk Road nor Boston Scientific anticipates offering more than the merger consideration to any persons exercising appraisal rights, and each of Silk Road and Boston Scientific reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the merger consideration. If a petition for appraisal is not timely filed or, with respect to our common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.
The Delaware Court of Chancery will direct the payment of the fair value of the shares of common stock, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.
The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of common stock entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.
If any person who demands appraisal of shares of our common stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of our common stock will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration as provided in the merger agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger, if, in the case of our common stock, neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of our common stock, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the merger consideration as provided in the merger agreement in accordance with Section 262.
From and after the effective date of the merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger).
Failure to comply with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your dissenting shares in accordance with the merger agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Accounting Treatment
The merger is being accounted for as a business combination using the acquisition method with Boston Scientific as the accounting acquirer in accordance with Accounting Standards Codification Topic 805, Business

Combinations. Under this method of accounting, the aggregate purchase consideration will be allocated to Silk Road’s assets acquired and liabilities assumed based upon their estimated fair values at the acquisition date.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. holders and Non-U.S. holders of shares of our common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based on the Code, U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the U.S. Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of our common stock as described herein.
This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, as property held for investment purposes). With respect to holders whose shares of our common stock were subject to vesting restrictions at the time such shares were acquired, if any, this discussion assumes that a valid and timely election pursuant to Section 83(b) of the Code was made with respect to such shares.
This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:
•
tax consequences to holders who received their shares of our common stock in a compensatory transaction or pursuant to the exercise of Silk Road options or Silk Road RSUs, or otherwise in connection with the performance of services;

•
tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code, as “Section 1244 stock” within the meaning of Section 1244 of the Code, or through individual retirement or other tax-deferred accounts; all holders that own (directly or by attribution) more than five percent of our common stock (except where specifically addressed below) or U.S. expatriates and certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;
•	tax consequences to U.S. holders whose “functional currency” is not the U.S. dollar;
•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;
•	tax consequences arising from the Medicare tax on net investment income;
•
tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	any U.S. federal estate, gift or alternative minimum tax consequences;
•	any state, local or non-U.S. tax consequences; or
•	tax consequences to persons that exercise appraisal or dissenters’ rights.
If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Partnerships holding shares of our common stock and partners therein should consult their own tax advisors regarding the consequences of the merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court. Further, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.
U.S. Holders
General
For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Taxable Sale of Silk Road Common Stock
The receipt of cash by a U.S. holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local, non-U.S. and other income tax laws). In general, subject to the discussion below relating to the potential application of Section 304 of the Code, such U.S. holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the amount that such U.S. holder paid for the shares. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. holder’s holding period in such shares is more than one year at the closing date of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. holder (including individuals). Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations, and in general, capital losses may only be used to reduce capital gains to the extent thereof. However, individual taxpayers generally may deduct annually up to $3,000 of capital losses in excess of their capital gains.
If a U.S. holder acquired different blocks of shares of our common stock at different times and/or different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.
Non-U.S. Holders
General
For purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of shares of our common stock that is not a U.S. holder, a partnership or other pass-through entity for U.S. federal income tax purposes.

Taxable Sale of Silk Road Common Stock
Subject to the discussion below on the potential application of Section 304 of the Code, backup withholding and FATCA (as defined below) withholding, any gain realized by a Non-U.S. holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

•
Silk Road is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which we refer to as “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. holder’s holding period with respect to the applicable shares of our common stock (which we refer to as the “relevant period”) or, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. holder owns (directly, indirectly or constructively) more than five percent of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. holders are encouraged to consult their tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding
Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. holder that furnishes a correct taxpayer identification number and certifies that such U.S. holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. holder that (a) provides a certification of such Non-U.S. holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (b) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.
A U.S. holder may be required to retain records related to such holder’s common stock and file with its U.S. federal income tax return, for the taxable year that includes the merger, a statement setting forth certain facts relating to the merger.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to as, collectively, “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes.
The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Holders of our common stock are encouraged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of our common stock pursuant to the merger.
Potential Application of Section 304 of the Code to the Merger
If Section 304 of the Code applies to the merger, a holder may be subject to U.S. federal income tax treatment that differs materially from that described under “—U.S. Holders—Taxable Sale of Silk Road Common Stock” and “—Non-U.S. Holders—Taxable Sale of Silk Road Common Stock,” as applicable. Section 304 of the Code will apply to the merger if holders of shares of Silk Road common stock, taken together, own (actually or constructively under attribution rules set forth in the Code) 50% or more of Boston Scientific, by vote or value, following the completion of the merger, due to shares of Boston Scientific common stock held by such holders of Silk Road common stock at the time of the merger. It may not be possible to establish with certainty following the closing of the merger whether or not Section 304 of the Code applied to the merger because the ownership information (including constructive ownership) necessary to make such determination may not be available. Based on the limited ownership information that is reasonably available, it is possible that Section 304 of the Code could apply to the merger. Boston Scientific and Silk Road intend to continue to monitor the application of Section 304 of the Code to the merger based on reasonably available ownership information.
All holders of shares of Silk Road common stock that also own (including by attribution) shares of Boston Scientific common stock should consult their own tax advisors regarding the potential application of Section 304 of the Code, including with respect to any actions that may be taken to mitigate such application.
If Section 304 of the Code applies to the merger, the consideration received by a holder who actually or constructively owns Boston Scientific common stock at the time of the merger would be treated as a distribution, unless the consideration paid is “substantially disproportionate” or “not essentially equivalent to a dividend” with respect to a particular holder pursuant to the tests described under Section 302 of the Code, in which case the transaction would be treated as a sale of shares. As a result, a holder of Silk Road common stock whose percentage ownership interest in Silk Road immediately after the merger (including indirectly as a result of owning stock in Boston Scientific and taking into account any shares of Boston Scientific stock actually and constructively owned by such holder prior to the merger) is not lower than its percentage ownership interest in Silk Road prior to the merger by an amount that satisfies certain tests under Section 302 of the Code may be treated as receiving a taxable distribution in an amount up to the fair market value of the consideration received by such holder in the merger. Whether the consideration paid is treated as a distribution with respect to a holder will depend upon the holder’s particular circumstances. Under IRS published guidance, for a holder who has a minimal percentage stock interest in Silk Road and who exercises no control over corporate affairs, such a holder’s consideration received in the merger would not be treated as a distribution so long as that holder experiences any reduction in its percentage stock interest, determined by comparing that holder’s percentage of Silk Road stock actually and constructively owned by that holder immediately prior to the merger with the percentage of stock of Silk Road that is constructively owned (through actual and constructive ownership of Boston Scientific stock) immediately following the merger. In that situation the receipt of consideration in exchange for Silk Road common stock pursuant to the merger would be taxable as a sale with respect to such holder, with the U.S. holders and Non-U.S. Holders being subject to the U.S. federal income tax consequences described under “—U.S. Holders—Taxable Sale of Silk Road Common Stock” and “—Non-U.S. Holders—Taxable Sale of Silk Road Common Stock,” as applicable.

For a holder that does not experience a reduction in its percentage stock interest as described above, if Section 304 does apply to the merger, such holder’s consideration received in the merger would be treated as a distribution. A distribution under Section 304 of the Code would be taxable as a dividend to a holder to the extent of such holder’s allocable share of the relevant current or accumulated earnings and profits, as described further below.
Holders who hold a material percentage of the outstanding Silk Road common stock, or who exercise managerial control over its corporate affairs, are subject to different rules that require a more significant reduction in percentage stock interest to avoid distribution treatment if Section 304 of the Code applies to the merger. Any such holders are urged to consult their own tax advisors regarding the potential application of Section 304 of the Code to the merger in light of their particular circumstances.
For U.S. holders, dividends are generally taxable as ordinary income. However, while there is no controlling authority, assuming certain holding period requirements are satisfied, a reduced U.S. federal income tax rate should be available for a dividend that a non-corporate U.S. holder is deemed to receive under Section 304 of the Code. To the extent that a corporate U.S. holder of Silk Road common stock is treated as having received a dividend as a result of Section 304 of the Code, such dividend may be eligible for a dividends received deduction (subject to certain requirements and limitations) and may be subject to the “extraordinary dividend” provisions of the Code.
The portion of any deemed distribution not paid out of the relevant current or accumulated earnings and profits would be applied against such U.S. holder’s adjusted tax basis in its Silk Road common stock and thereafter would be treated as gain from the sale of such U.S. holder’s Silk Road common stock.
For Non-U.S. holders, the receipt of any amounts treated as a dividend generally will be subject to U.S. withholding tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), unless such dividend is effectively connected with a Non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, is attributable to a U.S. permanent establishment or fixed place of business of the Non-U.S. holder). However, because application of Section 304 of the Code to the merger is uncertain and because the application of Section 304 of the Code depends on a holder’s particular circumstances, a withholding agent may not be able to determine whether a holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, a withholding agent may withhold tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the full amount of the consideration payable to a Non-U.S. holder unless (1) the withholding agent has established special procedures allowing Non-U.S. holders to certify that they are exempt from such withholding tax and (2) the Non-U.S. holder is able to certify that the Non U.S. holder meets the requirements of such exemption (e.g., because the Non-U.S. holder is not treated as receiving a dividend under the Section 302 tests described above). Boston Scientific and Silk Road intend to continue to monitor the potential application of Section 304 of the Code to the merger based on reasonably available ownership information. In the event it is determined that Section 304 of the Code could reasonably be expected to apply to the merger, Boston Scientific and Silk Road may determine to make available ownership certification forms that a Non-U.S. holder may submit to a withholding agent to establish non-dividend treatment if the Non-U.S. holder’s relevant facts support such treatment. However, there can be no assurance that such ownership certification forms will be made available or that a withholding agent will establish or otherwise implement any applicable ownership certification procedures. In order to obtain a reduced rate of withholding under a tax treaty, a Non U.S. holder claiming such a reduced rate will be required to deliver a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to the applicable withholding agent. In the event a withholding agent withholds excess amounts payable to a Non-U.S. holder, the Non-U.S. holder may generally obtain a refund of any such excess amounts by timely filing an appropriate claim with the IRS.
Section 304 of the Code and the Treasury regulations and guidance thereunder are complex. Any holder that actually or constructively owns, or expects to own at the time of the merger, both shares of Silk Road common stock and shares of Boston Scientific common stock should consult its own tax advisors with respect to the application of Section 304 of the Code in its particular circumstances (including as to its tax basis in the shares subject to Section 304 of the Code). In addition, all Non-U.S. holders should consult their own tax advisors regarding their particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to the consideration payable to them pursuant to the merger, and any actions that may be taken to mitigate any potential adverse tax consequences.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON CURRENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH U.S. HOLDER AND NON-U.S. HOLDER SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO SUCH HOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL NON-INCOME, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Regulatory Approvals Required for the Merger
Under the merger agreement, the merger cannot be completed until the waiting period (and any extension thereof) applicable to the merger under the HSR Act has expired or been terminated. Each of Boston Scientific and Silk Road filed a Premerger Notification and Report Form under the HSR Act with the Antitrust Division of the DOJ and the FTC in connection with the merger on July 10, 2024. The initial waiting period is 30 days and would therefore expire at 11:59 p.m., Eastern time, on August 9, 2024, though this period may be shortened if the reviewing agency grants “early termination,” may be restarted if Boston Scientific voluntarily withdraws and re-files its Notification and Report Form, and may be extended if the reviewing agency issues a “second request.”
There can be no assurance that Boston Scientific and Silk Road will be able to obtain regulatory clearance (as described in the previous paragraph or with respect to any other regulatory clearances and approvals that may be necessary to complete the merger under applicable law) in the timeframe required or at all. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Regulatory Filings.”
Boston Scientific will be required to pay Silk Road a termination fee of $69,500,000 if the merger agreement is terminated under certain circumstances in which required regulatory approvals have not been obtained or if a governmental authority enacts or enforces any final and nonappealable law or order on regulatory grounds permanently enjoining or otherwise permanently preventing the consummation of the merger, subject to the additional terms and conditions set forth in the merger agreement. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Termination Fees—Boston Scientific Termination Fee.”
Delisting and Deregistration of Silk Road’s Common Stock
If the merger is completed, our common stock will no longer be traded on Nasdaq and will be deregistered under the Exchange Act. At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC with respect to our common stock.

PROPOSAL NO. 1: ADOPTION OF THE MERGER AGREEMENT
We are asking you to approve a proposal to adopt the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” A copy of the merger agreement, as well as the certificate of incorporation of the surviving corporation in the merger included as an exhibit to the merger agreement, is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. You are urged to read the merger agreement carefully and in its entirety.
The adoption of the merger agreement requires an affirmative vote of the holders of a majority of all issued and outstanding shares of our common stock entitled to vote as of the close of business on the record date. The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) attend and vote at the special meeting will, in each case, have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting, that abstention will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. However, abstentions are counted as shares of our common stock present or represented by proxy at the special meeting for purposes of determining whether a quorum is present at the special meeting.
The Silk Road Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL NO. 2: ADVISORY APPROVAL OF MERGER-RELATED EXECUTIVE COMPENSATION
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Silk Road’s Directors and Executive Officers in the Merger—Golden Parachute Compensation Table,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “The Merger—Interests of Silk Road’s Directors and Executive Officers in the Merger.”
We are asking our stockholders to approve the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Silk Road’s Directors and Executive Officers in the Merger—Golden Parachute Compensation Table” and the accompanying footnotes and additional disclosures referenced therein. Except with respect to the Silk Road PSUs, the various plans and arrangements pursuant to which these compensation payments may be made generally have previously formed part of Silk Road’s overall compensation program for our named executive officers and previously have been disclosed to stockholders in public filings, including our annual proxy statement. These historical arrangements were adopted and approved by the Silk Road Board or the Compensation Committee of the Silk Road Board, which is composed solely of outside directors, and are believed to be reasonable and in line with marketplace norms.
Accordingly, approval of this proposal will constitute the approval of the following resolution at the special meeting:
“RESOLVED, that the stockholders of Silk Road approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of Silk Road’s Directors and Executive Officers in the Merger—Golden Parachute Compensation Table” in Silk Road’s proxy statement for the special meeting.”
Our stockholders should note that this proposal is not a condition to completion of the merger. As a non-binding, advisory vote, the result on this proposal will not be binding on Silk Road, the Silk Road Board or Boston Scientific. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or that otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.
Approval of the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not have any effect on the outcome of the proposal described above, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on this proposal, except to the extent that such failure affects obtaining a quorum at the meeting.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting, that abstention will have the same effect as a vote “AGAINST” this proposal. However, abstentions are counted as shares of our common stock present or represented by proxy at the special meeting for purposes of determining whether a quorum is present at the special meeting.
The Silk Road Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the special meeting, from time to time, to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.
If stockholders approve this proposal, we can adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the merger agreement. Among other things, approval of this proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek stockholder approval to adjourn the special meeting if a quorum is not present. Our stockholders should also be aware that the chairperson of the special meeting may also adjourn the special meeting to another place, if any, date or time, whether or not a quorum is present, even if our stockholders do not approve this proposal.
Approval of a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting requires the affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.
The failure of any stockholder of record to (1) submit a signed proxy card; (2) grant a proxy over the internet or by telephone; or (3) vote at the special meeting will not have any effect on the outcome of the proposal described above, except to the extent that such failure affects obtaining a quorum at the meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on this proposal, except to the extent that such failure affects obtaining a quorum at the meeting.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If you abstain from voting, that abstention will have the same effect as a vote “AGAINST” this proposal. However, abstentions are counted as shares of our common stock present or represented by proxy at the special meeting for purposes of determining whether a quorum is present at the special meeting.
The Silk Road Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER AGREEMENT
The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to carefully read the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the merger agreement were made for purposes of the merger agreement and as of specific dates, were for the benefit of the parties to the merger agreement except as expressly stated therein and may be subject to important qualifications, limitations and supplemental information agreed to by Silk Road, Boston Scientific and Merger Sub in connection with negotiating the terms of the merger agreement, including certain qualifications, limitations and supplemental information disclosed in the confidential disclosure letter delivered by Silk Road to Boston Scientific prior to the execution of the merger agreement (which we refer to as the “company letter”). In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between Silk Road, Boston Scientific and Merger Sub, and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors. In reviewing the representations, warranties, covenants and agreements contained in the merger agreement or any description thereof in this summary, it is important to bear in mind that such representations, warranties, covenants and agreements or any descriptions were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Silk Road, Boston Scientific and Merger Sub or any of their respective affiliates or businesses except as expressly stated in the merger agreement.
Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. You should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Silk Road, Boston Scientific and Merger Sub because the parties to the merger agreement may take certain actions that are either expressly permitted in the company letter or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and attached as Annex A to this proxy statement, with the intention of providing you with information regarding the terms of the merger. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will be merged with and into Silk Road. As a result of the merger, (a) the separate corporate existence of Merger Sub will cease, and Silk Road will continue as the surviving corporation of the merger and a wholly owned subsidiary of Boston Scientific and (b) the merger will have the effects set forth in the merger agreement, and in the applicable provisions of the DGCL. At the effective time, all of the property, rights, privileges and powers of Silk Road and Merger Sub will vest in the surviving corporation, and all of the debts, liabilities and duties of Silk Road and Merger Sub will become the debts, liabilities and duties of the surviving corporation.
At the effective time, the amended and restated certificate of incorporation of Silk Road as in effect as of the signing date (the “Silk Road charter”) will be amended and restated in its entirety to be in the form as set forth in Exhibit A to the merger agreement. Boston Scientific and Silk Road will take such actions reasonably necessary to cause the amended and restated bylaws of Silk Road as in effect as of the signing date (the “Silk Road bylaws”) to be amended in their entirety, as the second amended and restated bylaws of Silk Road, upon the effective time to conform to the bylaws of Merger Sub as in effect immediately prior to the effective time (except that the name will be “Silk Road Medical, Inc.”), and as so amended will be the bylaws of the surviving corporation until thereafter amended as provided therein or by applicable law.
Unless otherwise designated by Boston Scientific prior to the effective time, the directors of Merger Sub immediately prior to the effective time will be the directors of the surviving corporation upon the effective time and the officers of Merger Sub immediately prior to the effective time or such other individuals designated by

Boston Scientific as of the effective time will be the officers of the surviving corporation upon the effective time, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.
Closing and Effective Time
Unless the merger agreement has been terminated in accordance with its terms, the closing will take place by electronic exchange of the required closing deliverables at 8:00 a.m., Eastern Time, on the fourth business day after the satisfaction or written waiver (where permissible under applicable law) of all of the conditions to closing set forth in the merger agreement (other than those conditions that by their terms are to be satisfied at the closing (subject to their satisfaction or written waiver, where permissible)), unless another time, date or place is agreed to in writing by Boston Scientific and Silk Road. The date on which the closing occurs is referred to in the merger agreement as the “closing date.”
On the closing date, Boston Scientific, Merger Sub and Silk Road will cause a certificate of merger (which we refer to as the “certificate of merger”) to be executed and filed with the Secretary of State of the State of Delaware in such form as required by and in accordance with Section 251 of the DGCL. The merger will become effective at the time the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by Boston Scientific and Silk Road and specified in the certificate of merger in accordance with the DGCL, such date and time are referred to as the “effective time.”
Merger Consideration
Common Stock
At the effective time, each share of Silk Road common stock issued and outstanding immediately prior to the effective time, other than certain “excluded shares,” will be canceled and converted automatically into the right to receive the merger consideration.
“Excluded shares” refers to: (i) shares held in the treasury of Silk Road or owned by Merger Sub, Boston Scientific or any direct or indirect wholly owned subsidiary of Boston Scientific, (ii) Silk Road options that have an exercise price per share that is equal to or greater than the merger consideration and Silk Road PSUs that have not been deemed earned or vested in accordance with the applicable award agreement or Silk Road stock plan or (iii) certain dissenting shares, for which an appraisal under Section 262 of the DGCL has been properly demanded (as described in the section of this proxy statement captioned “The Merger—Appraisal Rights”).
Treatment of Silk Road Equity Awards and the ESPP in the Merger
The merger agreement provides that in connection with the merger, Silk Road equity awards that are outstanding immediately prior to the effective time and the ESPP will be treated as described below.
Treatment of Silk Road Options
The merger agreement provides that at the effective time:
•
each Silk Road option, whether vested or unvested, that is not an underwater Silk Road option will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the amount by which the merger consideration exceeds the applicable exercise price per share of such Silk Road option and (b) the aggregate number of shares remaining issuable upon exercise of such Silk Road option, less applicable taxes and authorized deductions; and

•	each underwater Silk Road option, whether vested or unvested, will be canceled without the payment of any consideration.
Treatment of Silk Road RSUs
The merger agreement provides, that at the effective time, each Silk Road RSU, whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the merger consideration and (b) the aggregate number of shares underlying such Silk Road RSU, less applicable taxes and authorized deductions.

Treatment of Silk Road PSUs
The merger agreement provides that, at the effective time, each Silk Road PSU, whether vested but unsettled or unvested, will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the merger consideration and (b) the aggregate number of shares underlying such Silk Road PSU (determined based on achievement of market or performance conditions in accordance with the applicable award agreement or Silk Road stock plan as of immediately prior to the effective time), less applicable taxes and authorized deductions, and each Silk Road PSU that has not been deemed earned in accordance with the applicable award agreement or Silk Road stock plan will be canceled without the payment of consideration.
Boston Scientific will cause the surviving corporation to make the payments described above with respect to Silk Road equity awards as promptly as practicable (and in no event later than 30 calendar days) following the effective time. Prior to the effective time, the Silk Road Board (and/or its compensation committee) will adopt such resolutions as are necessary to give effect to the transactions described above.
Treatment of the ESPP
The merger agreement provides that, following the signing of the merger agreement, Silk Road will continue to operate the ESPP in accordance with its terms and past practice for the offering period in effect as of June 17, 2024, provided that:
•	participation in the ESPP is limited to those employees who are participants on June 17, 2024;
•
participants in the ESPP may not increase their payroll deduction elections or rate of contributions from those in effect on June 17, 2024, or make any separate non-payroll contributions to the ESPP on or following June 17, 2024;

•	no new ESPP offering period will commence after June 17, 2024;
•
as of the earlier of the first scheduled purchase date following June 17, 2024, or a date that is no later than the last trading day before the effective time, each participant’s then-outstanding share purchase right under the ESPP will be exercised; and

•	the ESPP will terminate as of or prior to the effective time.
Exchange and Payment Procedures
The merger agreement provides that, prior to the effective time, Boston Scientific will appoint a bank or trust company approved (such approval not to be unreasonably withheld, conditioned or delayed) in advance by Silk Road (which we refer to as the “paying agent”), and enter into a paying agent agreement, in form and substance reasonably acceptable to Silk Road (the “paying agent Agreement”), with such paying agent for the purpose of exchanging (i) certificates that represented shares (which we refer to as the “certificates”) and (ii) shares represented by book-entry shares for payment of the merger consideration in accordance with the merger agreement. At or prior to the effective time, Boston Scientific will deposit, or cause Merger Sub to deposit, with the paying agent, for the benefit of the holders of shares (other than excluded shares), cash in an amount sufficient to pay the aggregate merger consideration required to be paid pursuant to the merger agreement (we refer to such cash as the “payment fund”). The payment fund will not be used for any other purpose. The payment fund will be invested by the paying agent as directed by Boston Scientific; provided, however, that such investments will be in obligations of or guaranteed by the U.S. or any agency or instrumentality thereof and backed by the full faith and credit of the U.S., and that such investments will only be invested in the manner provided in the paying agent agreement. In the event the amount of the payment fund is insufficient to make the aggregate merger consideration payments contemplated by the merger agreement, Boston Scientific will promptly deposit, or cause to be deposited, with the paying agent such additional funds to ensure that the payment fund, at all relevant times, is maintained at a level sufficient to make such payments. Any net profit resulting from, or interest or income produced by, such investments will be the property of, and payable, to the surviving corporation.
As promptly as practicable after the effective time (and in any event, within three business days thereafter), Boston Scientific will cause the paying agent to mail to each holder of record of a certificate: (i) a letter of transmittal, which will be in a form mutually agreed to by Boston Scientific and Silk Road prior to the effective time and will specify that delivery will be effected, and risk of loss and title to the certificates (if any) will pass, only upon delivery of such certificates (or effective affidavits of loss in lieu thereof) to the paying agent, and will otherwise be in customary form and have such other provisions as Boston Scientific or the paying agent may reasonably specify; and (ii) instructions for effecting the surrender of the certificates in exchange for payment of the merger consideration. Upon surrender of certificates (or effective affidavits of loss in lieu thereof) for cancellation to the paying agent or to such other agent or agents as may be appointed by Boston Scientific, and upon delivery of a letter of transmittal (and accompanying attachments), duly executed and in proper form, with respect to such certificates, the holder of record of such certificates will be entitled to receive the merger consideration for each share formerly represented by such certificates. Any certificates so surrendered will then be canceled. The merger consideration paid upon the surrender for exchange of certificates will be deemed to have been paid in full satisfaction of all rights pertaining to shares formerly represented by such certificates. If payment of the merger consideration is to be made to a person other than the person in whose name any surrendered certificate is registered, it will be a condition precedent of payment that the certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer, and the person requesting such payment will have paid any transfer or other similar taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the certificate so surrendered or will have established to the satisfaction of the paying agent that such taxes either have been paid or are not payable. Any holder immediately prior to the effective time of non-certificated shares represented by book-entry (which we refer to as “book-entry shares”) will not be required to deliver a certificate (or effective affidavits of loss in lieu thereof) or an executed letter of transmittal to the paying agent to receive the merger consideration that such holder is entitled to receive pursuant to the merger agreement; provided that such holders will be required to submit to the paying agent any forms or other documentation (including any IRS Form W-8 or W-9, as applicable, provided, any failure to provide an IRS Form W-8 or W-9 will only permit the paying agent to withhold on the merger consideration pursuant to applicable law) as the paying agent may reasonably request. In lieu thereof, upon receipt of an “agent’s message” by the paying agent (or such other customary evidence, if any, of transfer and any forms or other documentation as the paying agent may reasonably request), each registered holder of one or more book-entry shares will automatically upon the effective time be entitled to receive, and Boston Scientific will cause the paying agent to pay and deliver as soon as reasonably practicable after the effective time (and in any event, within three business days thereafter), the merger consideration payable for each such book-entry share. Payment of the merger consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered. Until surrendered as contemplated hereby, each certificate or book-entry share will be deemed at any time after the effective time to represent only the right to receive the merger consideration as contemplated by the merger agreement. No interest will be paid or will accrue on any cash payable to holders of record of certificates or book-entry shares pursuant to the merger agreement.
Representations and Warranties
The merger agreement contains representations and warranties of Silk Road, Boston Scientific and Merger Sub.
Some of the representations and warranties in the merger agreement made by Silk Road are qualified as to “materiality” or “Silk Road material adverse effect.” For purposes of the merger agreement, “Silk Road material adverse effect” means any event, change, occurrence or effect that, individually or in the aggregate with any other event, change, occurrence or effect, has had, or would reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of Silk Road. However, in no event will any of the following, alone or in combination, be deemed to constitute, nor will any of the following be taken into account in determining whether there has been a Silk Road material adverse effect:
(i)
a change in general economic, political, regulatory, business, financial, credit or capital market conditions, or any changes therein, including interest or exchange rates or fluctuations in the value of any currency;

(ii)	changes generally affecting the industries in which Silk Road operates;
(iii)	any change after the signing date in applicable laws, requirements or GAAP or the interpretation or enforcement thereof, in each case, by a governmental authority;
(iv)
any disease outbreak, epidemic or pandemic (including the SARS CoV-2 or COVID-19 virus) and any evolutions or mutations thereof or quarantine restrictions, weather conditions or natural disasters or the worsening of any of the foregoing;

(v)
any change in global or national political conditions (including the outbreak or escalation of or acts of armed hostility or terrorism or escalation or worsening of war (whether or not declared) or military action or operation), sabotage, civil unrest, civil disobedience, cyberattack, national or international calamity, or other force majeure events;

(vi)
the announcement or the execution of the merger agreement, or the pendency or consummation of the transactions, or the identity of Boston Scientific as the buyer, including the impact thereof on relationships of Silk Road, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators (subject to certain exceptions set forth in the merger agreement);

(vii)
the taking of any action (or any action refrained from being taken) as expressly required by the merger agreement (other than Silk Road’s obligations under the merger agreement or the taking of any action or any action refrained from being taken) in accordance with the express written request of Boston Scientific;

(viii)
any failure to meet internal, published or third party estimates, projections, budgets, plans or forecasts of its bookings, revenues, earnings, earnings per share or other financial performance or results of operations for any period or changes in the price or trading volume of the shares (provided that, except as otherwise provided in this definition, the underlying causes of such failure or decline may be considered in determining whether there is a Silk Road material adverse effect); or

(ix)
any stockholder litigation or any action brought by other persons against Silk Road or any of its directors, officers or representatives arising out of or relating to the merger agreement or the transactions; provided that, if the exceptions set forth in clauses (i), (ii), (iii), (iv) or (v) above have a disproportionate impact on Silk Road, taken as a whole, compared to other similarly situated companies that operate in the industries in which Silk Road operates, then such disproportionate impact may be taken into account in determining whether a Silk Road material adverse effect has occurred solely to the extent of such disproportionate impact.

In the merger agreement, Silk Road has made customary representations and warranties to Boston Scientific and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and Silk Road’s disclosure schedule thereto. These representations and warranties relate to, among other things:
•	the due organization, valid existence, good standing, and corporate authority and qualification to conduct business of Silk Road;
•	the due organization, good standing, and authority and qualification to conduct business of each Silk Road subsidiary;
•	the certificate of incorporation and bylaws of Silk Road and any subsidiaries of Silk Road;
•
the ownership and capital structure of Silk Road, and the absence of any outstanding obligations under any contract or otherwise: (i) to repurchase, redeem, or otherwise acquire any equity interests in any third person, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights for the benefit of Silk Road with respect to any equity interests in any third person, or for Silk Road to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in third person;

•	Silk Road’s corporate power and authority to execute, deliver and perform its obligations under the merger agreement and the enforceability of the merger agreement against Silk Road;
•
the absence of, resulting from the execution and delivery of the merger agreement and the consummation of the transactions to be consummated by Silk Road: (i) conflicts with the Silk Road charter, the Silk Road bylaws, and the organizational documents of each Silk Road subsidiary, (ii) breaches of certain contracts and agreements, (iii) liens upon Silk Road’s properties or assets and (iv) violations of applicable law;

•	required consents, regulatory filings and approvals in connection with the execution and delivery of the merger agreement and the consummation of the transactions;

•	possession of all material permits necessary to enable Silk Road to conduct its business;
•	compliance with applicable laws;
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(i) the preparation of Silk Road’s financial statements, including Silk Road’s maintenance of internal controls with respect to financial reporting and (ii) the preparation, compliance, accuracy and timely filing of or furnishing to the SEC all Silk Road SEC filings, including disclosure controls and procedures, and the absence of undisclosed liabilities;

•
since December 31, 2023 through the signing date: (i) the absence of any Silk Road material adverse effect; (ii) Silk Road’s operation in the ordinary course of business (except in connection with the transactions); and (iii) Silk Road not having taken certain actions that, if taken after the signing date, would violate the merger agreement;

•	the absence of litigation;
•	employee benefit plans;
•	labor and employment matters;
•	real property and title to assets;
•	tax matters;
•	the existence, enforceability and absence of material breach, material violation or default under specified categories of Silk Road’s material contracts;
•	insurance matters;
•	environmental matters;
•	intellectual property matters;
•	data privacy and security matters;
•	anti-corruption laws, sanctions and similar rules and regulations;
•	regulatory matters;
•	products liability matters;
•	suppliers and manufacturer matters;
•
the absence of any legally binding contract, subcontract, agreement, note, bond, mortgage, indenture, lease, sublease, license, sublicense, permit, franchise or other legally binding instrument, obligation, commitment or arrangement between Silk Road or any Silk Road subsidiaries, on one hand, and any of Silk Road’s affiliates, on the other hand, that would be required to be disclosed by Silk Road under Item 404 of Regulation S-K under the Securities Act (which we refer to as “affiliate transactions”);

•
the approval of the merger agreement and the merger by the Silk Road Board, the Silk Road Board’s recommendation that the stockholders adopt the merger agreement, and the vote required by the stockholders to approve the merger agreement and consummate the transactions;

•
the applicability of Section 203 of the DGCL and any other applicable takeover or anti-takeover laws to the execution of the merger agreement, the performance of the parties’ obligations thereunder or the consummation of the transactions;

•	the receipt of BofA Securities’ opinion by Silk Road and the substance of such opinion; and
•	payment of fees and expenses to any investment banker, broker or finder in connection with the merger agreement.

In the merger agreement, Boston Scientific and Merger Sub have made customary representations and warranties to Silk Road that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
•	Boston Scientific’s and Merger Sub’s due organization, valid existence, good standing, and authority and qualification to conduct business;
•
Boston Scientific’s and Merger Sub’s corporate power and authority to execute and deliver the merger agreement and to perform their obligations thereunder, and the enforceability of the merger agreement against Boston Scientific and Merger Sub;

•
the absence of, resulting from the execution and delivery of the merger agreement and the consummation of the transactions: (i) conflicts with Boston Scientific’s and Merger Sub’s organizational documents, (ii) breaches of certain contracts and agreements, (iii) liens upon Boston Scientific’s and Merger Sub’s properties or assets and (iv) violations of applicable law;

•	required consents, regulatory filings and approvals in connection with the execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement;
•	no interested stockholders;
•	the absence of litigation;
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no research, development or efforts to commercialize a transcarotid artery revascularization procedure (which we refer to as a “TCAR procedure”) or no present pursuit of any acquisition or license of third-party assets, with respect to a TCAR procedure (including through an acquisition of an entity); nor has Boston Scientific, within the past twelve months, terminated, suspended, or otherwise deprioritized the research, development, or commercialization of a TCAR procedure;

•	operations of Merger Sub;
•	sufficiency of funds; and
•
Silk Road will not be responsible for any payment of fees to any investment banker, broker or finder in connection with the merger agreement based upon arrangements made by or on behalf of Boston Scientific or Merger Sub or any of their respective affiliates.

Conduct of Business Pending the Merger
The merger agreement provides that, during the pre-closing period, except (i) as required by applicable law, (ii) with the prior written consent of Boston Scientific (which consent will not be unreasonably withheld, conditioned or delayed), (iii) as expressly required or permitted by any other provision of the merger agreement, or (iv) as set forth in Silk Road’s disclosure letter thereto, Silk Road will, and will cause Silk Road’s subsidiaries to, use reasonable best efforts to: (A) conduct the businesses of Silk Road only in the ordinary course of business consistent with past practices and (B)(1) preserve substantially intact the current business organization, material assets and material properties of Silk Road, (2) keep available the services of Silk Road’s current executive officers and key employees(other than for cause), (3) maintain in effect all necessary business licenses, permits, consents, franchises and approvals and authorizations necessary for the conduct of the business of Silk Road as conducted on the signing date, and (C) maintain the current relationships of Silk Road with any persons with which Silk Road has material business relations and with governmental authorities that have jurisdiction over its business and operations.
Except as expressly required or permitted by any other provision of the merger agreement, as set forth in Silk Road’s disclosure letter thereto or as required by applicable law, neither Silk Road nor any Silk Road subsidiary will, during the pre-closing period, do any of the following without the prior written consent of Boston Scientific (which consent will not be unreasonably withheld, conditioned or delayed):
•	amend or otherwise change its certificate of incorporation, bylaws or other similar organizational documents (including the Silk Road charter and the Silk Road bylaws);
•
issue, grant, sell, dispose of, encumber or authorize such issuance, grant, sale, disposition or encumbrance of, any equity interests of Silk Road or any Silk Road subsidiary except for the issuance or withholding of shares (A) issuable pursuant to Silk Road options, Silk Road RSUs or Silk Road

PSUs that are outstanding as of the signing date pursuant to their respective terms immediately prior to the signing date, (B) issuable pursuant to Silk Road options, Silk Road RSUs or Silk Road PSUs granted after the signing date in accordance with the terms of the merger agreement and (C) issuance of shares under the Silk Road ESPP;
•
declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its equity interests, except for dividends or other distributions by any direct or indirect wholly owned Silk Road subsidiary to Silk Road or any other direct or indirect wholly owned Silk Road subsidiary;

•
reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any equity interests of Silk Road or any of the Silk Road subsidiaries, except in connection with any net exercise, net settlement or “sell to cover” transaction with respect to any Silk Road options, Silk Road RSUs or Silk Road PSUs, or to satisfy tax obligations with respect to the vesting, settlement or exercise of any Silk Road options, Silk Road RSUs or Silk Road PSUs;

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sell, transfer, lease, sublease, license, mortgage, pledge, encumber, allow to lapse, assign, abandon, disclaim, dedicate to the public, incur any lien on (other than a permitted lien under the merger agreement) or otherwise dispose of, or authorize any of the foregoing with respect to, any of its material properties, assets, licenses, operations, rights, businesses or interests therein (but not including contracts or any Silk Road intellectual property) except (A) pursuant to contracts or leases in force on the signing date or entered into after the signing date in compliance with the merger agreement, (B) such dispositions of assets no longer used in the ordinary course of business of Silk Road’s or the applicable Silk Road subsidiary’s business as conducted as of the signing date, (C) such dispositions among Silk Road and the Silk Road subsidiaries or (D) sales of Silk Road products in the ordinary course of business consistent with past practice;

•
acquire (including by amalgamation, merger, consolidation, or acquisition of equity interests or assets or any other business combination) (A) any company, corporation, partnership, other business organization (or any division thereof), (B) any real property or (C) any other assets in excess of $250,000, individually, or $1,000,000 in the aggregate (other than the acquisition of raw materials, supplies, equipment or inventory (in each case) in the ordinary course of business);

•
(A) repurchase, prepay or incur any indebtedness for borrowed money or issue any debt securities, or issue or sell options, warrants, calls or other rights to acquire any of its debt securities, (B) make any loans, advances or capital contributions to, or investments in, any other person (other than a Silk Road subsidiary), or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness for borrowed money of another person (other than a guaranty by Silk Road on behalf of any Silk Road subsidiary given in the ordinary course of business consistent with past practices or in connection with reimbursements to employees);

•
enter into, amend, modify, terminate or renew, or assign or waive any material rights or exercise any material option under, any material contract (or any other contract that would be deemed a material contract if it had been entered into prior to the signing date), other than subject to certain other provisions in the merger agreement (subject to certain exceptions set forth in the merger agreement), (A) in the ordinary course of business consistent with past practices, (B) as a result of the expiration or non-renewal of any such material contract in accordance with its terms as in effect on the signing date or (C) other than Silk Road leases, any renewal in the ordinary course of business on substantially similar commercial terms of any such material contract as in effect on the signing date (other than commercially reasonable changes in pricing terms, provided that Silk Road will consult with Boston Scientific regarding any material changes in pricing terms);

•
authorize, or make any commitment with respect to, capital expenditures in any calendar year that in the aggregate exceed the annual capital expenditures budget for 2024 of Silk Road and the Silk Road subsidiaries, taken as a whole; or, with respect to any capital expenditures not set forth in the annual capital expenditures budget that exceed $250,000 individually or $1,000,000 in the aggregate;

•	except as otherwise required under any Silk Road employee benefit plan in effect as of the signing date, (A) increase the compensation payable or to become payable or the benefits provided to any employee or outside director, consultant, vendor or other independent contractor of Silk Road or any Silk Road subsidiary (which we refer to as “service providers”), (B) grant or amend any retention, severance or termination pay to, or enter into any employment, bonus, incentive, equity, change of control or severance agreement with, any service provider, (C) pay any annual bonus or annual incentive compensation in excess of the amount earned based on actual performance in accordance with the applicable Silk Road employee benefit plan, (D) establish, adopt, enter into, terminate or amend any Silk Road employee benefit plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Silk Road employee benefit plan if it were in existence as of the signing date, for the benefit of any service providers, (E) loan or advance any money or other property to any service provider or (F) establish, adopt, enter into or amend any collective bargaining agreement or similar labor agreement;
•
hire or terminate (other than for cause) the employment of any employee (or any individual who would be an employee if employed on the signing date), other than employees below the level of vice president in the ordinary course of business;

•
voluntarily accelerate the lapse of restriction, achievement of performance or vesting of any equity or equity-based awards as a result of the merger, except as expressly provided in the merger agreement;

•
voluntarily fail to maintain in full force and effect the existing insurance policies (or replacement or revised policies with substantially comparable terms and conditions that provide insurance coverage in a manner consistent with past practices) covering Silk Road and its material properties, assets and businesses;

•	voluntarily terminate, suspend, modify or otherwise take any step to limit the effectiveness or validity of as valid and in full force and effect, any material Silk Road permit;
•
(A) settle (or propose to settle) any action, other than (1) settlements for monetary damages (net of insurance proceeds) involving not more than $500,000 individually and that do not (x) impose any actions or restrictions (other than de minimis actions or restrictions on Silk Road) or ongoing royalty or other future payment obligations on the business or operations of Silk Road, or after the effective time, Boston Scientific or its subsidiaries or (y) include the admission of wrongdoing by Silk Road and (2) certain litigation arising out of or relating to the merger agreement or the transactions or (B) settle (or propose to settle) any litigation, investigation or action brought by any governmental authority, including by entering into any consent decree or other similar agreement;

•
change Silk Road’s financial accounting policies or procedures in effect as of December 31, 2023 in any material respect, other than as required by GAAP or law, (B) write up, write down or write off the book value of any of its material assets, other than (1) in the ordinary course of business or (2) as may be required by law or GAAP, as approved by Silk Road’s independent public accountants;

•
adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Silk Road or any of the Silk Road subsidiaries;

•
(A) change or adopt (or file a request to change or adopt) any method of tax accounting or any annual tax accounting period, (B) make, change or rescind any material tax election (any election under Treasury Regulations Section 301.7701-3 considered material for this purpose), (C) file any income or other material tax return relating to Silk Road or any of the Silk Road subsidiaries that has been prepared in a manner that is inconsistent with past practices, (D) settle or compromise any material claim, investigation, audit or controversy relating to taxes, (E) surrender any right to claim a material tax refund, (F) file any amended income or other material tax return, (G) enter into any closing agreement with respect to any tax or (H) waive or extend the statute of limitations with respect to any tax return other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business and consistent with past practices;

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(A) abandon, disclaim, dedicate to the public, sell, assign, transfer, voluntarily encumber or incur any lien (other than permitted liens under the merger agreement) on, any intellectual property owned or purported to be owned by Silk Road or material intellectual property that Silk Road has licensed or is otherwise permitted to use pursuant to certain intellectual property agreements, including intentionally failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and taxes, to maintain and protect Silk Road’s interest in such owned intellectual property or material licensed intellectual property, other than items that are abandoned or permitted to lapse in the ordinary course of business; (B) license or sublicense any intellectual property to any third party, other than non-exclusive licenses granted in connection with customer sales of any Silk Road products or pursuant to any “excluded contract” under the merger agreement; (C) enter into an agreement to develop, create or invent any intellectual property jointly with any third party, in each case other than in the ordinary course of business; or (D) disclose any confidential Silk Road owned intellectual property to any third person, other than in the ordinary course of business and subject to confidentiality and non-disclosure obligations;
•
(A) commence, alone or with any third party, any clinical study that has not been disclosed to Boston Scientific or its representatives prior to the signing date, (B) unless required by any governmental authority, discontinue, terminate or suspend any ongoing material research program or clinical study or (C) unless required by any governmental authority, make any material restrictions to any ongoing material clinical study, in each case, relating to any Silk Road product;

•	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any non-arm’s length affiliate transaction; or
•	agree, resolve, announce an intention, enter into any contract or otherwise make a commitment, to do any of the foregoing.
Without limiting the foregoing, nothing contained in the merger agreement will give Boston Scientific or Merger Sub, directly or indirectly, the right to control or direct the operations of Silk Road prior to the closing. Prior to the closing, Silk Road will exercise, consistent with and subject to the terms and conditions of the merger agreement, control and supervision over such matters.
No Solicitation of Takeover Proposals
Subject to certain exceptions contained in the merger agreement, Silk Road will, and will cause the Silk Road subsidiaries to, and will use its reasonable best efforts to cause the representatives of Silk Road to, immediately cease and cause to be terminated any solicitation, discussions or negotiations with any person that may be ongoing with respect to an acquisition proposal, or any inquiry, expression of interest, proposal, discussion, negotiations or offer that would reasonably be expected to lead to an acquisition proposal, and, within two business days after the public announcement of the merger agreement, will request in writing the return or destruction of all confidential information of Silk Road previously furnished to any such person who executed a confidentiality agreement with Silk Road since July 1, 2023 in connection with its consideration of an acquisition proposal in accordance with the terms of such confidentiality agreement and immediately terminate all access to any physical and electronic data room containing confidential information of Silk Road granted to any such person, its affiliates or representatives in connection with its consideration of an acquisition proposal.
Subject to certain exceptions contained in the merger agreement, during the pre-closing period, Silk Road agrees that it will not, will cause each Silk Road subsidiary and each director, executive officer, legal counsel or financial advisor of Silk Road not to, and will not authorize the other representatives of Silk Road to, directly or indirectly,
•
solicit, initiate, knowingly facilitate or knowingly encourage any inquiries or the implementation or submission of any acquisition proposal, or any proposals or offers that would be reasonably expected to lead to an acquisition proposal;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an acquisition proposal except to notify such person of the existence of applicable restrictions contained in the merger agreement and seek to clarify the terms of any such acquisition proposal;

•
otherwise knowingly facilitate or knowingly encourage any effort or attempt to make an acquisition proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an acquisition proposal; or

•	execute or enter into any acquisition agreement,

provided that, notwithstanding the foregoing, Silk Road may grant a waiver, amendment or release under, or otherwise not enforce the terms of, any confidentiality or standstill agreement existing as of the signing date, solely to the extent necessary to allow a confidential acquisition proposal to be made to Silk Road or the Silk Road Board (or any committee thereof) so long as (A) the Silk Road Board has determined in good faith (after consultation with outside legal counsel) that the failure to grant such waiver, amendment or release or the enforcement of the terms thereof, would be inconsistent with its fiduciary duties under applicable law and (B) Silk Road promptly (and in any event within 24 hours) following the determination by the Silk Road Board as required by the foregoing clause (A) notifies Boston Scientific of any such determination; provided, further, that, prior to the receipt of the Silk Road stockholder approval, nothing contained in the no solicitation provisions of the merger agreement will prevent Silk Road or the Silk Road Board (or any committee thereof) from furnishing information to, or engaging in negotiations or discussions with, any person that has made a bona fide written acquisition proposal, which acquisition proposal did not result from a breach (or a deemed breach pursuant to the provisions of the merger agreement) of the no shop provisions of the merger agreement, if, and only if, prior to taking such action referred to in the second and third bullets above (except that Silk Road or its representatives may notify any person of the existence of the applicable no solicitation provisions of the merger agreement and may seek to clarify the terms of any such acquisition proposal), (1) the Silk Road Board (x) determines in good faith (after consultation with its advisors) that such acquisition proposal is, or would reasonably be expected to lead to, a superior proposal and (y) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions be inconsistent with its fiduciary duties under applicable law, (2) Silk Road provides written notice to Boston Scientific of the determination referenced in subclause (1) above promptly (and in any event within 24 hours of such determination), and (3) Silk Road receives or has received from such person an executed acceptable confidentiality agreement executed after the signing date. Silk Road will deliver to Boston Scientific a copy of any acceptable confidentiality agreement promptly (and in any event within 24 hours) following its execution. Silk Road will provide to Boston Scientific any non-public information concerning Silk Road or any of the Silk Road subsidiaries provided by Silk Road or any Silk Road subsidiary to any person entering into an acceptable confidentiality agreement pursuant to the applicable no solicitation provisions of the merger agreement that has not been previously provided to Boston Scientific prior to or substantially concurrently with the time it is provided to such person.
Silk Road will promptly (and in any event within 24 hours after delivery to Silk Road) (i) provide Boston Scientific written notice of (A) the receipt by Silk Road or, to Silk Road’s knowledge (which is deemed to include the actual knowledge of any director, executive officer, legal counsel or financial advisor of Silk Road), any of its representatives, of any acquisition proposal (including, for the avoidance of doubt, any material modification thereto) or (B) any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, Silk Road, any Silk Road subsidiary or, to Silk Road’s knowledge, any representatives of Silk Road concerning an acquisition proposal and (ii) disclose to Boston Scientific the identity of such person making, and an unredacted copy of, any such acquisition proposal or any such inquiry, offer, proposal or request made in writing (or, if made orally, a reasonably detailed description of such acquisition proposal, inquiry, offer, proposal or request). Silk Road will, promptly upon receipt or delivery thereof (and in any event within 24 hours), provide Boston Scientific (and its outside counsel) with copies of all drafts and final versions of definitive or other agreements including schedules and exhibits thereto relating to such acquisition proposal, in each case exchanged between Silk Road or any of its representatives, on one hand, and the person making such acquisition proposal or any of its representatives, on the other hand. Silk Road will keep Boston Scientific reasonably informed on a reasonably prompt basis (and in any event within 24 hours of any material development) of the status and details (including with respect to any change in price, any change in the amount or form of consideration or any other material amendments) of any such acquisition proposal or other inquiry, offer, proposal or request concerning an acquisition proposal. Silk Road will promptly, and in any event within 24 hours, following a determination by the Silk Road Board (or any committee thereof) that an acquisition proposal is a superior proposal, notify Boston Scientific of such determination.

For purposes of this proxy statement and the merger agreement:
“Acquisition proposal” means any proposal or offer from any person or group (other than Boston Scientific or any of its subsidiaries) relating to, in a single transaction or series of related transactions:
•
any direct or indirect acquisition of (1) more than 20% of the consolidated assets (based on the fair market value as of the date of such acquisition) or revenue of Silk Road, taken as a whole, including in any such case through the acquisition of one or more Silk Road subsidiaries owning such assets or by exclusive license of such assets, or (2) more than 20% of the outstanding Silk Road common stock (or equity interests convertible into, or exchangeable for, 20% of the outstanding Silk Road common stock);

•
any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any person or group (or the shareholders of any person or group) beneficially owning 20% or more of the outstanding Silk Road common stock;

•
any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving Silk Road which would result in any person or group, (or the shareholders of any person or group) beneficially owning, directly or indirectly, more than 20% of the outstanding Silk Road common stock or 20% of the voting power of the surviving entity in a merger involving Silk Road or the resulting direct or indirect parent of Silk Road or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power).

Whenever the term “group” is used in the merger agreement and in this proxy statement summary of the merger agreement, it will have the definition set forth in Rule 13d-3 of the Exchange Act.
“Intervening event” means any material event, change, effect or development occurring or arising after the signing date that was not known or reasonably foreseeable by the Silk Road Board as of the signing date (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Silk Road Board as of the signing date); provided, however, that in no event will any event, circumstance, change, effect or development resulting from or relating to any of the following constitute or be deemed to be an intervening event: (A) any acquisition proposal; (B) the public announcement or execution of the merger agreement, the identity of Boston Scientific or the public announcement, pendency or consummation of the transactions; (C) any change in the trading price or trading volume of Silk Road common stock on Nasdaq or any change in Silk Road’s credit rating (although, for purposes of clarity, any underlying facts, causes, events, circumstances, changes, effects, developments or conditions relating to or causing such change may be considered, along with the effects or consequences thereof); or (D) the fact that Silk Road has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of Silk Road or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the signing date (although for purposes of clarity, any underlying facts, causes, events, circumstances, changes, effects, developments or conditions relating to or causing any of the foregoing in clause (D) may be considered and taken into account, along with the effects or consequences thereof).
“Superior proposal” means any bona fide written acquisition proposal made by any person or group (other than Boston Scientific or any of its subsidiaries) after the signing date, which acquisition proposal did not result from a breach (or deemed breach pursuant to the provisions of the merger agreement) of the no shop provisions of the merger agreement and that (A) would result in such person or group (or in the case of a direct merger between such person and Silk Road, the shareholders of such person) acquiring, directly or indirectly, more than 50% of the outstanding shares or all or substantially all of the consolidated assets of Silk Road, taken as a whole, (B) is on terms that the Silk Road Board determines in good faith (after consultation with its outside financial advisor and outside legal counsel and after taking into account all the terms and conditions of the acquisition proposal that the Silk Road Board deems relevant in furtherance of its fiduciary duties) are more favorable to the stockholders from a financial point of view than the merger and the other transactions (taking into account any amendment or modification agreed to by Boston Scientific pursuant to the merger agreement) and (C) the Silk Road Board determines (after consultation with its outside financial advisor and outside legal counsel) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects (including certainty of closing, certainty of financing and the identity of the person making the acquisition proposal) of such proposal.

Adverse Recommendation Change
As described above, and subject to the provisions described below, the Silk Road Board has made the recommendation that the stockholders vote “FOR” the proposal to adopt the merger agreement. The merger agreement provides that the Silk Road Board will not effect an adverse recommendation change, except as described below.
Except as expressly set forth in the applicable no solicitation provisions of the merger agreement, during the pre-closing period, neither Silk Road nor the Silk Road Board (or any committee thereof), as applicable, will, and neither will publicly propose to take any of the following actions:
•	withhold, withdraw or qualify (or modify in a manner adverse to Boston Scientific or Merger Sub) the recommendation of the Silk Road Board to vote for the proposal to adopt the merger agreement;
•	approve, recommend or otherwise declare advisable any acquisition proposal;
•
enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, confidentiality agreement, option or other similar agreement (other than an acceptable confidentiality agreement entered into in accordance with the terms of the merger agreement) regarding, that is intended to result in, or would reasonably be expected to lead to, any acquisition proposal (an “acquisition agreement”);

•	submit any acquisition proposal or any matter related thereto to the vote of the stockholders of Silk Road;
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if an acquisition proposal has been publicly disclosed (other than by the commencement of a tender offer or exchange offer), refuse to affirm publicly the recommendation of the Silk Road Board following any reasonable written request by Boston Scientific to provide such reaffirmation within five business days after Boston Scientific’s written request therefor (provided that Silk Road will not be required to make more than two such reaffirmations with respect to any acquisition proposal unless such acquisition proposal is subsequently publicly modified in any material respect in which case Boston Scientific may make such request once each time such modification is made); or

•	refrain from recommending against, without qualification, any acquisition proposal that is a tender offer or exchange offer within ten business days after the commencement thereof.
We refer to authorizing, committing, resolving or agreeing to take any of the actions in the preceding bulleted list (other than entering into an acceptable confidentiality agreement under the terms of the merger agreement) as an “adverse recommendation change.” For the avoidance of doubt, neither (A) the determination by Silk Road in accordance with the merger agreement that an acquisition proposal constitutes or would be reasonably likely to lead to a superior proposal pursuant to and in compliance with the merger agreement in and of itself, nor (B) the delivery by Silk Road of the notices with respect to an acquisition proposal or an intervening event required by the merger agreement will constitute an adverse recommendation change.
Notwithstanding anything in the merger agreement to the contrary, prior to the receipt of the Silk Road stockholder approval, the Silk Road Board (1) may effect an adverse recommendation change and (2) in respect of the immediately following subclause (x) (and only subclause(x)), may cause Silk Road to terminate the merger agreement by written notice to Boston Scientific of such termination (so long as, prior to or concurrently with, and as a condition to the effectiveness of, such termination, Silk Road pays to Boston Scientific the Silk Road termination fee), if (and only if) (x) Silk Road receives an unsolicited, written acquisition proposal that did not result from a breach (or deemed breach pursuant to the provisions of the merger agreement) of the no shop provisions of the merger agreement that the Silk Road Board determines in good faith (after consultation with its outside legal counsel and outside financial advisors) is a superior proposal and determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable law (which determination in and of itself will not constitute an adverse recommendation change for purposes of the merger agreement) or (y) an intervening event occurs and as a result thereof the Silk Road Board determines in good faith (after consultation with its outside legal counsel) that the failure to effect an adverse recommendation change would be inconsistent with its fiduciary duties under applicable law (which determination in and of itself will not constitute an adverse recommendation change for purposes of the merger agreement); provided that:
•
prior to effecting such an adverse recommendation change with respect to a superior proposal or terminating the merger agreement to enter into an acquisition agreement with respect to a superior proposal as permitted by the merger agreement (including, in the case of termination of the merger agreement, subject to the payment of the Silk Road termination fee), (A) Silk Road has notified Boston Scientific in writing that it intends to effect an adverse recommendation change (which notice, in and of itself, will not constitute an adverse recommendation change) or terminate the merger agreement to enter into such an acquisition agreement with respect to a superior proposal in accordance with its terms, (B) Silk Road has provided Boston Scientific definitive or other agreements including schedules and exhibits thereto relating to such acquisition proposal in each case, without any redactions, (C) for a period of four calendar days following delivery of such notice, to the extent requested by Boston Scientific, Silk Road will have discussed and negotiated in good faith, and will have made the representatives of Silk Road reasonably available to discuss and negotiate in good faith, with Boston Scientific and its representatives, any proposed modifications to the terms and conditions of the merger agreement and (D) no earlier than the end of such four-calendar-day period, the Silk Road Board (after consultation with its outside legal counsel and outside financial advisor), will have determined in good faith, after considering the terms of any amendment or modification to the merger agreement agreed to by Boston Scientific during such four-calendar-day period, that such superior proposal still constitutes a superior proposal and that the failure to make an adverse recommendation change or to terminate the merger agreement to enter into an acquisition agreement in connection therewith would be inconsistent with its fiduciary duties under applicable law (which determination, in and of itself, will not constitute an adverse recommendation change for purposes of the merger agreement); it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice under the merger agreement will require a new notice to Boston Scientific as provided above, but with respect to any such subsequent notices references herein to a “four-calendar-day period” will be deemed to be references to a “two-business-day period”; and
•
prior to effecting such an adverse recommendation change with respect to an intervening event, (A) Silk Road has notified Boston Scientific in writing that it intends to effect such an adverse recommendation change, describing in reasonable detail the reasons for such adverse recommendation change, (which notice, in itself, will not constitute an adverse recommendation change), (B) for a period of four calendar days following delivery of such notice, to the extent requested by Boston Scientific, Silk Road will have discussed and negotiated in good faith, and will have made the representatives of Silk Road reasonably available to discuss and negotiate in good faith, with Boston Scientific and its representatives any proposed modifications to the terms and conditions of the merger agreement and (C) no earlier than the end of such four-calendar-day period, the Silk Road Board will have determined in good faith, after considering the terms of any such amendment or modification to the merger agreement agreed to by Boston Scientific during such four-calendar-day period, that the failure to effect an adverse recommendation change would still be inconsistent with the Silk Road Board’s fiduciary duties under applicable law (which determination will not, in and of itself, constitute an adverse recommendation change for purposes of the merger agreement).

Indemnification and Insurance
From and after the effective time, the surviving corporation and its subsidiaries will, and Boston Scientific will cause the surviving corporation to, to the fullest extent permitted under the DGCL, honor and fulfill in all respects the obligations of Silk Road and the Silk Road subsidiaries under Silk Road charter and the Silk Road bylaws, and any and all indemnification agreements between Silk Road and the indemnified parties, and such indemnification agreements will survive the closing and will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights under such indemnified parties, except, in each case, to the extent required by applicable law. In addition, the certificate of incorporation and bylaws of the surviving corporation will contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses than are set forth in the Silk Road certificate of incorporation or Silk Road bylaws, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would affect adversely the rights thereunder of the indemnified parties; provided that all rights to indemnification in respect of any claim made for indemnification within such period will continue until the disposition of such action or resolution of such claim.
For a period of six years after the effective time, the surviving corporation will to the fullest extent permitted under applicable law, indemnify and hold harmless each indemnified party against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any action (whether arising before or after the effective time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as a director or officer of Silk Road or any Silk Road subsidiary, occurring on or before the effective time, and to the fullest extent permitted by law, the surviving corporation will pay all expenses of each indemnified party in advance of the final disposition of any such action, subject to receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable law that such indemnified party is not entitled to indemnification described in this paragraph. In the event of any such action, (i) subject to the undertaking described in the previous sentence, the surviving corporation will pay the reasonable fees and expenses of counsel selected by the indemnified parties, which counsel will be reasonably satisfactory to the surviving corporation, promptly after statements therefor are received, (ii) neither Boston Scientific nor the surviving corporation will settle, compromise or consent to the entry of any judgment in any pending or threatened action to which an indemnified party is a party (and in respect of which indemnification could be sought by such indemnified party hereunder), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such action and does not contain an admission of fault or wrongdoing or such indemnified party otherwise consents and (iii) Boston Scientific and the surviving corporation will cooperate in the defense of any such matter; provided, however, that neither Boston Scientific nor the surviving corporation will be liable for any settlement effected without the surviving corporation’s written consent (which consent will not be unreasonably withheld, conditioned or delayed); and provided further that, in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim will continue until the disposition of such claim. The rights of each indemnified party under the indemnification provisions of the merger agreement will be in addition to any rights such person may have under the certificate of incorporation or bylaws (or similar organizational documents) of Silk Road and the surviving corporation or any of their subsidiaries, or under any law or under any indemnification agreement of any indemnified party with Silk Road or any Silk Road subsidiary.
Silk Road will either (i) cause to be obtained, effective as of the effective time, “tail” insurance policies with a claims period of at least six years from the effective time with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as Silk Road’s existing policies as of immediately prior to the effective time for claims arising from facts or events that occurred on or prior to the effective time, and the surviving corporation will maintain in effect such insurance policies for six years from the effective time; provided that, if for any reason the surviving corporation fails to maintain such policies in effect the surviving corporation will substitute such policies with policies of at least the same coverage containing terms and conditions that are no less favorable to the indemnified parties with respect to matters occurring prior to the effective time; provided, however, that in no event will the surviving corporation be required to expend more than an amount per year equal to 300% of current annual premiums paid by Silk Road for such insurance; provided further that in the event of an expiration, termination or cancellation of such current policies, Boston Scientific or the surviving corporation will be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.
In the event the surviving corporation or any of its successors or assigns (i) consolidates or combines with or merges into any other person and will not be the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the proper provision will be made so that the successors and assigns of the surviving corporation, as the case may be, will succeed to the obligations set forth in the indemnification and insurance provisions of the merger agreement.
Boston Scientific agreed to cause the surviving corporation to perform all of the obligations of the surviving corporation under the indemnification and insurance provisions of the merger agreement.
The indemnification and insurance provisions of the merger agreement will survive the merger and are (i) intended to be for the benefit of, and will be enforceable by, each of the indemnified parties and their successors, assigns and heirs (each of whom will be third party beneficiaries of the indemnification and insurance provisions of the merger agreement) and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Unless required by applicable law, the indemnification and insurance provisions of the merger agreement may not be amended, altered or repealed after the effective time in such a manner as to adversely affect the rights of any indemnified parties or any of their successors, assigns or heirs without the prior written consent of the affected indemnified parties.
Employee Benefits Matters
The merger agreement provides that, for a period of one year immediately following the effective time (or if earlier the termination of a continuing employee’s employment), Boston Scientific will, or will cause the surviving corporation and its subsidiaries to provide each continuing employee to the extent such continuing employee remains employed by Boston Scientific or its subsidiaries, and to the extent permitted by applicable law, with an annual base salary or wages, target annual cash bonus or commission opportunity and retirement and health and welfare benefits that are, in the aggregate, no less favorable than the annual base salary or wages, target annual cash bonus or commission opportunity and retirement and health and welfare benefits received by continuing employees from Silk Road, in the aggregate, immediately prior to the effective time or those provided by Boston Scientific or its subsidiaries to similarly situated employees of Boston Scientific or its subsidiaries (as determined in Boston Scientific’s sole discretion). From and after the effective time, Boston Scientific will cause the surviving corporation and its subsidiaries to honor in accordance with their terms, all contracts of Silk Road as in effect immediately prior to the effective time.
Boston Scientific will, or will cause the surviving corporation and its subsidiaries to, use commercially reasonable efforts to cause continuing employees to receive service credit for purposes of eligibility to participate, vesting and benefit accrual, but excluding benefit accruals under any defined benefit pension plan, under any employee benefit plan, program or arrangement established or maintained by Boston Scientific, the surviving corporation or any of their respective subsidiaries under which each continuing employee may be eligible to participate on or after the effective time to the same extent recognized by Silk Road under comparable plans immediately prior to the effective time; provided, however, that such crediting of service will not operate to duplicate any benefit or the funding of any such benefit. Such plan, program or arrangement will credit each such continuing employee for service accrued or deemed accrued on or prior to the effective time with Silk Road and all affiliates where service with the affiliate was credited under a comparable plan of Silk Road prior to the effective time. In addition, Boston Scientific will use commercially reasonable efforts to waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the extent such conditions are covered immediately prior to the effective time under the applicable plans and to the same extent such limitations are waived under any comparable plan of Boston Scientific or its subsidiaries and use commercially reasonable efforts to recognize, for purposes of the annual deductible and out-of-pocket limits under its medical and dental plans, the deductible and out-of-pocket expenses paid by continuing employees in the calendar year in which the effective time occurs.
If requested by Boston Scientific as of at least ten (10) days prior to the closing date (but conditioned upon the occurrence of the closing), Silk Road will take all necessary actions to terminate or cause to be terminated any or all of the plans intended to include a Code Section 401(k) arrangement that are sponsored or maintained by Silk Road, effective as of the day prior to the closing date. Silk Road will, or will cause its applicable affiliate to, provide Boston Scientific with evidence that any requested terminated plan intended to include a Code Section 401(k) arrangement has been terminated, with the termination of the applicable plans effective no later than the day immediately preceding the closing date, pursuant to a duly adopted resolution of Silk Road or its applicable affiliate (the form and substance of which will be subject to review and approval by Boston Scientific, which approval will not be unreasonably withheld, conditioned or delayed) no later than the day immediately preceding the effective time.
Regulatory Filings
As promptly as practicable after the execution and delivery of the merger agreement, each of Boston Scientific and Silk Road will cooperate with each other and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate the transactions, including (i) within 15 business days after the signing date, making or causing to be made all filings and submissions required to be made by Boston Scientific, Silk Road or any of their affiliates under the HSR Act, and (ii) no later than 45 days after the signing date, making or causing to be made all filings and submissions, within prenotification or draft format where appropriate, required to be made by any party or any of its affiliates under any other applicable antitrust law or any foreign investment law, or other laws for the consummation of the transactions (which we refer to as the “regulatory filings”). The parties will cooperate in good faith with the applicable governmental authorities in connection with the regulatory filings and submissions and will, as promptly as practicable, comply with any requests for information, including, if applicable, requests for the production of documents and the production of witnesses for interviews or depositions by any governmental authorities. Boston Scientific will pay, or cause its affiliates to pay, all filing fees required under any antitrust law or any foreign investment law for any of the transactions.
Each of Boston Scientific and Silk Road will, and will cause its respective affiliates and representatives to, use reasonable best efforts to (i) assist and cooperate with each other in preparing and filing all documents required or reasonably deemed advisable by Boston Scientific to be submitted by any of them or their affiliates to any governmental authorities in connection with the transactions and (ii) obtain any governmental authority waiting period expirations or terminations, consents, waivers, authorizations, clearances or approvals which may be required to be obtained by Boston Scientific, Silk Road or any of their affiliates in connection with the transactions (which assistance and cooperation will include timely furnishing to the requesting party all information that such party or its counsel reasonably determines is required to be included in such documents or would be helpful in obtaining such required waiting period expirations or terminations, consents, waivers, authorizations, clearances or approvals).
Except where prohibited by applicable law or any governmental authority, each of the parties will promptly inform the other parties of any oral communication, and provide copies of written communications, with any governmental authority regarding any regulatory filing and will have the right to review in advance, and to the extent practicable, each will consult the other prior to making, and consider in good faith the views of the other party with respect to, any filing made with, or other material communications submitted to, any governmental authority in connection with the transactions. Subject to the applicable provisions relating to regulatory filings in the merger agreement and applicable laws relating to the exchange of information, each party will, to the extent practicable, give the other parties reasonable advance notice of all material communications with any governmental authority and consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion, proposal or other communication to be made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding, and each party, to the extent practicable, will give reasonable advance notice and make reasonable efforts to afford the other parties the opportunity to attend or participate in material conferences, meetings and telephone or other communications between the other parties and governmental authorities concerning the transactions, unless prohibited by such governmental authority. Materials required to be provided pursuant to the foregoing provisions relating to the regulatory filings may be redacted (i) to remove references concerning the valuation of Silk Road, (ii) as necessary to comply with contractual arrangements in existence as of the signing date, (iii) as necessary to preserve attorney-client or other privilege concerns and (iv) to remove material that is unrelated to the transactions. Each party, as each reasonably deems advisable, will be entitled to designate any competitively sensitive material provided to the other parties under the applicable provisions relating to regulatory filings in the merger agreement “Antitrust/FDI Counsel Only Material.” Such materials and the information contained therein will be given only to the outside antitrust and foreign direct investment counsel of the recipient and, unless explicitly excluded, in-house counsel of the recipient approved by the providing party and will not be disclosed by such outside counsel or approved in-house counsel to other representatives of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel.
Each of Boston Scientific and Silk Road will contest and defend through litigation on the merits (including by pursuing all avenues of appeal) any claim under any applicable antitrust law or foreign investment law asserted in court or any administrative or other tribunal by any third party, including any governmental authority of competent jurisdiction, in order to avoid the entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the closing date from occurring prior to the termination of the merger agreement.
Notwithstanding anything in the merger agreement to the contrary, nothing in the merger agreement will require, or be construed to require, Boston Scientific or any of its affiliates to (and Silk Road will not, without the prior written consent of Boston Scientific, agree to) (i) any sale, license, divestiture or other disposition or holding separate of any capital stock, businesses, assets, properties or other interests of Boston Scientific, Silk Road or any of their respective affiliates, (ii) the imposition of any limitation, restriction or condition on the ability of

Boston Scientific, Silk Road or any of their respective affiliates to conduct their respective businesses, assets, properties or other interests or (iii) the imposition of any limitation, restriction or condition on Boston Scientific, Silk Road, or any of their respective affiliates under any antitrust laws.
Subject to the foregoing paragraphs, Boston Scientific will have the right to (i) direct, devise and implement the strategy for obtaining approvals or expiration or, if applicable, terminations of waiting periods, under the HSR Act, any other antitrust law, foreign investment law or other laws applicable to any party or its affiliates and, in each case, required for the consummation of the transactions, and (ii) control the defense and settlement of any action relating to the transactions that is brought by or before any governmental authority in connection with the regulatory filings; provided that, Boston Scientific will consult in advance with Silk Road, and consider in good faith any suggestions of Silk Road, with respect to the foregoing matters. Notwithstanding the foregoing, Boston Scientific and Merger Sub will not, and will cause their respective affiliates and representatives not to, (A) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any regulatory filing unless Silk Road has consented in writing to such refiling or withdrawal (which consent will not be unreasonably withheld, conditioned or delayed); and (B) enter into any arrangement or agreement with any governmental authority to extend any waiting period under any antitrust law or foreign investment law or to not to consummate the merger, unless the Silk Road has consented in writing to such an agreement (which consent will not be unreasonably withheld, conditioned or delayed).
During the pre-closing period, Boston Scientific will not and will cause its affiliates not to, acquire enter into any agreement to acquire (including by merging or consolidating with or by purchasing a substantial portion of the assets or equity of) or publicly announce an acquisition of any business that is (A) running an active clinical trial for, or selling, marketing or commercializing, or (B) to Boston Scientific’s knowledge, conducting bona fide and funded research and development of, in the cases of clause (A) and clause (B), a product comprised of carotid artery flow reversal embolic protection systems or carotid stent technologies currently used or intended to be used (whether by such business or any other person) in TCAR that, in any such case, would reasonably be expected to (i) impose a material delay in the consummation of the merger beyond the outside date, (ii) materially increase the risk of not obtaining any authorization, consent, clearance, approval, non-disapproval, declarations or order of a governmental authority necessary to consummate the transactions, including receipt of any approvals and expiration of waiting periods pursuant to the HSR Act or other regulatory clearances and approvals if such clearances or approvals are or become necessary to complete the merger under applicable law, (iii) materially increase the risk of a governmental authority enacting, issuing, promulgating, enforcing or entering, or (iv) materially increase the risk of not being able to remove or successfully challenge, any permanent, preliminary or temporary injunction or other order or law that would permanently restrain, prevent or otherwise prohibit or make illegal the consummation of the transactions.
Other Covenants
Stockholders Meeting
Unless there has been an adverse recommendation change, Silk Road will use its reasonable best efforts to solicit proxies in favor of the adoption of the merger agreement and a non-binding, advisory vote to approve certain compensation that will or may become payable by Silk Road to our named executive officers in connection with the merger, and to take all other reasonable actions within its power and authority that are necessary or advisable to secure the Silk Road stockholder approval. Without limiting the generality of the foregoing, if requested by Boston Scientific, Silk Road will promptly provide Boston Scientific with all voting tabulation reports relating to the Silk Road stockholder approval that have been prepared by Silk Road or Silk Road’s transfer agent, proxy solicitor or other representative, and will otherwise keep Boston Scientific reasonably informed regarding the status of the solicitation of the stockholders of Silk Road. Additionally if, at the time of the originally scheduled date of the special meeting, a quorum has not been established or Silk Road has not received proxies representing a sufficient number of shares for the Silk Road stockholder approval, then Silk Road will, at the request of Boston Scientific (to the extent permitted by law), adjourn the special meeting to a date specified by Boston Scientific; provided, however, that Silk Road will not be required to adjourn the special meeting more than two times or for more than twenty business days in the aggregate from the originally scheduled date of the special meeting. Without the prior written consent of Boston Scientific (which consent will not be unreasonably withheld, conditioned or delayed), the adoption of the merger agreement and the matters related to the merger agreement and the transactions will be the only matters that Silk Road will propose to be acted on by the stockholders of Silk Road at the special meeting. Silk Road agrees that, unless the merger agreement has been terminated in accordance with its terms, Silk Road’s obligations to hold the special meeting will not be affected by the commencement, public proposal, public disclosure or communication to Silk Road of any acquisition proposal or by any adverse recommendation change.
Transaction Litigation
Silk Road will give Boston Scientific reasonable opportunity to participate in the defense (at Boston Scientific’s sole cost and subject to a joint defense agreement) of any action brought by Silk Road stockholders or other persons against Silk Road or any of its directors, officers or representatives arising out of or relating to the merger agreement or the transactions (“transaction Litigation”). Silk Road will provide Boston Scientific with the opportunity to review and comment on all material filings or responses to be made by Silk Road in connection with any such action, and the right to consult on the settlement with respect to such action, and Silk Road will in good faith take such comments into account, and, no such settlement will be agreed to without Boston Scientific’s prior written consent (which will not be unreasonably withheld, conditioned or delayed). Silk Road will promptly notify Boston Scientific of any such action and will keep Boston Scientific reasonably and promptly informed with respect to the status, which notice and information may be delivered to counsel to Boston Scientific and may be delivered by email notwithstanding anything to the contrary set forth in the merger agreement.
Conditions to the Closing of the Merger
The respective obligations of Boston Scientific, Merger Sub and Silk Road to consummate the merger are subject to the satisfaction or written waiver (where permissible under applicable law) of the following conditions:
•	the Silk Road stockholder approval;
•	the no governmental order closing condition; and
•	the regulatory approval closing conditions.
Additionally, the obligations of Boston Scientific and Merger Sub to consummate the merger are further subject to the satisfaction or waiver (where permissible under applicable law) of the following conditions:
•
each of the representations and warranties of Silk Road related to (A) the organization and qualification of Silk Road, (B) the certificate of incorporation, bylaws or equivalent organizational documents of Silk Road, (C) capitalization and organizational documents of any subsidiaries of Silk Road, (D) authority of Silk Road relative to the merger agreement, (E) the absence of any Silk Road material adverse effect between December 31, 2023 and the signing date, (F) Silk Road Board’s approvals in relation to, and the required vote of the stockholders to approve, the merger agreement, (G) takeover laws, and (H) brokers fees must, if qualified by materiality or a Silk Road material adverse effect be true and correct in all respects, or if not so qualified, be true and correct in all material respects in each case, as of the closing date with the same force and effect as if made on and as of such date except for (1) to the extent certain representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties will be so true and correct as of such specified date; (2) certain representations and warranties of Silk Road related to Silk Road’s capitalization matters, including Silk Road’s issued and outstanding securities, which must be true and correct in all respects, except for de minimis inaccuracies; (3) the representation that there has not been a Silk Road material adverse effect since December 31, 2023 through the date of the merger agreement, which must be true and correct in all respects as of the signing date; and (4) each of the other representations and warranties of Silk Road contained in Article III of the merger agreement (disregarding all qualifications set forth therein relating to “materiality,” “Silk Road material adverse effect” or other qualifications based on the word “material” or similar phrases) have been true and correct as of the signing date and as of the closing date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties must be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not have a Silk Road material adverse effect;

•
Silk Road must have performed or complied in all material respects with each of the agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time;

•	since the signing date, there must not have occurred a Silk Road material adverse effect that is continuing; and
•
Silk Road will have delivered to Boston Scientific a certificate, dated the closing date, signed by a duly authorized officer of Silk Road, certifying as to the satisfaction of the conditions specified in the three immediately preceding bullets above.

The obligations of Silk Road to consummate the merger are subject to the satisfaction or waiver (where permissible under applicable law) of the following additional conditions:
•
each of the representations and warranties of Boston Scientific related to (A) the organization and qualification of Boston Scientific and Merger Sub, (B) the authority of Boston Scientific and Merger Sub relative to the merger agreement, and (C) brokers must have been true and correct in all material respects as of the signing date and as of the closing date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties must be so true and correct as of such specified date); and each of the other representations and warranties of Boston Scientific and Merger Sub contained in the merger agreement (disregarding all qualifications set forth therein relating to “materiality” or “material adverse effect” or other qualifications based on the word “material” or similar phrases) must have been true and correct as of the signing date and as of the closing date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties must be so true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to (x) prevent Boston Scientific and Merger Sub from consummating the merger and the other transactions or (y) delay the consummation of the merger beyond the outside date;

•
each of Boston Scientific and Merger Sub must have performed or complied with, in all material respects, each of the agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the effective time; and

•
Boston Scientific will have delivered to Silk Road a certificate, dated the closing date, signed by a duly authorized officer of Boston Scientific, certifying as to the satisfaction of the conditions specified in the two immediately preceding bullets above.

There is no financing condition to the merger.
Termination of the Merger Agreement
The merger agreement may be terminated and the transactions may be abandoned at any time prior to the effective time by action taken or authorized by the Silk Road Board or Boston Scientific’s board of directors (as applicable) of the terminating party or parties, at any time prior to or following the adoption of the merger agreement by the stockholders, as follows:
•	by mutual written consent of Boston Scientific and Silk Road;
•	by either Boston Scientific or Silk Road:
○
if the effective time has not occurred on or before June 17, 2025 (as may be automatically extended or such other date as agreed to in writing by Boston Scientific and Silk Road, the “outside date”); provided however, that if on the outside date any of the conditions pertaining to (i) the no governmental order closing condition or (ii) the regulatory approval closing conditions have not been satisfied but all other conditions to the merger have been satisfied or waived or will then be capable of being satisfied if the closing were to take place on such date, then the outside date will be automatically extended to June 17, 2026; provided, further, that the right to terminate the merger agreement in accordance with the foregoing will not be available to any party whose failure to perform any of its agreements and covenants under the merger agreement has been the principal cause of, or resulted in, the failure of the effective time to occur on or before such date;

○	if any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order permanently enjoining or otherwise permanently preventing or making illegal the consummation of the merger, and such law or order will have become final and nonappealable; provided, however, the right to terminate the merger agreement under the foregoing will not be available to any party whose failure to perform any of its covenants under the merger agreement has been the principal cause of, or resulted in, such law or order being enacted, issued, promulgated, enforced, or entered, or becoming final and nonappealable;
○	if the special meeting has concluded and the Silk Road stockholder approval has not have been obtained;
•	by Boston Scientific:
○	at any time prior to the time at which Silk Road stockholder approval is obtained, if the Silk Road Board has effected an adverse recommendation change;
○
if Silk Road has breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure to be satisfied of either of the conditions to the merger related to the accuracy of Silk Road’s representations and warranties or Silk Road’s performance of covenants and agreements and (ii) is incapable of being cured prior to the outside date or, if curable by such date, is not cured within the earlier of (A) 30 calendar days after written notice thereof is given by Boston Scientific to Silk Road and (B) the outside date; provided, however, that Boston Scientific will not have the right to terminate the merger agreement pursuant to the foregoing if Boston Scientific or Merger Sub has breached any of its respective representations or warranties, or failed to perform any of its covenants or agreements under the merger agreement, which breach or failure to perform would give rise to the failure of a condition under the merger agreement; or

•	by Silk Road:
○
at any time prior to receipt of the Silk Road stockholder approval, if the Silk Road Board determines to enter into an acquisition agreement to effect a superior proposal in accordance with the terms and conditions of the merger agreement; provided that (i) such superior proposal did not result from a breach (or deemed breach pursuant to the provisions of the merger agreement) of the no shop provisions of the merger agreement and Silk Road otherwise complied with its obligations under the merger agreement in all material respects with respect to such superior proposal and (ii) prior to or concurrently with, and as a condition to the effectiveness of, such termination Silk Road pays to Boston Scientific the Silk Road termination fee;

○
if Boston Scientific has breached any of its representations or warranties, or Boston Scientific or Merger Sub has failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure to be satisfied of either of the conditions to the merger related to the accuracy of Boston Scientific’s or Merger Sub’s representations and warranties, or Boston Scientific’s or Merger Sub’s performance of covenants and agreements and (ii) is incapable of being cured prior to the outside date or, if curable by such date, is not cured within the earlier of (A) 30 calendar days after written notice thereof is given by Silk Road to Boston Scientific and (B) the outside date; provided, however, that Silk Road will not have the right to terminate the merger agreement pursuant to the foregoing if Silk Road will have breached of any of its representations or warranties, or failed to perform any of its covenants or agreements under the merger agreement, which breach or failure to perform would give rise to the failure of a condition related to the accuracy of Silk Road’s representations and warranties, or Silk Road’s performance of covenants and agreements.

Termination Fees
The merger agreement provides for certain remedies in the event of a termination of the merger agreement.

Silk Road Termination Fee
Upon the occurrence of any of the following events, Silk Road must pay to Boston Scientific the amount of $37,900,000, which payment must be made by wire transfer of immediately available funds within the time periods set forth below:
•
if the merger agreement is validly terminated by (A) Boston Scientific or Silk Road because (1) the effective time has not occurred on or before the outside date (2) the Silk Road stockholder approval has not been obtained or (B) by Boston Scientific on account of an uncured or uncurable breach by Silk Road as a result of any failure by Silk Road to perform any of its covenants set forth under the merger agreement, then, if (1) at or prior to the termination date, an acquisition proposal has been publicly announced, disclosed or otherwise made public, and not publicly withdrawn, in the case of the foregoing clause (A), as of five business days prior to the special meeting and, in the case of foregoing clause (B), the date that if fifteen business days prior to such termination date, and (2) within 12 months of the termination date Silk Road or any Silk Road subsidiary consummates an acquisition proposal or enters into an agreement to effect an acquisition proposal, which payment shall be made by wire transfer of immediately available funds within two business days of the earliest to occur of the entry by Silk Road into the agreement with respect to the acquisition proposal or the consummation of such acquisition proposal;

•
if the merger agreement is validly terminated by Boston Scientific because, at any time prior to the time at which the Silk Road stockholder approval is obtained, if the Silk Road Board has effected an adverse recommendation change, which payment will be made by wire transfer of immediately available funds within two business days after such termination date; or

•
if the merger agreement is validly terminated by Silk Road, at any time prior to the time at which Silk Road stockholder approval is obtained, because the Silk Road Board determines to enter into an acquisition agreement to effect a superior proposal in accordance with the terms of the merger agreement, which payment will be made by wire transfer of immediately available funds concurrently with, and as a condition to the effectiveness of, such termination.

Boston Scientific Termination Fee
Boston Scientific must pay to Silk Road the amount of $69,500,000 (which we refer to as the “Boston Scientific termination fee”), which payment must be made by wire transfer of immediately available funds within two business days after the termination date, if the merger agreement is validly terminated by Boston Scientific or Silk Road because (A) (subject to certain exceptions) the effective time has not occurred on or before the outside date, or (B) a governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order permanently enjoining or otherwise permanently preventing or making illegal the consummation of the merger, and such law or order has become final and nonappealable (solely to the extent the law or order giving rise to such termination right primarily relates to an antitrust law or foreign investment law) and, in each case, at the time of such termination:
•	the no governmental order closing condition (to the extent relating to antitrust law or foreign investment law) or the regulatory approval closing conditions have not been satisfied;
•
Silk Road’s intentional breach of its regulatory filing obligations has not been the cause of one or more conditions relating to the no governmental order closing condition or regulatory approval closing condition to not be satisfied;

•	the Silk Road stockholder approval has been obtained;
•	the no governmental order closing condition (other than to the extent relating to any antitrust law or foreign investment law) has been satisfied; and
•
all of the other conditions to Boston Scientific’s and Merger Sub’s obligations to consummate the merger have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, provided that those conditions would have been satisfied if the closing were to occur on such termination date).

The payment of the Silk Road termination fee or the Boston Scientific termination fee pursuant to the terms of the merger agreement constitutes the sole and exclusive remedy of the other party for all losses and damages suffered as a result of the failure of the merger or the other transactions to be consummated, for any breach or failure to perform under the merger agreement or otherwise; provided that nothing in the merger agreement will release Silk Road or Boston Scientific for liability for intentional breach or fraud.
Other Fees and Expenses; Expense Reimbursement
Subject to certain exceptions contained in the merger agreement, all expenses incurred in connection with the merger agreement, the transactions, the solicitation of stockholder approvals and all other matters related to the closing will be paid by the party incurring such costs and expenses, whether or not the merger or any other transaction is consummated.
Specific Performance
Each of the parties to the merger agreement acknowledged and agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. Each party to the merger agreement agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the merger agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, subject to the terms of the merger agreement) to (a) seek an order of specific performance to enforce the observance and performance of such covenant or obligation and (b) seek an injunction restraining such breach or threatened breach. Each party further agrees that no other party or any other person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties to the merger agreement agrees that it will use its reasonable best efforts to cooperate with the other parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to consummate the closing or perform any covenant or other agreement under the merger agreement the performance of which would be required to satisfy the conditions under the merger agreement with respect to the obligations of each party.
Amendment
The merger agreement may be amended by the parties to the merger agreement by action taken by or on behalf of the Silk Road Board or the Boston Scientific board of directors, as applicable, at any time prior to the effective time; provided, however, that after receipt of the Silk Road stockholder approval, no amendment may be made that would reduce the amount or change the type of consideration into which each share will be converted upon consummation of the merger or that would otherwise require the approval of the stockholders under applicable law without requisite stockholder approval of such amendment. The merger agreement may not be amended except by an instrument in writing signed by each of the parties to the merger agreement.
Governing Law
The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of any jurisdiction other than the State of Delaware to otherwise govern the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2024 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus the holdings listed below include sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculations of the percentage of beneficial ownership on 40,612,481 shares of our common stock outstanding as of June 30, 2024. We have deemed shares of our common stock subject to Silk Road options that are currently exercisable or exercisable within 60 days of June 30, 2024, or issuable pursuant to Silk Road RSUs or Silk Road PSUs that are subject to vesting and settlement conditions expected to occur within 60 days of June 30, 2024, to be outstanding and to be beneficially owned by the person holding the Silk Road option or Silk Road RSUs or Silk Road PSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Silk Road Medical, Inc., 1213 Innsbruck Drive, Sunnyvale, California 94089. The information provided in the tables is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of outstanding
Wasatch Advisors LP(2) 505 Wakara Way Salt Lake City, UT 84108	4,049,161	9.97%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	3,012,320	7.42%
Capital World Investors(4) 333 South Hope Street, 55th Fl Los Angeles, CA 90071	2,966,730	7.31%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	2,891,769	7.12%
The Goldman Sachs Group, Inc. Goldman Sachs & Co. LLC(6) 200 West Street New York, NY 10282	2,277,063	5.61%
Charles S. McKhann	—	*
Rick D. Anderson	28,390	*
Kevin J. Ballinger	44,140	*
Tanisha V. Carino, Ph.D.	25,875	*
Tony M. Chou, M.D.	113,730	*
Jack W. Lasersohn	55,541	*
Elizabeth H. Weatherman	220,851	*
Donald J. Zurbay	204,641	*
Lucas W. Buchanan(7)	292,791	*
Andrew S. Davis	266,809	*
Kevin M. Klemz	30,897	*
Richard M. Ruedy(8)	304,952	*
Erica J. Rogers(9)	538,560	1.33%
All directors and executive officers as a group	1,588,617	3.91%
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)
Includes for the persons and groups listed below the shares of our common stock issuable upon (i) the vesting of Silk Road RSUs within 60 days of June 30, 2024 and (ii) Silk Road Options that are either exercisable on, or will become exercisable within 60 days of, June 30, 2024:

Name	Number of Silk Road RSUs	Number of Silk Road Options
Charles S. McKhann	—	—
Rick D. Anderson	—	22,283
Kevin J. Ballinger	—	26,333
Tanisha V. Carino, Ph.D.	—	20,338
Tony M. Chou, M.D.	—	34,338
Jack W. Lasersohn	—	44,665
Elizabeth H. Weatherman	—	71,706
Donald J. Zurbay	—	197,890
Lucas W. Buchanan	—	134,938
Andrew S. Davis	225	197,001
Kevin M. Klemz	5,081	19,769
Richard M. Ruedy	—	186,255
Erica J. Rogers	—	281,171
All directors and executive officers as a group	5,306	955,516
(2)	Based solely on information contained in a Schedule 13G/A filed by Wasatch Advisors LP with the SEC on February 9, 2024,

reflecting beneficial ownership as of December 31, 2023. Wasatch Advisors LP reported aggregate beneficial ownership of 4,049,161 shares. On July 1, 2024, Wasatch Advisors LP filed a Schedule 13G/A with the SEC reporting aggregate beneficial ownership of 262,654 shares, or approximately 0.65% of our outstanding shares of common stock as of June 30, 2024.
(3)	Based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2024, reflecting beneficial ownership as of December 31, 2023.
(4)
Based solely on information contained in a Schedule 13G/A filed by Capital World Investors with the SEC on February 13, 2023, reflecting beneficial ownership as of December 30, 2022. Capital World Investors (“CWI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CWI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.” CWI is deemed to be the beneficial owner of the shares. On July 10, 2024, Capital World Investors filed a Schedule 13G/A with the SEC reporting aggregate beneficial ownership of 969,500 shares among its affiliates, or approximately 2.39% of our outstanding shares of common stock as of June 30, 2024.

(5)	Based solely on information contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, reflecting beneficial ownership as of December 29, 2023.
(6)
Based solely on information contained in a Schedule 13G filed jointly by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC (collectively, “Goldman Sachs”) with the SEC on February 5, 2024, reflecting beneficial ownership as of December 29, 2023. Each of The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC reported shared investment discretion with respect to 2,276,898 shares and shared voting authority with respect to 2,276,965 shares.

(7)	Includes 279,273 shares of common stock held directly by Mr. Buchanan and 13,518 shares of common stock held by the Buchanan Grandchildren’s Irrevocable Trust.
(8)	Includes 304,882 shares of common stock held directly by Mr. Ruedy and 70 shares of common stock held by Linda Ruedy.
(9)
Includes 454,717 shares of common stock held directly by Ms. Rogers and 83,843 shares of common stock held by Kevin J. Surace and Erica J. Rogers, as Trustees of The Surace/Rogers Family Trust. Note that, because Ms. Rogers is no longer a current director or officer, her shares are not included in the number for shares held by “All Directors and Executive Officers as a Group” (in this table or the table in footnote 1 thereto).

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in stockholder meetings.
Silk Road held its 2024 annual meeting of stockholders on June 18, 2024. Silk Road will hold its 2025 annual meeting of stockholders only if the merger has not already been completed.
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2025 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal such that it is received at our principal executive offices no later than December 27, 2024.
Silk Road’s bylaws establish an advance notice procedure with regard to matters to be brought before our annual meeting of stockholders but not included in Silk Road’s proxy materials. To be timely for Silk Road’s annual meeting of stockholders in 2025, Silk Road’s Corporate Secretary must receive the required written notice at Silk Road’s principal executive offices not earlier than 8:00 a.m., Pacific Time, on February 10, 2025, and not later than 5:00 p.m., Pacific Time, on March 12, 2025.
In addition to satisfying the requirements of our bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 21, 2025.

WHERE YOU CAN FIND MORE INFORMATION
Silk Road files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Silk Road filings with the SEC are incorporated by reference:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 28, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2024 incorporated by reference therein);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 7, 2024; and
•	Current Reports on Form 8-K filed on June 18, 2024 and June 20, 2024.
Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We also incorporate by reference into this proxy statement each additional document that we may file with the SEC under Section 13(a), Section 14 or Section 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include annual, quarterly and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.
These SEC filings are also available to the public at https://www.sec.gov/edgar/browse/?CIK=1397702&owner=exclude.
You may also obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:
Silk Road Medical, Inc.
1213 Innsbruck Drive
Sunnyvale, CA 94089
Attention: Investor Relations
If you would like to request documents from us, please do so as soon as possible to receive them before the special meeting. If you request any documents from us, we will mail them to you by first-class mail, or another equally prompt method. Please note that all of the documents that we file with the SEC are also promptly available through our investor relations website at https://investors.silkroadmed.com/sec-filings. The information included on our website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

MISCELLANEOUS
Silk Road has supplied all of the information relating to Silk Road, and Boston Scientific has supplied, and Silk Road has not independently verified, all of the information relating to Boston Scientific and Merger Sub contained in this proxy statement.
You should rely only on the information contained or incorporated by reference in this proxy statement in voting your shares of our common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [ ], 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the sending of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A
AGREEMENT AND PLAN OF MERGER

among

BOSTON SCIENTIFIC CORPORATION,

SEMINOLE MERGER SUB, INC.

and

SILK ROAD MEDICAL, INC.

Dated as of June 17, 2024

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER, dated as of June 17, 2024 (this “Agreement”), among Boston Scientific Corporation, a Delaware corporation (“Parent”), Seminole Merger Sub, Inc., a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent (“Merger Sub”), and Silk Road Medical, Inc., a Delaware corporation (the “Company” and together with Parent and Merger Sub, collectively, the “parties” and each individually a “party”). All capitalized terms used in this Agreement will have the meanings assigned to such terms in Section 9.03 or as otherwise defined elsewhere in this Agreement.
RECITALS
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation in the Merger and a wholly owned Subsidiary of Parent;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement, the Merger and the other Transactions (as defined below) to be consummated by the Company are advisable to, fair to, and in the best interests of, the Company and its stockholders, (b) duly authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions to be consummated by the Company, including the Merger, and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company;
WHEREAS, the board of directors of Merger Sub has (a) determined that this Agreement, the Merger and the other Transactions to be consummated by Merger Sub are advisable to, fair to, and in the best interests of, Merger Sub and its sole stockholder, (b) duly authorized and approved the execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the Transactions to be consummated by it, including the Merger, and (c) resolved to recommend adoption of this Agreement by the sole stockholder of Merger Sub;
WHEREAS, the board of directors of Parent (the “Parent Board”) has duly authorized and approved the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions to be consummated by it; and
WHEREAS, upon consummation of the Merger, each share of Company Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time, other than Excluded Shares (as defined below), will be canceled and converted into the right to receive the Merger Consideration (as defined below), upon the terms and subject to the conditions in this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I

THE MERGER
SECTION 1.01 The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) in the Merger and a wholly owned subsidiary of Parent.
SECTION 1.02 Closing. Unless this Agreement shall have been terminated in accordance with Section 8.01, the closing of the Merger (the “Closing”) will take place by electronic exchange of the required closing deliverables at 8:00 a.m., New York time, on the fourth (4th) Business Day after the satisfaction or written waiver (where permissible under applicable Law) of all of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing (subject to their satisfaction or written waiver, where permissible)), unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03 Effective Time. On the Closing Date, Parent, Merger Sub and the Company shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in such form as required by and in accordance with Section 251 of the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by Parent and the Company and specified in the Certificate of Merger in accordance with the DGCL, such date and time hereinafter referred to as the “Effective Time”.
SECTION 1.04 Effects of the Merger. As a result of the Merger, (a) the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Corporation and (b) the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges and powers of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
SECTION 1.05 Certificate of Incorporation and By-Laws of the Surviving Corporation. At the Effective Time, the Amended and Restated Certificate of Incorporation of the Company as in effect as of the date of this Agreement (the “Company Charter”) shall be amended and restated in its entirety to be in the form attached hereto as Exhibit A and incorporated herein by reference. Parent and the Surviving Corporation shall take such actions reasonably necessary to cause the Amended and Restated Bylaws of the Company as in effect as of the date of this Agreement (the “Company Bylaws”) to be amended in their entirety upon the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that the name shall be “Silk Road Medical, Inc.”), and as so amended shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.
SECTION 1.06 Directors and Officers of the Surviving Corporation. Unless otherwise designated by Parent prior to the Effective Time, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation upon the Effective Time and (b) the officers of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall be the officers of the Surviving Corporation upon the Effective Time, in each case until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.
SECTION 1.07 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub vested in or to be vested in the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
ARTICLE II

EFFECTS ON SECURITIES; EXCHANGE OF CERTIFICATES
SECTION 2.01 Effects on Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:
(a) Conversion of Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a “Share” and collectively, the “Shares”), other than Shares to be canceled in accordance with Section 2.01(b) or Section 2.04 or Dissenting Shares (collectively, the “Excluded Shares”), shall be canceled and shall be converted automatically into the right to receive $27.50 in cash, without interest (the “Merger Consideration”). The Merger Consideration is payable in accordance with Section 2.02(b).

(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held in the treasury of the Company or owned by any direct or indirect wholly owned Company Subsidiary and each Share owned by Merger Sub, Parent or any direct or indirect wholly owned Subsidiary of Parent immediately prior to the Effective Time shall automatically be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.
(c) Shares of Merger Sub. Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.
SECTION 2.02 Exchange Procedures and Payment Fund.
(a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company approved (such approval not to be unreasonably withheld, conditioned or delayed) in advance by the Company (the “Paying Agent”), and enter into a paying agent agreement, in form and substance reasonably acceptable to the Company (the “Paying Agent Agreement”), with such Paying Agent for the purpose of exchanging (i) certificates that represented Shares (the “Certificates”) and (ii) Shares represented by book-entry (“Book-Entry Shares”) for payment of the Merger Consideration in accordance with this Article II. At or prior to the Effective Time, Parent shall deposit, or cause Merger Sub to deposit, with the Paying Agent, for the benefit of the holders of Shares (other than Excluded Shares), cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(a) (such cash being hereinafter referred to as the “Payment Fund”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, and that such investments shall only be invested in the manner provided in the Paying Agent Agreement. In the event the amount of the Payment Fund is insufficient to make the payments contemplated by Section 2.01(a), Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Payment Fund, at all relevant times, is maintained at a level sufficient to make such payments. Any net profit resulting from, or interest or income produced by, such investments shall be the property of, and payable to, the Surviving Corporation.
(b) Exchange Procedures. As promptly as practicable after the Effective Time (and in any event, within three (3) Business Days thereafter), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate, the underlying Shares of which were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (i) a letter of transmittal, which will be in a form mutually agreed to by Parent and the Company prior to the Effective Time and shall specify that delivery shall be effected, and risk of loss and title to the Certificates (if any) shall pass, only upon delivery of such Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, and shall otherwise be in customary form and have such other provisions as Parent or the Paying Agent may reasonably specify; and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, and upon delivery of a letter of transmittal (and accompanying attachments), duly executed and in proper form, with respect to such Certificates, the holder of record of such Certificates shall be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates. Any Certificates so surrendered shall forthwith be canceled. The Merger Consideration paid upon the surrender for exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to Shares formerly represented by such Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the person requesting such payment shall have paid any transfer or other similar Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate so surrendered or shall have established to the satisfaction of the Paying Agent that such Taxes either have been paid or are not payable. Any holder of Book-Entry Shares shall not be required to deliver a Certificate (or effective affidavits of loss in lieu thereof) or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article II; provided, that such holders shall be required to submit to the Paying Agent any forms or other documentation (including any IRS Form W-8 or W-9, as applicable, provided, any failure to provide an IRS Form W-8 or W-9 shall only permit the Paying Agent to withhold on the Merger Consideration pursuant to applicable Law) as the Paying Agent may reasonably request. In lieu thereof, upon receipt of an “agent’s message” by the Paying Agent (or such other customary evidence, if any, of transfer and any forms or other documentation as the Paying Agent may reasonably request), each registered holder of one or more Book-Entry Shares shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as soon as reasonably practicable after the Effective Time (and in any event, within three (3) Business Days thereafter), the Merger Consideration payable for each such Book-Entry Share. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated hereby, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement. No interest shall be paid or shall accrue on any cash payable to holders of record of Certificates or Book-Entry Shares pursuant to the provisions of this Article II.
(c) No Further Rights. From and after the Effective Time, holders of Shares shall cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration in accordance with Section 2.01(a), and as stockholders of the Company, except as provided herein or by Law.
(d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Shares (other than Excluded Shares) twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Shares (other than Excluded Shares) who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for, and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Payment Fund remaining unclaimed by holders of Shares (other than Excluded Shares) as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto. Neither Parent nor the Surviving Corporation shall be liable to any person in respect of any Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(e) Withholding Rights. Each of the Paying Agent, the Surviving Corporation, Parent and any other applicable withholding agent (each, a “Payor”) shall be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment under the Code, or any Tax law. To the extent that amounts are so withheld by a Payor, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such withholding was made.
(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon (i) the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and (ii) if required by the Surviving Corporation, an indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation, the Paying Agent shall pay in respect of such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.01(a).
SECTION 2.03 Share Transfer Books. At the Effective Time, the share transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Paying Agent or Parent for any reason shall be canceled against delivery of the Merger Consideration to which the holders thereof are entitled pursuant to Section 2.01(a).

SECTION 2.04 Company Options; Company RSUs; Company PSUs; Company ESPP.
(a) At the Effective Time, each outstanding and unexercised option to purchase Shares granted under any Company Stock Plan (each, a “Company Option”) with an exercise price per Share that is less than the Merger Consideration, whether vested or unvested, shall, by virtue of the Merger and without further action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the amount by which the Merger Consideration exceeds the applicable exercise price per Share of such Company Option and (ii) the aggregate number of Shares remaining issuable upon exercise of such Company Option, less applicable Taxes and authorized deductions. Parent shall cause the Surviving Corporation to make the payments contemplated by this Section 2.04(a) as promptly as practicable (and in no event later than thirty (30) calendar days) following the Effective Time.
(b) At the Effective Time, each Company Option, whether vested or unvested, that has an exercise price per Share that is equal to or greater than the Merger Consideration shall, by virtue of the Merger and without further action on the part of the holder thereof, be canceled without the payment of consideration.
(c) Notwithstanding the terms of Section 2.01, at the Effective Time, each outstanding restricted stock unit award granted under any Company Stock Plan that is subject to time or service-based vesting (each, a “Company RSU”), shall, by virtue of the Merger and without further action on the part of the holder thereof, whether vested but unsettled or unvested, be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration and (ii) the aggregate number of Shares underlying such Company RSU, less applicable Tax and authorized deductions. Parent shall cause the Surviving Corporation to make the payments contemplated by this Section 2.04(c) as promptly as practicable (and in no event later than thirty (30) calendar days following the Effective Time); provided, however, that no payment shall be accelerated to the extent it would result in the incurrence of a penalty Tax under Section 409A of the Code, and instead, any such payment shall be made on the earliest date possible without incurring any such penalty Tax.
(d) At the Effective Time, each outstanding restricted stock unit award granted under any Company Stock Plan that vests based on achievement of any performance condition and service condition (each, a “Company PSU”), whether vested but unsettled or unvested, shall, by virtue of the Merger and without further action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Merger Consideration and (ii) the aggregate number of Shares underlying such Company PSU (determined based on achievement of market or performance conditions in accordance with the applicable award agreement or Company Stock Plan relating thereto as of immediately prior to the Effective Time), less any applicable Tax and authorized deductions. Parent shall cause the Surviving Corporation to make the payments contemplated by this Section 2.04(d) as promptly as practicable (and in no event later than thirty (30) days) following the Effective Time; provided, however, that no payment shall be accelerated to the extent it would result in the imposition of a penalty Tax under Section 409A of the Code, and instead, any such payment shall be made on the earliest date possible without resulting in the imposition of any such penalty Tax. At the Effective Time, each Company PSU that has not been deemed earned or vested in accordance with the applicable award agreement or Company Stock Plan shall be canceled without the payment of consideration.
(e) Prior to the Effective Time, the Company Board (and/or the compensation committee (or equivalent committee) of the Company Board) shall adopt such resolutions and take such other actions within its (or their) authority as are reasonably necessary to give effect to the transactions contemplated by this Section 2.04. As of the Effective Time, each holder of a Company Option, Company RSU or Company PSU (collectively the “Outstanding Equity Awards”) shall cease to have any rights with respect to Shares, except the right to receive the payments contemplated by this Section 2.04.
(f) The Company will continue to operate the Company ESPP in accordance with its terms and past practice for the Offering Period (as defined in the Company ESPP) in effect on the date of this Agreement (“Current Purchase Period”); provided that, in no event will any new participants be able to commence participation in the Current Purchase Period, nor will any current participant in the ESPP be permitted to increase their payroll deductions from that in effect prior to the date hereof. If the Effective Time is expected to occur prior to the end of the Current Purchase Period, the Company will take action to provide for an earlier exercise date (including for purposes of determining the Purchase Price (as defined in the

Company ESPP) for the Current Purchase Period) (such earlier date, the “Early ESPP Exercise Date”). The Early ESPP Exercise Date will be as close to the Effective Time as is administratively practicable. The Company will suspend the commencement of any Offering Period or Purchase Period (each as defined in the Company ESPP) commencing after the end of the Current Purchase Period and will terminate the Company ESPP effective as of or prior to the Effective Time (pursuant to resolutions adopted by the Company Board (or, if appropriate, a committee administering the Company ESPP)).
SECTION 2.05 Certain Adjustments. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.
SECTION 2.06 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder or owned by a beneficial owner that or who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and that or who complies in all respects with, Section 262 of the DGCL (such Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and shall instead represent the right to receive only the payment provided by Section 262 of the DGCL. If any such holder or beneficial owner fails to perfect or otherwise waives, withdraws or loses his, her or its right to appraisal under Section 262 of the DGCL, then the right of such holder or beneficial owner to receive such payment in respect of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration and shall no longer be Dissenting Shares. The Company shall give Parent prompt notice and copies of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and direct all negotiations and Actions with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands, approve any withdrawal of any such demands or agree to do any of the foregoing.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the disclosure letter prepared by the Company and delivered to Parent and Merger Sub in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), or, other than with respect to Section 3.01 (Organization and Qualification), Section 3.02 (Certificate of Incorporation and Bylaws), Section 3.03 (Capitalization), Section 3.04 (Authority Relative to this Agreement), Section 3.09(a) (Absence of Certain Changes or Events), Section 3.25 (Board Approvals; Vote Required) and Section 3.26 (Takeover Laws), to the extent the applicability and relevance of such information with respect to a specific representation and warranty is reasonably apparent on the face of such disclosure, as disclosed in any SEC Reports filed after December 31, 2023 and prior to the date of this Agreement (but (a) without giving effect to any amendment thereof filed with the Securities and Exchange Commission (the “SEC”) on or after the date of this Agreement, and (b) excluding (i) any risk factor disclosures contained under the heading “Risk Factors” (other than any factual information contained therein) and (ii) any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are forward-looking in nature) as filed prior to the date of this Agreement, the Company hereby represents and warrants to Parent and Merger Sub as follows:
SECTION 3.01 Organization and Qualification.
(a) The Company is a corporation, validly existing and in good standing under the Laws of the State of Delaware. The Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such corporate power and authority would not have a Company Material Adverse Effect. The Company is duly qualified or licensed as a foreign legal entity to do business, and is in good standing (or the equivalent thereof, to the extent the applicable jurisdiction recognizes such a concept), in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing (or the equivalent thereof, to the extent the applicable jurisdiction recognizes such a concept) that would not have a Company Material Adverse Effect.
(b) Each Company Subsidiary is (i) duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be in good standing would not have a Company Material Adverse Effect; and (ii) has the requisite corporate or entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not have a Company Material Adverse Effect. Section 3.01(b) of the Company Disclosure Letter sets forth a true and complete list of each Company Subsidiary and its state, country or other jurisdiction of formation or organization. Other than the Company Subsidiaries, the Company does not directly or indirectly own any Equity Interest in any corporation, partnership, joint venture or other business association or other entity.
SECTION 3.02 Certificate of Incorporation and By-Laws. The Company has made available to Parent a true and complete copy of (a) the Company Charter and (b) the Company Bylaws, which are in full force and effect. The Company is not in material violation of any provisions of the Company Charter or the Company Bylaws.
SECTION 3.03 Capitalization.
(a) The authorized share capital of the Company consists of (i) 100,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).
(b) As of June 14, 2024 (the “Capitalization Date”): (i) 39,721,926 shares of Company Common Stock were issued and outstanding; (ii) no shares of Preferred Stock were issued and outstanding; (iii) 3,576,995 shares of Company Common Stock are subject to outstanding Company Options and 5,383,992 shares of Company Common Stock are subject to outstanding Company RSUs and Company PSUs (assuming satisfaction of any market or performance conditions at maximum levels); and (iv) 1,534,825 shares of Company Common Stock were reserved for future issuance under the Company ESPP. Since the Capitalization Date through the date hereof, the Company has not issued any Shares, Company Options, Company RSUs, Company PSUs or other Equity Interests other than pursuant to Company Options, Company RSUs and Company PSUs that were outstanding as of the Capitalization Date.
(c) The Company has made available to Parent a true and complete list, as of the Capitalization Date, of (i) the number of shares of Company Common Stock subject to each outstanding Company Option, the exercise price, the grant date, the exercise period and vesting schedule of each such Company Option, and the Company Stock Plan pursuant to which the Company Option was granted, (ii) the number of shares of Company Common Stock subject to each outstanding Company RSU, the grant date, the vesting schedule, and the Company Stock Plan pursuant to which such Company RSU was granted and (iii) each outstanding Company PSU (assuming satisfaction of any market or performance conditions at maximum levels), the grant date, the vesting schedule, target and maximum number of Company Common Stock that may be earned, settlement date and the total amount of any vested but unsettled portion of each Company PSU.
(d) There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of any member of the Company Group issued and outstanding or reserved for issuance. There are no outstanding obligations under Contract or otherwise of any member of the Company Group to repurchase, redeem or otherwise acquire any Equity Interests of any member of the Company Group, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Equity Interests of any member of the Company Group, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any member of the Company Group. None of the Company nor any other member of the Company Group is a party to any stockholders’ agreement, voting trust agreement or registration rights agreement relating to any Equity Interests of any member of the Company Group or any other Contract relating to the disposition, voting or dividends with respect to any Equity Interests of the Company Group.

(e) Each outstanding Share is duly authorized, validly issued, fully paid and nonassessable and was issued free and clear of all preemptive (or similar) rights and all Liens (other than Permitted Liens), imposed by the Company.
(f) Except as set forth in this Section 3.03, there are no Equity Interests or Outstanding Equity Awards of the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, sell or grant any Equity Interests of any of the Company or any Company Subsidiary.
(g) There are no outstanding obligations under Contract or otherwise of any member of the Company Group to repurchase, redeem or otherwise acquire any Equity Interests of any third person, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights for the benefit of any member of the Company Group with respect to any Equity Interests of any third person, or for any member of the Company Group to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any third person.
SECTION 3.04 Authority Relative to This Agreement. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.04 are true and correct, the Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions to be consummated by it (subject, in the case of the consummation of the Merger, to the receipt of the Company Stockholder Approval). Assuming that the representations and warranties of Parent and Merger Sub in Section 4.04 are true and correct, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions to be consummated by it have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions to be consummated by it (subject, in the case of the consummation of the Merger, to the receipt of the Company Stockholder Approval and the filing and effectiveness of the Certificate of Merger). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity) (the “Enforceability Exceptions”).
SECTION 3.05 No Conflict; Required Filings and Consents.
(a) Assuming that the representations and warranties of Parent and Merger Sub in Section 4.04 are true and correct, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions to be consummated by it will not, subject, in the case of the consummation of the Merger, to obtaining the Company Stockholder Approval, (i) conflict with or violate the Company Charter, the Company Bylaws or the certificate of incorporation and by laws (or equivalent organizational documents) of any Company Subsidiary, (ii) assuming that all waiting period terminations or expirations, consents, approvals and other authorizations described in Section 3.05(b) have been obtained and that all filings and other actions described in Section 3.05(b) have been made or taken and the Company Stockholder Approval has been obtained, conflict with or violate any federal, state, local or foreign law, common law, statute, ordinance or law, or any executive order, rule, regulation, standard, Order or agency requirement of any Governmental Authority (“Law”) applicable to the Company Group or by which any property or asset of the Company Group is bound, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) by any member of the Company Group under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the loss of any benefit under, or the creation of any Lien on the properties or assets of the Company Group, or require any consent, waiver or approval of any person pursuant to, any Contract to which a member of the Company Group is a party or by which a member of the Company Group or any property or asset of a member of the Company Group is bound or affected, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign government, regulatory or administrative authority or commission or other governmental authority or instrumentality, accrediting body, administrative contractor or fiscal intermediary, or self-regulatory organization, domestic or foreign, or any court, tribunal, or judicial or arbitral body with binding and enforceable authority (a “Governmental Authority”), except for (i) applicable requirements of federal and state securities laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including, but not limited to, the filing with the SEC of the Proxy Statement), (ii) any filings required under the rules and regulations of Nasdaq or NYSE, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) the premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and such other Antitrust Laws or Foreign Investment Laws set forth on Section 3.05(b) of the Company Disclosure Letter and (v) when the failure to obtain such consent, approval, authorization or permit of, or to make such filing with or notification to, any Governmental Authority would not have a Company Material Adverse Effect.
SECTION 3.06 Permits.
Except as would not have a Company Material Adverse Effect, each member of the Company Group is in possession of all material licenses, permits, approvals, accreditations, certificates, easements, concessions, franchises, variances, exemptions, consents, registrations, clearances, waivers, orders, operating certificates of any Governmental Authority applicable to it and necessary for each such entity to own, lease, license, sublease, use, occupy and operate its assets and properties or to carry on its business as it is now being conducted (the “Company Permits”), and each such Company Permit held by the Company or a Company Subsidiary is in full force and effect. Except as would not have a Company Material Adverse Effect, no member of the Company Group has received any written notice from a Governmental Authority alleging that it has failed to hold any Company Permits. Except as would not have a Company Material Adverse Effect, each member of the Company Group is not, and since January 1, 2021, has not been, in conflict with, or in default, breach or violation of, any Company Permit to which it is a party or by which it or of its properties or assets are bound. Except as would not have a Company Material Adverse Effect, (i) each member of the Company Group is and, since January 1, 2021, has been in material compliance with the rules and regulations of the Governmental Authority issuing such Company Permits; (ii) there is not pending or, to the Knowledge of the Company, threatened in writing, before any other Governmental Authority any proceeding, notice of violation, order of forfeiture or complaint or investigation against any member of the Company Group relating to any conflict with, or default, breach or violation of, any of the Company Permits or any actual or threatened revocation, cancellation, termination, suspension, restriction, adverse modification or non-renewal of any such Company Permit; and (iii) the actions of the applicable Governmental Authorities granting all Company Permits have not been reversed, stayed, enjoined, annulled or suspended, and there is not pending or, to the Knowledge of the Company, threatened in writing, any application, petition, objection or other pleading with any other Governmental Authority which challenges or questions the validity of or any rights of the Company under any Company Permit.
SECTION 3.07 Compliance.
(a) Except as would not be material to the Company Group, taken as a whole, the Company and each Company Subsidiary, is, and since January 1, 2021, have been in compliance with all Laws applicable to such entity or by which any of such entity’s material properties or assets is bound, and neither the Company nor any of the Company Subsidiaries is, or since January 2021, has been, in violation of, in each case, any Laws applicable to such entity or by which any material property or asset of such entity is bound.
(b) Except as would not be material to the Company Group, taken as a whole, no investigation by any Governmental Authority with respect to any member of the Company Group is pending or, to the Company’s Knowledge, threatened in writing, nor has any Governmental Authority indicated in writing to the Company or any of its representatives an intention to conduct the same.

(c) Except as would not be material to the Company Group, taken as a whole, no member of the Company Group is, and, to the Knowledge of the Company, none of their respective its directors or executive officers is, suspended or debarred from doing business by any Governmental Authority or declared ineligible for government contracting, and no such suspension or debarment action has been commenced.
(d) To the Knowledge of the Company, no independent contractor that provides services to the Company Group is or has been, excluded, suspended or debarred from doing business by any Governmental Authority or declared non-responsible or ineligible for government contracting, and no such suspension or debarment action has been commenced, in each case, except as would not have a Company Material Adverse Effect.
(e) Except as would not be material to the Company Group, taken as a whole, the Company has not since January 1, 2021, received any complaints through the Company’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of applicable Law.
SECTION 3.08 Reports; SEC Filings; Financial Statements; Undisclosed Liabilities.
(a) The Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, certifications, statements and other documents required to be filed or furnished by it under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, with the SEC together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) since January 1, 2021 (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, collectively, the “SEC Reports”). As of their respective dates, or, if amended prior to the date hereof, as of the date of the last such amendment, the SEC Reports (i) were prepared (and any SEC Reports filed after the date hereof will have been prepared), in all material respects, in accordance with the applicable requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act, as the case may be, and, in each case, the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended prior to the date hereof, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to the absence of notes and normal and recurring year-end adjustments, which, individually or in the aggregate, are not material in amount).
(c) The Company maintains a system of internal controls over financial reporting (as defined in Rules 3a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company are being made only in accordance with authorizations of management and the directors of the Company and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company Group’s assets that could have a material effect on the Company’s financial statements. The Company (A) has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (B) has disclosed, based on the most recent evaluation by its Chief Executive Officer and its Chief Financial Officer, to the Company’s auditors and the audit committee of the Company Board (1) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(d) Since January 1, 2021, (i) neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of the Company Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Company Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of the Company Subsidiaries, whether or not employed by the Company or any of the Company Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of the Company Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company or any of the Company Subsidiaries.
(e) No member of the Company Group is a party to, or has any commitment to become a party to, any securitization transaction, joint venture, off-balance sheet partnership or similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any member of the Company Group in the Company’s published financial statements or other SEC Report.
(f) Neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP or the notes thereto, except for liabilities and obligations (i) reflected or reserved against on the balance sheet of the Company as at March 31, 2024 (including the notes thereto) included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 (the “Latest Balance Sheet”), (ii) incurred in connection with the Transactions, (iii) incurred in the ordinary course of business since March 31, 2024 or (iv) would not have a Company Material Adverse Effect.
(g) Since January 1, 2021, subject to any applicable grace periods, the Company has been in and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of Nasdaq (including the requirement to adopt a compensation recovery policy in accordance with Nasdaq Listing Rule 5608, as required by Rule 10D-1 of the Exchange Act).
(h) As of the date hereof, there are no material outstanding or unresolved comments in comment letters received from the SEC staff with respect to any SEC Reports and none of the SEC Reports is, to the Knowledge of the Company, the subject of ongoing SEC review. There are no formal internal investigations, any SEC inquiries or investigations or other inquiries or investigations by any Governmental Authority that are pending or, to the Company’s Knowledge, threatened in writing, in each case regarding any accounting practices of the Company or any Company Subsidiary.
(i) No Company Subsidiary is required to file any form, report, schedule, statement or other document with the SEC.
SECTION 3.09 Absence of Certain Changes or Events.
(a) Since December 31, 2023, through the date of this Agreement, there has not been a Company Material Adverse Effect.
(b) Since December 31, 2023, through the date of this Agreement, (i) except in connection with the Transactions, the members of the Company Group have conducted their businesses in the ordinary course of business and (ii) no member of the Company Group has taken action that, if taken after the date hereof, would constitute a violation of Section 5.01(b)(i), Section 5.01(b)(iii), Section 5.01(b)(iv), Section 5.01(b)(v), Section 5.01(b)(vi), Section 5.01(b)(vii), Section 5.01(b)(xii) through Section 5.01(b)(xx) and, with respect to the foregoing Section 5.01(b)(xxii).
SECTION 3.10 Absence of Litigation. Section 3.10 of the Company Disclosure Letter lists, as of the date of this Agreement, each litigation, suit, claim, action, arbitration, mediation, proceeding or investigation (an “Action”) pending or, to the Knowledge of the Company, threatened in writing against any member of the Company Group, or any property or asset of any member of the Company Group (or, to the Knowledge of the Company, any director or officer of any member of the Company Group in such capacity as director or officer). As of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened in writing against any member of the Company Group, or any property or asset of any member of the Company Group (or, to the Knowledge of the Company, any director or officer of any member of the Company Group in such capacity as director or officer) which involves an amount in controversy that is material to the Company Group, taken as a whole. As of the date of this Agreement, no member of the Company Group or nor any of their respective properties or assets, is subject to any continuing Order of, or settlement agreement or other similar written agreement with, any Governmental Authority or any Order of any Governmental Authority that would be material to the Company Group, taken as a whole.
SECTION 3.11 Employee Benefit Plans.
(a) Section 3.11(a) of the Company Disclosure Letter sets forth a true and complete list of all material Plans (other than any employment or consulting agreements or offer letters that, in each case, do not contain any change in control benefits, retention benefits or severance or require advance notice of employment termination and examples of which have been made available to Parent prior to the date of this Agreement). With respect to each material Plan, the Company has made available to Parent true, correct and complete copies of such Plan (or a description, if such Plan is not written) and all material amendments thereto and material written interpretations thereof, together with a copy of (if applicable): (i) each trust, insurance or other funding arrangement; (ii) the most recent summary plan description and summary of material modifications; (iii) the most recently filed Internal Revenue Service (the “IRS”) Forms 5500; (iv) the most recently prepared actuarial reports and financial statements in connection with each such Plan; (v) all documents and correspondence relating thereto received from or provided to the Department of Labor, the IRS or any other Governmental Authority since January 1, 2021; and (vi) all current employee handbooks, manuals and policies.
(b) Neither the Company nor any ERISA Affiliate has maintained, contributed to or been obligated to contribute to, or has (or could reasonably be expected to have) any liability with respect to, any plan, program, fund, or arrangement at any time during the six year period ending on the Closing Date that constitutes a (i) defined benefit pension plan or a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) multiemployer plan within the meaning of Section 3(37) of ERISA; (iii) a “multiple employer plan” as described in section 413(c) of the Code; or (iv) multiple employer welfare arrangement as defined in Section 3(40) of ERISA. Neither the Company nor any of the Company Subsidiaries has any liability in respect of, and no Plan provides or promises, any post-employment health or life insurance or similar benefits to any Employee or Non-Employee Service Provider except as required under Section 4980B of the Code or any other Law or benefits that are provided through the end of the month in which termination of employment occurs.
(c) With respect to each Plan, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of the Company Subsidiaries could be subject to any material liability under the terms of such Plan or under applicable Law.
(d) Each Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter or is covered by a favorable opinion letter from the Internal Revenue Service and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualified status of such Plan. Each Plan that is required to be funded is and has been funded.
(e) Each Plan has been established, maintained and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable

Laws and regulatory guidance issued by any Governmental Authority. Each Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in material compliance with, and the Company and the Company Subsidiaries have materially complied in practice and operation with, all applicable requirements of Section 409A of the Code.
(f) With respect to any Plan, as of the date of this Agreement and except as would not reasonably be expected to result in material liability to the Company or any Company Subsidiary, (i) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened in writing and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Authority is pending, in progress or, to the Knowledge of the Company, threatened.
(g) Except as expressly set forth in this Agreement or Section 3.11(g) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the Transactions shall (either alone or in connection with the termination of employment or service of any Employee or Non-Employee Service Provider following, or in connection with, the Transactions): (i) entitle any Employee or Non-Employee Service Provider to severance pay or benefits or any increase in severance pay or benefits upon any termination of employment or service with the Company or any Company Subsidiary; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Plans to any Employee or Non-Employee Service Provider; or (iii) limit or restrict the right of the Company or any Company Subsidiary or, after the consummation of the Transactions, Parent, to merge, amend or terminate any of the Plans. None of the Plans in effect immediately prior to the Closing (or any other Contract) would result separately or in the aggregate (including, without limitation, as a result of this Agreement or the Transactions) in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any person for any tax incurred by such person, including under Section 409A or 4999 of the Code.
(h) Neither the Company nor any Company Subsidiary has commitment (i) to create, incur Liability with respect to or cause to exist any other compensation, benefit, fringe benefit or other plan, program, arrangement or agreement or to enter into any contract or agreement to provide compensation or benefits to any individual, in each case other than as required by the terms of the Plans as in effect as of the date hereof or (ii) to modify, change or terminate any Plan, other than a modification, change or termination required by applicable Law.
(i) With respect to each Plan that is maintained outside of the United States or that provides benefits to Non-Employee Service Providers outside of the United States: (i) the fair market value of the assets of each funded Plan, the liability of each insurer for any Plan funded through insurance or the book reserve established for any Plan, together with any accrued contributions, is sufficient in all material respects to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; (ii) from and after the Closing, Parent and its Subsidiaries shall receive the full benefit of any such funds, accruals or reserves under each Plan; and (iii) each Plan required to be registered with applicable Governmental Authority has been registered and has been maintained in good standing in all material respects.
(j) The Company has made available to Parent true and complete copies of the Existing Indemnification Agreements.
SECTION 3.12 Labor and Employment Matters.
(a) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement, works council arrangement or other labor union contract applicable to Employees, nor, to the Knowledge of the Company, are there any activities or proceedings of any labor union or works council to organize any such Employees. To the Knowledge of the Company, as of the date of this Agreement, there are no material unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving Employees. As of the date of this Agreement, there is no strike, work stoppage or lockout pending, or, to the Knowledge of the Company, threatened, by or with respect to any employees of the Company or any Company Subsidiary. To the Knowledge of the Company, the consent of, consultation of or the rendering of formal advice by any labor or trade union, works council or any other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the Transactions. Neither the Company nor any Company Subsidiary has effectuated a “plant closing” or “mass layoff” as defined in the WARN Act during the one (1)-year period preceding the date hereof.
(b) Except as would not have a Company Material Adverse Effect, the Company and each Company Subsidiary are and have been in compliance in all material respects with all Laws relating to the employment of labor, including those related to wages, hours, overtime, worker classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, workers’ compensation, continuation coverage under group health plans, wage payment, collective bargaining and the payment and withholding of Taxes. To the Knowledge of the Company, there is no material charge of discrimination in employment or employment practices, for any reason, including age, gender, race, religion or other legally protected category, which is being asserted or is now pending before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or currently employs any person.
(c) Since January 1, 2022, there have not been any Actions relating to, or material complaints, notices or allegations, in each case, made in writing (or to the Knowledge of the Company, orally), relating to, sex-based discrimination, sexual harassment or sexual misconduct, or breach of any sex-based discrimination, sexual harassment or sexual misconduct policy of the Company or any Company Subsidiary relating to the foregoing, in each case made against any Employee of the Company (in their capacity as such). Neither the Company nor any Company Subsidiaries have entered into any settlement agreement or similar out-of-court or pre-litigation arrangement relating to any of the matters described in this Section 3.12(c).
SECTION 3.13 Real Property; Title to Assets.
(a) No member of the Company Group owns any real property, and no member of the Company Group is a party to any Contract to purchase any real property or interest therein.
(b) Except as would not have a Company Material Adverse Effect, the Company or one of the Company Subsidiaries: (i) has valid, legally binding, leasehold or other interests under all the existing leases, subleases, sub-subleases, licenses or other Contracts granting occupancy rights for the Leased Real Property (collectively, the “Company Leases”), free and clear of all Liens, except Permitted Liens; and (ii) has the right to exclusive possession of each Leased Real Property that is material to the Company Group, taken as a whole. No member of the Company Group has granted any, and to the Company’s Knowledge there are no, options, rights of first refusal, rights of first offer or other similar rights which give any party a right to purchase or acquire any interest of a member of the Company Group in any Leased Real Property or any part thereof.
(c) Each Company Lease is in full force and effect and is enforceable against the Company and, to the Company’s Knowledge, each other party thereto, in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. Except as would not have a Company Material Adverse Effect, there is no default under any Company Lease either by any member of the Company Group or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by any member of the Company Group thereunder. True, correct and complete copies of each Company Lease and all amendments, modifications and supplements thereto have been made available to Parent.
(d) Except as would not have a Company Material Adverse Effect, the Company Group has valid title to, or valid leasehold or sublease interests or other comparable Contract rights in or relating to all of the tangible personal property reflected in the Latest Balance Sheet as being owned by the Company Group or acquired after the date thereof (except tangible personal properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, other than Permitted Liens.
SECTION 3.14 Taxes.
(a) Each member of the Company Group (i) has timely filed (taking into account any extension of time to file granted or obtained) all income and other material Tax Returns required to be filed by them, and such Tax Returns are correct and complete in all material respects and (ii) has timely paid all material amounts of Taxes required to be paid by them (whether or not shown as due on any Tax Return) except to the extent that such Taxes are being contested in good faith in appropriate proceedings and for which the Company or the appropriate Company Subsidiary has set aside adequate reserves in accordance with GAAP. All material amounts of Taxes required to have been withheld by any member of the Company Group with respect to amounts paid or owing to any employee, independent contractor, creditor or other third party have been timely withheld and remitted to the applicable Governmental Authority. Since the end of the last period for which each member of the Company Group ordinarily records items on their respective books, no member of the Company Group has engaged in any transaction, or taken any other action, other than in the ordinary course of business consistent with past practice, that would materially impact any Tax liability of any member of the Company Group.
(b) There are no pending audits, examinations, investigations, refunds, litigation, proposed adjustments or other proceedings by a Governmental Authority in respect of any material Taxes or Tax Returns of any member of the Company Group, and no such audits, examinations, investigations, refunds, litigation, proposed adjustments or other proceedings have been proposed in writing. No deficiency for any material amount of Tax has been asserted or assessed by any Governmental Authority in writing against any member of the Company Group, which deficiency has not been satisfied by payment, settled or been withdrawn or is not being contested in good faith in appropriate proceedings and for which such member of the Company Group has set aside adequate reserves in accordance with GAAP. There are no Liens for Taxes on any of the assets of any member of the Company Group, other than Permitted Liens.
(c) No member of the Company Group has any liability for the Taxes of another person (i) pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) by reason of being a member of an affiliated, consolidated, combined or unitary group (other than a group that solely includes the Company and/or any of the Company Subsidiaries) or (ii) by reason of being party to any Tax sharing, Tax allocation or Tax indemnification agreement or other similar agreement (other than customary Tax indemnification provisions in commercial agreements or arrangements, in each case not primarily relating to Taxes and entered into in the ordinary course of business, or any agreement solely between or among the Company and the Company Subsidiaries).
(d) No member of the Company Group has received written notice of any claim made by a Governmental Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file a Tax Return, which claim has not been resolved prior to the date hereof, that the Company or any of the Company Subsidiaries is or may be subject to taxation by that jurisdiction. No member of the Company Group (i) is a resident for Tax purposes in a country outside the United States; or (ii) is subject to income Tax in a country other than the United States, other than Taxes collected by means of withholding.
(e) No member of the Company Group has currently in effect any waiver of any statute of limitations in respect of Taxes or any agreement to any extension of time with respect to an assessment or deficiency for Taxes, other than pursuant to extensions of time validly obtained in the ordinary course of business.
(f) No member of the Company Group was a “distributing corporation” or “controlled corporation” in a transaction intended to qualify under Section 355 of the Code within the past two (2) years.
(g) No member of the Company Group has participated in any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code, Treasury Regulation Section 1.6011-4 or any similar provision of state or local Law.
(h) No member of the Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income as a result of (i) any change in accounting method initiated by it or any other relevant party on or prior to the Closing Date, (ii) closing agreements pursuant to Section 7121 of the Code or any similar provision of state, local or foreign Law entered into on or prior to the Closing Date, (iii) an installment sale or open transaction arising on or prior to the Closing Date, (iv) a prepaid amount received, or paid, on or prior to the Closing Date outside the ordinary course of business, or (v) deferred gains arising from a transaction on or prior to the Closing Date.
(i) No member of the Company Group is or will be required to include any material income under Section 965 of the Code.
SECTION 3.15 Material Contracts.
(a) Section 3.15(a) of the Company Disclosure Letter sets forth a true and complete list of each of the following types of Contracts (other than any Plans and Excluded Contracts), including all amendments, supplements and modifications, to which a member of the Company Group is a party as of the date of this Agreement (such Contracts required to be set forth in such list, the “Material Contracts”):
(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that is currently in effect with respect to the Company or any Company Subsidiary that has been, or was required to be, filed with the SEC with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, or any SEC Reports filed after the date of filing of such Form 10-K until the date hereof;
(ii) any Contract with a Top Supplier;
(iii) other than a Contract with a Top Supplier, any other Contract for the purchase of materials, supplies, goods, services, equipment or other assets where (A) annual payments made by a member of the Company Group in the year ended December 31, 2023, or the year ending December 31, 2024, exceeded or is expected to exceed $1,000,000 or (B) the counterparty is a single source supplier and, in each case, is not cancelable without penalty or further payment by the Company and without more than sixty (60) calendar days’ notice;
(iv) any Contract involving a distributor, partner or reseller of Company Products pursuant to which (A) a member of the Company Group received payments or expects to receive payments in excess of $250,000 in the aggregate during the year ended December 31, 2023, or the year ending December 31, 2024 or (B) such distributor, partner or reseller is located outside of the United States or expects to distribute, resell, market, supply or otherwise provide the Company Products outside of the United States;
(v) all customer Contracts (including, for the avoidance of doubt, Contracts with group purchasing organizations and integrated delivery networks) with actual or expected annual revenues for the year ended December 31, 2023, or the year ending December 31, 2024, in excess of $1,500,000;
(vi) all Company IP Agreements that concern the licensing of, or other similar permission to use, Intellectual Property, including any Company IP Agreements that are material to any of the Company Products;
(vii) any Contract containing any non-compete, right of first offer or negotiation, or right of first refusal provision or any similarly restrictive provision with respect to any line of business, person, property or geographic area that limits the business of the Company or any Affiliate of the Company;
(viii) any Contract (A) obligating the Company or any Affiliate of the Company to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party, or granting any person “most favored nation” or similar status (including similar preferred pricing rights) with respect to the Company Products or (B) under which any person has been granted the right to manufacture, sell, market or distribute any Company Product on an exclusive basis to any person or group of persons or in any geographical area;
(ix) (A) all joint venture and partnership Contracts and (B) all Contracts that provide for, relate to or involve any sharing of revenues, profits or losses with one or more persons;
(x) any Contract relating to the disposition or acquisition by the Company or any Company Subsidiary of any business or any corporation, partnership, association or other business organization or operating division thereof (including, in each case, the disposition or acquisition of a material amount of assets or Equity Interests thereof) that contains any material ongoing obligations (including indemnification, “earn-outs,” milestone payments or other similar contingent payments by or to the Company or any Company Subsidiary for the deferred purchase price where such contingent payments remain to be paid);
(xi) all Company Leases;
(xii) any Contract involving commitments to make capital expenditures or to contract, purchase or sell assets involving $250,000 or more individually in any calendar year;
(xiii) any Contract containing any “take or pay”, minimum commitments or similar provisions which, in each case, is expected to involve payments (including penalty or deficiency payments) by a member of the Company Group in excess of $250,000 and is not cancellable without penalty or further payment by the Company and without more than thirty (30) calendar days’ notice;
(xiv) each settlement agreement entered into since January 1, 2021, (A) with a Governmental Authority that imposes material ongoing obligations or restrictions on a member of the Company Group, (B) that requires a member of the Company Group to pay more than $250,000 in excess of insurance coverage after the date of this Agreement or (C) that imposes any material restrictions on the business of a member of the Company Group after the date of this Agreement;
(xv) all Contracts to which the Company or any of the Company Subsidiaries is a party relating to any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or transactions, and any related credit support, collateral, transportation or other similar Contracts related to such transactions or any other derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133;
(xvi) all loan agreements, credit agreements, notes, debentures, bonds, mortgages, indentures and other Contracts pursuant to which any indebtedness for borrowed money of the Company or any of the Company Subsidiaries is outstanding or may be incurred and all guarantees of or by the Company or any of the Company Subsidiaries of any indebtedness for borrowed money of any other person (except for any intercompany indebtedness among the Company and any wholly owned Company Subsidiaries);
(xvii) any Contract containing any royalty, dividend, milestone payment or similar contingent payment arrangement based on the revenues or profits of the Company or any of the Company Subsidiaries;
(xviii) any Contract (1) that relates to the research, testing, clinical trial, development, commercialization, manufacture, marketing, importation, exportation, sale, distribution, supply or license of any Company Product, including Contracts with contract manufacturing organizations or contract research organizations, or (2) under which clinical, pre-clinical or non-clinical data relating to any Company Product is or may be generated, and in each case that is material to the Company’s business;
(xix) any Contract with a Governmental Authority (other than any customer Contract with actual or expected annual revenues for the year ended December 31, 2024, or the year ending December 31, 2024, below $500,000);
(xx) any Contract the primary purpose of which is the indemnification of any other person with respect to any material liabilities relating to any current or former business of the Company (other than indemnification obligations of the Company pursuant to the provisions of a Contract entered into in the ordinary course of business); and
(xxi) any Contract containing an employee non-solicitation or no-hire provision binding to any member of the Company Group that has been entered into outside of the ordinary course of business.

(b) True, correct and complete copies of each Material Contract have been made available to Parent. Each Material Contract is valid, binding and in full force and effect with respect to the member of the Company Group party thereto and, to the Knowledge of the Company, each other party thereto, in each case, subject to the Enforceability Exceptions. As of the date of this Agreement, no member of the Company Group has received any written claim of material breach or material default under or cancellation of any Material Contract which remains unresolved as of the date of this Agreement, and, to the Knowledge of the Company, no member of the Company Group is in material breach or violation of, or material default under, any Material Contract. To the Knowledge of the Company, (i) as of the date of this Agreement, no other party is in material breach or material violation of, or default under, any Material Contract, (ii) as of the date of this Agreement, no material disagreements or disputes exist under any Material Contract and (iii) no member of the Company Group has received, since January 1, 2021, any written notice from any person that such person intends to terminate or not renew any Material Contract in each such case, except such breaches, violations, defaults, disagreements, disputes, terminations or non-renewals that would not be material to the Company Group as a whole.
SECTION 3.16 Insurance. Each member of the Company Group maintains insurance policies (including cybersecurity insurance policies) with reputable insurance carriers or maintains self-insurance practices against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Except as would not have a Company Material Adverse Effect, each insurance policy related to the Company’s business is, as of the date of this Agreement, legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect and all premiums due and payable thereon have been paid. No member of the Company Group is in material breach or material default under any such insurance policy, and, to the Company’s Knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a material breach or material default, or permit termination or modification, under such policy, and no notice of cancellation or termination has been received with respect to any such party. As of the date of this Agreement, no member of the Company Group has received any written notice regarding any invalidation or cancellation of any such insurance policy that has not been renewed in the ordinary course without any lapse in coverage. Since January 1, 2021 and until the date of this Agreement, (i) there have been no material claims pending under any of the Company’s insurance policies and, to the Knowledge of the Company, no event has occurred that is reasonably expected to give rise to a material insurance claim, and (ii) there was no claim under any of the Company’s insurance policies as to which coverage was questioned, denied or disputed by the underwriters of such policies, except as would not be material to the Company Group, taken as a whole.
SECTION 3.17 Environmental Matters. Except as would not have a Company Material Adverse Effect:
(a) the Company and each Company Subsidiary is, and since January 1, 2021, has been, in compliance with all applicable Environmental Laws;
(b) the Company and the Company Subsidiaries possess all permits and approvals issued pursuant to any applicable Law or Company Permit relating to pollution or the protection of the environment or, as such relates to exposure of Hazardous Materials, to health and safety, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act and any similar U.S. federal, foreign, state or local Law or(collectively, the “Environmental Laws”) that are required to conduct the business of the Company Group, and is, and has been since January 1, 2021, in compliance with all such permits and approvals;
(c) no releases of (i) any chemicals, contaminants, wastes, petroleum products or byproducts, radioactive materials, asbestos or polychlorinated biphenyls or (ii) any waste, material or substance defined as a “hazardous” or “toxic” substance, material, or waste, or as a “pollutant” or “contaminant”, or analogous terminology under any applicable Environmental Law, or as such relates to exposure to Hazardous Materials, to health and safety (“Hazardous Materials”), including ethylene oxide or per- or polyfluoroalkyl substances, have occurred at, on, from or under any real property owned, leased or operated by any member of the Company Group or any third-party sites to which any member of the Company Group has sent any materials or wastes for disposal, treatment, storage, processing, recycling or other handling; and

(d) no member of the Company Group has received any written claim or notice, Action or Order from any Governmental Authority or person alleging that a member of the Company Group is or may be in violation of, or has any liability under, any Environmental Law.
SECTION 3.18 Intellectual Property.
(a) Section 3.18(a) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of (i) all Registered Owned Intellectual Property and Registered Licensed Intellectual Property, indicating for each such item, as applicable, the application and registration or grant or issue number, date, relevant jurisdiction, status (such as pending, granted, abandoned or withdrawn), expiry date and the identity of the current applicant or registered owner and (ii) unregistered Owned Intellectual Property (including any proprietary Software) that is material to the business of the Company or any Company Subsidiary.
(b) Except as would not have a Company Material Adverse Effect, the operation of the business of the Company and each Company Subsidiary, the use of the Company Intellectual Property and the development, manufacture, use, marketing, licensing, distribution, sale, offer for sale, import, export and other exploitation of any Company Product in connection therewith, does not conflict with, infringe, misappropriate, dilute or otherwise violate, and has not in the past six (6) years, conflicted with, infringed, misappropriated, diluted or otherwise violated, the Intellectual Property rights of any third party, and no Actions are pending or, to the Knowledge of the Company, threatened in writing against the Company or a Company Subsidiary alleging any of the foregoing or concerning the Company Intellectual Property. To the Knowledge of the Company, no person has, in the past six (6) years, engaged in or is engaging in any activity that conflicts with, infringes, misappropriates, dilutes or otherwise violates any Company Intellectual Property and neither the Company nor any Company Subsidiary has brought or threatened any Action in connection with the foregoing.
(c) Except as would not have a Company Material Adverse Effect, the Company Intellectual Property includes all the Intellectual Property used or held for use in or necessary for the operation of the business of the Company or any Company Subsidiary, or the development, use, manufacture, marketing, distribution, import, export, sale or other exploitation of any Company Products by or on behalf of the Company or any Company Subsidiary, and there is no Intellectual Property other than the Company Intellectual Property that is used or held for use in or necessary for the operation of the business of the Company or any Company Subsidiary or the development, use, manufacture, marketing, distribution, import, export, sale or other exploitation of any Company Products by or on behalf of the Company or any Company Subsidiary. Except as would not have a Company Material Adverse Effect, (i) the Company or a Company Subsidiary is the sole and exclusive, and with respect to the Registered Owned Intellectual Property, properly executed and duly recorded, owner of the entire right, title and interest in and to each item of the Owned Intellectual Property; (ii) each member of the Company Group has a valid license to use the Licensed Intellectual Property used in connection with its business as currently conducted and as currently contemplated to be conducted, subject only to the terms of the applicable Company IP Agreement(s); and (iii) the Owned Intellectual Property is not subject to any agreement or regulation that restricts in any material respect its use, disclosure, licensing or transfer by the Company or any Company Subsidiary. Each item of Owned Intellectual Property is free and clear of all Liens (other than Permitted Liens). Neither the execution of this Agreement nor the consummation of the Transactions will result in, pursuant to any Contract to which the Company or any Company Subsidiary is a party: (A) the loss or impairment of the Company’s or any Company Subsidiary’s right to own, license, sell or use any material Company Intellectual Property or material Systems; (B) the payment of any additional consideration (including increased royalty payment terms) for the Company’s or any Company Subsidiary’s right to own, license, sell or use any material Company Intellectual Property or material Systems; (C) a breach of any Company IP Agreement in any material respect, or (D) the release, disclosure or delivery of any material Company Intellectual Property by any escrow agent or to any other person. Except as would not have a Company Material Adverse Effect, (x) no inequitable conduct, on-sale bar or public use or improper disclosure activity or violation has been engaged in or committed with respect to any Owned Intellectual Property or, to the Knowledge of the Company, any Licensed Intellectual Property, or in the prosecution of any patent applications or patents in any Owned Intellectual Property or, to the Knowledge of the Company, Licensed Intellectual Property and (y) no information was withheld from any entity requiring disclosure of such information during prosecution of any patent applications or patents in any Owned Intellectual Property or, to the Knowledge of the Company, Licensed Intellectual Property.
(d) The Registered Owned Intellectual Property and, to the Knowledge of the Company, the Registered Licensed Intellectual Property, are (i) subsisting and, with respect to issued patents and registered trademarks, valid and enforceable, (ii) currently in compliance in all material respects with any and all formal applicable legal requirements necessary to maintain the validity and enforceability thereof and, with respect to the Registered Owned Intellectual Property, record and perfect the Company’s or a Company Subsidiary’s interest therein and the chain of title thereof, and all filings, payments and other actions required to be made or taken to maintain or, in the case of accidental abandonment, revive, each item of Registered Owned Intellectual Property and, to the Knowledge of the Company, Registered Licensed Intellectual Property, in full force and effect have been made or taken by the applicable deadline (other than items abandoned or permitted to lapse in the ordinary course of business) and (iii) not subject to any outstanding Order or Contract that would impair the validity or enforceability thereof, in each case of the foregoing clauses (i) through (iii), except as would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, there is no basis or argument in fact or in Law from which one might reasonably infer that any of the issued patents or registered trademarks included in the Owned Intellectual Property or, to the Knowledge of the Company, Licensed Intellectual Property is invalid or unenforceable (including by reason of misjoinder or nonjoinder of inventors). No Actions are pending or, to the Knowledge of the Company, threatened in writing against the Company or a Company Subsidiary, based upon or challenging or seeking to deny or restrict the use by the Company or any Company Subsidiary of any of the Company Intellectual Property, or the ownership, registrability, validity, patentability, scope or enforceability of any Owned Intellectual Property or, to the Knowledge of the Company, any Licensed Intellectual Property, except for ordinary course proceedings in connection with the examination of patents or trademarks by the United States Patent and Trademark Office or any foreign equivalent thereof or as would not have a Company Material Adverse Effect.
(e) Except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is obligated to provide any consideration (whether financial or otherwise, or whether ongoing, outstanding or contingent), or account to any former or current employee or third party, with respect to any exercise of rights by the Company or any Company Subsidiary, or any successor thereto, in any Company Intellectual Property, or with respect to the manufacture, use, sale, import, export or other exploitation of the Company Products or operation of the business of the Company or any Company Subsidiary.
(f) Except as would not have a Company Material Adverse Effect: (i) the Company and each Company Subsidiary has complied with all applicable notice and marking requirements for, and none of the labels or other packaging or marketing materials with respect to any Company Product contains any false, inaccurate or incorrect marking for, Registered Owned Intellectual Property and Registered Licensed Intellectual Property; (ii) no Governmental Authority or academic or medical institution or consortium has provided any funding, facilities or personnel for the development or creation of, or has any claim of right to, ownership of or other Lien on, any Owned Intellectual Property, or, to the Knowledge of the Company, any Licensed Intellectual Property rights used, or held for use, by the Company or any Company Subsidiary; (iii) there is no prohibition or restriction by any Governmental Authority (including no assignment, grant back, license, “march-in” or other rights) on the use of any Owned Intellectual Property or, to the Knowledge of the Company, any Licensed Intellectual Property or on the conduct of the business by the Company or any Company Subsidiary or on the use of the Company Products, in any jurisdiction, or on the export or import of any of the Owned Intellectual Property or, to the Knowledge of the Company, the Licensed Intellectual Property from or to any jurisdiction; and (iv) neither the Company nor any Company Subsidiary has participated in any standards-setting activities or joined any standards setting, Intellectual Property sharing, or similar organization that would reasonably be expected to adversely affect the proprietary nature of any Company Intellectual Property or restrict the ability of the Company or any Company Subsidiary to enforce, license or exclude others from using any Owned Intellectual Property or, to the Knowledge of the Company, any Licensed Intellectual Property.

(g) Except as would not have a Company Material Adverse Effect, the Company and each Company Subsidiary have taken commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of the trade secrets and other material confidential Intellectual Property used or held for use in connection with its business. There has been no unauthorized use or disclosure or misappropriation of any trade secrets or other confidential Intellectual Property used or held for use in connection with the business of the Company or any Company Subsidiary by any person, and neither the Company nor any Company Subsidiary has disclosed any trade secrets or other confidential Intellectual Property to any person other than pursuant to appropriate written agreements that require such trade secrets or other confidential Intellectual Property to be kept confidential and contain appropriate safeguards against the unauthorized use or disclosure thereof, in each case, except in each case as would not have a Company Material Adverse Effect.
(h) No current or former employee, consultant, independent contractor or agent of the Company or a Company Subsidiary (i) has misappropriated any trade secrets or other confidential Intellectual Property of any other person in the course of performance as an employee, consultant, independent contractor or agent of the Company or such Company Subsidiary or (ii) is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement to which any member of the Company Group is a party or, to the Knowledge of the Company, any other Contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property, in each case, except as would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, all persons (including current and former employees, contractors and consultants) who participated in conceiving, developing, modifying, improving or creating any Owned Intellectual Property for the Company or any Company Subsidiary, or, with respect to employees, relating to the business of the Company or any Company Subsidiary, have executed valid and enforceable written Contracts (A) providing for the non-disclosure by such person of any confidential information or trade secrets and (B) providing for the assignment (by way of a present grant of assignment) by such person to the Company or the applicable Company Subsidiary of any Intellectual Property arising out of and in the scope of such person’s employment or engagement with the Company or the applicable Company Subsidiary. Except as would not have a Company Material Adverse Effect, no current or former employee, contractor or consultant has any rights to, and neither the Company nor any Company Subsidiary has any obligation to account for, inventor reward or remuneration amounts paid, unpaid or payable, for contributions to any Owned Intellectual Property.
(i) Section 3.18(i) of the Company Disclosure Letter contains a true and complete list of all code that is incorporated into any Company Product or used in the development of any Company Product that is, in whole or in part, subject to the provisions of any license to Publicly Available Software, setting forth for each such item (i) all licenses and similar agreements pursuant to which any member of the Company Group granted the right to use such code, (ii) the Company Product(s) or System(s) that the code is incorporated into or used in the development of, (iii) whether such code is embedded in, bundled or otherwise distributed with or use to operate any Company Product and, if so, specifying whether such code is embedded, bundled or otherwise distributed in source code or binary form, and (iv) whether such code is used, offered or made available, whether alone or as part of any Company Product, on a hosted or similar basis by any member of the Company Group. Except as would not have a Company Material Adverse Effect, (A) no source code constituting any Software owned by the Company or any Company Subsidiary has been placed in escrow (and neither the Company nor any Company Subsidiary has agreed to, or is otherwise required to, do the foregoing under any circumstance), (B) neither the Company nor any Company Subsidiary has used any Publicly Available Software in a manner (including in any System) that could have a “copyleft” effect or other adverse effect on, or obligate any member of the Company Group to disclose, contribute, distribute, license or otherwise make available to any third party (including the Publicly Available Software community), any Software owned by any member of the Company Group or any other Company Intellectual Property and (C) with respect to any Publicly Available Software that the Company or any Company Subsidiary uses, each member of the Company Group has complied with all applicable licenses with respect thereto and such Software has been used in its entirety without modification.

SECTION 3.19 Data Privacy and Security.
(a) Except as would not have a Company Material Adverse Effect, each member of the Company Group is, and at all times since January 1, 2021 has been, in compliance with all applicable privacy and information security obligations to which it is subject, including with respect to the Company Group’s collection, maintenance, transmission, accessing, transfer, storage, use, disclosure, disposal, and other processing (collectively, “Processing”) of Personal Information, under applicable Privacy Laws (including, as applicable, Health Insurance Portability and Accountability Act, as amended by the Health Information Technology for Economic and Clinical Health Act (“HIPAA”)), Contracts, industry standards (including, as applicable, the Payment Card Industry Data Security Standard), privacy policies or online terms of use (collectively, “Data Protection Requirements”). Except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, other notices or complaints from any person or Governmental Authority alleging, or been subject to any audits or investigations concerning, any failure to comply with any Data Protection Requirements. Except as would not have a Company Material Adverse Effect, there has been no unauthorized access to, or use or disclosure of, any Personal Information collected, maintained, processed or stored by the Company or any Company Subsidiary. Except as would not have a Company Material Adverse Effect, the Company and the Company Subsidiaries have not, nor to the Knowledge of the Company has any third party Processing Business Data, notified or been required under Data Protection Requirements to notify any Governmental Authority or any other person of a data security breach, Security Incident or violation of any data security policy or Data Protection Requirement pertaining to the business of the Company or any Company Subsidiary.
(b) Except as would not have a Company Material Adverse Effect, the Systems are adequate for, reasonably maintained and in sufficiently good working condition and performance for the conduct of the business of the Company and each Company Subsidiary as currently conducted and as currently contemplated to be conducted. Except as would not have a Company Material Adverse Effect, the Company and each Company Subsidiary has implemented and maintained all necessary and appropriate controls, policies, procedures, and safeguards to maintain and protect the confidentiality, integrity and security of the Systems, Personal Information and other Business Data used in connection with their businesses, and there has been no failure, malfunction, breakdown, performance reduction or other adverse event affecting any Systems, nor any unauthorized access to, or use, intrusion, or breach of security of, any Systems, or any other loss, or unauthorized Processing of any Business Data, including Personal Information, in the possession or control of the Company or any Company Subsidiary (each, as “Security Incident”), nor any incidents under internal review or investigations relating to the same. Except as would not have a Company Material Adverse Effect, the Company and each Company Subsidiary maintains commercially reasonable backup and data recovery, disaster recovery, and business continuity plans, procedures, and facilities, and is and has been in compliance with all of the Company Group’s policies related to the foregoing. Except as would not have a Company Material Adverse Effect, the Systems are free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other Software routines that could permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, Software, data or other materials.
SECTION 3.20 Anti-Corruption Compliance; Sanctions.
(a) Since January 1, 2021, no member of the Company Group, or, to the Knowledge of the Company, any former or current director, officer, agent, employee, partner or Affiliate of a member of the Company Group, is aware of or has taken any action, directly or indirectly, that has resulted or would result in: (i) a violation by any such person of any Anti-Corruption Laws, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Corruption Laws; (ii) a violation by any such person of any other applicable Anti-Corruption Laws; or (iii) a violation of, or operation in non-compliance with, any export restrictions, anti-boycott regulations, embargo regulations or other applicable Laws.

(b) Since January 1, 2021, each member of the Company Group has conducted its businesses in compliance in all material respects with (i) the FCPA and any other applicable Anti-Corruption Laws and has retained, and continues to retain, accurate books and records and has instituted and continues to maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, and (ii) (A) all Laws relating to United States export controls and (B) anti-boycott prohibitions promulgated pursuant to the Export Administration Act of 1979, as amended, and regulations promulgated thereunder.
(c) Without limiting the generality of the foregoing, since January 1, 2021, each member of the Company Group, and, to the Knowledge of the Company, each of their respective officers and employees and directors, acting in their capacity as such, is in compliance in all material respects with all applicable Laws relating to its lobbying activities and campaign contributions, if any, and all filings required to be made under applicable Law relating to such lobbying activities and campaign contributions are accurate and have been properly filed with the appropriate Governmental Authority.
(d) Neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any of their respective officers, directors or employees, nor any agent or other third party representative acting on behalf of the Company or any of the Company Subsidiaries is currently, or has been since January 1, 2021: (i) a Sanctioned Person; (ii) organized, resident or located in a Sanctioned Country; (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iv) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws or U.S. anti-boycott applicable Laws (collectively, “Trade Control Laws”).
(e) Since January 1, 2021, neither the Company nor any of the Company Subsidiaries has: (i) received from any Governmental Authority or any person any written notice, inquiry or internal or external allegation; (ii) made any voluntary or involuntary disclosure to a Governmental Authority; or (iii) conducted any internal investigation or audit, in each case of the preceding clauses (i) through (iii), concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws or Trade Control Laws.
SECTION 3.21 Regulatory Matters.
(a) The Company and each Company Subsidiary holds, and is operating in material compliance with, such material Permits of the FDA and any other Governmental Authority with authority to administer Healthcare Laws (“Regulatory Authorities”) required for the conduct of their business as currently conducted (collectively, the “Regulatory Permits”). The Company and each Company Subsidiary has fulfilled and performed all of their material obligations with respect to the Regulatory Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Regulatory Permit. The Company, each Company Subsidiary, and the Company Products are and since January 1, 2021 have been in compliance in all material respects with all applicable Laws, including all applicable Healthcare Laws. Since January 1, 2021, none of the Company or any Company Subsidiary has received written notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or other Regulatory Authority alleging that any operation or activity of the Company is in violation of any applicable Healthcare Laws. Neither the Company or any Company Subsidiary is or, since January 1, 2021, has been subject to any corporate integrity agreement (or its functional equivalent), plea agreement, deferred or non-prosecution agreement, consent decree, or other agreement or settlement with any Governmental Authority with respect to any actual or alleged violation of any Healthcare Law, nor does the Company or any Company Subsidiary otherwise has any continuing reporting obligations pursuant to any such agreement or settlement with any Governmental Authority.
(b) All preclinical and clinical investigations sponsored by or on behalf of a member of the Company Group with respect to any Company Product and intended to support a Regulatory Permit are being, and since January 1, 2021, have been, conducted in material compliance with applicable Healthcare Laws and other applicable Laws, including Good Clinical Practices requirements. Except as would not have a Company Material Adverse Effect, none of the members of the Company Group has received any written notices or other correspondence from the FDA or any other applicable Governmental Authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material restriction of such studies or tests.
(c) No action has been taken by any Governmental Authority or, to the Knowledge of the Company, is in the process of being taken that would slow, halt or enjoin the manufacturing of the Company Products or the operation of the business of the Company Group or subject the manufacturing of the Company Products or a member of the Company to regulatory enforcement action.
(d) All applications, notifications, submissions, information, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Regulatory Permit from Regulatory Authorities relating to the Company, a Company Subsidiary, their business and the Company Products, when submitted to the FDA or other Regulatory Authority were true, complete, and correct in all material respects as of the date of submission and any necessary or required updates, changes, corrections or modification to such applications, submissions, information and data have been submitted to the FDA or other Regulatory Authority. Since January 1, 2021, and with respect to Company Products, each member of the Company Group and, to the Knowledge of the Company, each of their respective contractors and agents (to the extent applicable and in their respective performance of services for or on behalf of a member of the Company Group) have submitted to FDA, Notified Bodies and all other applicable Governmental Authorities, institutional review boards, or accreditation bodies, all Permits, notices, filings and annual or other reports and information as required by applicable Law, including medical device reports or similar adverse event reports and product deviation reports, related to the development, manufacture, testing, storage, handling, labeling, packaging, sale, marketing, promotion, distribution, import or export of the Company Products. Since January 1, 2021, the Company Products, where required, are being and have been marketed under and consistent with valid 510(k) clearances or other marketing authorizations or Permits exclusively owned and held by a member of the Company Group. In each case since January 1, 2021, in circumstances where the Company has determined that 510(k) clearance or other marketing authorization or Permit is not required with respect to any Company Product, the Company has marketed such Company Product in material compliance with all applicable Laws and has not taken any action in violation of any applicable Laws or Permit.
(e) Since January 1, 2021, all manufacturing operations for the Company Products conducted by or on behalf of a member of the Company Group have been and are being conducted in material compliance with applicable Health Care Laws, including the QSR and any other requirements of the FDA, Notified Bodies and any other Governmental Authority, and the Company Products are not, and since January 1, 2021 have not been adulterated within the meaning of 21 U.S.C. § 351 or misbranded within the meaning of 21 U.S.C. § 352. Since January 1, 2021, no member of the Company Group or, to the Knowledge of the Company, none of the officers, employees, contractors or agents of a member of the Company Group (in their respective performance of services for or on behalf of a member of the Company Group) have received from the FDA or any other Governmental Authority, institutional review board or accreditation body any written notice of any material violation of any Law concerning any Company Product, adverse inspection findings, finding of deficiency or non-compliance, penalty for corrective or remedial action, FDA warning letter or untitled letters, FDA Form 483 notice, OAI establishment inspection report, regulatory letters, safety alert, stop sale/importation letters, notices of violations, import refusals, Section 305 criminal proceeding notices under the FDCA, prosecution notices or other similar communication from the FDA or any other Governmental Authority, or other similar compliance or enforcement action, including with respect to the ownership, development, testing, manufacturing, operation, storage, distribution, warehousing, packaging, labeling, handling, sale, promotion or marketing of the Company Products.
(f) There have been no seizures conducted or, to the Knowledge of the Company, threatened by the FDA or any other Governmental Authority, and since January 1, 2021, neither the Company or any Company Subsidiary has issued any voluntary or mandatory recalls, market withdrawals, field notifications, notifications of misbranding or adulteration, or safety alerts (“Post-Market Action”), and no Post-Market Action is pending or, to the Knowledge of the Company, threatened by the FDA or any other Governmental Authority, relating to the Company Products. To the Knowledge of the Company, there is no material act, omission, event or circumstance relating to the activities of a member of the Company Group, or any officers or employees of a member of the Company Group, or their conduct, or the Company Products, that would reasonably be expected to (i) cause a

Post-Market Action, or require suspension or additional approvals, clearances, or other Permits for the continued sale and marketing of any Company Products, (ii) require a material change in the manufacturing, marketing classification, labeling or intended use of any such Company Products, (iii) require the termination or suspension of marketing or sale of any such Company Products or (iv) give rise to or lead to any Action, complaint, inspection, notice, demand letter, warning or untitled letter, request for information or any associated liability with regard to the Company Products.
(g) No member of the Company Group or, to the Knowledge of the Company, any officer, employee, contractor or agent of a member of the Company Group (in their respective performance of services for or on behalf of a member of the Company Group) is the subject of any pending Action or, to the Knowledge of the Company, any ongoing investigation or inquiry or have received any notice of any actual investigation, inquiry, for cause inspection or audit or other Action by FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” policy as stated at 56 Fed. Reg. 46191 (September 10, 1991) (the “FDA Application Integrity Policy”) and any amendments thereto, or by any other similar Governmental Authority pursuant to any similar policy, or concerning allegations of a violation by a member of the Company Group or any officers, employees, contractors or agents of a member of the Company Group of any Healthcare Laws, nor has a member of the Company Group or, to the Knowledge of the Company, any officer, employee, contractor or agent of a member of the Company Group committed any prohibited act, or made any material false statement or failed to make any statement of material fact required to be disclosed that would reasonably be expected to provide a basis for FDA to invoke the FDA Application Integrity Policy or other similar Governmental Authority to invoke a similar policy. No member of the Company Group or, to the Knowledge of the Company, any officer, employee, contractor or agent of a member of the Company Group has knowingly made any false statements of material fact on, or material omissions from, any notifications, applications, approvals, reports and other submissions to a Governmental Authority relating to any Company Product or has voluntarily disclosed any violations of Laws related to any Company Product.
(h) To the Knowledge of the Company, no member of the Company Group has been or is currently engaged in any conduct that would reasonably be expected to lead to being suspended, disqualified, debarred, convicted or excluded from participating in, or bidding on contracts with, any Governmental Authority or private third party health care program, pursuant to the Department of Health and Human Services Office of Inspector General’s exclusion authority under 42 U.S.C. § 1320a-7(a), as implemented at 42 C.F.R. §§ 1001.101, 1001.201 or FDA’s suspension and debarment authority under 21 U.S.C. § 335a, and, to the Knowledge of the Company, no such suspension, disqualification, debarment or exclusion has been initiated or threatened in writing.
(i) Since January 1, 2021, no member of the Company Group has promoted, marketed or sold Company Products for any uses other than the uses cleared or approved by the FDA or other Governmental Authority unless exempt under applicable Law.
SECTION 3.22 Products Liability. Since January 1, 2021, all Company Products and all services or merchandise related thereto have been manufactured, marketed, promoted, sold and delivered in material conformity with all applicable Laws, contractual commitments and express and implied warranties, in each case, in all material respects. There are no existing or, to the Knowledge of the Company, threatened, material claims against a member of the Company Group related to a Company Product or any services or merchandise related thereto which are defective or fail to meet any requirements of applicable Laws, material contractual commitments or express and implied warranties.
SECTION 3.23 Suppliers and Manufacturers. Section 3.23 of the Company Disclosure Letter sets forth a true, correct and complete list of the top 10 suppliers and third-party manufacturers (the “Top Suppliers”) by the aggregate amounts paid by the Company and the Company Subsidiaries during the 12 month period ended December 31, 2023 and identifies the Top Suppliers that are single-source suppliers, if any. Since December 31, 2023, (a) there has been no termination of the business relationship of the Company or the Company Subsidiaries with any Top Supplier, (b) there has been no material change in the material terms of its business relationship with any Top Supplier adverse to the Company or the Company Subsidiaries, (c) no Top Supplier has notified the Company or any of the Company Subsidiaries that it intends to terminate or change the pricing or other terms of its business in any material respect adverse to the Company or the Company Subsidiaries and (d) there has been no material delay by any Top Supplier in providing services, products or materials to the Company or the Company Subsidiaries and no Top Supplier has notified the Company or any of the Company Subsidiaries that such Top Supplier will be unable to provide services, products or materials on a timely basis. Since January 1, 2021 through the date of this Agreement, no Top Supplier has notified the Company or any of the Company Subsidiaries that any Top Supplier has had any part of its supply of products that are necessary for the Company to manufacture Company Products (as manufactured as of the date of this Agreement) discontinued in a manner that is material to the Company.
SECTION 3.24 Affiliate Transactions.
(a) As of the date of this Agreement, there are no Contracts between (i) the Company or the Company Subsidiaries, on the one hand, and (ii) any of the Company’s Affiliates, on the other hand, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act (each an “Affiliate Transaction”).
SECTION 3.25 Board Approvals; Vote Required.
(a) The Company Board, by resolutions duly adopted at a meeting duly called and held, unanimously (i) determined that this Agreement, the Merger and the other Transactions to be consummated by the Company, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) duly authorized and approved the execution, delivery and performance by the Company of the Transactions to be consummated by it, including the Merger, (iii) resolved, subject to Section 6.03(e), to recommend adoption of this Agreement by the stockholders of the Company (such recommendation, the “Company Board Recommendation”) and (iv) directed that the adoption of this Agreement be submitted to a vote of the Company’s stockholders.
(b) Assuming the accuracy of the representations and warranties in Section 4.04, the affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock to adopt this Agreement (the “Company Stockholder Approval”) is the only vote or consent of the holders of any class or series of the Company’s capital stock or other securities necessary to approve this Agreement and consummate the Merger.
SECTION 3.26 Takeover Laws. Assuming the accuracy of the representations and warranties in Section 4.04, as of the date of this Agreement, other than the HSR Act, no other “fair price”, “moratorium”, “control share acquisition”, “interested stockholder” or other anti-takeover Law (including Section 203 of the DGCL), or any comparable anti-takeover provisions of the Company Charter or the Company Bylaws, would reasonably be expected to restrict or prohibit the execution of this Agreement, each party performing its obligations hereunder or the consummation of the Transactions. The Company has no “rights plan”, “rights agreement” or “poison pill” in effect.
SECTION 3.27 Opinion of Financial Advisor. BofA Securities, Inc. (“BofA Securities”) has delivered to the Company Board its oral opinion, to be confirmed by delivery of a written opinion, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions and limitations set forth therein, the Merger Consideration to be received by the holders of Shares (other than Excluded Shares) in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. As of the date of this Agreement, BofA Securities’ opinion has not been withdrawn, revoked or modified. Promptly following the execution of this Agreement, the Company shall deliver or make available to Parent a copy of BofA Securities’ opinion for informational purposes only.
SECTION 3.28 Brokers. No broker, finder or investment banker (other than BofA Securities) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. On or prior to the date of this Agreement, the Company has made available to Parent an unredacted copy of the engagement letter or other agreement, in each case, as amended or modified, between the Company and BofA Securities.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:
SECTION 4.01 Corporate Organization. Each of Parent and Merger Sub is a corporation, in each case, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so validly existing and in good standing or to have such power and authority would not, individually or in the aggregate, prevent or materially delay the consummation of any of the Transactions.
SECTION 4.02 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions to be consummated by it. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions to be consummated by them have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions to be consummated by them (subject, in the case of the Merger, to the adoption of this Agreement by the sole stockholder of Merger Sub and the filing and effectiveness of the Certificate of Merger). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
SECTION 4.03 No Conflict; Required Filings and Consents; Agreements.
(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, (i) conflict with or violate the certificate of incorporation or by-laws of Parent or Merger Sub, (ii) assuming that all waiting period terminations or expirations, consents, approvals and other authorizations described in Section 4.03(b) have been obtained and that all filings and other actions described in Section 4.03(b) have been made or taken, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected or (iii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay consummation of any of the Transactions or otherwise prevent or materially delay Parent and Merger Sub from performing their obligations under this Agreement.
(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder (including, but not limited to, the filing with the SEC of the Proxy Statement), (ii) any filings required under the rules and regulations of Nasdaq or the NYSE, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) the premerger notification and waiting period requirements of the HSR Act and such other Antitrust Laws or Foreign Investment Laws set forth on Section 3.05(b) of the Company Disclosure Letter and (v) when the failure to obtain such consent, approval, authorization or permit of, or to make such filing with or notification to, any Governmental Authority would not, individually or in the aggregate, prevent or materially delay the consummation of any of the Transactions.
SECTION 4.04 Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries (including Merger Sub) or “affiliates” or “associate” (as such terms are defined in Section 203 of the DGCL)

thereof, is, and at no time during the three (3) years prior to the date of this Agreement has any of them been, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL). Neither Parent nor any of its Subsidiaries (including Merger Sub), nor any of their Affiliates, owns (directly or indirectly, beneficially or of record), or is a party to any agreement, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of the Company.
SECTION 4.05 Absence of Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened, against Parent or any of its Affiliates before any Governmental Authority that would reasonably be expected to prevent or materially delay the consummation of any of the Transactions. As of the date of this Agreement, neither Parent nor any of its Affiliates is subject to any continuing Order of, or settlement agreement or other similar written agreement with, any Governmental Authority, that would or seeks to prevent or materially delay the consummation of any of the Transactions.
SECTION 4.06 TCAR. Other than the Transactions, neither Parent nor any of its Affiliates (i) is conducting any research, development or efforts to commercialize a transcarotid artery revascularization (TCAR) procedure; (ii) is presently pursuing any acquisition or license of third-party assets, with respect to a transcarotid artery revascularization (TCAR) procedure (including through an acquisition of an entity); or (iii) has, within the past 12 months, terminated, suspended, or otherwise deprioritized the research, development, or commercialization of a transcarotid artery revascularization (TCAR) procedure.
SECTION 4.07 Operations of Merger Sub. Merger Sub is a wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities prior to the date of this Agreement and has conducted its operations only as contemplated by this Agreement.
SECTION 4.08 Sufficient Funds. Parent and Merger Sub will have available to them at the Effective Time sufficient funds to perform all of their respective obligations under this Agreement and to consummate the Merger and the Transactions to be consummated by them. Parent’s and Merger Sub’s obligations under this Agreement are not subject to any conditions regarding Parent’s or Merger Sub’s ability to obtain financing for the consummation of the Merger or the other Transactions to be consummated by Parent or Merger Sub.
SECTION 4.09 Brokers. The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder, investment banker, agent or other person in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective Affiliates, all of which fees or commissions, if any, will be paid by Parent.
ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 5.01 Conduct of Business by the Company Pending the Merger.
(a) The Company agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), except (i) as required by applicable Law, (ii) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (iii) as expressly required or permitted by any other provision of this Agreement or (iv) as set forth in Section 5.01 of the Company Disclosure Letter, the Company shall, and shall cause the Company Subsidiaries to use reasonable best efforts to: (A) conduct the businesses of the Company Group only in the ordinary course of business consistent with past practices and (B) (1) preserve substantially intact the current business organization, material assets and material properties of the Company Group, (2) keep available the services of its current executive officers and key employees (other than for cause), (3) maintain in effect all necessary licenses, permits, consents, franchises and approvals and authorizations, and (4) maintain its current relationships of the Company Group with any persons with which the Company Group has material business relations and with Governmental Authorities that have jurisdiction over its business and operations.

(b) Except as expressly required or permitted by any other provision of this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter or as required by applicable Law, neither the Company nor any Company Subsidiary shall, during the Pre-Closing Period, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed):
(i) amend or otherwise change its certificate of incorporation, by-laws or other similar organizational documents (including the Company Charter and the Company Bylaws);
(ii) issue, grant, sell, dispose of, encumber or authorize such issuance, sale, disposition or encumbrance of, any Equity Interests of the Company or any Company Subsidiary (except for the issuance or withholding of Shares (A) issuable pursuant to Company Options, Company RSUs or Company PSUs that are outstanding on the date of this Agreement pursuant to the terms of the applicable Company Options, Company RSUs and Company PSUs as in effect immediately prior to the date of this Agreement, (B) issuable pursuant to Company Options, Company RSUs or Company PSUs granted after the date of this Agreement in accordance with the terms hereof and (C) issuance of Shares under the Company ESPP);
(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of Equity Interests of the Company or any Company Subsidiary, except for dividends or other distributions by any direct or indirect wholly owned Company Subsidiary to the Company or any other direct or indirect wholly owned Company Subsidiary;
(iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any Equity Interests of the Company or any Company Subsidiary, except in connection with any net exercise, net settlement or “sell to cover” transaction with respect to any Company Options, Company RSUs or Company PSUs, or to satisfy Tax obligations with respect to the vesting, settlement or exercise of any Company Options, Company RSUs or Company PSUs;
(v) sell, transfer, lease, sublease, license, mortgage, pledge, encumber, allow to lapse, assign, abandon, disclaim, dedicate to the public, incur any Lien on (other than a Permitted Lien) or otherwise dispose of, or authorize any of the foregoing with respect to, any of its material properties, assets, licenses, operations, rights, businesses or interests therein (but not including Contracts, which are the subject of Section 5.01(b)(viii)), or Intellectual Property, which is the subject of Section 5.01(b)(xix)) except (A) pursuant to Contracts or Company Leases in force on the date of this Agreement or entered into after the date of this Agreement in compliance with this Agreement, (B) such dispositions of assets no longer used in the ordinary course of business of the Company’s or the applicable Company Subsidiary’s business as conducted as of the date of this Agreement, (C) such dispositions among the Company and the Company Subsidiaries or (D) sales of Company Products in the ordinary course of business consistent with past practice;
(vi) acquire (including by amalgamation, merger, consolidation or acquisition of Equity Interests or assets or any other business combination) (A) any company, corporation, partnership, other business organization (or any division thereof), (B) any real property or (C) any other assets in excess of $250,000, individually, or $1,000,000 in the aggregate (other than the acquisition of raw materials, supplies, equipment or inventory (in each case) in the ordinary course of business);
(vii) (A) repurchase, prepay or incur any indebtedness for borrowed money or issue any debt securities, or issue or sell options, warrants, calls or other rights to acquire any of its debt securities, (B) make any loans, advances or capital contributions to, or investments in, any other person (other than a Company Subsidiary) or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness for borrowed money of another person (other than a guaranty by the Company on behalf of any Company Subsidiary given in the ordinary course of business consistent with past practices or in connection with reimbursements to Employees);
(viii) enter into, amend, modify, terminate or renew, or assign or waive any material rights or exercise any material option under, any Material Contract (or any other Contract that would be deemed a Material Contract if it had been entered into prior to the date of this Agreement) other than, subject to the other clauses of this Section 5.01(b), (A) in the ordinary course of business consistent with past practices, (B) as a result of the expiration or non-renewal of any such Material Contract in accordance with its terms as in effect on the date of this Agreement or (C) other than Company Leases, any renewal in the ordinary course of business on substantially similar commercial terms of any such Material Contract as in effect on the date of this Agreement (other than commercially reasonable changes in pricing terms, provided that the Company shall consult with Parent regarding any material changes in pricing terms);
(ix) authorize, or make any commitment with respect to, capital expenditures in any calendar year that in the aggregate exceed the annual capital expenditures budget for 2024 (a copy of which has been set forth in Section 5.01(b)(ix) of the Company Disclosure Letter) of the Company and the Company Subsidiaries, taken as a whole; or, with respect to any capital expenditures not set forth in the annual capital expenditures budget that exceed $250,000 individually or $1,000,000 in the aggregate;
(x) except as otherwise required under any Plan in effect as of the date hereof, (A) increase the compensation payable or to become payable or the benefits provided to Employee or Non-Employee Service Providers, (B) grant or amend any retention, severance or termination pay to, or enter into any employment, bonus, incentive, equity, change of control or severance agreement with, any Employee or Non-Employee Service Provider, (C) pay any annual bonus or annual incentive compensation in excess of the amount earned based on actual performance in accordance with the applicable Plan, (D) establish, adopt, enter into, terminate or amend any Plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, for the benefit of any Employee or Non-Employee Service Provider, (E) loan or advance any money or other property to any Employee or Non-Employee Service Provider or (F) establish, adopt, enter into or amend any collective bargaining agreement or similar labor agreement;
(xi) hire or terminate (other than for cause) the employment of any Employee (or any individual who would be an Employee if employed on the date hereof), other than Employees below the level of vice president in the ordinary course of business;
(xii) voluntarily accelerate the lapse of restriction, achievement of performance or vesting of any equity or equity-based awards as a result of the Merger, except as expressly provided in this Agreement;
(xiii) voluntarily fail to maintain in full force and effect the existing insurance policies (or replacement or revised policies with substantially comparable terms and conditions that provide insurance coverage in a manner consistent with past practices) covering the Company and the Company Subsidiaries and their respective material properties, assets and businesses;
(xiv) voluntarily terminate, suspend, modify or otherwise take any step to limit the effectiveness or validity of as valid and in full force and effect, any material Company Permit;
(xv) (A) settle (or propose to settle) any Action, other than (1) settlements for monetary damages (net of insurance proceeds) involving not more than $500,000 individually and that do not (x) impose any actions or restrictions (other than de minimis actions or restrictions on the Company) or ongoing royalty or other future payment obligations on the business or operations of the Company Group, or after the Effective Time, Parent or its Subsidiaries or (y) include the admission of wrongdoing by any member of the Company Group and (2) Transaction Litigation, which is the subject of Section 6.11 or (B) settle (or propose to settle) any litigation, investigation or action brought by any Governmental Authority, including by entering into any consent decree or other similar agreement;
(xvi) (A) change the Company’s financial accounting policies or procedures in effect as of December 31, 2023 in any material respect, other than as required by GAAP or Law (B) write up, write down or write off the book value of any of the Company’s material assets, other than (1) in the ordinary course of business or (2) as may be required by Law or GAAP, as approved by the Company’s independent public accountants;
(xvii) adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries;

(xviii) (A) change or adopt (or file a request to change or adopt) any material method of Tax accounting or any annual Tax accounting period, (B) make, change or rescind any material Tax election (any election under Treasury Regulations Section 301.7701-3 considered material for this purpose), (C) file any income or other material Tax Return relating to the Company or any of the Company Subsidiaries that has been prepared in a manner that is inconsistent with past practices, (D) settle or compromise any material claim, investigation, audit or controversy relating to Taxes, (E) surrender any right to claim a material Tax refund, (F) file any amended income or other material Tax Return, (G) enter into any closing agreement with respect to any Tax or (H) waive or extend the statute of limitations with respect to any Tax Return other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business and consistent with past practices;
(xix) (A) abandon, disclaim, dedicate to the public, sell, assign, transfer, voluntarily encumber or incur any Lien (other than Permitted Liens) on, any Owned Intellectual Property or material Licensed Intellectual Property, including intentionally failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect the Company’s or any Company Subsidiary’s interest in such Owned Intellectual Property or material Licensed Intellectual Property, other than items that are abandoned or permitted to lapse in the ordinary course of business; (B) license or sublicense any Intellectual Property to any third party, other than non-exclusive licenses granted in connection with customer sales of any Company Products or pursuant to any Excluded Contract; (C) enter into an agreement to develop, create or invent any Intellectual Property jointly with any third party, in each case other than in the ordinary course of business; or (D) disclose any confidential Owned Intellectual Property to any third person, other than in the ordinary course of business and subject to confidentiality and non-disclosure obligations;
(xx) (A) commence, alone or with any third party, any clinical study that has not been disclosed to Parent or its Representatives prior to the date of this Agreement, (B) unless required by any Governmental Authority, discontinue, terminate or suspend any ongoing material research program or clinical study or (C) unless required by any Governmental Authority, make any material restrictions to any ongoing material clinical study, in each case, relating to any Company Product;
(xxi) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any non-arm’s length Affiliate Transaction; or
(xxii) agree, resolve, announce an intention, enter into any Contract or otherwise make a commitment, to do any of the foregoing.
SECTION 5.02 Control of Operations. Without limiting Section 5.01, nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement, including Section 5.01, control and supervision over such matters.
SECTION 5.03 Process Related to Affirmative Covenants and Forbearance Covenants. If the Company desires to take an action that would be prohibited pursuant to Section 5.01 without the prior approval of Parent, then prior to taking such action, the Company (in lieu of the procedure outlined in Section 9.02) may request consent by sending an email to each of the following individuals specifying, in reasonable detail, the action proposed to be taken (or omitted from being taken). Any of the following individuals may grant consent on behalf of Parent.
Name:	****
Email:	****

Name:	****
Email:	****

Name:	****
Email:	****

Name:	****
Email:	****

ARTICLE VI

ADDITIONAL AGREEMENTS
SECTION 6.01 Proxy Statement; Company Stockholders’ Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement (such proxy statement, in preliminary and definitive form, and each as amended or supplemented from time to time, the “Proxy Statement”). The Company shall use reasonable best efforts to file the preliminary Proxy Statement with the SEC within twenty (20) Business Days of the date of this Agreement. Each of the Company and Parent shall furnish to the other all information concerning itself and its Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement and shall otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement. Each of the Company and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the date it is filed with the SEC or first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company and Parent shall reasonably assist and cooperate with the other to respond as promptly as reasonably practicable to any comments of the SEC with respect to the Proxy Statement. As soon as reasonably practicable after the date hereof, the Company shall commence a broker search pursuant to Section 14a-13 of the Exchange Act for the Company Stockholders’ Meeting. Prior to filing the definitive Proxy Statement with the SEC, the Company shall establish a record date for the Company Stockholders’ Meeting and shall commence mailing the definitive Proxy Statement to the Company’s stockholders. Except to the extent that the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03(e), the Proxy Statement shall include the Company Board Recommendation. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall promptly provide Parent with a copy of all written correspondence between the Company or any Representatives of the Company, on the one hand, and the SEC or its staff, on the other hand, with regard to the Proxy Statement. Except to the extent related to an Adverse Recommendation Change made in accordance with Section 6.03(e), the Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating to holders of Shares and a reasonable opportunity to review and comment on all responses to requests for additional information and shall in good faith consider all reasonable changes suggested by Parent. If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.
(b) Unless this Agreement is terminated pursuant to Section 8.01, the Company shall, as promptly as reasonably practicable after the Proxy Statement Clearance Date (but in no event more than sixty (60) days following the Proxy Statement Clearance Date), duly call, give notice of, convene and hold the Company Stockholders’ Meeting. The Company shall not, without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), adjourn or postpone, cancel, recess or reschedule, the Company Stockholders’ Meeting; provided, however, that the Company may postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of Parent, but following good faith consultation with Parent: (i) if a quorum has not been established at the Company Stockholders’

Meeting; (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company has determined in good faith, after consultation with outside counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to Company Stockholders’ Meeting; (iii) to allow reasonable additional time to solicit additional proxies, if and to the extent the Company, after consultation with its outside advisors, reasonably determines that the requisite Company Stockholder Approval would not otherwise be obtained at the Company Stockholders’ Meeting; or (iv) if required by Law or Order; provided, further, that in the case of the foregoing clauses (i), (ii) or (iii), the Company Stockholders’ Meeting shall not be postponed or adjourned for more than twenty (20) Business Days in the aggregate from the originally scheduled date of the Company Stockholders’ Meeting without the prior written consent of Parent. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Company Stockholders’ Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval.
(c) Unless the Company Board has effected an Adverse Recommendation Change in accordance with Section 6.03(d), the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger, and to take all other reasonable actions within its power and authority that are necessary or advisable to secure the Company Stockholder Approval. Without limiting the generality of the foregoing, if requested by Parent, the Company shall promptly provide the Company with all voting tabulation reports relating to the Company Stockholder Approval that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation of the stockholders of the Company with respect thereto. Additionally if, at the time of the originally scheduled date of the Company Stockholders’ Meeting, a quorum has not been established or the Company has not received proxies representing a sufficient number of Shares for the Company Stockholder Approval, then the Company shall, at the request of Parent (to the extent permitted by Law), adjourn the Company Stockholders’ Meeting to a date specified by Parent; provided that the Company shall not be required pursuant to this sentence to adjourn the Company Stockholders’ Meeting more than two (2) times or for more than twenty (20) Business Days in the aggregate from the originally scheduled date of the Company Stockholders’ Meeting. Without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement and the matters related to this Agreement and the Transactions shall be the only matters that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders’ Meeting. The Company agrees that, unless this Agreement shall have been terminated in accordance with Article VIII, the Company’s obligations to hold the Company Stockholders’ Meeting pursuant to this Section 6.01 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or by any Adverse Recommendation Change.
SECTION 6.02 Access to Information; Confidentiality.
(a) Except as otherwise prohibited by applicable Law or for any access or disclosure that would reasonably be expected to violate or result in the loss or waiver of any attorney-client (or other legal) privilege or in the breach or violation of the provisions of any Contract to which the Company is a party (provided that the Company shall use its reasonable best efforts to obtain waivers of any such restrictions), during the Pre-Closing Period, the Company shall (and shall use reasonable best efforts to cause its Representatives to), and at Parent’s expense, in such a manner as not to unreasonably interfere with the normal operation of the business of the Company or any of its Subsidiaries: (i) provide to Parent and its Representatives reasonable access, during normal business hours and upon reasonable prior notice to the Company by Parent, to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof; and (ii) furnish as promptly as practicable to Parent such information concerning the business, properties, Company Products, Contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request; provided that if such access or disclosure would reasonably be expected to (A) be prohibited by applicable Law, the Company shall use reasonable best efforts to provide such access or disclosure in a manner that does not violate Law or (B) would result in the loss or waiver of any attorney-client (or other legal) privilege or in the breach or violation of the provisions of any Contract, the Company shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not result such loss, waiver, breach or violation, including to the extent requested by Parent and if applicable, by entering into a customary joint defense agreement that may alleviate such loss of privilege. Nothing in this Section 6.02 will be construed to require the Company or any of its Representatives to prepare any appraisals or opinions. Any investigation conducted pursuant to the access contemplated by this Section 6.02 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or create a material risk of damage or destruction to any property or assets of the Company. Any access to the properties of the Company will be subject to the Company’s reasonable security measures, health and safety measures, and insurance requirements, and will not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase I or Phase II environmental assessments. To the extent applicable, the Company may satisfy its covenants set forth in this Section 6.02 by electronic means if physical access is not reasonably feasible or is restricted under applicable public health or similar Laws or measures.
(b) All information obtained by Parent, Merger Sub or their respective Representatives pursuant to this Section 6.02 shall be kept confidential in accordance with the Confidential Disclosure Agreement, dated June 12, 2023 (the “Confidentiality Agreement”), between Parent and the Company; provided that nothing in the Confidentiality Agreement shall restrict Parent’s or Merger Sub’s ability to take any of the actions expressly contemplated by this Agreement. If this Agreement is terminated pursuant to Article VIII, it is agreed that, notwithstanding anything to the contrary in the Confidentiality Agreement, any term of the confidentiality and non-use obligations under the Confidentiality Agreement will be deemed to be extended to one (1) year following such termination. The Company and Parent hereby agree, in accordance with Section 13 of the Confidentiality Agreement, that the Confidentiality Agreement shall be deemed to have been, and hereby is, amended by the provisions of this Section 6.02(b). If the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect.
(c) No investigation pursuant to this Section 6.02 shall affect any representation or warranty in this Agreement of any party or any condition to the obligations of the parties.
SECTION 6.03 No Solicitation.
(a) Except to the extent expressly permitted by this Section 6.03, the Company shall, and shall cause the Company Subsidiaries to, and shall use its reasonable best efforts to cause the Representatives of the Company to, immediately cease and cause to be terminated any solicitation, discussions or negotiations with any person that may be ongoing with respect to an Acquisition Proposal, or any inquiry, expression of interest, proposal, discussion, negotiations or offer that would reasonably be expected to lead to an Acquisition Proposal, and, within two (2) Business Days after the public announcement of this Agreement, shall request in writing the return or destruction of all confidential information of the Company previously furnished to any such person who executed a confidentiality agreement with the Company since July 1, 2023 in connection with its consideration of an Acquisition Proposal in accordance with the terms of such confidentiality agreement and immediately terminate all access to any physical and electronic data room containing confidential information of the Company granted to any such person, its Affiliates or Representatives in connection with its consideration of an Acquisition Proposal.
(b) Except as expressly permitted by this Section 6.03(b), during the Pre-Closing Period, the Company agrees that it shall not, shall cause each Company Subsidiary and each director, executive officer, legal counsel or financial advisor of the Company not to, and shall not authorize the other Representatives of the Company to, directly or indirectly: (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries or the implementation or submission of any Acquisition Proposal, or any proposals or offers that would be reasonably expected to lead to, an Acquisition Proposal; (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, an Acquisition Proposal except to notify such person of the existence of this Section 6.03(b) and to seek to clarify the terms of any such Acquisition Proposal; (iii) otherwise knowingly facilitate or knowingly encourage any effort or attempt to make an Acquisition Proposal, or any inquiries, proposals or offers that would reasonably be expected to lead to an Acquisition Proposal; or (iv) execute or enter into any Acquisition Agreement; provided that, notwithstanding the foregoing, the Company may grant a waiver, amendment or release under, or otherwise not enforce the terms of, any confidentiality or standstill agreement existing as of the date of this Agreement, solely to the extent necessary to allow a confidential Acquisition Proposal to be made to the Company or the Company Board (or any committee thereof) so long as (A) the Company Board has determined in good faith (after consultation with outside legal counsel) that the failure to grant such waiver, amendment or release, or the enforcement of the terms thereof, would be inconsistent with its fiduciary duties under applicable Law and (B) the Company promptly (and in any event within twenty-four (24) hours) following the determination of the Company Board as required by the foregoing subclause (A) of this Section 6.03(b) notifies Parent of any such determination; provided, further, that, prior to the receipt of the Company Stockholder Approval, nothing contained in this Section 6.03(b) shall prevent the Company or the Company Board (or any committee thereof) from furnishing information to, or engaging in negotiations or discussions with, any person that has made a bona fide Acquisition Proposal, which Acquisition Proposal did not result from a breach (or a deemed breach pursuant to Section 6.03(h)) of this Section 6.03(b), if, and only if, prior to taking such action referred to in clauses (ii) and (iii) of this Section 6.03(b) (except that the Company or its Representatives may notify any person of the existence of this Section 6.03(b) and may seek to clarify the terms of any such Acquisition Proposal), (1) the Company Board (x) determines in good faith (after consultation with its advisors) that such Acquisition Proposal is, or would reasonably be expected to lead to, a Superior Proposal and (y) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law, (2) the Company provides written notice to Parent of the determination referenced in subclause (1) promptly (and in any event within twenty-four (24) hours of such determination), and (3) the Company receives or has received from such person an executed Acceptable Confidentiality Agreement. The Company shall deliver to Parent a copy of any Acceptable Confidentiality Agreement executed after the date of this Agreement promptly (and in any event within twenty-four (24) hours) following its execution. The Company shall provide to Parent any non-public information concerning the Company or any of the Company Subsidiaries provided by the Company or any Company Subsidiary to any person entering into an Acceptable Confidentiality Agreement pursuant to this Section 6.03(b) that has not been previously provided to Parent prior to or substantially concurrently with the time it is provided to such person.
(c) The Company shall promptly (and in any event within twenty-four (24) hours after delivery to the Company) (i) provide Parent written notice of (A) the receipt by the Company or, to the Company’s Knowledge (which, for purposes of this Section 6.03(c), shall be deemed to include the actual knowledge of any director, executive officer, legal counsel or financial advisor of the Company Group), any of its Representatives, of any Acquisition Proposal (including, for the avoidance of doubt, any material modification thereto) or (B) any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, the Company, any Company Subsidiary or, to the Company’s Knowledge, any Representatives of the Company concerning an Acquisition Proposal and (ii) disclose to Parent the identity of such person making, and an unredacted copy of, any such Acquisition Proposal or any such inquiry, offer, proposal or request made in writing (or, if made orally, a reasonably detailed description of such Acquisition Proposal, inquiry, offer, proposal or request). The Company will, promptly upon receipt or delivery thereof (and in any event within twenty-four (24) hours), provide Parent (and its outside counsel) with copies of all drafts and final versions of definitive or other agreements including schedules and exhibits thereto relating to such Acquisition Proposal, in each case exchanged between the Company or any of its Representatives, on the one hand, and the person making such Acquisition Proposal or any of its Representatives, on the other hand. The Company will keep Parent reasonably informed on a reasonably prompt basis (and in any event within twenty-four (24) hours of any material development) of the status and details (including with respect to any change in price, any change in the amount or form of consideration, or any other material amendments) of any such Acquisition Proposal or other inquiry, offer, proposal or request concerning an Acquisition Proposal. The Company shall promptly, and in any event within twenty-four (24) hours, following a determination by the Company Board (or any committee thereof) that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.
(d) Except as expressly set forth in Section 6.03(e), during the Pre-Closing Period, neither the Company nor the Company Board (or any committee thereof), as applicable, shall, and neither shall publicly propose to: (i) withhold, withdraw or qualify (or modify in a manner adverse to Parent or Merger Sub) the Company Board Recommendation; (ii) approve, recommend or otherwise declare advisable any Acquisition

Proposal; (iii) enter into any Acquisition Agreement; (iv) submit any Acquisition Proposal or any matter related thereto to the vote of the stockholders of the Company; (v) if an Acquisition Proposal has been publicly disclosed (other than by the commencement of a tender offer or exchange offer), refuse to affirm publicly the Company Board Recommendation following any reasonable written request by Parent to provide such reaffirmation within five (5) Business Days after Parent’s written request therefor (provided that the Company shall not be required to make more than two (2) such reaffirmations with respect to any Acquisition Proposal unless such Acquisition Proposal is subsequently publicly modified in any material respect in which case Parent may make such request once each time such modification is made) or (vi) refrain from recommending against, without qualification, any Acquisition Proposal that is a tender offer or exchange offer within ten (10) Business Days after the commencement thereof or (vii) authorize, commit, resolve or agree to take any such actions (any such action, other than entering into an Acceptable Confidentiality Agreement in accordance with Section 6.03(b), an “Adverse Recommendation Change”); provided, that, for the avoidance of doubt, neither (A) the determination by the Company in accordance with Section 6.03(a) that an Acquisition Proposal constitutes or would be reasonably likely to lead to a Superior Proposal pursuant to and in compliance with Section 6.03(a) in and of itself, nor (B) the delivery by the Company of the notices with respect to an Acquisition Proposal or an Intervening Event required by Section 6.03(b) or Section 6.03(e) shall constitute an Adverse Recommendation Change.
(e) Notwithstanding anything in this Agreement to the contrary, prior to the receipt of the Company Stockholder Approval, the Company Board (1) may effect an Adverse Recommendation Change and (2) in respect of the immediately following subclause (x) (and only subclause (x)), may cause the Company to terminate this Agreement pursuant to Section 8.01(f) by written notice to Parent of such termination (so long as, prior to or concurrently with, and as a condition to the effectiveness of, such termination, the Company pays to Parent the Company Termination Fee), if (and only if) (x) the Company receives an unsolicited, written Acquisition Proposal that did not result from a breach (or deemed breach pursuant to Section 6.03(h)) of Section 6.03(b) that the Company Board determines in good faith (after consultation with its outside legal counsel and outside financial advisors) is a Superior Proposal and determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law (which determination in and of itself shall not constitute an Adverse Recommendation Change for purposes of this Agreement) or (y) an Intervening Event occurs and as a result thereof the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under applicable Law (which determination in and of itself shall not constitute an Adverse Recommendation Change for purposes of this Agreement); provided that:
(i) prior to effecting such an Adverse Recommendation Change with respect to a Superior Proposal or terminating this Agreement pursuant to Section 8.01(f), (A) the Company has notified Parent in writing that it intends to effect an Adverse Recommendation Change (which notice, in and of itself, shall not constitute an Adverse Recommendation Change) or terminate this Agreement pursuant to Section 8.01(f), (B) the Company has provided Parent definitive or other agreements including schedules and exhibits thereto relating to such Acquisition Proposal, in each case, without any redactions, (C) for a period of four (4) calendar days following delivery of such notice, to the extent requested by Parent, the Company shall have discussed and negotiated in good faith, and shall have made the Representatives of the Company reasonably available to discuss and negotiate in good faith, with Parent and its Representatives, any proposed modifications to the terms and conditions of this Agreement and (D) no earlier than the end of such four (4) calendar day period, the Company Board (after consultation with its outside legal counsel and outside financial advisor), shall have determined in good faith, after considering the terms of any amendment or modification to this Agreement agreed to by Parent during such four (4) calendar day period, that such Superior Proposal still constitutes a Superior Proposal and that the failure to make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(f) in connection therewith would be inconsistent with its fiduciary duties under applicable Law (which determination, in and of itself, shall not constitute an Adverse Recommendation Change for purposes of this Agreement); it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices references herein to a “four (4) calendar day period” shall be deemed to be references to a “two (2) calendar day period”; and
(ii) prior to effecting such an Adverse Recommendation Change with respect to an Intervening Event, (A) the Company has notified Parent in writing that it intends to effect such an Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change (which notice, in itself, shall not constitute an Adverse Recommendation Change), (B) for a period of four (4) calendar days following delivery of such notice, to the extent requested by Parent, the Company shall have discussed and negotiated in good faith, and shall have made the Representatives of the Company reasonably available to discuss and negotiate in good faith, with Parent and its Representatives any proposed modifications to the terms and conditions of this Agreement and (C) no earlier than the end of such four (4) calendar day period, the Company Board shall have determined in good faith, after considering the terms of any amendment or modification to this Agreement agreed to by Parent during such four (4) calendar day period, that the failure to effect an Adverse Recommendation Change would still be inconsistent with the Company Board’s fiduciary duties under applicable Law (which determination shall not, in and of itself, constitute an Adverse Recommendation Change for purposes of this Agreement).
(f) Nothing contained in this Agreement shall prevent the Company or the Company Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9, Item 1012(a) of Regulation M-A promulgated under the Exchange Act and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or from making any disclosure to the Company’s stockholders that is required by applicable Law; provided that this Section 6.03(f) shall not be deemed to permit the Company Board to make an Adverse Recommendation Change except to the extent permitted by and in accordance with Section 6.03(e). It is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that (i) acknowledges the Company’s receipt of an Acquisition Proposal and (ii) identifies the person making such Acquisition Proposal will not, in and of itself, be deemed to be an Adverse Recommendation Change.
(g) Except as set forth in Section 8.03(e) with respect to an Acquisition Proposal, for purposes of this Agreement:
(i) “Acquisition Proposal” means any proposal or offer from any person or group (other than Parent or any of its Subsidiaries) relating to, in a single transaction or series of related transactions: (A) any direct or indirect acquisition of (1) more than 20% of the Company’s consolidated assets (based on the fair market value as of the date of such acquisition) or revenue of the Company Group, taken as a whole, including in any such case through the acquisition of one or more Company Subsidiaries owning such assets or by exclusive license of such assets, or (2) more than 20% of the outstanding Company Common Stock (or Equity Interests convertible into, or exchangeable for, 20% of the outstanding Company Common Stock); (B) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any person or group (or the shareholders of any person or group) beneficially owning 20% or more of the outstanding Company Common Stock; (C) any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving the Company which would result in any person or group (or the shareholders of any person or group) beneficially owning, directly or indirectly, more than 20% of the outstanding Company Common Stock or 20% of the voting power of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power). Whenever the term “group” is used in this Agreement, it shall have the definition set forth in Rule 13d-3 of the Exchange Act.
(ii) “Intervening Event” means any material event, change, effect or development occurring or arising after the date of this Agreement that was not known or reasonably foreseeable by the Company Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement);

provided, however, that in no event shall any event, circumstance, change, effect or development resulting from or relating to any of the following constitute or be deemed be an Intervening Event: (A) any Acquisition Proposal; (B) the public announcement or execution of this Agreement, the identity of Parent or the public announcement, pendency or consummation of the Transactions; (C) any change in the trading price or trading volume of Company Common Stock on Nasdaq or any change in the Company’s credit rating (although, for purposes of clarity, any underlying facts, causes, events, circumstances, changes, effects, developments or conditions relating to or causing such change may be considered, along with the effects or consequences thereof); or (D) the fact that the Company has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of the Company or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date hereof (although for purposes of clarity, any underlying facts, causes, events, circumstances, changes, effects, developments or conditions relating to or causing any of the foregoing in clause (D) may be considered and taken into account, along with the effects or consequences thereof).
(iii) “Superior Proposal” means any bona fide written Acquisition Proposal made by any person or group (other than Parent or any of its Subsidiaries) after the date of this Agreement, which Acquisition Proposal did not result from a breach (or deemed breach pursuant to Section 6.03(h)) of Section 6.03(b), that (A) would result in such person or group (or in the case of a direct merger between such person and the Company, the shareholders of such person) acquiring, directly or indirectly, more than 50% of the outstanding Shares or all or substantially all of the consolidated assets of the Company Group, taken as a whole, (B) is on terms that the Company Board determines in good faith (after consultation with its outside financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Acquisition Proposal that the Company Board deems relevant in furtherance of its fiduciary duties) are more favorable to the Company’s stockholders from a financial point of view than the Merger and the transactions contemplated by this Agreement (taking into account any amendment or modification agreed to by Parent pursuant to Section 6.03(e)(i)) and (C) the Company Board determines (after consultation with its outside financial advisor and outside legal counsel) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal and other aspects (including certainty of closing, certainty of financing and the identity of the person making the Acquisition Proposal) of such proposal.
(h) It is understood that for all purposes of this Agreement, if (i) any Subsidiary, director, executive officer, legal counsel or financial advisor of the Company Group takes any action or omission or (ii) the Company Group becomes aware of and does not subsequently use its reasonable best efforts to restrain, prohibit or terminate an action or omission by one of its other Representatives that, in each case if taken by the Company would be prohibited by Section 6.03, then, in each case, such action or omission shall be deemed to be a breach of this Section 6.03 as if such action had been taken by the Company.
SECTION 6.04 Directors’ and Officers’ Indemnification and Insurance.
(a) From and after the Effective Time, the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under the DGCL, honor and fulfill in all respects the obligations of the Company and the Company Subsidiaries under the Company Charter and the Company Bylaws, and any and all indemnification agreements between the Company and any of their respective present or former directors and officers (and any person who becomes a director or officer of the Company prior to the Effective Time) (collectively, the “Indemnified Parties” and such indemnification agreements, the “Existing Indemnification Agreements”) and such Existing Indemnification Agreements shall survive the Closing and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Parties, except, in each case, to the extent required by applicable Law. In addition, the certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses than are set forth in the Company Charter or the Company Bylaws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of the Indemnified Parties; provided that all rights to indemnification in respect of any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim.

(b) For a period of six (6) years after the Effective Time, the Surviving Corporation shall to the fullest extent permitted under applicable Law, indemnify and hold harmless each Indemnified Party against all costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any Action (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as a director or officer of the Company or any Company Subsidiary, occurring on or before the Effective Time, and to the fullest extent permitted by Law, the Surviving Corporation shall pay all expenses of each Indemnified Party in advance of the final disposition of any such Action, subject to receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable Law that such Indemnified Party is not entitled to indemnification. In the event of any such Action, (i) subject to the undertaking described in the previous sentence, the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received, (ii) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any pending or threatened Action to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action and does not contain an admission of fault or wrongdoing or such Indemnified Party otherwise consents and (iii) Parent and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement effected without the Surviving Corporation’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that, in the event that any claim for indemnification is asserted or made within such six (6)-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. The rights of each Indemnified Party under this Section 6.04(b) shall be in addition to any rights such person may have under the certificate of incorporation or bylaws (or similar organizational documents) of the Company and the Surviving Corporation or any of their Subsidiaries, or under any Law or under any indemnification agreement of any Indemnified Party with the Company or any Company Subsidiary.
(c) The Company shall cause to be obtained, effective as of the Effective Time, “tail” insurance policies with a claims period of at least six (6) years from the Effective Time with respect to directors’ and officers’ liability insurance in amount and scope at least as favorable as the Company’s existing policies as of immediately prior to the Effective Time for claims arising from facts or events that occurred on or prior to the Effective Time, and the Surviving Corporation shall maintain in effect such insurance policies for six (6) years from the Effective Time; provided that, if for any reason the Surviving Corporation fails to maintain such policies in effect the Surviving Corporation shall substitute therefor policies of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Parties with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.04(c) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance; provided further that in the event of an expiration, termination or cancellation of such current policies, Parent or the Surviving Corporation shall be required to obtain as much coverage as is possible under substantially similar policies for such maximum annual amount in aggregate annual premiums.
(d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates or combines with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, the proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.04.
(e) Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 6.04.
(f) The provisions of this Section 6.04 shall survive the Merger and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their successors, assigns and heirs (each of whom shall be third party beneficiaries of this Section 6.04) and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Unless required by applicable Law, this Section 6.04 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Parties or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Parties.
SECTION 6.05 Employee Benefits Matters.
(a) Parent hereby agrees that, for a period of one (1) year immediately following the Effective Time (or if earlier, the termination of a Continuing Employee’s employment), it shall, or it shall cause the Surviving Corporation and its Subsidiaries to provide each employee of the Company and of each of the Company Subsidiaries as of the Effective Time (each, a “Continuing Employee”) to the extent such Continuing Employee remains employed by Parent or its Subsidiaries and, to the extent permitted by applicable Law, with an annual base salary or wages, target annual cash bonus or commission opportunity and retirement and health and welfare benefits that are, in the aggregate, no less favorable than the annual base salary or wages, target annual cash bonus or commission opportunity and retirement and health and welfare benefits received by Continuing Employees from the Company and its Subsidiaries, in the aggregate, immediately prior to the Effective Time or those provided by Parent or its Subsidiaries to similarly situated employees of Parent or its Subsidiaries (as determined in Parent’s sole discretion). From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms, all Contracts of the Company and the Company Subsidiaries as in effect immediately prior to the Effective Time that are with any Continuing Employees.
(b) Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, use commercially reasonable efforts to cause Continuing Employees to receive service credit for purposes of eligibility to participate, vesting and benefit accrual, but excluding benefit accruals under any defined benefit pension plan, under any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Corporation or any of their respective Subsidiaries under which each Continuing Employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Company or any of the Company Subsidiaries under comparable Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. Such plan, program or arrangement shall credit each such Continuing Employee for service accrued or deemed accrued on or prior to the Effective Time with the Company, any Company Subsidiary and all Affiliates where service with the Affiliate was credited under a comparable Plan of the Company prior to the Effective Time. In addition, Parent shall use commercially reasonable efforts to waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the extent such conditions are covered immediately prior to the Effective Time under the applicable Plans and to the same extent such limitations are waived under any comparable plan of Parent or its Subsidiaries and use commercially reasonable efforts to recognize, for purposes of the annual deductible and out-of-pocket limits under its medical and dental plans, the deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs.
(c) If requested by Parent as of at least ten (10) days prior to the Closing Date (but conditioned upon the occurrence of the Closing), the Company shall take all necessary actions to terminate or cause to be terminated any or all of the Plans intended to include a Code Section 401(k) arrangement that are sponsored or maintained by the Company or any of its Subsidiaries, effective as of the day prior to the Closing Date. The Company shall, or shall cause its applicable Affiliate to, provide Parent with evidence that any requested terminated Plan intended to include a Code Section 401(k) arrangement has been terminated, with the termination of the applicable Plans effective no later than the day immediately preceding the Closing Date, pursuant to a duly adopted resolution of the Company or its applicable Affiliate (the form and substance of which shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld, conditioned or delayed) no later than the day immediately preceding the Effective Time.
(d) Nothing contained in this Agreement is intended to be treated as an amendment to any Plan or any employee benefit plan or arrangement of Parent or any of its Affiliates, or to create any third-party beneficiary rights in any service provider of the Company or any Company Subsidiary, any beneficiary or dependent thereof, or any collective bargaining representative thereof. Nothing contained herein, express or implied, shall (i) alter or limit the ability of Parent or the Surviving Corporation or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, (ii) create any rights to continued employment or service with Parent, the Surviving Corporation or any Company Subsidiary or any of their respective Affiliates or in any way limit the ability of Parent, the Surviving Corporation or any Company Subsidiary or any of their respective Affiliates to terminate the employment or service of any service provider of the Company or any Company Subsidiary at any time and for any reason, or (iii) obligate Parent, the Surviving Corporation or any of their Affiliates to adopt, maintain, amend or terminate any particular benefit plan(s).
SECTION 6.06 Regulatory Filings.
(a) As promptly as practicable after the execution and delivery of this Agreement, each of Parent and the Company shall cooperate with each other and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate the Transactions, including (i) within fifteen (15) Business Days after the date of this Agreement, making or causing to be made all filings and submissions required to be made by Parent, the Company or any of their Affiliates under the HSR Act, and (ii) no later than forty-five (45) days after the date of this Agreement, making or causing to be made all filings and submissions, in prenotification or draft format where appropriate, required to be made by any party or any of its Affiliates under any other applicable Antitrust Law or any Foreign Investment Law, as applicable, or other Laws for the consummation of the Transactions (the “Regulatory Filings”). The parties shall cooperate in good faith with the applicable Governmental Authorities in connection with the Regulatory Filings and submissions and shall, as promptly as practicable, comply with any requests for information, including, if applicable, requests for the production of documents and the production of witnesses for interviews or depositions by any Governmental Authorities. Parent will pay, or cause its Affiliates to pay, all filing fees required under any Antitrust Law or any Foreign Investment Law for any of the Transactions.
(b) Each of Parent and the Company shall, and shall cause its respective Affiliates and Representatives to, use reasonable best efforts to (i) assist and cooperate with each other in preparing and filing all documents required or reasonably deemed advisable by Parent to be submitted by any of them or their Affiliates to any Governmental Authorities in connection with the Transactions and (ii) obtain any Governmental Authority waiting period expirations or terminations, consents, waivers, authorizations, clearances or approvals which may be required to be obtained by Parent, the Company or any of their Affiliates in connection with the Transactions (which assistance and cooperation shall include timely furnishing to the requesting party all information that such party or its counsel reasonably determines is required to be included in such documents or would be helpful in obtaining such required waiting period expirations or terminations, consents, waivers, authorizations, clearances or approvals).
(c) Except where prohibited by applicable Law or any Governmental Authority, each of the parties shall promptly inform the other parties of any oral communication, and provide copies of written communications, with any Governmental Authority regarding any Regulatory Filing and shall have the right to review in advance, and to the extent practicable, each will consult the other prior to making, and consider in good faith the views of the other party with respect to, any filing made with, or other material communications submitted to, any Governmental Authority in connection with the Transactions. Subject to this Section 6.06 and applicable Laws relating to the exchange of information, each party shall, to the extent practicable, give the other parties reasonable advance notice of all material communications with any Governmental Authority and consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion, proposal or other communication to be made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding, and each party, to the extent practicable, shall give reasonable advance notice and make reasonable efforts to afford the other parties the opportunity to attend or participate in material conferences, meetings and telephone or other communications between the other parties and Governmental Authorities concerning the Transactions, unless prohibited by such Governmental Authority. Materials required to be provided pursuant to this Section 6.06(c) may be redacted (i) to remove references concerning the valuation of the Company, (ii) as necessary to comply with contractual arrangements in existence as of the date of this Agreement, (iii) as necessary to preserve attorney-client or other privilege concerns and (iv) to remove material that is unrelated to the Transactions. Each party, as each reasonably deems advisable, shall be entitled to designate any competitively sensitive material provided to the other parties under this Section 6.06 as “Antitrust/FDI Counsel Only Material”. Such materials and the information contained therein shall be given only to the outside antitrust and foreign direct investment counsel of the recipient and, unless explicitly excluded, in-house counsel of the recipient approved by the providing party and will not be disclosed by such outside counsel or approved in-house counsel to other Representatives of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel.
(d) Each of Parent and the Company shall contest and defend through litigation on the merits (including by pursuing all avenues of appeal) any claim under any applicable Antitrust Law or Foreign Investment Law asserted in court or any administrative or other tribunal by any third party, including any Governmental Authority of competent jurisdiction, in order to avoid the entry of, or to have vacated or terminated, any decree, Order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing Date from occurring prior to the Termination Date.
(e) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be construed to require, Parent or any Affiliate of Parent to (and the Company shall not, without the prior written consent of Parent, agree to) (i) any sale, license, divestiture or other disposition or holding separate of any capital stock, businesses, assets, properties or other interests of Parent, the Company or any of their respective Affiliates, (ii) the imposition of any limitation, restriction or condition on the ability of Parent, the Company or any of their respective Affiliates to conduct their respective businesses, assets, properties or other interests or (iii) the imposition of any limitation, restriction or condition on Parent, the Company, or any of their respective Affiliates under any Antitrust Laws.
(f) Subject to the foregoing clauses (a) through (e), Parent shall have the right to (i) direct, devise and implement the strategy for obtaining approvals or expiration or, if applicable, terminations of waiting periods, under the HSR Act, any other Antitrust Law, Foreign Investment Law or other Laws applicable to any party or its Affiliates and, in each case, required for the consummation of the Transactions, and (ii) control the defense and settlement of any Action relating to the Transactions that is brought by or before any Governmental Authority in connection with the Regulatory Filings; provided that Parent shall consult in advance with the Company, and consider in good faith any suggestions of the Company, with respect to the foregoing matters. Notwithstanding the foregoing, Parent and Merger Sub shall not, and shall cause their respective Affiliates and Representatives not to, (A) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any Regulatory Filing unless the Company has consented in writing to such refiling or withdrawal (which consent shall not be unreasonably withheld, conditioned or delayed); and (B) enter into any arrangement or agreement with any Governmental Authority to extend any waiting period under any Antitrust Law or Foreign Investment Law or to not to consummate the Merger (a “Timing Agreement”), unless the Company has consented in writing to such Timing Agreement (which consent shall not be unreasonably withheld, conditioned or delayed).
(g) During the Pre-Closing Period, Parent shall not, and shall cause its Affiliates not to, acquire, enter into any agreement to acquire (including by merging or consolidating with or by purchasing a substantial portion of the assets or equity of) or publicly announce an acquisition of any business that is (A) running an active clinical trial for, or selling, marketing or commercializing, or (B) to Parent’s knowledge, conducting bona fide and funded research and development of, in the cases of clause (A) and clause (B), a product comprised of carotid artery flow reversal embolic protection systems or carotid stent technologies currently used or intended to be used (whether by such business or any other person) in transcarotid artery revascularization (TCAR) that, in any such case, would reasonably be expected to (i) impose a material delay in the consummation of the Merger beyond the Outside Date, (ii) materially increase the risk of not obtaining any authorization, consent, clearance, approval, non-disapproval, declarations or order of a Governmental Authority necessary to consummate the Transactions, including receipt of any approvals and expiration of waiting periods pursuant to the HSR Act or other applicable Antitrust Laws or Foreign Investment Law (including those set forth in Section 7.01(c) of the Company Disclosure Letter) or (iii) materially increase the risk of a Governmental Authority enacting, issuing, promulgating, enforcing or entering, or materially increase the risk of not being able to remove or successfully challenge, any permanent, preliminary or temporary injunction or other Order or Law that would permanently restrain, prevent or otherwise prohibit or make illegal the consummation of the Transactions.
SECTION 6.07 Obligations of Parent and Merger Sub. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. Promptly following the execution of this Agreement, Parent shall, or shall cause the sole stockholder of Merger Sub to, execute a consent adopting this Agreement in accordance with the DGCL.
SECTION 6.08 Public Announcements. The parties agree that Parent and the Company shall each issue an initial press release relating to this Agreement in forms mutually agreed to by Parent and the Company. Thereafter until the Effective Time, each of Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions, except (i) to the extent the press release or public statement contains information that is consistent with the press release referred to in the preceding sentence or any other release or public statement previously issued or made in accordance with this Section 6.08, (ii) to the extent public disclosure is required by applicable Law or the requirements of the NYSE and Nasdaq, in which case the issuing party shall use its reasonable efforts to consult with the other party before issuing any press release or making any such public statements, or (iii) with respect to the matters described in, and subject to the requirements of, Section 6.03, Section 8.01 and Section 8.03 or in connection with any dispute between the parties regarding this Agreement.
SECTION 6.09 Tax Matters.
(a) Transfer Taxes. The Company and Parent shall, and shall cause their respective Affiliates to, cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any sales, transfer, stamp, stock transfer, value-added, use, real property transfer or gains and any similar Taxes which become payable in connection with the Transactions. Notwithstanding anything to the contrary herein, the Surviving Corporation agrees to assume liability for and pay any sales, transfer, stamp, stock transfer, value-added, use, real property transfer or gains and any similar Taxes imposed upon the Company in connection with this Agreement and the Transactions. In no event will Parent or the Surviving Corporation assume liability for or pay any Tax imposed upon a holder of Shares of Company Common Stock.
(b) FIRPTA Certificate. The Company shall deliver to Parent at or prior to the Closing a certification of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulation Sections 1.897-2(g), (h) and 1.1445-2(c) dated no more than 30 days prior to the Closing Date and signed by a responsible corporate officer of the Company, certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulation Section 1.897-2(h)(2).
SECTION 6.10 Stock Exchange De-Listing. The Company shall cooperate with any reasonable requests of Parent and in response thereto, use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to enable the de-listing by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.
SECTION 6.11 Stockholder Litigation. The Company shall give Parent reasonable opportunity to participate in the defense (at Parent’s sole cost and subject to a joint defense agreement) of any Action brought by the Company’s stockholders or other persons against the Company or any of its directors, officers or Representatives arising out of or relating to this Agreement or the Transactions (“Transaction Litigation”). Without limiting the preceding sentence, the Company shall provide Parent the opportunity to review and comment on all material filings or responses to be made by the Company in connection with any such Action, and the right to consult on the settlement with respect to such Action, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any such Action and shall keep Parent reasonably and promptly informed with respect to the status thereof, which notice and information may be delivered to counsel to Parent and may be delivered by email notwithstanding anything to the contrary set forth in Section 9.02.
SECTION 6.12 Takeover Laws. If any “fair price”, “moratorium”, “control share acquisition”, “interested stockholder” or other anti-takeover Law (including Section 203 of the DGCL) becomes or is deemed to be applicable to this Agreement or the Transactions, then the Company Board shall grant such approvals and take such actions within its power and authority as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Law or Laws inapplicable to the foregoing.
SECTION 6.13 Notification of Certain Matters. Parent and the Company shall each give reasonably prompt notice to the other party if any of the following occur after the date of this Agreement: (i) receipt of any written notice to the receiving party from any third person alleging that the consent or approval of such third person is or may be required in connection with the Transactions and the pursuit of such consent could (in the good faith determination of such party) reasonably be expected to prevent or materially delay the consummation of the Transactions; (ii) receipt of any notice or other communication from any Governmental Authority, the NYSE or Nasdaq (or any other securities market) in connection with the Transactions; or (iii) if the Company obtains knowledge or Parent obtains knowledge, as applicable, of the occurrence of an event which would or would be reasonably likely to (A) prevent or materially delay the consummation of the Transactions or (B) result in the failure of any condition set forth in Article VII to be satisfied. In no event shall (1) the delivery of any notice by a party pursuant to this Section 6.13 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (2) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation or warranty. Notwithstanding anything to the contrary in this Agreement, except in the case of an intentional breach, a failure by any party to perform the covenants set forth in this Section 6.13 may not be asserted by any other party as the basis for (i) any conditions set forth in Article VII not being satisfied; or (ii) the termination of this Agreement pursuant to Article VIII.
SECTION 6.14 Section 16 Matters. Prior to the Effective Time, the Company Board shall take all such steps within its power and authority as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
SECTION 6.15 Certain Other Consents. Unless reasonably requested by Parent, the Company shall use its reasonable best efforts to obtain and deliver, at or prior to the Closing, all consents, approvals or waivers required to be obtained from third parties to any Contract set forth on Section 6.15 of the Company Disclosure Letter (the “Third-Party Consents”) in connection with the consummation of the Transactions, and Parent shall provide its reasonable assistance as is reasonably requested by the Company to secure any such Third-Party Consents; provided that nothing in this Agreement shall obligate or be construed to obligate any party or its Affiliates to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such consent, approval or waiver. Notwithstanding anything to the contrary in this Agreement, except in the case of an intentional breach, a failure by any party to perform the covenants set forth in this Section 6.15 may not be asserted by any other party as the basis for (i) any conditions set forth in Article VII not being satisfied; or (ii) the termination of this Agreement pursuant to Article VIII. The Company and Parent acknowledge and agree that obtaining any such Third-Party Consent will not, in and of itself, be a condition to obligations of the parties to consummate the Merger.
SECTION 6.16 Directors’ and Officers’ Resignations. Prior to the Effective Time, the Company will use its commercially reasonable efforts to cause each director and, unless otherwise agreed by Parent, officer of the Company and each Company Subsidiary to execute and deliver a letter, in form and substance reasonably satisfactory to Parent, effectuating such individual’s resignation, effective as of the Effective Time, as a director or officer of the Company or such Company Subsidiary, as applicable.

SECTION 6.17 Subsequent Financial Statements. The Company shall use reasonable best efforts to provide Parent with drafts of any Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, earnings releases of the Company to be furnished on Current Reports on Form 8-K and Proxy Statements on Schedule 14A with respect to any annual meeting of the Company’s stockholders, in each to be filed by the Company with the SEC after the date of this Agreement prior to filing such report or document with the SEC.
SECTION 6.18 Existing Indebtedness. The Company shall use reasonable best efforts to (a) obtain a customary pay-off letter or termination agreement (in form and substance reasonably acceptable to Parent) (the “Debt Payoff Letter”) and lien terminations to the extent necessary for the release of all Liens related to, and the prepayment, payoff, discharge and termination in full of, (i) all obligations (other than inchoate indemnity obligations) outstanding under the Loan and Security Agreement, dated as of May 27, 2022, as amended on June 13, 2022, by and among the Company, Oxford Finance LLC, and the other lenders party thereto (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Loan Agreement”) and (ii) any remaining obligations (other than inchoate indemnity obligations) outstanding under the Success Fee Agreement, dated October 29, 2020, entered into by and between the Company and Stifel Bank (the “Stifel Bank Success Fee Agreement”); (b) provide Parent with a copy of such fully executed Debt Payoff Letter with respect to the Existing Loan Agreement and the Stifel Bank Success Fee Agreement at least five (5) Business Days prior to the Closing Date; and (c) give (by no later than the date required under the Existing Loan Agreement or the Stifel Bank Success Fee Agreement, as applicable) any necessary notices (including notices of prepayment and/or notice of commitment termination) to allow for the prepayment, payoff, discharge and termination in full of the Existing Loan Agreement and the payoff, discharge and termination in full of the Stifel Bank Success Fee Agreement, in each case, at the Closing.
ARTICLE VII

CONDITIONS TO THE MERGER
SECTION 7.01 Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver by the Company and Parent of the following conditions:
(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.
(b) No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order (whether temporary, preliminary or permanent) that remains in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Merger.
(c) Regulatory Approvals. (i) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and any Timing Agreement shall have expired or been terminated, and (ii) all required consents, approvals, non-disapprovals and other authorizations of any Governmental Authority set forth in Section 7.01(c) of the Company Disclosure Letter shall have been obtained.
SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
(a) Representations and Warranties. (i) Each of the representations and warranties of the Company in Section 3.01(a) (Organization and Qualification), Section 3.02 (Certificate of Incorporation and Bylaws), Section 3.03(c), Section 3.03(d), Section 3.03(e) and Section 3.03(f) (Capitalization), Section 3.04 (Authority Relative to this Agreement), Section 3.25 (Board Approvals; Vote Required), Section 3.26 (Takeover Laws) and Section 3.28 (Brokers) shall, if qualified by materiality or “Company Material Adverse Effect” be true and correct in all respects, or if not so qualified, be true and correct in all material respects in each case, as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date); (ii) the representations set forth in Section 3.03(a) and Section 3.03(b) shall be true and correct in all respects, except for de minimis inaccuracies; (iii) the representation set forth in Section 3.09(a) shall be true and correct in all respects as of the date of this Agreement; and (iv) each of the other representations and warranties contained in Article III (disregarding all qualifications set forth therein relating to “materiality”, “Company Material Adverse Effect” or other qualifications based on the word “material” or similar phrases) shall have been true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties in this clause (iv) to be so true and correct would not have a Company Material Adverse Effect.
(b) Agreements and Covenants. The Company shall have performed or complied with, in all material respects, each of the agreements and covenants required by this Agreement to be performed or complied with by it as of or prior to the Effective Time.
(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing.
(d) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a), 7.02(b) and 7.02(c).
SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions:
(a) Representations and Warranties. (i) Each of the representations and warranties of Parent in Section 4.01 (Corporate Organization), Section 4.02 (Authority Relative to this Agreement) and Section 4.09 (Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date) and (ii) each of the other representations and warranties of Parent and Merger Sub contained in Article IV (disregarding all qualifications set forth therein relating to “materiality” or “material adverse effect” or other qualifications based on the word “material” or similar phrases) shall have been true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case such representations and warranties shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to (x) prevent Parent and Merger Sub from consummating the Merger and the other Transactions or (y) delay the consummation of the Merger beyond the Outside Date.
(b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied with, in all material respects, each of the agreements and covenants required by this Agreement to be performed or complied with by it as of or prior to the Effective Time.
Officer Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by a duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a) and 7.03(b).
ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER
SECTION 8.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by action taken or authorized by the Company Board or Parent Board (as applicable) of the terminating party or parties, at any time prior to or following the adoption of this Agreement by the stockholders of the Company (except as specified below), as follows (the date of any such termination, the “Termination Date”):
(a) by mutual written consent of Parent and the Company;
(b) by either Parent or the Company, if the Effective Time shall not have occurred on or before June 17, 2025 (as may be automatically extended or such other date as agreed to in writing by Parent and the Company, the “Outside Date”); provided, however, that if on the Outside Date any of the conditions set forth in Section 7.01(b) (to the extent relating to any Antitrust Law or Foreign Investment Law) or Section 7.01(c) shall not have been satisfied but all other conditions set forth in Article VII shall have been satisfied or waived or shall then be capable of being satisfied if the Closing were to take place on such date, then the Outside Date shall be automatically extended to June 17, 2026; provided further that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to perform any of its agreements and covenants under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before such date;
(c) by either Parent or the Company, if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order permanently enjoining or otherwise permanently preventing or making illegal the consummation of the Merger, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party whose failure to perform any of its covenants under this Agreement has been the principal cause of, or resulted in, such Law or Order being enacted, issued, promulgated, enforced or entered, or becoming final and nonappealable;
(d) by either Parent or the Company, if the Company Stockholders’ Meeting has concluded and the Company Stockholder Approval shall not have been obtained;
(e) by Parent, at any time prior to the time at which the Company Stockholder Approval is obtained, if the Company Board shall have effected an Adverse Recommendation Change;
(f) by the Company, at any time prior to the time at which the Company Stockholder Approval is obtained, if the Company Board determines to enter into an Acquisition Agreement to effect a Superior Proposal in accordance with Section 6.03(e); provided that, (i) such Superior Proposal did not result from a breach (or deemed breach pursuant to Section 6.03(h)) of Section 6.03(b) and the Company otherwise complied with its obligations under Section 6.03(e) in all material respects with respect to such Superior Proposal and (ii) prior to or concurrently with, and as a condition to the effectiveness of, such termination the Company pays to Parent the Company Termination Fee;
(g) by Parent, if the Company shall have breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b) and (ii) is incapable of being cured prior to the Outside Date or, if curable by such date, is not cured within the earlier of (A) thirty (30) calendar days after written notice thereof is given by Parent to the Company and (B) the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(g) if Parent or Merger Sub shall have breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b); or
(h) by the Company, if Parent shall have breached any of its representations or warranties, or Parent or Merger Sub shall have failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.03(a) or Section 7.03(b) and (ii) is incapable of being cured prior to the Outside Date or, if curable by such date, is not cured within the earlier of (A) thirty (30) calendar days after written notice thereof is given by the Company to Parent and (B) the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(h) if the Company shall have breached any of its representations or warranties, or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.02(a) or Section 7.02(b).
SECTION 8.02 Notice of Termination; Effect of Termination.
(a) A terminating party shall provide written notice of termination to the other party specifying with particularity the reason for such termination, and any valid termination in accordance with Section 8.01 shall be effective immediately upon delivery of such written notice to the other party.
(b) In the event of a valid termination of this Agreement by the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability or obligation on the part of any party, except that (i) this Section 8.02, Section 6.02(b), Section 8.03 and Article IX shall remain in full force and effect and (ii) nothing herein shall relieve any party from liability for any Fraud or intentional breach of any covenant contained in this Agreement prior to the date of such termination, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, “intentional breach” shall mean a material breach, or failure to perform, of any covenant or other agreement set forth in this Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would cause a material breach of such covenant or other agreement. No termination of this Agreement will affect the rights or obligations of any party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
SECTION 8.03 Fees and Expenses.
(a) Subject to Section 8.03(b), all Expenses incurred in connection with this Agreement, the Transactions, the solicitation of stockholder approvals and all other matters related to the closing of the Merger shall be paid by the party incurring such Expenses, whether or not the Merger or any other Transaction is consummated, except as otherwise set forth in this Agreement.
(b) If this Agreement is validly terminated:
(i) (A) by Parent or the Company pursuant to Section 8.01(b) (Outside Date) (and as of such termination, the Company Stockholder Approval shall not have been obtained) or Section 8.01(d) (Company Stockholder Approval) or (B) by Parent pursuant to Section 8.01(g) (Company Breach) as a result of any failure by the Company to perform any of its covenants set forth in the Agreement, then, if (1) at or prior to the Termination Date, an Acquisition Proposal shall have been publicly announced, disclosed or otherwise made public, and not publicly withdrawn as of (x) in the case of clause (A), the date that is five (5) Business Days prior to the Company Stockholders’ Meeting and (y) in the case of clause (B), the date that is fifteen (15) Business Days prior to such Termination Date, and (2) within twelve (12) months of the Termination Date the Company or any Company Subsidiary consummates an Acquisition Proposal or enters into an agreement to effect an Acquisition Proposal, then the Company shall pay Parent the amount of $37,900,000 (the “Company Termination Fee”), which payment shall be made by wire transfer of immediately available funds within two (2) Business Days of the earliest to occur of the entry by the Company into the agreement with respect to the Acquisition Proposal or the consummation of such Acquisition Proposal, in each case, referred to in subclause (2) of this Section 8.03(b)(i);
(ii) by Parent pursuant to Section 8.01(e) (Adverse Recommendation Change), then the Company shall pay to Parent the Company Termination Fee, which payment shall be made by wire transfer of immediately available funds within two (2) Business Days after such Termination Date; or
(iii) by the Company pursuant to Section 8.01(f) (Superior Proposal), then the Company shall pay to Parent the Company Termination Fee which payment shall be made by wire transfer of immediately available funds concurrently with, and as a condition to the effectiveness of, such termination.
(iv) by (A) Parent or the Company pursuant to Section 8.01(b) (provided, in the case of termination by Parent pursuant to Section 8.01(b), the Company also had the right to terminate pursuant to Section 8.01(b)) or (B) Parent or the Company pursuant to Section 8.01(c) (if the Law giving rise to such termination right is an Antitrust Law or Foreign Investment Law, or the Order giving rise to such termination right primarily relates to an Antitrust Law or Foreign Investment Law) and, in each case, at the time of such termination, (1) the condition set forth in Section 7.01(b) (to the extent relating to an Antitrust Law or Foreign Investment Law) or Section 7.01(c) shall not have been satisfied, (2) an intentional breach by the Company of its obligations under Section 6.06 has not been the cause of one or more of the conditions set forth in Section 7.01(b) or Section 7.01(c) to not be satisfied, (3) the conditions set forth in Section 7.01(a) and Section 7.01(b) (other than to the extent relating to an Antitrust Law or Foreign Investment Law) shall have been satisfied and (4) all of the conditions set forth in Section 7.02 shall have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing; provided that those conditions would have been satisfied if the

Closing were to occur on such Termination Date), then Parent shall pay, or cause to be paid, to the Company an amount equal to $69,500,000 (the “Parent Termination Fee”), which payment shall be made by wire transfer of immediately available funds within two (2) Business Days after such Termination Date.
(c) For purposes of Section 8.03(b)(i), Acquisition Proposal shall have the meaning assigned to such term in Section 6.03(g)(i), except that references to 20% in the definition thereof shall be deemed to be references to 50%.
(d) The parties acknowledge and agree that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement. Accordingly, if the Company or Parent fails to pay when due any amount pursuant to this Section 8.03, then the Company or Parent, as applicable, shall also (i) reimburse the other party for all Expenses incurred in connection with the collection of such overdue amount and the enforcement by such other party of its rights under this Section 8.03, and (ii) pay to the other party interest on such overdue amount from the date such payment was required to be paid until the date of payment at the prime lending rate as published in the Wall Street Journal in effect on the date such payment was required to be made. In no event shall (A) the Company be required to pay the Company Termination Fee or (B) Parent be required to pay the Parent Termination Fee, in each case, in connection with the termination of this Agreement or the Transactions more than once.
(e) In circumstances where (i) the Company Termination Fee is payable in accordance with Section 8.03(b) and paid to Parent, the payment of the Company Termination Fee by or on behalf of the Company to Parent shall be Parent’s and Merger Sub’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the Company, the Company Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees, for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise or (ii) the Parent Termination Fee is payable in accordance with Section 8.03(b) and paid to the Company, the payment of the Parent Termination Fee by or on behalf of Parent shall be the Company’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against Parent, Merger Sub and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees, for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise; and, in each case of clause (i) and (ii) above, upon payment of such amount, no such person shall have any further liability or obligation relating to or arising out of this Agreement, the termination hereof or the Transactions; provided that nothing herein shall release either the Company or Parent from liability for intentional breach or Fraud.
(f) Each of the parties acknowledges that any amounts payable by the Company pursuant to this Section 8.03, including the Company Termination Fee or the Parent Termination Fee, does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as applicable, for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.
ARTICLE IX

GENERAL PROVISIONS
SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time; provided, however, that this Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 9.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service or by email transmission (provided, no “bounce back” or similar message of non-delivery is received with respect thereto) to the respective parties at the following coordinates (or at such other coordinates for a party as shall be specified in a notice given in accordance with this Section 9.02):
(a)	if to Parent or Merger Sub:

Boston Scientific Corporation 300 Boston Scientific Way Marlborough, Massachusetts 01752 Attention: **** Email: ****

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP 200 Clarendon Street Boston, Massachusetts 02116 Attention: Julie Scallen; Ian Nussbaum Email: Julie.Scallen@lw.com; Ian.Nussbaum@lw.com

(b)	if to the Company:

Silk Road Medical, Inc. 1213 Innsbruck Dr. Sunnyvale, CA 94089 Attention: **** Email: ****

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati P.C. One Market Plaza, Spear Tower, Suite 3300 San Francisco, CA 94105 Attn: Robert Ishii; Remi Korenblit Email: rishii@wsgr.com; rkorenblit@wsgr.com
SECTION 9.03 Certain Definitions.
(a) For purposes of this Agreement:
“Acceptable Confidentiality Agreement” means an executed confidentiality agreement that (a) does not contain any provision prohibiting or otherwise restricting the Company from complying with its obligations under this Agreement and (b) contains confidentiality and use provisions that are no more favorable in the aggregate to the counterparty than those contained in the Confidentiality Agreement (it being understood that such agreement need not include any “standstill” or similar restriction); provided, an “Acceptable Confidentiality Agreement” shall not include any provision (i) granting any exclusive right to negotiate with such counterparty, or (ii) requiring the Company or the Company Subsidiaries (or any of their respective Representatives) to pay or reimburse the counterparty’s fees, costs or expenses.
“Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, confidentiality agreement, option or other similar agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with the terms of Section 6.03) regarding, that is intended to result in, or would reasonably be expected to lead to, any Acquisition Proposal.

“Affiliate” of a specified person means any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person. Until the consummation of the Merger, the Company shall not be deemed for any purposes of this Agreement to be an Affiliate of Parent or any of Parent’s Affiliates.
“Anti-Corruption Laws” means Laws relating to bribery, corruption or money laundering, including the FCPA, the UK Bribery Act of 2010, as amended, or any successor statute, rules or regulations thereto and the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions.
“Antitrust Laws” means all antitrust, competition or trade regulation Laws or Laws (including the HSR Act) that are otherwise designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade or lessening of competition.
“Business Data” means all business information and all Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons) that is collected by or on behalf of the Company or any Company Subsidiary.
“Business Day” means any day (other than Saturday or Sunday) on which commercial banks banking in the County of New York, New York or the County of Santa Clara, California, are not required or permitted by Law to close.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136), as amended.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company ESPP” means the Company’s 2019 Employee Stock Purchase Plan, as amended.
“Company Group” means the Company and each Company Subsidiary.
“Company Intellectual Property” means the Owned Intellectual Property and the Licensed Intellectual Property.
“Company IP Agreements” means (a) all Contracts granting rights or establishing obligations under Intellectual Property to which the Company or a Company Subsidiary is a party or beneficiary or by which the Company or a Company Subsidiary, or any of their properties or assets, may be bound presently or in the future, including all Contracts pursuant to which (i) the Company or a Company Subsidiary licenses, permits or agrees to license or permit any other person to use, enforce or register any Intellectual Property and (ii) any person licenses, permits or agrees to license or permit the Company or a Company Subsidiary to use, enforce or register any Intellectual Property and (b) consents, settlements, waivers, releases, covenants, options, Orders, injunctions or rulings governing the use, validity or enforceability of any Company Intellectual Property.
“Company Material Adverse Effect” means any event, change, occurrence or effect that, individually or in the aggregate with any other event, change, occurrence or effect, has had, or would reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise) or results of operations of the Company Group, taken as a whole; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been a Company Material Adverse Effect: (i) a change in general economic, political, regulatory, business, financial, credit or capital market conditions, or any changes therein, including interest or exchange rates or fluctuations in the value of any currency, (ii) changes generally affecting the industries in which the Company operates; (iii) any change after the date hereof in applicable Laws, requirements or GAAP (or the interpretation or enforcement thereof, in each case, by a Governmental Authority), (iv) any disease outbreak, epidemic or pandemic (including the SARS CoV-2 or COVID-19 virus) and any evolutions or mutations thereof or quarantine restrictions, weather conditions or other natural disasters or the worsening of any of the foregoing, (v) any change in global or national political conditions (including the outbreak or escalation of or acts of armed hostility or terrorism or escalation or worsening of war (whether or not declared) or military action or operation), sabotage, civil unrest, civil disobedience, cyberattack, national or international calamity or other force majeure events, (vi) the announcement or execution of this Agreement, or the pendency or consummation of the Transactions, or the identity of Parent as the buyer, including the impact thereof on relationships of the Company, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators (provided that the exceptions in this subclause (vi) shall not apply to any representations or warranties contained in Section 3.05 (or the condition in Section 7.02(a) as it relates to the representations or warranties contained in Section 3.05)), (vii) the taking of any action (or any action refrained from being taken) as expressly required by, this Agreement (other than the Company’s obligations under Section 5.01) or the taking of any action (or any action refrained from being taken) in accordance with the express written request of Parent, (viii) any failure to meet internal, published or third party estimates, projections, budgets, plans or forecasts of its bookings, revenues, earnings, earnings per share or other financial performance or results of operations for any period or changes in the price or trading volume of the Shares (provided that, except as otherwise provided in this definition, the underlying causes of such failure or decline may be considered in determining whether there is a Company Material Adverse Effect) or (ix) any Transaction Litigation; provided further that if the exceptions set forth in subclauses (i), (ii), (iii), (iv) or (v) of this proviso have a disproportionate impact on the Company Group, taken as a whole, compared to other similarly situated companies that operate in the industries in which the Company Group operates, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred solely to the extent of such disproportionate impact.
“Company Product” means the products and services currently being, or contemplated to be, developed, manufactured, marketed, sold or distributed by or on behalf of a member of the Company Group.
“Company Stock Plans” means the Silk Road Medical, Inc. 2019 Equity Incentive Plan and the Silk Road Medical, Inc. 2007 Stock Plan, in each case, as amended from time to time.
“Company Stockholders’ Meeting” means a duly convened meeting of the stockholders of the Company called to obtain the Company Stockholder Approval, or any valid adjournment or postponement thereof made in accordance with this Agreement.
“Company Subsidiary” means a Subsidiary of the Company.
“Contract” means any legally binding contract, subcontract, agreement, note, bond, mortgage, indenture, lease, sublease, license, sublicense, permit, franchise or other legally binding instrument, obligation, commitment or arrangement.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.
“Device Regulatory Laws” means the FDCA and all other Laws administered by the FDA or any similar Governmental Authority relating to the procurement, design, research, development, testing, studying, manufacturing, quality, licensing, production, processing, handling, packaging, labeling, storage, advertising, use, promotion, marketing, importation, exportation, sale, distribution, recordkeeping, or post-market reporting (including medical device reporting) of medical devices or components thereof, and any analogous applicable Laws of any applicable State, locality, or foreign or domestic jurisdiction.
“Employee” means any current or former officer or employee of the Company or any Company Subsidiary.
“Equity Interests” means any (a) shares or other equity interests or capital stock of any corporation, limited liability company, partnership, joint venture or other business association or entity, (b) options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued shares or other equity interests or capital stock of any corporation, limited liability company, partnership, joint venture or other business association or entity, (c) securities convertible into or exchangeable or exercisable for any such shares, capital stock or other equity interests, or (d) any other rights or instruments that are linked in any way to the price of the shares of capital stock of any other person or the value of all or any part of another person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any corporation or trade or business under common control with the Company as determined under Sections 414(b), (c), (m) or (o) of the Code.
“Excluded Contracts” means any Contract (i) concerning a license for Software and/or other Intellectual Property that is generally available to the public on commercially reasonable terms at a cost of not more than $250,000 in the aggregate; (ii) that is a standard non-disclosure or confidentiality arrangement entered into in the ordinary course of business; (iii) principally concerning a material transfer arrangement entered into in the ordinary course of business; (iv) that has expired on its terms or been terminated, and with respect to which only customary confidentiality, indemnification and like obligations survive; (v) concerning a non-exclusive license to service providers, suppliers or other contractors entered into in the ordinary course of business; or (vi) comprising a purchase order or associated terms and conditions entered into in the ordinary course of business that do not impose material obligations or restrictions on the Company or any of its Affiliates for which the underlying goods or services have been delivered or received.
“Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants to a party and its Affiliates) incurred (whether or not billed) at any time (whether before or after the date of this Agreement) by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“FDA” means the United States Food and Drug Administration, or any successor agency thereto.
“FDCA” means the Federal Food, Drug, and Cosmetic Act, at 21 U.S.C. §§ 301 et. Seq. and its implementing regulations and guidance.
“Foreign Investment Law” means any Laws that are designed to prohibit, restrict or regulate foreign investment.
“Fraud” means common law fraud as determined pursuant to the Laws of the State of Delaware.
“Good Clinical Practices” means the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials contained in 21 C.F.R. Parts 50, 54, 56 and 812.
“Healthcare Laws” means all foreign, federal, state, and local Laws relating to the regulation, provision or administration of, or billing or payment for, healthcare products or services, whether criminal or civil, including: (a) federal Laws relating to the Medicare and Medicaid programs and any other federal healthcare programs; (b) federal and state Laws relating to healthcare fraud and abuse, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the federal False Claims Act (31 U.S.C. §§ 3729 et. Seq.), the federal Stark Law (42 U.S.C. § 1395nn), the federal False Statements Statute (42 U.S.C. § 1320a-7b(a)), the Exclusion Requirements of Laws (42 U.S.C. § 1320a-7), the Beneficiary Inducement Statute (42 U.S.C. § 1320a-7a(a)(5)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a and § 1320a-7b), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et. Seq.) and all criminal Laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. §§ 286, 287, 1035, 1347, 1349 and the health care fraud criminal provisions under HIPAA; (c) the federal Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the regulations implemented thereunder and similar state Laws; (d) state Laws relating to Medicaid or any other state healthcare or health insurance programs; (e) federal or state Laws relating to billing or claims for reimbursement submitted to any government or third-party payor; (f) any other federal or state Laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision or marketing of healthcare items or services; (g) state Laws relating to insurance and risk-sharing products, services and arrangements; (h) the Device Regulatory Laws; and (i) Public Health Service Act (42 U.S.C. § 201 et. Seq.), including 42 U.S.C. §§ 290dd-3, 290ee-3, 42 C.F.R. Part 2; each of clauses (a) through (i) as amended from time to time; and all comparable foreign, federal, state and local Laws and the rules and regulations promulgated pursuant to all such Laws, each as amended from time to time; provided, however, that “Healthcare Laws” shall not include any Privacy Laws.

“Intellectual Property” means all intellectual property in any jurisdiction worldwide, including (a) trademarks, service marks, trade names, trade dress, slogans, logos, brand names, Internet domain names, social media accounts, geographical indications and corporate names, as well as any other identifiers indicating the business or source of goods or services (whether registered, arising under common law or statutory law, or otherwise) and general intangibles of a like nature, all registrations (and applications for registration) for the foregoing, and all goodwill connected with the use thereof and symbolized thereby; (b) patents and patent applications (including reissues, divisionals, provisionals, reexaminations, national phase applications, continuations and continuations-in-part, extensions and counterparts thereof), utility models, inventions and discoveries, statutory invention registrations, mask works, invention disclosures and industrial designs; (c) rights in any confidential or proprietary information, including trade secrets, know-how, methodologies, pricing information, confidential research, algorithms, models, processes, formulas, designs, technical data, technical databases, specifications, manufacturing, techniques, client lists and invention rights; (d) works of authorship, copyrights (including copyrights in Software), moral rights, design rights and database rights therein and thereto; (e) registrations, applications, renewals and extensions for any of the foregoing in clauses (a) through (d); (f) all rights in Software and technology; (g) claims and rights to sue and recover for past, present and future infringement, misappropriation, violation or breach of any of the foregoing; and (h) any and all other intellectual property rights.
“Knowledge of the Company” or “Company’s Knowledge” means, with reference to the Company, the actual knowledge, as of the date of this Agreement, of the individuals identified in Section 9.03(a) of the Company Disclosure Letter, in each case, including the knowledge that any such individuals would reasonably be expected to become aware of after inquiry of such individual’s direct reports.
“Leased Real Property” means any real property leased, subleased, licensed or otherwise used or occupied (whether as a tenant, subtenant, licensee, or other interest, respectively) by any member of the Company Group.
“Licensed Intellectual Property” means Intellectual Property that the Company or a Company Subsidiary is licensed or otherwise permitted to use pursuant to the Company IP Agreements (other than non-exclusive licenses granted under any Excluded Contract).
“Liens” means any and all security interests, pledges, claims, charges, options, puts, calls, preemptive purchase rights, easements, restrictions, rights of first refusal, licenses, hypothecation, mortgages, liens and any other encumbrances of any kind or nature whatsoever.
“Nasdaq” means the Nasdaq Global Select Market.
“Non-Employee Service Provider” means any current or former non-employee director, consultant, vendor or other independent contractor of the Company or any Company Subsidiary.
“Notified Body” means an entity licensed, authorized or approved by the applicable government agency, department or other authority to assess and certify the conformity of a medical device with the requirements of Regulation (EU) 2017/745 of the European Parliament and of the Council of 5 April 2017 on medical devices, amending Directive 2001/83/EC, Regulation (EC) No 178/2002 and Regulation (EC) No 1223/2009 and repealing Council Directives 90/385/EEC and 93/42/EEC concerning medical devices, as amended from time to time, and applicable harmonized standards.
“NYSE” means the New York Stock Exchange.
“Order” means, with respect to any person, any award, decision, injunction, judgment, stipulation, order, ruling, subpoena, writ, decree, consent decree or verdict entered, issued, made or rendered by any Governmental Authority of competent jurisdiction affecting such person or any of its properties.
“Owned Intellectual Property” means Intellectual Property owned or purported to be owned by, or under an obligation of assignment to, the Company or a Company Subsidiary, including the Intellectual Property set forth on Section 3.18(a) of the Company Disclosure Letter.
“Permitted Lien” means (a) statutory Liens for Taxes not yet due and payable or the amount or validity of which is being contested in good faith in appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business which would not constitute a default under any Company Lease or which are not yet due and payable or the amount or validity of which is being contested in good faith in appropriate proceedings and for which appropriate reserves have been made, (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Leased Real Property which are not violated in any material respect by the current occupancy, operation or use of any Leased Real Property by any member of the Company Group, (d) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable legal requirements or other social security, (e) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to but not adversely affecting current occupancy, operation or use of any Leased Real Property by any member of the Company Group in any material respect, (f) restrictions on the transfer of securities arising under federal and state securities laws, (g) any non-exclusive licenses to Intellectual Property granted in connection with customer sales of Company Products, (h) any statutory Liens caused by state statutes and/or principles of common law and specific agreements within some leases providing for landlord liens with respect to tenant’s personal property, fixtures and/or leasehold improvements at the subject premises which are not materially adverse to the current occupancy, operation or use of any Leased Real Property by any member of the Company Group, and (i) other Liens that do not materially impair or restrict the use or transfer of the applicable asset, right or property.
“person” means an individual, company, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Personal Information” means any data or information that constitutes “personal data,” “protected health information,” “personally identifiable information,” “personal information,” or any equivalent defined term under applicable Privacy Laws, including any such data or information (i) relating to an identified or reasonably identifiable individual natural person or household, or (ii) that, alone or in combination with other data or information, can be used to identify, directly or indirectly, an individual natural person or household, including, as applicable, a person’s name, physical address, telephone number, email address, financial account number or credit card number, government-issued or online identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, biometric and genetic information, gender, age or date of birth, treatment dates or other dates related to the person, educational or employment information, marital or other status, behavioral information or IP address.
“Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), whether written or unwritten and whether or not subject to ERISA, all bonus, stock option, stock purchase, restricted stock, restricted stock unit, phantom stock, stock appreciation right, incentive, deferred compensation, performance award, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance, change of control, retention or other contracts or agreements (i) to which the Company or any Company Subsidiary is a party, (ii) with respect to which the Company, any Company Subsidiary has any obligation or direct or indirect liability or (iii) which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any Employee or Non-Employee Service Provider or any beneficiary of any Employee or Non-Employee Service Provider.
“Privacy Laws” means all applicable laws that govern data privacy, data security, data breach notification, or the cross-border transfer of Personal information, marketing, or other Processing of Personal Information.
“Proxy Statement Clearance Date” means the earlier of (a) the date on which the Company is informed by the SEC, orally or in writing, that the Proxy Statement will not be reviewed by the SEC, including the first (1st) Business Day that is at least ten (10) calendar days after the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement, and (b) in the event that the Company receives comments from the SEC on the preliminary Proxy Statement, the first (1st) Business Day immediately following the date the SEC informs the Company, orally or in writing, that the SEC staff has no further comments on the preliminary Proxy Statement.

“Publicly Available Software” means (a) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free Software, open source Software, or pursuant to similar licensing and distribution models and (b) any Software that requires as a condition of use, modification, hosting, and/or distribution of such Software, or of other Software used or developed with, incorporated into, derived from, or distributed with such Software, that such Software or other Software (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be redistributed, hosted or otherwise made available at no or minimal charge; or (iv) be licensed, sold or otherwise made available on terms that (A) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of such Software or other Software or (B) grant the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of such Software or other Software.
“Registered” means registrations, recordations, filings, renewals and applications for any of the foregoing with, granted by or pending before a Governmental Authority or Internet domain name registrar.
“Representatives” of any person shall mean the officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such person or any of its Subsidiaries.
“Sanctioned Country” means any country or region that is (or the government of which is) or has been since January 1, 2021 the subject or target of a comprehensive embargo under Sanctions Laws (including, as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means any person that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (a) any person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (b) any person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (a) of this definition; or (c) any national of a Sanctioned Country.
“Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by the U.S. Department of the Treasury, OFAC or the U.S. Department of State), the United Kingdom of Great Britain, the European Union or the United Nations Security Council.
“Software” means (a) computer programs, software, systems and code, including software implementation of algorithms, models and methodologies, program interfaces, source-code and object-code; (b) technical databases and compilations, operating systems and specifications, data and database management code; (c) utilities, graphical user interfaces, menus, images, icons, forms, methods of processing; (d) documentation, including programmer notes, user manuals and training materials, relating to such computer programs; and (e) in each case of the foregoing clauses (a) through (d), all versions, updates, corrections, enhancements and modifications thereof.
“Subsidiary” or “Subsidiaries” of any person shall mean (a) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned by such person or by one or more other Subsidiaries of such person, (b) a partnership of which such person or one or more other Subsidiaries thereof is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such person or one or more other Subsidiaries thereof is the managing member and has the power to direct the policies, management and affairs of such company or (d) any other person (other than a corporation, partnership or limited liability company) in which such person or one or more other Subsidiaries of such person has at least a majority ownership and power to direct the policies, management and affairs thereof.
“Systems” means computer, information technology and data Processing systems, facilities and services used, controlled or held for use by any member of the Company Group, including all Software, hardware, firmware, servers, algorithms, telemetry, charging, communication protocols, hosting, applications, networks (including cloud-based), communications facilities, platforms and related equipment, systems and services, and all related documentation associated with each of the foregoing.

“Tax” or “Taxes” means any federal, state, local and non-U.S. taxes of any kind whatsoever, including income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, unclaimed property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated and other similar taxes and any other assessment, fee, duty, levy or charge, imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed with respect thereto, whether disputed or not.
“Tax Returns” means any returns, declarations, claims for refund, or information returns or statements, and reports relating to Taxes that are required to be filed with any Governmental Authority, including any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such return, declaration, claim for refund or information return or statement, as well as any schedule or attachment thereto and any amendment thereof.
“Transactions” means the Merger and the other transactions contemplated by this Agreement.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Law.
(b) The following terms have the meaning set forth in the Sections set forth below:
Defined Term	Location of Definition
Acquisition Proposal	§ 6.03(g)(i)
Action	§ 3.10
Adverse Recommendation Change	§ 6.03(d)
Affiliate Transaction	§ 3.24
Agreement	Preamble
Book-Entry Shares	§ 2.02(a)
Capitalization Date	§ 3.03(b)
Certificate of Merger	§ 1.03
Certificates	§ 2.02(a)
Closing	§ 1.02
Closing Date	§ 1.02
Company	Preamble
Company Board	Recitals
Company Board Recommendation	§ 3.25(a)
Company Bylaws	§ 1.05
Company Charter	§ 1.05
Company Common Stock	§ 3.03(a)
Company Disclosure Letter	Article III
Company Leases	§ 3.13(b)
Company Permits	§ 3.06
Company Option	§ 2.04(a)
Company PSU	§ 2.04(d)
Company RSU	§ 2.04(c)
Company Stockholder Approval	§ 3.25(b)
Company Termination Fee	§ 8.03(b)(i)
Confidentiality Agreement	§ 6.02(b)
Continuing Employee	§ 6.05(a)
Data Protection Requirements	§ 3.19(a)
Debt Payoff Letter	§ 6.18
DGCL	Recitals
Dissenting Shares	§ 2.06
Effective Time	§ 1.03

Enforceability Exceptions	§ 3.04
Environmental Laws	§ 3.17(b)
Exchange Act	§ 3.05(b)
Excluded Shares	§ 2.01(a)
FDA Application Integrity Policy	§ 3.21(g)
GAAP	§ 3.08(b)
Governmental Authority	§ 3.05(b)
Hazardous Materials	§ 3.17(c)
HIPAA	§ 3.19(a)
HSR Act	§ 3.05
Indemnified Parties	§ 6.04(a)
Intervening Event	§ 6.03(g)(ii)
IRS	§ 3.11(a)
Latest Balance Sheet	§ 3.08(f)
Law	§ 3.05(a)(ii)
Material Contracts	§ 3.15(a)
Merger	Recitals
Merger Consideration	§ 2.01(a)
Merger Sub	Preamble
Outside Date	§ 8.01(b)
Outstanding Equity Awards	§ 2.04(a)
Parent	Preamble
Parent Board	Recitals
party	Preamble
Paying Agent	§ 2.02(a)
Paying Agent Agreement	§ 2.02(a)
Payment Fund	§ 2.02(a)
Pre-Closing Period	§ 5.01(a)
Preferred Stock	§ 3.03(a)
Proxy Statement	§ 6.01(a)
Sarbanes-Oxley Act	§ 3.08(a)
SEC	Article III
SEC Reports	§ 3.08(a)
Securities Act	§ 3.08(a)
Shares	§ 2.01(a)
Superior Proposal	§ 6.03(g)(iii)
Surviving Corporation	§ 1.01
Termination Date	§ 8.01
Trade Control Laws	§ 3.20(d)
SECTION 9.04 Interpretation and Rules of Construction. When a reference is made in this Agreement to a Schedule, an Article or a Section, such reference shall be to a Schedule, an Article or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Documents, materials and information are deemed to have been “made available” to (i) Parent if such documents, materials or information were available for review by Parent or its Representatives through the electronic data room hosted by Datasite prior to the execution of this Agreement and (ii) the Company if such documents, materials or information were delivered electronically to the Company or its Representatives by Parent or its Representatives in connection with the Transactions or, in either case, disclosed in an SEC Report filed and publicly available at least two (2) Business Days prior to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Notwithstanding anything to the contrary set forth herein, exhibits and schedules referred to herein are “facts ascertainable” (as such term is used in Section 251(b) of the DGCL) and, for purposes of the Laws of the State of Delaware, including Section 251 of the DGCL, are not a part of, and do not form, this Agreement.
SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
SECTION 9.06 Disclaimer of Other Representations and Warranties. Parent, Merger Sub and the Company each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III (including and as qualified by the Company Disclosure Letter), with respect to the Company, and Article IV, with respect to Parent, which representations and warranties by the Company, Parent and Merger Sub constitute the sole and exclusive representations and warranties of the Company, Parent and Merger Sub in connection with this Agreement or the Transactions, (a) no party makes, no party has made, and no party is relying on or has relied on, any representations or warranties relating to itself or its businesses or otherwise in connection with this Agreement or the Transactions, (b) no person has been authorized by any party to make any representation or warranty relating to such party or its businesses or otherwise in connection with this Agreement or the Transactions and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its Representatives, whether received prior to or after the date of this Agreement, are not and shall not be deemed to be or to include representations or warranties (unless such material or information is the subject of any representation or warranty set forth in this Agreement) and none of Parent or Merger Sub will have any claim against any member of the Company Group, or any of their respective Affiliates, shareholders or Representatives, or any other person with respect thereto.
SECTION 9.07 Entire Agreement. Subject to the last sentence of Section 9.04, this Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.
SECTION 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent without consent so long as Parent continues to remain liable for all of such obligations as if no such assignment had occurred. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
SECTION 9.09 Parties in Interest. Other than the provisions of Section 6.04 (which is for the benefit of the persons covered thereby and may be enforced by such persons), this Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that (i) if a court of competent jurisdiction has declined to grant specific performance in favor of the Company and has instead granted an award of damages, then, the Company may enforce such award on behalf of the holders of shares of Company Common Stock and Outstanding Equity Awards, and (ii) if Parent or Merger Sub breaches this Agreement, then, subject to Section 8.02(b) and Section 8.03(e), following the termination of this Agreement, the Company may seek damages on behalf of holders of shares of Company Common Stock and Outstanding Equity Awards, which, in each case, Parent acknowledges and agrees may include damages based on lost premium to the extent permitted by Delaware law. Nothing in the prior sentence, or elsewhere in this Agreement, shall be deemed to make any person, including any holder of shares of Company Common Stock, a third-party beneficiary of this Agreement.
SECTION 9.10 Remedies; Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, subject to Section 8.02(b) and Section 8.03(e)) to (a) seek an Order of specific performance to enforce the observance and performance of such covenant or obligation and (b) seek an injunction restraining such breach or threatened breach. Each party further agrees that no other party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each party agrees that it will use its reasonable best efforts to cooperate with the other parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to consummate the Closing or perform any covenant or other agreement under this Agreement the performance of which would be required to satisfy any condition set forth in Section 7.01.
SECTION 9.11 Governing Law.
(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another jurisdiction other than the State of Delaware to otherwise govern this Agreement.
(b) The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the United States District Court for the District of Delaware. Consistent with the preceding sentence, each of the parties hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 9.02; and (iii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.02 shall be deemed effective service of process on such party.
SECTION 9.12 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.
SECTION 9.13 Amendment. This Agreement may be amended by the parties by action taken by or on behalf of the Company Board or Parent Board, as applicable, at any time prior to the Effective Time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise require the approval of the stockholders of the Company under applicable Law without requisite stockholder approval of such amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.
SECTION 9.14 Waiver. At any time prior to the Effective Time, any party may (a) extend the time for the performance of any obligation or other act of any other party, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
SECTION 9.15 Company Disclosure Letter. The parties agree that any reference in a particular Section of the Company Disclosure Letter shall be deemed to be disclosed and incorporated by reference in each other Section of the Company Disclosure Letter to which such information reasonably relates as though fully set forth in such other Section to the extent the applicability and relevance of such information to such other Section is reasonably apparent on the face of such disclosure. Certain items and matters may be listed in the Company Disclosure Letter for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Company Disclosure Letter be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants contained in this Agreement. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty (a) shall not be deemed an admission that such item represents a material exception or material event, circumstance, change, effect, development or condition or that such item would constitute a Company Material Adverse Effect and (b) shall not be construed as an admission by the Company of any non-compliance with, or violation of, any third party rights (including any Intellectual Property rights) or any Law or Order of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under this Agreement. Without limiting the foregoing, no reference to or disclosure of a possible breach or violation of any Contract or agreement, Law or Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. All descriptions of any document included in the Company Disclosure Letter do not purport to be a complete statement of the material terms of such document and are qualified in their entirety by reference to such document, including any and all exhibits, annexes, addendums and other documents attached thereto and any amendments, supplements and other modifications thereto, in each case, to the extent made available to Parent.

SECTION 9.16 Counterparts. This Agreement may be executed and delivered (including by electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
BOSTON SCIENTIFIC CORPORATION

By	/s/ Michael F. Mahoney
	Name:	Michael F. Mahoney
	Title:	Chief Executive Officer

SEMINOLE MERGER SUB, INC.

By	/s/ Michael F. Mahoney
	Name:	Michael F. Mahoney
	Title:	President
[Signature Page to Agreement and Plan of Merger]

SILK ROAD MEDICAL, INC.

By	/s/ Chas McKhann
	Name:	Chas McKhann
	Title:	Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SILK ROAD MEDICAL, INC.
1.	The name of the corporation is: Silk Road Medical, Inc. (the “Corporation”).
2.
The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE, county of New Castle, 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

3.
The nature of the business or purposes to be conducted or promoted is: management services and any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

4.
The total number of shares of all classes of stock which the Corporation shall have authority to issue is: One Hundred (100); all of such shares shall be shares of common stock, par value $0.001 per share.

5.	The Corporation is to have perpetual existence.
6.	In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized:
a.	To make, alter or repeal the by-laws of the Corporation (the “By-Laws”).
b.	To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
c.	To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.
d.
By a majority of the whole board of directors, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-Laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending this Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

e.
When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

7.	Elections of directors need not be by written ballot unless the By-Laws shall so provide.
a.
Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws.

b.
Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

8.
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

9.	Indemnification; Limitation of Liability.
a.	The Corporation shall indemnify (and advance expenses to) its officers and directors to the full extent permitted by the DGCL, as amended from time to time.
b.
To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

c.
No amendment to or repeal of this provision, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Section 10, shall apply to or have any effect on (i) the liability or alleged liability of any director of the Corporation or (ii) the indemnification and advancement rights of any director or officer, in each case, for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the DGCL is amended to permit further elimination or limitation of the personal liability of directors or to permit greater indemnification or advancement rights of directors and officers, then the directors and officers of the Corporation shall be protected from liability (whether through exculpation, indemnification or advancement rights) the fullest extent permitted by the DGCL as so amended.

ANNEX B

June 17, 2024
The Board of Directors
Silk Road Medical, Inc.
1213 Innsbruck Dr.,
Sunnyvale, CA 94089
Members of the Board of Directors:
We understand that Silk Road Medical, Inc. (“Silk Road”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among Silk Road, Boston Scientific Corporation (“BSC”) and Seminole Merger Sub, Inc., a wholly owned subsidiary of BSC (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Silk Road (the “Merger”) and each outstanding share of the common stock, par value $0.001 per share, of Silk Road (“Silk Road Common Stock”), other than (i) shares of Silk Road Common Stock held in the treasury of Silk Road or owned by any wholly owned subsidiary of Silk Road, (ii) shares of Silk Road Common Stock owned by BSC or any wholly owned subsidiary of BSC or (iii) Dissenting Shares (as defined in the Agreement, and together with the shares referenced in clauses (i) and (ii), the “Excluded Shares”), will be converted into the right to receive $27.50 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Silk Road Common Stock (other than holders of Excluded Shares) of the Consideration to be received by such holders in the Merger.
In connection with this opinion, we have, among other things:
(i)	reviewed certain publicly available business and financial information relating to Silk Road;
(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Silk Road furnished to or discussed with us by the management of Silk Road, including certain financial forecasts relating to Silk Road prepared by the management of Silk Road (such forecasts, “Silk Road Forecasts”);

(iii)
reviewed and discussed with members of senior management of Silk Road their assessments as to the product candidates of Silk Road, including the likelihood of technical, clinical and regulatory success of such product and product candidates;

(iv)
reviewed and discussed with members of senior management of Silk Road estimates of the amount and utilization of certain net operating losses, research tax credits and other tax attributes of Silk Road prepared by the management of Silk Road (the “Tax Attributes”);

(v)	discussed the past and current business, operations, financial condition and prospects of Silk Road with members of senior management of Silk Road;
(vi)	reviewed the trading history for Silk Road Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;
(vii)	compared certain financial and stock market information of Silk Road with similar information of other companies we deemed relevant;
(viii)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;
(ix)	considered the results of our efforts on behalf of Silk Road to solicit, at the direction of Silk Road, indications of interest from third parties with respect to a possible acquisition of Silk Road;

(x)	reviewed an execution version, provided to us on June 17, 2024, of the Agreement; and
(xi)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Silk Road that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Silk Road Forecasts, we have been advised by Silk Road, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Silk Road as to the future financial performance of Silk Road. We have relied, at the direction of Silk Road, on the assessments of the management of Silk Road as to the ability of Silk Road to utilize the Tax Attributes and have been advised by Silk Road, and have assumed, at the direction of Silk Road, that such Tax Attributes will be utilized in the amounts and at the times projected. We have relied, at the direction of Silk Road, on the assessments as to the product and product candidates of Silk Road, including the likelihood of technical, clinical and regulatory success of such product and product candidates. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Silk Road or any other entity, nor have we made any physical inspection of the properties or assets of Silk Road. We have not evaluated the solvency or fair value of Silk Road, BSC or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Silk Road, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Silk Road, BSC, or any other entity or the Merger (including the contemplated benefits thereof). We also have assumed, at the direction of Silk Road, that the final executed Agreement will not differ in any material respect from the execution version of the Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transaction or any terms, aspects, or implications of any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Silk Road Common Stock (other than holders of Excluded Shares) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Silk Road or in which Silk Road might engage or as to the underlying business decision of Silk Road to proceed with or effect the Merger. In addition, we are not expressing any view or opinion with respect to, and have relied, with the consent of Silk Road, upon the assessments of representatives of Silk Road regarding legal, regulatory, accounting, tax and similar matters relating to Silk Road or any other entity or the Merger (including the contemplated benefits thereof) as to which matters we understand that Silk Road obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.
We have acted as financial advisor to Silk Road in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, Silk Road has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Silk Road, BSC and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Silk Road and have received or in the future may receive compensation for the rendering of these services, including having acted as joint bookrunning manager and/or underwriter for a certain equity offering of Silk Road.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to BSC and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as manager and/or underwriter for certain debt offerings of BSC and/or its subsidiaries, (ii) having acted or acting as joint lead arranger and/or lender under certain letters of credit and credit and leasing facilities for BSC, (iii) having provided or providing certain treasury management services and products to BSC and (iv) having provided or providing certain derivatives and foreign exchange trading services to BSC.
It is understood that this letter is for the benefit and use of the Board of Directors of Silk Road (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Silk Road, BSC or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Silk Road Common Stock (other than holders of Excluded Shares) is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ BofA Securities, Inc.

BOFA SECURITIES, INC.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 p.m. Pacific Time on the day before the cut-off date or meeting date for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SILK24SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 p.m. Pacific Time on the day before the cut-off date or meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V54486-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SILK ROAD MEDICAL, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the Special Meeting. This proxy card, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The merger proxy is available at www.proxyvote.com

V54487-TBD

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SILK ROAD MEDICAL, INC.
Proxy is being Solicited on behalf of the Board of Directors
Special Meeting of Stockholders
[ ], 2024 at [ ], Pacific Time

The stockholder(s) hereby appoint(s) Charles McKhann, Lucas W. Buchanan and Kevin M. Klemz, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Silk Road Medical, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ] Pacific Time on [ ], 2024, at www.virtualshareholdermeeting.com/SILK24SM, and any adjournment or postponement thereof (the "Special Meeting").

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS.

Continued and to be signed on reverse side